    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2003


                                                     REGISTRATION NO. 333-106639

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                 BARNEY'S, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEW YORK                          5621                         13-4942980
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)         Identification No.)

                                575 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-8700
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               MARC H. PERLOWITZ
                                 BARNEY'S, INC.
                                575 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-8700
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             ---------------------
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                             ---------------------
                                   COPIES TO:
                              DAVID P. STONE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                           PRIMARY
                                      STATE OR OTHER       STANDARD                           ADDRESS, INCLUDING ZIP CODE AND
                                     JURISDICTION OF      INDUSTRIAL                            TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT             INCORPORATION OR   CLASSIFICATION    I.R.S. EMPLOYER       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER            ORGANIZATION      CODE NUMBER     IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICES
---------------------------          ----------------   --------------   ------------------   -------------------------------
Barneys New York, Inc. ............    Delaware               5621           13-4040818             575 Fifth Avenue
                                                                                                New York, New York 10017
                                                                                                     (212) 450-8700
Barneys America, Inc. .............    Delaware               5621           13-3471324             575 Fifth Avenue
                                                                                                New York, New York 10017
                                                                                                     (212) 450-8700
Barneys America (Chicago) Lease        Delaware               5621           11-3470130             575 Fifth Avenue
  Corp. ...........................                                                             New York, New York 10017
                                                                                                     (212) 450-8700
BNY Licensing Corp. ...............    Delaware               5621           22-3024177             575 Fifth Avenue
                                                                                                New York, New York 10017
                                                                                                     (212) 450-8700
Barneys (CA) Lease Corp. ..........    Delaware               5621           13-4040812             575 Fifth Avenue
                                                                                                New York, New York 10017
                                                                                                     (212) 450-8700
Barneys (NY) Lease Corp. ..........    Delaware               5621           13-4040814             575 Fifth Avenue
                                                                                                New York, New York 10017
                                                                                                     (212) 450-8700
Basco All-American Sportswear          New York               5621           13-3040431             575 Fifth Avenue
  Corp. ...........................                                                             New York, New York 10017
                                                                                                     (212) 450-8700

     The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

                               MARC H. PERLOWITZ
                                 BARNEY'S, INC.
                                575 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-8700

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 25, 2003


PROSPECTUS


                                 BARNEY'S, INC.



                       OFFER TO EXCHANGE ALL OUTSTANDING

               $106,000,000 9.000% SENIOR SECURED NOTES DUE 2008

                                      FOR

               $106,000,000 9.000% SENIOR SECURED NOTES DUE 2008
                  REGISTERED UNDER THE SECURITIES ACT OF 1933


     We are offering to exchange our outstanding notes described above for the new, registered notes described above. In this prospectus we refer to the outstanding notes as the "old notes" and our new notes as the "registered notes," and we refer to the old notes and the registered notes, together, as the "notes." The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except for transfer restrictions, registrations rights and additional interest payment provisions relating only to the old notes. We do not intend to apply to have any notes listed on any securities exchange or automated quotation system and there may be no active trading market for them.


MATERIAL TERMS OF THE EXCHANGE OFFER


     - The exchange offer expires at 12:00 midnight, New York City time, on the
       night of September   -  , 2003, unless extended. Whether or not the
       exchange offer is extended, the time at which it ultimately expires is referred to in this prospectus as the time of expiration. In no event will the exchange offer be extended past September 30, 2003.



     - The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree of any court or governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect.


     - All old notes that are validly tendered and not validly withdrawn will be exchanged.


     - Tenders of old notes in the exchange offer may be withdrawn at any time prior to the time of expiration.


     - We will not receive any cash proceeds from the exchange offer.


     Registered notes issued in the exchange offer to our affiliates, to broker-dealers that acquired the old notes tendered in exchange for registered notes directly from us or to persons engaged in a distribution of registered notes may not be resold by any of those persons unless either those registered notes have been registered for resale under the Securities Act and a "resale" prospectus meeting the requirements of the Securities Act is delivered, or those registered notes are resold in compliance with an applicable exemption from the registration requirements of the Securities Act.



     Any broker-dealer that acquired old notes as a result of market-making or other trading activities and receives registered notes for its own account in exchange for those old notes must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for that purpose. We have agreed that, for a period of 180 days after the time of expiration, we will make this prospectus available to any broker-dealer for use in connection with any resales by that broker-dealer. See "Plan of Distribution."



     CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the exchange offer. That registration statement includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. That information is available from us without charge to holders of the old notes.



     Barneys New York, Inc. owns all of the outstanding shares of capital stock of Barney's, Inc. and is a guarantor of the notes. Barneys New York, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the SEC. You may read and copy the registration statement and the information that Barneys New York, Inc. files with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, Barneys New York, Inc. is required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants like Barneys New York, Inc. file electronically with the SEC. You may request a copy of any of the filings of Barneys New York, Inc. with the SEC, or any of the agreements or other documents that are exhibits to those filings, at no cost, by writing us at Barney's, Inc., 575 Fifth Avenue, New York, New York 10017, Attention:
Corporate Secretary, or by telephoning us at 212-450-8700.


     In addition, we will provide you without charge information relating to original issue discount on the notes for United States federal income tax purposes. You may request this information by writing us at Barney's, Inc., 575 Fifth Avenue, New York, New York 10017, Attention: Corporate Secretary.


     IN ORDER TO OBTAIN DELIVERY OF ANY FILINGS OR OTHER DOCUMENTS FROM US ON A TIMELY BASIS AND BEFORE YOU MAKE AN INVESTMENT DECISION WITH RESPECT TO THE EXCHANGE OFFER, YOU MUST DELIVER YOUR REQUEST SO THAT WE RECEIVE IT NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MAKE YOUR INVESTMENT DECISION AND, IN ANY EVENT, NO LATER THAN FIVE BUSINESS DAYS BEFORE THE TIME OF EXPIRATION.



                       GUARANTEES OF THE REGISTERED NOTES



     The registered notes will be fully and unconditionally guaranteed on a joint and several senior secured basis by Barneys New York, Inc., Barneys America, Inc., Barneys America (Chicago) Lease Corp., BNY Licensing Corp., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., and Basco All-American Sportswear Corp.

                               PROSPECTUS SUMMARY


     The following summary does not contain all of the information that may be important to you. Before deciding to participate in the exchange offer, you should carefully read this entire prospectus. Unless otherwise expressly stated in this prospectus or the context otherwise requires, all references in this prospectus to (i) "Holdings" refer to Barneys New York, Inc., a Delaware corporation and the sole shareholder of Barney's, Inc., a New York corporation and the issuer of the notes, and (ii) "Barneys," "we," "us," "our," "our company" or "the company" refer to Holdings and its direct and indirect subsidiaries, including Barney's, Inc. and its subsidiaries.


                                  THE COMPANY


     We are a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. We provide our customers with a wide variety of merchandise across a broad range of prices, including a diverse selection of Barneys label merchandise. Our preferred arrangements with established and emerging designers, combined with our creative merchandising, store designs and displays, advertising campaigns, publicity events and emphasis on customer service, have positioned us as a pre-eminent retailer of men's and women's fashion, cosmetics, jewelry and home furnishings. Our business strengths include the following:



           - strong designer relationships;



           - Barneys label merchandise;



           - strong brand image;



           - relationship-driven customer service;



           - prime store locations; and



           - a proven management team.



Our business strategy is focused on increasing comparable store sales, reducing operating expenses and selectively expanding our store base. For additional information about our company and its business strengths and strategy, see "Business."


     Our principal executive offices are located at 575 Fifth Avenue, New York, New York 10017. Our telephone number is (212) 450-8700.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     On April 1, 2003, Barney's, Inc. issued $106.0 million aggregate principal amount at maturity of its 9.000% senior secured notes due 2008, in a transaction exempt from registration under the Securities Act of 1933. We refer to the issuance of the old notes in this prospectus as the "original issuance."


     At the time of the original issuance, we entered into an agreement in which we agreed to register new notes, with substantially the same form and terms as the old notes, and to offer to exchange the registered notes for the old notes. This agreement is referred to in this prospectus as the "registration rights agreement."



     You are entitled to exchange your old notes for registered notes. If (but only if) you satisfy the conditions set forth below under "-- Resales of the Registered Notes" we believe that the registered notes to be issued to you in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussions under the headings "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.



Registration Rights
Agreement.....................   Under the registration rights agreement, we are
                                 obligated to offer to exchange the old notes for registered notes with terms identical in all material respects to the old notes. The exchange offer is intended to satisfy that obligation. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

                                 The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act. See "The Exchange Offer -- Procedures for Tendering."

The Exchange Offer............   Barney's, Inc. is offering to exchange $1,000
                                 principal amount at maturity of its 9.000% senior secured notes due 2008, which have been registered under the Securities Act, for each $1,000 principal amount at maturity of its unregistered 9.000% senior secured notes due
                                 2008 that were issued in the original issuance.


                                 In order to be exchanged, an old note must be validly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be accepted and exchanged.


                                 As of this date, there are $106.0 million aggregate principal amount at maturity of notes outstanding.


                                 We will issue the registered notes promptly after the time of expiration.



Resales of the Registered
Notes.........................   Except as described below, we believe that the
                                 registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration provisions of the Securities Act if (but only if) you meet the following conditions:



                                 (1) you are not our affiliate, as that term is
                                     defined in Rule 405 under the Securities
                                     Act;



                                 (2) if you are a broker-dealer, you acquired
                                     the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from us and you comply with the prospectus delivery requirements of the Securities Act;



                                 (3) the registered notes are acquired by you in
                                     the ordinary course of your business;



                                 (4) you are not engaging in and do not intend
                                     to engage in a distribution of the
                                     registered notes; and



                                 (5) you do not have an arrangement or
                                     understanding with any person to
                                     participate in the distribution of the
                                     registered notes.


                                 Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

                                 If you do not meet the above conditions, you may not sell, transfer or otherwise dispose of any registered notes unless (i) they have been registered for resale by you under the Securities Act and you deliver a "resale" prospectus meeting the requirements of the Securities Act or (ii) you sell, transfer or otherwise dispose of the registered notes in accordance with an applicable exemption from the registration requirements of the Securities Act.



                                 Any broker-dealer that acquired old notes as a result of market-making activities or other trading activities, and receives registered notes for its own account in exchange for those old notes, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See "Plan of Distribution." A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer those registered notes for a period of 180 days after the time of expiration.



Expiration Date...............   The exchange offer will expire at the time of
                                 expiration, which is 12:00 midnight, New York
                                 City time, on the night of September   -  ,
                                 2003, unless we decide to extend the exchange offer. We will not extend the exchange offer past September 30, 2003.



Conditions to the Exchange
Offer.........................   The only conditions to completing the exchange
                                 offer are that the exchange offer not violate any applicable law, regulation or applicable interpretation of the staff of the SEC and that no injunction, order or decree of any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect. See "The Exchange
                                 Offer -- Conditions."


Procedures for Tendering Old
Notes Held in the Form of
Book-Entry Interests..........   The old notes were issued as global notes in
                                 fully registered form without interest coupons.
                                 Beneficial interests in the old notes, held by direct or indirect participants in The
                                 Depository Trust Company, or DTC, are shown on, and transfers of those interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

                                 If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date of the exchange offer either:


                                 - a written or facsimile copy of a properly
                                   completed and duly executed letter of
                                   transmittal for your notes, including all other documents required by the letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or


                                 - a computer-generated message transmitted by
                                   means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal for your notes.

                                 The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                                 - a timely confirmation of book-entry transfer
                                   of your old notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer -- Book-Entry Transfer;" or

                                 - the documents necessary for compliance with
                                   the guaranteed delivery procedures described below.

                                 A letter of transmittal for your notes
                                 accompanies this prospectus. By executing the letter of transmittal for your notes or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                 - you are not an affiliate of ours;


                                 - you are not a broker-dealer that acquired the
                                   old notes that you are sending to us directly from us;


                                 - the registered notes to be acquired by you in
                                   the exchange offer are being acquired by you in the ordinary course of your business;

                                 - you are not engaging in and do not intend to
                                   engage in a distribution of the registered notes; and

                                 - you do not have an arrangement or
                                   understanding with any person to participate in the distribution of the registered notes.

Procedures for Tendering
Certificated Old Notes........   If you are a holder of book-entry interests in
                                 the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts at maturity to your book-entry interests. See "Description of the Registered Notes -- Forms of Registered
                                 Notes." If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Procedures for Tendering --
                                 Certificated Old Notes."

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of old notes
                                 and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for your notes and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for
                                 Tendering -- Procedures Applicable to All
                                 Holders."

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes in the
                                 exchange offer and:

                                 (1) they are not immediately available;

                                 (2) time will not permit your old notes or
                                     other required documents to reach the
                                     exchange agent before the expiration of the exchange offer; or

                                 (3) you cannot complete the procedure for
                                     book-entry transfer on a timely basis,

                                 you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery Procedures."


Acceptance of Old Notes and
Delivery of Registered
Notes.........................   Except under the circumstances described above
                                 under "Conditions to the Exchange Offer," we will accept for exchange any and all old notes which are properly tendered prior to the time of expiration. The registered notes to be issued to you in exchange offer will be delivered promptly following the time of expiration. See "The Exchange Offer -- Terms of the Exchange Offer."



Withdrawal....................   You may withdraw the tender of your old notes
                                 at any time prior to the time of expiration. We will return to you any old notes not accepted for exchange for any reason without expense to you promptly after withdrawal, rejection of tender or termination of the exchange offer.


Exchange Agent................   Wilmington Trust Company is serving as the
                                 exchange agent in connection with the exchange offer.

Consequences of Failure to
Exchange......................   If you do not participate in the exchange offer
                                 for your old notes, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See
                                 "The Exchange Offer -- Consequences of Failure to Exchange."


United States Federal Income
Tax Consequences of the
Exchange Offer................   The exchange of old notes for registered notes
                                 will not be a taxable event for United States federal income tax purposes. See "United States
                                 Federal Income Tax Consequences of the Exchange
                                 Offer."

                  SUMMARY OF THE TERMS OF THE REGISTERED NOTES

Issuer........................   Barney's, Inc.


Notes Offered.................   $106.0 million aggregate principal amount at
                                 maturity of 9.000% senior secured notes due
                                 2008 registered under the Securities Act.


Issue Price...................   The old notes were issued at an issue price of
                                 $831.6093 per note. Each registered note will have a principal amount at maturity of $1,000.

Maturity Date.................   April 1, 2008.


Interest Rate and Payment
Dates.........................   We will pay interest on the aggregate principal
                                 amount at maturity of the registered notes, at a rate equal to 9.000% per year. Interest on the registered notes will be payable semi-annually in cash in arrears on April 1, and October 1, of each year, beginning on October 1, 2003.


Original Issue Discount.......   The old notes were issued at a discount from
                                 their stated principal amount. As a result, and by reason of the application of Treasury
                                 Regulations governing the treatment of debt instruments that provide for one or more contingent payments, the discount and all stated interest on the old notes were treated as original issue discount for United States federal income tax purposes. Original issue discount on the old notes that are exchanged in the exchange offer for registered notes will carry over to the registered notes. Original issue discount generally is required to be included in the gross income of a U.S. holder for United States federal income tax purposes in advance of the receipt of the cash payments to which that income is attributable.

Accreted Value................   The accreted value of the notes will differ
                                 from the issue price and the adjusted issue price of the notes for purposes of determining the amount of original issue discount on the notes for United States federal income tax purposes.


Guarantees....................   The registered notes will be fully and
                                 unconditionally guaranteed on a joint and several, senior secured basis by Holdings, Barneys America, Inc., Barneys America
                                 (Chicago) Lease Corp., BNY Licensing Corp.,
                                 Barneys (CA) Lease Corp., Barneys (NY) Lease
                                 Corp., and Basco All-American Sportswear Corp.
                                 The registered notes will also be guaranteed by some of our future domestic subsidiaries.



Ranking.......................   The registered notes will be senior secured
                                 obligations. Except as otherwise affected by the security interests referred to below, they will therefore rank equally in right of payment with all of our existing and future indebtedness other than any of our indebtedness that by its terms is expressly subordinated to the registered notes. At May 3, 2003, we had $105.8 million of total indebtedness outstanding (including the indebtedness evidenced by the old notes and net of approximately $17.6 million of unamortized debt discount), all of which would rank equally in right of payment with the registered notes. All of this total indebtedness, consisting of indebtedness outstanding under our restated credit facility and indebtedness evidenced by the old notes, was secured. The guarantees will be senior secured obligations of the guarantors.
                                 Except as otherwise affected by the security interests referred to below, they will therefore rank equally in right of payment with all of the guarantors' existing and future indebtedness other than any of the guarantors' indebtedness that by its terms is expressly subordinated to the guarantees. Neither we nor any of the guarantors currently have any subordinated indebtedness outstanding. The only guarantee obligations which we or the guarantors currently have outstanding are the guarantors' obligations in respect of our restated credit facility and the old notes.



Security Interests............   Our restated credit facility and its related
                                 guarantees are secured by a first-priority lien on substantially all of our assets and substantially all of the assets of the guarantors of the registered notes, other than real property leaseholds. The registered notes and the related guarantees will be secured by a second-priority lien on the same assets as secure our credit facility. Pursuant to the indenture, the second-priority liens may not be enforced at any time when any obligation secured by a first-priority lien is outstanding, except in limited circumstances.
                                 The holders of the first-priority liens will receive all proceeds from any realization on the collateral until the obligations secured by the first-priority liens are paid in full and the commitments of the first-priority lienholders are terminated.


Optional Redemption...........   On or after April 1, 2006, we may, at our
                                 option, redeem some or all of the registered notes at a redemption price of 109.894% of accreted value, and on or after April 1, 2007, we may, at our option, redeem some or all of the registered notes at a redemption price of 100.00% of principal amount at maturity, in all cases plus accrued and unpaid interest. See
                                 "Description of the Registered Notes --
                                 Optional Redemption."


Equity Offering Optional
Redemption....................   Before April 1, 2005, we may utilize the
                                 proceeds of specified equity offerings to redeem, on one or more occasions, up to 35% of the aggregate principal amount at maturity of the notes issued under the indenture, at a redemption price equal to 113.192% of accreted value plus accrued and unpaid interest.



Change of Control Offer.......   If we experience specified changes of control,
                                 we must offer to repurchase the registered notes at 101% of their accreted value, plus accrued and unpaid interest, if any, to the date of repurchase.



Asset Sale Offers.............   If we do not reinvest the proceeds from
                                 specified sales of assets in our business or use the proceeds to repay debt, we must offer to repurchase the registered notes at 100% of their accreted value, plus accrued and unpaid interest, if any, to the date of repurchase.



Excess Cash Flow Offers.......   Within 120 days after the end of each of our
                                 fiscal years beginning with the fiscal year ending January 31, 2004, we must offer to repurchase a portion of the notes at 103% of their accreted value with 50% of our excess cash flow from the previous fiscal year, subject to the terms of our credit facilities.



Restrictive Covenants.........   We have issued the old notes, and will issue
                                 the registered notes, under an indenture with Wilmington Trust Company. The inden-ture contains covenants that, among other things, limit our ability to:



                                 - incur additional indebtedness or issue
                                   capital stock having a maturity or redemption date on or prior to 91 days after the scheduled maturity date of the notes;


                                 - pay dividends or make other restricted
                                   payments;


                                 - issue capital stock of some of our
                                   subsidiaries;


                                 - enter into transactions with affiliates;

                                 - create or incur liens;


                                 - transfer or sell some of our assets;



                                 - incur dividend or other payment restrictions
                                   affecting some of our subsidiaries;


                                 - make capital expenditures; and

                                 - consummate a merger, consolidation or sale of
                                   all or substantially all of our assets.

                                 These covenants are subject to a number of important exceptions described below in "Description of the Registered Notes -- Certain Covenants."

Use of Proceeds...............   We will not receive any cash proceeds upon the
                                 completion of the exchange offer. We used the net proceeds of the offering of the old notes to repay a substantial portion of our then outstanding indebtedness and to pay a portion of our deferred lease obligations.


Form of Registered Notes......   The registered notes to be issued in the
                                 exchange offer will be represented by one or more global notes deposited with the trustee for the securities for the benefit of DTC. You will not receive registered notes in certificated form unless one of the events set forth below under the heading "Description of the Registered Notes -- Forms of Registered
                                 Notes" occurs. Instead, beneficial interests in the registered notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.



Risk Factors..................   You should refer to the section below entitled
                                 "Risk Factors" for an explanation of the material risks of participating in the exchange offer and investing in the registered notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The summary consolidated financial data set forth below for each of the three fiscal years in the period ended February 1, 2003 are derived from our financial statements for those fiscal years, as audited by Ernst & Young LLP. The summary consolidated financial data set forth below for the three months ended May 4, 2002 and May 3, 2003, are derived from our unaudited financial statements. The three-month financial data include, in our opinion, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the periods presented. The summary consolidated financial data for the three months ended May 4, 2002 and May 3, 2003 are not necessarily indicative of results for the entire fiscal year.



     The pro forma financial data and credit statistics for the fiscal year ended February 1, 2003 set forth below give effect to the offering of the old notes as if it occurred at the beginning of that fiscal year.


     You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.


                                                  FISCAL YEAR ENDED                 THREE MONTHS ENDED
                                       ---------------------------------------   -------------------------
                                       FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                          2001          2002          2003          2002          2003
                                       -----------   -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
                                        (DOLLARS IN THOUSANDS, EXCEPT SELECTED OPERATING DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales............................   $404,321      $371,169      $383,363       $92,475      $ 91,385
Gross Profit.........................    187,596       162,324       179,348        42,469        40,788
Selling, General and Administrative
  Expenses (including occupancy
  expenses)(1).......................    161,523       154,818       154,813        38,308        37,718
Depreciation and Amortization........     18,027        18,802        10,760         2,554         2,809
Other Income -- Net(2)...............     (4,833)       (6,957)       (6,327)       (1,670)       (2,048)
Interest and Financing Costs, Net of
  Interest Income....................     11,723        10,393        11,036         2,703         3,369
Income Taxes.........................        546           439           600            96           150
Net Income (Loss)....................        610       (15,171)        8,466           478        (1,210)
SELECTED OPERATING DATA:
Comparable Store Net Sales Increase
  (Decrease)(3)......................        9.7%         (7.7)%         2.9%         (1.4)%        (1.5)%
Number of Stores.....................         18            19            20            20            20
OTHER FINANCIAL DATA:
EBITDA(4)............................   $ 30,906      $ 14,463      $ 30,862       $ 5,831      $  5,118
Net Cash Provided by (Used in)
  Operating Activities...............     23,042        14,011        14,141        (9,391)      (13,752)
Net Cash (Used in) Provided by
  Financing Activities...............     (9,750)       (9,176)       (6,983)       11,172        12,664
Net Cash Used in Investing
  Activities.........................      6,256        11,369        10,882         3,577           727
Capital Expenditures.................      8,499        11,982        11,082         3,577           727
Ratio of Earnings to Fixed
  Charges(5).........................      1.05x            --         1.41x         1.11x            --
PRO FORMA FINANCIAL DATA AND CREDIT
  STATISTICS:
Ratio of Earnings to Fixed
  Charges(6).........................                                                1.20x            --

                                                                 AS OF
                                                                MAY 3,
                                                                 2003
                                                              -----------
                                                              (UNAUDITED)
                                                              (DOLLARS IN
                                                              THOUSANDS)
BALANCE SHEET DATA:
Cash and Cash Equivalents...................................   $  5,476
Fixed Assets................................................     48,381
Total Assets................................................    308,348
Total Debt(7)...............................................    105,802
Total Stockholders' Equity..................................    156,963


---------------

(1) Selling, General and Administrative Expenses for the fiscal year ended February 3, 2001 include the benefit of a $1.5 million reversal of a Predecessor Company liability favorably settled in that fiscal year. "Predecessor Company" refers to Barney's, Inc. and its subsidiaries prior to January 30, 1999. See "Selected Consolidated Financial Data" below.


(2) Other Income -- Net primarily includes finance charge income generated from our proprietary credit card operations. Other Income -- Net for the fiscal year ended February 2, 2002 includes a non-recurring gain of $900,000 related to insurance recoveries associated with the loss of one of our stores due to the September 11 events and the benefit of a $900,000 reversal of a Predecessor Company liability favorably settled in that fiscal year. Other Income -- Net for the fiscal year ended February 1, 2003 includes a non-recurring gain of $500,000 related to additional insurance recoveries associated with the loss of one of our stores in the prior fiscal year due to the September 11 events and the benefit of a $400,000 non-recurring gain from the sale of a trademark. Other Income -- Net for the three months ended May 4, 2002 includes $400,000 related to the assignment of a subsidiary's interest in a trademark unrelated to our business. Other Income -- Net for the three months ended May 3, 2003 includes $750,000 related to a cash payment received by us in connection with an amendment to an existing license agreement and the granting of our consent to matters relating to the establishment of an additional Barneys New York store in Japan.



(3) All stores that are open as of the beginning and end of the pertinent fiscal periods, regardless of relocation or expansion of existing square footage, are considered to be comparable stores for purposes of determining the comparable net store sales increases (decreases). All stores closed during a fiscal period are excluded from the determination of the comparable net store sales increases (decreases) on a prospective basis effective with the date of closing.



(4) EBITDA for each period represents the sum of (a) the respective amounts of Net Income (Loss) set forth above for that period plus (b) the respective amounts of Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization set forth above for that period. The following table reconciles Net Income (Loss) to EBITDA:


                                                  FISCAL YEAR ENDED                 THREE MONTHS ENDED
                                       ---------------------------------------   -------------------------
                                       FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                          2001          2002          2003          2002          2003
                                       -----------   -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS)
    Net Income (Loss)................    $   610      $(15,171)      $ 8,466       $  478        $(1,210)
    Plus:
      Interest and Financing Costs,
         Net of Interest Income......     11,723        10,393        11,036        2,703          3,369
      Income Taxes...................        546           439           600           96            150
      Depreciation and
         Amortization................     18,027        18,802        10,760        2,554          2,809
                                         -------      --------       -------       ------        -------
    EBITDA...........................    $30,906      $ 14,463       $30,862       $5,831        $ 5,118
                                         =======      ========       =======       ======        =======

     EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of our operating performance and our ability to meet our debt service requirements and is used by investors and analysts to evaluate companies in our industry. EBITDA is also a measure utilized in a covenant contained in our restated credit facility and in a covenant in the indenture governing the notes that limits our ability to incur indebtedness.

     As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net (loss) income, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. In addition, a substantial portion of our EBITDA must be dedicated to the payment of interest on our indebtedness and to service other commitments, thereby reducing the funds available to us for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


(5) For purposes of calculating the Ratio of Earnings to Fixed Charges, earnings were calculated by adding (i) earnings from continuing operations before extraordinary items and income taxes and (ii) interest expense, including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. Fixed charges consist of interest expense including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. For the fiscal year ended February 2, 2002, our earnings were insufficient to cover our fixed charges by approximately $14.7 million. For the three months ended May 3, 2003, our earnings were insufficient to cover our fixed charges by approximately $1.1 million. Therefore, the ratio for these periods is less than 1:1 and is not shown.



(6) For purposes of calculating the pro forma ratio of earnings to fixed charges, pro forma earnings were calculated by adding (i) earnings from continuing operations before extraordinary items and income taxes and (ii) pro forma interest expense, including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. Fixed charges consist of pro forma interest expense including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. For the three months ended May 3, 2003, our pro forma earnings were insufficient to cover our pro forma fixed charges by approximately $2.3 million. Therefore, the pro forma ratio for this period is less than 1:1 and is not shown.



(7) Total Debt of $105.8 million is net of unamortized debt discount of approximately $17.6 million.

                                  RISK FACTORS

     An investment in the notes involves a high degree of risk. You should carefully consider the following information with the other information contained in this prospectus before deciding to participate in the exchange offer.

RISKS RELATING TO THE EXCHANGE OFFER

  OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a substantial amount of indebtedness. At May 3, 2003, the amount of our outstanding indebtedness was approximately $105.8 million, which could have important consequences. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - limit our ability to obtain additional financing, if needed, for working capital, capital expenditures and general corporate purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, expansions and other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and/or our industry; and

     - place us at a competitive disadvantage compared to our competitors that have less indebtedness.


     The terms of the indenture governing the notes allow us to incur additional indebtedness, subject to some limitations. Our restated credit facility permits borrowings under that facility of up to $66.0 million, with a $40.0 million sub-limit for the issuance of letters of credit, subject to a borrowing base test. Although all indebtedness under the restated credit facility ranks pari passu with the notes, the liens securing the restated credit facility rank senior to the liens securing the notes and the guarantees. Thus, any additional indebtedness incurred as permitted under the indenture could increase the risks associated with our substantial leverage. See "Description of Other Indebtedness."



  THE INDENTURE AND OUR RESTATED CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US.



     The indenture and our restated credit facility impose significant operating and financial restrictions on us. These restrictions limit our ability and the ability of our restricted subsidiaries to do the following among other things:



     - incur additional indebtedness or issue capital stock having a maturity or redemption date on or prior to 91 days after the scheduled maturity date of the notes;


     - pay dividends or make other restricted payments;


     - issue capital stock of some of our subsidiaries;


     - enter into transactions with affiliates;

     - create or incur liens;


     - transfer or sell some of our assets;



     - incur dividend or other payment restrictions affecting some of our subsidiaries;


     - make capital expenditures; and

     - consummate a merger, consolidation or sale of all or substantially all of our or our subsidiaries' assets.

     Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing or to reduce expenditures. We cannot be certain that any of these waivers, amendments or alternative financing could be obtained, or if obtained, would be on terms acceptable to us. In addition, the holders of the notes have no control over any waivers or amendments with respect to our restated credit facility. Therefore, we cannot assure you that, even if the holders of the notes agree to waive or amend the covenants contained in the indenture, the lenders under the restated credit facility will agree to do the same with respect to the credit facility.



     In addition to the covenants listed above, our restated credit facility also limits our ability to enter into sale and leaseback transactions and requires us to maintain compliance with specified financial covenants relating to net worth, earnings, capital expenditures and minimum excess borrowing base availability. See "Description of Other Indebtedness."



  A DEFAULT UNDER OUR RESTATED CREDIT FACILITY OR THE INDENTURE UNDER WHICH THE NOTES ARE GOVERNED WILL CONSTITUTE A "CROSS DEFAULT" UNDER THE INDENTURE OR THE RESTATED CREDIT FACILITY, RESPECTIVELY.



     A default under our restated credit facility or the note indenture, including a breach of any of our financial or other covenants, will constitute a "cross default" under the indenture or restated credit facility, respectively, permitting the lenders under our restated credit facility to stop lending to us. A cross-default may also cause all of the indebtedness then outstanding under both the indenture and our restated credit facility to become due and payable. It is unlikely that we would be able to repay or refinance all of that indebtedness in those circumstances. None of our other outstanding indebtedness is subject to a similar "cross default" provision and no downgrade in our credit rating would, of itself, give rise to a default with respect to any of our outstanding indebtedness.



  THE COLLATERAL SECURING THE NOTES IS SUBJECT TO FIRST-PRIORITY LIENS HELD BY OTHERS. IF THERE IS A DEFAULT, THAT COLLATERAL MAY NOT BE SUFFICIENT TO REPAY BOTH THE FIRST-PRIORITY LIEN-HOLDERS AND THE HOLDERS OF THE NOTES.



     All indebtedness under our restated credit facility is secured by first-priority liens on the same collateral as secures the notes. At May 3, 2003, our aggregate outstanding indebtedness under the restated credit facility, including obligations with respect to outstanding letters of credit, totalled approximately $39.6 million and we may incur indebtedness in the aggregate principal amount of up to $70 million under the facility. The old notes are, and the registered notes will be, secured on a second-priority basis by all of the collateral securing our restated credit facility; however, the second-priority liens on deposit accounts may not be "perfected." Unless a lien is "perfected" in accordance with applicable provisions of the Uniform Commercial Code, it is possible that the holder of the lien will not have a claim on the assets subject to the lien that is superior to the claims of unsecured creditors. At May 3, 2003, the total amount of our cash held in deposit accounts was $4.4 million. In addition, under the terms of the indenture governing the notes, we also will be permitted in the future to issue additional notes that will share in the liens on the collateral securing the notes.



     As the holders of obligations secured by the first-priority liens on the collateral, the lenders under our restated credit facility will be entitled to receive proceeds from any realization of that collateral to repay their obligations in full before the holders of the notes and other obligations secured by second-priority liens will be entitled to any recovery from that collateral. Thus, holders of the notes may not be able to realize any proceeds from the shared collateral. Furthermore, if the second-priority liens on deposit accounts are not perfected, holders of the notes may have difficulty realizing any proceeds from that collateral.



     The proceeds from the sale of shared collateral may not be sufficient to satisfy in full all obligations secured by the first-priority liens on that collateral or any portion of the amounts outstanding under the notes. If those proceeds are not sufficient to repay in full the obligations secured by the first-priority liens or any amounts outstanding under the notes, holders of the notes would only have an unsecured claim on our remaining assets in respect of the unsatisfied amount. That claim will rank equal in priority to the unsecured claim with respect to any unsatisfied portion of the obligations secured by the first-priority liens and with all of our other unsecured indebtedness. There can be no assurance that holders of any liens on our assets, including noteholders having a second-priority lien, will be able to realize from those assets an amount equal to their book value, or that in the event of a default and foreclosure, lienholders will be able to realize as much as they might in the event that the assets were not sold under duress.



  THE INDENTURE LIMITS THE RIGHTS OF THE HOLDERS OF THE NOTES WITH RESPECT TO THE COLLATERAL SECURING THE NOTES.



     The rights of the holders of the notes with respect to the collateral securing the notes are substantially limited pursuant to the indenture. For example, at any time that obligations secured by the first-priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of those proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past default under, the collateral documents, will be at the direction of the first-priority lien holders, and the trustee, on behalf of the holders of the notes, will not have the ability to control or direct those actions, even if the rights of the holders of the notes are adversely affected. Additional releases of collateral from the second-priority liens securing the notes are permitted under some circumstances. See "Description of the Registered Notes -- Security" and "Description of the Registered Notes -- Amendment, Supplement and Waiver."



  ORIGINAL ISSUE DISCOUNT ON THE OLD NOTES THAT ARE EXCHANGED IN THE EXCHANGE OFFER FOR REGISTERED NOTES WILL CARRY OVER TO THE REGISTERED NOTES, AND U.S. HOLDERS WILL BE REQUIRED TO INCLUDE THAT DISCOUNT IN GROSS INCOME FOR U.S. FEDERAL INCOME TAX PURPOSES BEFORE THOSE AMOUNTS ARE RECEIVED IN CASH.



     The old notes were issued at a discount from their stated principal amount. As a result, and by reason of the application of Treasury Regulations governing the treatment of debt instruments that provide for one or more contingent payments, that discount and all stated interest on the old notes were treated as original issue discount for United States federal income tax purposes. Original issue discount on the old notes that are exchanged in the exchange offer for registered notes will carry over to the registered notes. Original issue discount, which includes the stated interest on the notes, generally must be included in the gross income of U.S. holders for United States federal income tax purposes in advance of the receipt of the cash payments on the notes to which that income is attributable.


  DUE TO EVENTS THAT ARE BEYOND OUR CONTROL, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MAKE INTEREST PAYMENTS UNDER THE NOTES.


     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. However, our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our restated credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. A significant reduction in operating cash flow would likely increase the need for alternative sources of liquidity. If we are unable to generate sufficient cash flow to make payments on the notes or our other indebtedness, we will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing the notes or our other indebtedness, selling assets or raising equity. There can be no assurance that any of these alternatives could be accomplished on satisfactory terms or that they would yield sufficient funds to repay the notes and our other indebtedness.



  WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OR WITH ASSET SALE PROCEEDS AS REQUIRED BY THE INDENTURE GOVERNING THE NOTES.



     Upon the occurrence of specified change of control events, we must offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. If we are required to repurchase the notes upon a change of control, we would probably require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all. In addition, if we accumulate unused proceeds from specified asset sales, we must offer to repurchase notes with those funds. The restrictions in our restated credit facility may not allow us to repurchase notes upon a change of control or with proceeds from those asset sales. Our failure to purchase the notes when required by the indenture governing the notes would be a default under the indenture, which would result in a default under our restated credit facility.


  FRAUDULENT CONVEYANCE LAWS MAY PERMIT COURTS TO VOID THE GUARANTEES OF THE NOTES IN SPECIFIC CIRCUMSTANCES.

     U.S. federal bankruptcy law and comparable state statutes may allow courts, upon the bankruptcy or financial difficulty of a guarantor, to void that guarantor's guarantee of the notes.


     If a court voids a guarantee or holds it unenforceable, you will cease to have a claim in respect of the guarantee, and you may be required to return payments received from the guarantor. In the alternative, a court could subordinate a guarantee, including all payments under the guarantee, to all other debt of the guarantor. A court could take these actions in respect of a guarantee if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:


     - incurred the guarantee with the intent of hindering, delaying or defrauding its current or future creditors; or

     - received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

     - was insolvent or was rendered insolvent by reason of the incurrence;


     - was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on its business;


     - intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

     - was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

     The tests for fraudulent conveyance, including the criteria for insolvency, vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

     - the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

     - the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or


     - the debtor could not pay its debts as they become due.


     As of May 3, 2003, the amount of excess reorganization value which we recognized in our financial statements was $147.8 million and our total stockholders' equity was $157.0 million. Excess reorganization value is an intangible asset that must be tested annually for impairment. If we are required to reduce the amount of excess reorganization value as a result of our annual impairment tests, we will treat this reduction as an expense. This would reduce our stockholders' equity by an amount equal to the amount of the reduction.


     Because some of the guarantors of the notes, other than Holdings, are direct borrowers under our restated credit facility, in the event that guarantees are voided, the lenders under our restated credit facility would continue to have recourse to the assets of these guarantors. In contrast, holders of the notes would be required to look to dividends and similar equity payments from those guarantors after payment of our restated credit facility obligations.

  BANKRUPTCY LAWS MAY LIMIT YOUR ABILITY TO REALIZE VALUE FROM THE COLLATERAL.


     The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security if and at the times that the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.


     In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

     - how long payments under the notes could be delayed following commencement of a bankruptcy case;

     - whether or when the collateral agent could repossess or dispose of the collateral;

     - the value of the collateral at the time of the bankruptcy petition; or

     - whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."


     In addition, the indenture requires that, in the event of a bankruptcy, the trustee and the collateral agent not object to a number of important matters following the filing of a bankruptcy petition. After a filing, the value of the collateral could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our guarantors become subject to a bankruptcy proceeding.



     Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled and unsecured claims with respect to the shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.


  IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.

     Following the exchange offer, old notes that you do not tender or we do not accept will continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue registered notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited.

  THERE MAY BE NO ACTIVE TRADING MARKET FOR THE REGISTERED NOTES.


     The registered notes are a new issue of securities for which there is currently no active trading market. We do not intend to apply for listing the registered notes on any securities exchange or automated quotation system. If the registered notes are traded after they are initially issued, they may trade at a discount from their initial offering price. The trading price of the registered notes will depend on the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. If an active market does not develop or is not maintained, the trading price and liquidity of the registered notes may be adversely affected.


RISKS RELATING TO OUR BUSINESS

  PURCHASES OF THE MERCHANDISE WE SELL ARE GENERALLY DISCRETIONARY AND ARE THEREFORE PARTICULARLY SUSCEPTIBLE TO ECONOMIC SLOWDOWNS. IF CURRENT ECONOMIC CONDITIONS DO NOT IMPROVE, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

     The merchandise we sell generally consists of luxury retail products, the purchase of which is generally discretionary for consumers. Consumers are generally more willing to make discretionary purchases, including purchases of fashion products, during periods in which favorable economic conditions prevail. Currently, there is a general slowdown in the United States economy, which has adversely affected consumer confidence and spending habits, as well as our sales.


     The outlook for the United States economy is highly uncertain and is directly affected by a large number of factors that are beyond our control. If current economic conditions do not improve, our business, financial condition and results of operations could be materially adversely affected.


  OUR BUSINESS IS HIGHLY SENSITIVE TO EVENTS AND CONDITIONS IN THE NEW YORK CITY AREA.


     Our New York City stores generate, in the aggregate, approximately 56% of our annual revenues. Our business will be materially adversely affected if we experience a significant decrease in revenues from these stores. Changes in the demographic or retail environment of our New York City stores, particularly our Madison Avenue flagship store, could result in a significant decrease in our revenues. In addition, our New York City store sales are highly sensitive to events and conditions in the New York City area, and any terrorist event, prolonged period of extreme or unseasonable weather conditions or sustained downturn in economic conditions in the New York City area could cause our New York City stores to suffer a decrease in sales and materially adversely affect our business, financial condition and results of operations. Similarly, the recent blackout which disrupted the supply of electricity in New York City had a negative effect on our sales and operations for several days and any similar adversity would be likely to have a similar impact on us.


  THE EVENTS OF SEPTEMBER 11, 2001 CONTINUE TO HAVE A NEGATIVE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


     The business disruption caused by the terrorist attacks of September 11, 2001, including the destruction of one of our New York City stores, and the indirect impact the attacks have had on consumer spending and tourism had, and continue to have, an adverse effect on our business. These attacks were a significant factor that adversely affected our operating results for the fiscal year ended February 2, 2002. Following the events of September 11, 2001, we experienced a significant decline in sales from the prior fiscal year. Any similar terrorist attacks could have a similar material adverse effect on our business, financial condition and results of operations.

  THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR ABILITY TO RESPOND TO CONSTANTLY CHANGING FASHION TRENDS AND CONSUMER DEMANDS.

     Our success depends in large part on our ability to identify fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. The products we sell must appeal to consumers whose preferences cannot be predicted with certainty and are subject to rapid change. Consequently, we depend in part upon the continuing favorable market response to the creative efforts of our purchasing and marketing divisions, as well as the design team for our Barneys label merchandise, to anticipate trends and fashions that will appeal to our consumer base. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and fashion trends will adversely affect our sales.

  IF WE DO NOT ACCURATELY PREDICT OUR SALES AND THEY ARE SIGNIFICANTLY LOWER THAN WE EXPECT, OUR PROFITABILITY MAY BE MATERIALLY ADVERSELY AFFECTED.

     We make decisions regarding the purchase and production of our merchandise well in advance of the season in which it will be sold, particularly for the November and December holiday season. We incur significant additional expenses leading up to the months of November and December in anticipation of higher sales in those periods, including for acquiring additional inventory, advertising and hiring additional employees. If our sales during any season, particularly our peak seasons, are significantly lower than we expect for any reason, we may not be able to adjust our expenses in a timely fashion and we may be left with a substantial amount of unsold inventory. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess inventory. This could have a material adverse effect on our business, financial condition and results of operations. At the same time, if we fail to purchase a sufficient quantity of merchandise, we may not have an adequate supply of products to meet consumer demand. This may cause us to lose sales.


  WE ARE DEPENDENT ON OUR RELATIONSHIPS WITH SOME DESIGNERS.



     Our relationships with established and emerging designers are a key factor in our position as a pre-eminent retailer of high-fashion merchandise and a substantial portion of our revenues is attributable to our sales of designer merchandise. For example, in the fiscal year ended February 1, 2003, our two top designers, including all brands owned by those designers, accounted for approximately 11% and 4%, respectively, of our total retail sales, and our ten top designers, including all brands owned by those designers, accounted for approximately 28% of our total retail sales. Hence, our success is in part dependent on our relationships with our designers. Most of these relationships are not subject to contractual arrangements, and we have no legal assurance that these relationships will continue. Moreover, all of the brands of our top designers are sold by competitor retailers, and nine of our top ten designers, including both of our top two designers, also have their own dedicated retail stores. If one or more of our top designers were to cease providing us with adequate supplies of merchandise or, conversely, were to increase sales of merchandise through its own stores or to the stores of our competitors, our business, financial condition and results of operations could be materially adversely affected. In addition, any decline in the popularity of any of our designer brands could also have a material adverse effect upon us.


  OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED IF THE MANUFACTURERS OF OUR DESIGNER OR BARNEYS LABEL MERCHANDISE EXPERIENCE OPERATIONAL DIFFICULTIES.

     Our continued supply of designer and Barneys label merchandise is subject to a number of risks, including:

     - operational issues at the manufacturers' facilities or in the transportation infrastructure;

     - a work stoppage or strike by employees of manufacturers or transporters;

     - the failure of manufacturers to provide merchandise of the requisite quality; and

     - the failure of essential manufacturing or transportation equipment.

     If one or more of our more important designers or manufacturers were to interrupt or cease providing us with merchandise on a timely basis, due to one of the circumstances described above or otherwise, our business, financial condition and results of operations could be materially adversely affected.


     In addition, some of our suppliers rely on sole or limited sources of materials for their merchandise. Their inability to obtain sufficient quantities of these materials or to develop alternative sources if required may prevent them from continuing to supply the merchandise in the quantities and at the quality levels and times we require, or at all. This could result in delays, increased costs or our inability to maintain our existing level of operations. Any of these results could have a material adverse effect on our business, financial condition and results of operations.



  CONDITIONS IN EUROPE COULD ADVERSELY AFFECT OUR SUPPLY OF MERCHANDISE. THIS COULD DECREASE OUR SALES.



     A significant portion of our merchandise is manufactured in Europe, particularly Italy. As a result, political instability or other events resulting in the disruption of trade from Europe, particularly Italy, or the imposition of additional regulations relating to imports from Europe could cause significant delays or interruptions in the supply of our merchandise and have a material adverse effect on our business. There can be no assurance that we could replace the merchandise currently sourced in Europe with merchandise produced elsewhere without a material adverse effect on our business, financial condition and results of operations.


  OUR BUSINESS COULD SUFFER IF WE DO NOT RETAIN OUR KEY PERSONNEL.


     Our future success depends, in large part, on the continued service of our key executive officers and managers who possess significant expertise and knowledge of our business, customers and markets. We do not maintain key person insurance on any of our executive officers or managers and our executive officers and managers, other than our Chief Executive Officer, are not bound by employment contracts. Any loss or interruption of the services of these individuals could significantly reduce our ability to manage our operations effectively because we might not be able to find appropriate replacements for our key executive officers and managers should the need arise.


  OUR BUSINESS IS SUSCEPTIBLE TO EXTREME AND/OR UNSEASONABLE WEATHER CONDITIONS.


     Extreme weather conditions in the areas in which our stores are located could have a material adverse effect on our business, financial condition or results of operations. For example, heavy snowfall or other extreme weather conditions over a prolonged period might make it difficult for our customers to travel to our stores. Our business is also susceptible to unseasonable weather conditions. For example, extended periods of unseasonably warm temperatures during the winter season or cool weather during the summer season could render a portion of our inventory incompatible with those unseasonable conditions. These prolonged unseasonable weather conditions could adversely affect our business, financial condition and results of operations.


  OUR BUSINESS IS HIGHLY COMPETITIVE.


     The retail industry, in general, and the upscale retail apparel business, in particular, are intensely competitive. Competition is strong for customers, sales and vendor resources. In addition, during periods of unfavorable economic conditions, we also compete with other discretionary goods in general, and consumers may curtail discretionary purchases, such as fashion merchandise, and instead opt to limit their discretionary spending to other types of discretionary purchases.


     We compete for customers principally on the basis of quality, fashion, assortment and presentation of merchandise, customer service, marketing and, at times, store ambiance. In our luxury retail business, merchandise assortment is a critical competitive factor, and retail stores compete for exclusive, preferred and limited distribution arrangements with key designers. In addition, we face increasing competition from our designer resources, which have established or expanded their market presence with their own dedicated stores.

Some of the retailers with which we compete have substantially greater financial resources than we have and may have other competitive advantages over us.


  FUTURE STORE OPENINGS MAY NOT BE SUCCESSFUL.



     We expect to open approximately ten additional CO-OP stores over the next five years, including one store in 2003. These stores, and any other stores that we might open in the future, may not be successful and our overall gross profit may not increase as a result of opening these stores. Our failure to predict accurately the demographic or retail environment at any future store location could have a material adverse effect on our business, financial condition and results of operations.



     From time to time we receive and review proposals with respect to the opening of additional flagship and regional stores. We do not have any current plan or intention to open any new flagship or regional stores, but we might consider doing so in the event that a compelling opportunity, consistent with our financial resources and business objectives, were to come to our attention. If we were to open a new flagship or regional store, we would have to incur significant expenses to acquire a facility, either through construction or long-term lease, make the necessary store improvements and acquire inventory. There can be no assurance that any investment would be profitable or otherwise successful.


  IF WE ARE UNABLE TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, OR IF WE ARE ACCUSED OF INFRINGING ON A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS, OUR NET INCOME MAY DECLINE.


     We currently own our trademarks and service marks, including the "Barneys New York" and "Barneys" marks. Our trademarks and service marks are registered in the United States and in some countries in Asia. The laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Moreover, we are unable to predict the effect that any future foreign or domestic intellectual property legislation or regulation may have on our existing or future business. The loss or reduction of any of our significant proprietary rights could have a material adverse effect on our business, financial condition and results of operations.



     Additionally, third parties may assert claims against us alleging infringement, misappropriation or other violations of their trademark or other proprietary rights, whether or not the claims have merit. Claims like these may be time consuming and expensive to defend and could result in our being required to cease using the trademark or other rights and selling the allegedly infringing products. This might have a significant impact on our sales and cause us to incur significant litigation costs and expenses.



  A SMALL NUMBER OF STOCKHOLDERS OWN A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK AND THUS CONTROL ALL MAJOR CORPORATE DECISIONS.


     Bay Harbour Management L.C. and Whippoorwill Associates, Inc., collectively, beneficially own approximately 77.7% of the outstanding shares of common stock of Holdings. As a result, Bay Harbour and Whippoorwill are in a position to control the outcome of actions requiring stockholder approval, including the election and removal of directors. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership and voting of the capital stock of Holdings. This concentration of ownership could also facilitate or hinder a negotiated change of control of Holdings.

  OUR CREDIT CARD OPERATIONS AND THOSE OF THIRD PARTIES COULD BE AFFECTED BY REGULATIONS THAT ALTER THE USE OR LIMIT THE AVAILABILITY OF CREDIT TO OUR CUSTOMERS.

     Sales of our merchandise are facilitated by the use of credit cards, including the use of our proprietary credit card. Our proprietary credit card operations also generate revenue from fees related to extending credit. Our credit card operations are affected by numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing and enforcement of credit accounts and limitations on the maximum amount of finance charges that may be charged by a credit provider. In addition to our proprietary credit card, credit to our customers is provided primarily through third parties such as American Express(R), Visa(R), MasterCard(R) and Japanese Credit Bureau(R). Any change in the regulation of credit that would materially limit the availability of credit to our customer base could adversely affect our business, financial condition and results of operations. In addition, changes in credit card use, payment patterns, and default rates may result from a variety of economic, legal, social, and other factors that we cannot control or predict with certainty.

  WE ARE SUBJECT TO NUMEROUS OTHER REGULATIONS THAT COULD AFFECT OUR OPERATIONS.


     We are subject to customs, truth-in-advertising and other laws, including consumer protection regulations and zoning and occupancy ordinances, that regulate retailers generally and/or govern the importation, promotion and sale of merchandise and the operation of retail stores and warehouse facilities. Although we undertake to monitor changes in these laws, if these laws change without our knowledge, or are violated by importers, designers, manufacturers or distributors, we could experience delays in shipments and receipt of goods or be subject to fines or other penalties under the controlling regulations, any of which could have a material adverse effect on our business, financial condition and results of operations.


  OUR BUSINESS IS EXPOSED TO FOREIGN CURRENCY FLUCTUATIONS.


     A substantial portion of our inventory purchases is denominated in foreign currencies, particularly the Euro and, to a lesser extent, the British pound. Changes in currency exchange rates may also affect the relative prices at which we and our competitors sell products in the same market. Although we hedge some exposures to changes in foreign currency exchange rates arising in the ordinary course of business, foreign currency fluctuations may have a material adverse effect on our business, financial condition and results of operations.


  WE HAVE A SUBSTANTIAL AMOUNT OF EXCESS REORGANIZATION VALUE, WHICH IS AN INTANGIBLE ASSET AND MUST BE TESTED ANNUALLY FOR IMPAIRMENT. IF WE ARE REQUIRED TO REDUCE OUR EXCESS REORGANIZATION VALUE, WE WILL TREAT THE REDUCTION AS AN EXPENSE. THIS WOULD REDUCE OUR STOCKHOLDERS' EQUITY BY AN AMOUNT EQUAL TO THE AMOUNT OF THE REDUCTION.

     As of May 3, 2003, the amount of excess reorganization value which we recognized in our financial statements was $147.8 million, and our total stockholders' equity was $157.0 million. Pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets," we must test excess reorganization value annually for impairment. If we are required to reduce the amount of excess reorganization value as a result of our annual impairment tests, we will treat the reduction as an expense. This would reduce our stockholders' equity by an amount equal to the amount of the reduction. Furthermore, inasmuch as excess reorganization value is an intangible asset, there can be no assurance that all or any portion thereof could be realized in the event of a sale or liquidation of our company, regardless of the value at which it is reported in our financial statements.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store reconfigurations and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity.

     Forward-looking statements are only estimates or predictions and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the merchandise we sell, the introduction of new merchandise, store opening costs, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, the following:


     - the continued appeal of luxury apparel and merchandise;

     - economic conditions and their effect on consumer spending;


     - our dependence on our relationships with some designers;


     - our ability and the ability of our designers to design and introduce new merchandise that appeals to consumer tastes and demands;

     - events and conditions in the New York City area;

     - new competitors entering the market or existing competitors expanding their market presence;

     - our ability to accurately predict our sales;

     - the continued service of our key executive officers and managers;

     - our being controlled by our principal stockholders;

     - our ability to enforce our intellectual property rights and defend infringement claims;

     - interruptions in the supply of the merchandise we sell;

     - changing preferences of our customers; and

     - other factors referenced in this prospectus, including those set forth under "Risk Factors" above

     Furthermore, an investment in the notes is subject to a number of additional risks. These risks include:

     - our substantial indebtedness;

     - significant operating and financial restrictions placed on us by the indenture and our restated credit facility;

     - our ability to generate cash flow to make interest payments on the notes;

     - the sufficiency of the collateral securing the notes;

     - the ability of the guarantors to make payments under their guarantees;

     - the fact that the security interests securing the notes are second in priority to a first-priority lien on all of the same assets under our restated credit facility;

     - the effect of bankruptcy laws on the ability of first and second lienholders to foreclose upon and dispose of the collateral;

     - the absence of a trading market for the notes; and


     - our ability to repurchase notes in any of the circumstances in which the repurchase may be required pursuant to the terms of the indenture.



     We believe the forward-looking statements in this prospectus are reasonable. However, they are based on current expectations, speak only as of the date they are made and are subject to change by reason of the factors and risks noted above, the passage of time or other circumstances. We undertake no obligation to update publicly any forward-looking statements in light of new information or future events, except as required by applicable law, including the securities laws of the United States.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT


     We issued the old notes on April 1, 2003, in a private placement to a limited number of qualified institutional buyers as defined under the Securities Act, persons outside the United States and institutional accredited investors as defined under the Securities Act. In connection with this original issuance, we entered into an indenture and a registration rights agreement. The registration rights agreement requires that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer you the opportunity to exchange your old notes for a like principal amount at maturity of registered notes. Except as set forth below, these registered notes will be issued without a restrictive legend and, we believe, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. Copies of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the annual report on Form 10-K of Holdings for the fiscal year ended February 1, 2003.



     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that the registered notes issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, unless (a) you are our "affiliate" within the meaning of Rule 405 under the Securities Act, (b) you are a broker-dealer that acquired the old notes exchanged for such registered notes directly from us or (c) you engage in a distribution of registered notes. This interpretation, however, is based on your representations to us that:


          (1) the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

          (3) you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.


     If you have any of the disqualifications described above or cannot make each of the representations set forth above, you may not rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction unless you are able to utilize an applicable exemption from all of those requirements. In addition, each broker-dealer that receives registered notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. See "Plan of Distribution."



     If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you may elect, by indicating on the letter of transmittal for your notes and providing certain additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effect until the earlier of (a) two years from the date of effectiveness of the shelf registration statement or for a longer period if extended pursuant to the registration rights agreement, (b) the date on which all the securities registered under the shelf registration statement are disposed of in accordance with the shelf registration statement or (c) the time when the securities are no longer restricted securities (as defined in Rule 144 under the Securities Act. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See
"-- Procedures for Tendering."

CONSEQUENCES OF FAILURE TO EXCHANGE


     After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes may continue to be subject to restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.


TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for your notes, we will accept any and all old notes validly tendered and not withdrawn prior to the time of expiration. We will issue a principal amount at maturity of registered notes in exchange for the principal amount at maturity of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 principal amount at maturity.


     The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture which governs the old notes. The registered notes and old notes will be deemed a single issue of securities under the indenture.


     As of the date of this prospectus, $106.0 million aggregate principal amount at maturity of old notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.



     We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered notes because of an invalid tender or the failure of any of the conditions to the exchange offer to be satisfied, we will return the unaccepted old notes, without expense, to the tendering holder promptly after the time of expiration. The conditions to the exchange offer are listed below under the heading "Conditions".



     You will not be required to pay brokerage commissions or fees or, except as set forth below under "-- Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses" below.



EXPIRATION; AMENDMENTS



     The exchange offer will expire at 12:00 midnight, New York City time, on
the night of September   , 2003, unless we determine, in our sole discretion, to
extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we do extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of outstanding notes for which the exchange offer is being made notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration for the exchange offer. We will not extend the exchange offer past September 30, 2003.


     We also reserve the right, in our sole discretion,


          (1) to delay accepting any old notes or, if any of the conditions set forth below under "- Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent; or

          (2) to amend the terms of the exchange offer in any manner, by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies.


     We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to return the old notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you promptly of any extension, termination or amendment.


PROCEDURES FOR TENDERING

BOOK-ENTRY INTERESTS

     The old notes were issued as global notes in fully registered form without interest coupons. Beneficial interests in the global notes, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:


          (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal for your notes, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or


          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal for your notes.

     In addition, in order to deliver old notes held in the form of book-entry interests:


          (1) a timely confirmation of book-entry transfer of those notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "-- Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or


          (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  CERTIFICATED OLD NOTES


     Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated old notes:



          (1) the certificates representing your old notes must be received by the exchange agent prior to the time of expiration; or


          (2) you must comply with the guaranteed delivery procedures described below.

  PROCEDURES APPLICABLE TO ALL HOLDERS


     If you tender an old note and you do not withdraw the tender prior to the time of expiration, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for your notes.


     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for your notes and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, each an "eligible institution", unless:


          (1) old notes tendered in the exchange offer are tendered either:

             (A) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the holder's applicable letter of transmittal; or

             (B) for the account of an eligible institution; and

          (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

     If the letter of transmittal for your notes is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

     If the letter of transmittal for your notes or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal for your notes proper evidence satisfactory to us of their authority to act on your behalf.


     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes; provided, however, that, in the event that we waive any condition of tender for any noteholder, we will waive that condition for all noteholders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal for your notes, will be final and binding on all parties.


     You must cure any defects or irregularities in connection with tenders of your old notes within the time period we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

          (1) you improperly tender your old notes;

          (2) you have not cured any defects or irregularities in your tender;
     and

          (3) we have not waived those defects, irregularities or improper tender.

     The exchange agent will return your notes, unless otherwise provided in the letter of transmittal for your notes, as soon as practicable following the expiration of the applicable exchange offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;


          (2) terminate the exchange offer upon the failure of any condition to the exchange offer to be satisfied; and


          (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     By tendering in the exchange offer, you will represent to us that, among other things:

          (1) the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer;

          (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer; and

          (4) you are not our "affiliate," as defined in Rule 405 under the Securities Act.


     In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal for your notes and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount at maturity than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.


  GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

          (1) you tender through an eligible institution;


          (2) prior to the time of expiration, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal for your notes and notice of guaranteed delivery for your notes, substantially in the form provided by us; and


          (3) the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal for your notes, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery for your notes.

     The notice of guaranteed delivery for your notes may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

          (1) your name and address;

          (2) the amount of old notes you are tendering; and

          (3) a statement that your tender is being made by the notice of guaranteed delivery for your notes and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

             (A) the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

             (B) a written or facsimile copy of the letter of transmittal for your notes, or a book-entry confirmation instead of the letter of transmittal; and

             (C) any other documents required by the letter of transmittal for your notes.

BOOK-ENTRY TRANSFER

     The exchange agent will establish accounts with respect to book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the exchange offer. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the relevant account of the exchange agent at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occurs:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the relevant account of the exchange agent at DTC; or

          (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL RIGHTS


     You may withdraw tenders of your old notes at any time prior to the time of expiration.



     For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "-- Exchange Agent" prior to the time of expiration.


     The notice of withdrawal must:

          (1) state your name;

          (2) identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount at maturity of notes to be withdrawn;

          (3) be signed by you in the same manner as you signed the letter of transmittal for your notes when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

          (4) specify the name in which the old notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the time of expiration.


CONDITIONS


     Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes in the exchange offer and may terminate or amend the exchange offer, if at any time before the time of expiration any of the following events occur:


          (1) any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

          (2) the exchange offer violates any applicable law, regulation or applicable interpretation of the staff of the SEC.


     These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition to the exchange offer in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws to extend the expiration of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time (in the case of any condition involving government approvals necessary to the consummation of the exchange offer) and at any time prior to the time of expiration (in the case of all other conditions).


     In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum principal amount at maturity of old notes being tendered for exchange.

EXCHANGE AGENT

     We have appointed Wilmington Trust Company as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal for your notes and other related documents should be directed to the exchange agent addressed as follows:

                        By Certified or Registered Mail:
                            Wilmington Trust Company
                             DC-1615 Reorg Services
                                 P.O. Box 8861
                        Wilmington, Delaware 19899-8861
                             Attention: Aubrey Rosa

                        By Hand or by Overnight Carrier
                            Wilmington Trust Company
                         Corporate Trust Reorg Services
                            1100 North Market Street
                        Wilmington, Delaware 19890-1615
                             Attention: Aubrey Rosa

                           By Facsimile: 302-636-4145
                           By Telephone: 302-636-6472
                             Attention: Aubrey Rosa

FEES AND EXPENSES

     We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

     We will pay the cash expenses to be incurred in connection with the exchange offer.

TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event, the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the registered notes.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive, in exchange, an equal number of outstanding old notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes. The outstanding old notes surrendered in exchange for the registered notes will be retired and marked as cancelled and cannot be reissued.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of May 3, 2003. You should read the table below in conjunction with the information set forth under "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                              AS OF MAY 3,
                                                                  2003
                                                              ------------
                                                              (UNAUDITED)
                                                              (DOLLARS IN
                                                               THOUSANDS)
Cash and Cash Equivalents...................................    $  5,476
                                                                ========
Total Debt:
  Revolving Credit Facility.................................    $ 17,445
  Senior Secured Notes(1)...................................      88,357
                                                                --------
     Total Debt(2)..........................................     105,802
Series A Redeemable Preferred Stock(3)......................         500
Stockholders' Equity........................................     156,963
                                                                --------
     Total Capitalization...................................    $263,265
                                                                ========

---------------


(1) Represents the accreted value of the old notes, net of the unamortized portion of the original issue discount and estimated warrant value. On April 1, 2003, we completed an offering of 106,000 units at a price of $850 per unit, for gross proceeds of $90.1 million. Each unit consisted of $1,000 principal amount at maturity of 9% senior secured notes due April 1, 2008 of Barney's, Inc. and one warrant to purchase 3.412 shares of common stock of Holdings at an exercise price of $0.01 per share.



(2) Total Debt of $105.8 million is net of unamortized debt discount of approximately $17.6 million.



(3) In accordance with SAB No. 64, Redeemable Preferred Stock, we recorded two separate issuances of Series A redeemable preferred stock at their respective fair values. 5,000 of the issued shares were valued at $500,000, representing the aggregate sales price of those shares to a third party. The remaining 15,000 shares were issued to the Barneys Employees Stock Plan Trust. Because the 15,000 shares issued to the trust have not yet been issued to existing employees, they are not considered issued or outstanding for accounting purposes and no value has been ascribed to them.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data set forth in the table below as of and for each of the four fiscal years in the period ended February 1, 2003, for the six months ended January 30, 1999, and the fiscal year ended August 1, 1998, are derived from our consolidated financial statements for those periods, as audited by Ernst & Young LLP.



     The selected consolidated financial data set forth below as of and for the three months ended May 4, 2002 and May 3, 2003 are derived from our unaudited consolidated financial statements as of those dates and for those periods. The selected consolidated historical financial data for the three months ended May 4, 2002 and May 3, 2003 include, in our opinion, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the periods presented. The selected consolidated financial data for the three months ended May 4, 2002 and May 3, 2003 are not necessarily indicative of results for the entire fiscal year.


     The selected consolidated financial data set forth below for the twelve months ended January 30, 1999 and as of and for the six months ended January 28, 1998 are derived from our unaudited internal financial statements.


     The selected consolidated financial data should be read in conjunction with the financial statements and the related notes and other information contained elsewhere in this prospectus, including information set forth in this prospectus under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     In conjunction with our emergence from Chapter 11 in January 1999, we changed our fiscal year-end to the Saturday closest to January 31. Previously, the fiscal year-end fell on the Saturday closest to July 31. Unless otherwise specified, all historical information as of or prior to August 1, 1998 reflects the July fiscal year-end. The six-month period ended January 30, 1999 represents the six month transition period to the new fiscal year.


     As used in this prospectus, "Successor Company" refers to Holdings and subsidiaries subsequent to January 30, 1999 and "Predecessor Company" refers to Barney's, Inc. and subsidiaries prior to January 30, 1999.


     Our consolidated financial statements during the bankruptcy proceedings are presented in accordance with American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," known as SOP 90-7. Pursuant to guidance provided by SOP 90-7, we adopted fresh start reporting as of January 28, 1999 upon our emergence from bankruptcy.


     Under fresh start reporting, a new reporting entity is deemed to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values at the effective date. Black lines have been drawn to separate the Successor Company's financial information from that of the Predecessor Company to signify that they are different reporting entities and that the Successor Company's financial information has not been prepared on the same basis as that of the Predecessor Company. The operating results of the Successor Company for the intervening period from January 28, 1999 to January 30, 1999 were immaterial and therefore included in the operations of the Predecessor Company.



     The balance sheet data as of January 30, 1999 in the following table reflect the plan of reorganization and the application of the principles of "fresh start" reporting in accordance with the provisions of SOP 90-7. Accordingly, that financial information is not comparable to our historical financial information prior to January 28, 1999.

                                                  PREDECESSOR COMPANY                        SUCCESSOR COMPANY
                                 -----------------------------------------------------   -------------------------
                                  FISCAL                        SIX          TWELVE                      FISCAL
                                   YEAR       SIX MONTHS      MONTHS         MONTHS      FISCAL YEAR      YEAR
                                   ENDED        ENDED          ENDED         ENDED          ENDED         ENDED
                                 AUGUST 1,   JANUARY 28,    JANUARY 30,   JANUARY 30,    JANUARY 29,   FEBRUARY 3,
                                   1998          1998        1999(1,2)    1999(1,2,3)       2000          2001
                                 ---------   ------------   -----------   ------------   -----------   -----------
                                             (UNAUDITED)                  (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                          AND OPERATING DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales......................  $345,935      $183,760      $ 182,615     $ 344,790      $366,802      $404,321
Gross Profit...................   164,212        89,930         86,573       160,855       173,515       187,596
Selling, General and
  Administrative Expenses
  (including occupancy
  expenses)(4).................   151,191        78,123         73,634       146,702       152,445       161,523
Depreciation and
  Amortization.................     9,635         4,838          4,671         9,468        17,440        18,027
Other Income -- Net(5).........    (4,675)       (3,208)        (2,033)       (3,500)       (4,355)       (4,833)
Interest and Financing Costs,
  Net of Interest Income.......    11,967         5,578          4,758        11,147        12,968        11,723
Reorganization Costs...........    15,970         8,683         13,834        21,121            --            --
Income Taxes...................        77            39             38            76           363           546
Extraordinary Item -- Gain on
  Debt Discharge...............        --            --       (285,905)     (285,905)           --            --
Net (Loss) Income..............   (19,953)       (4,123)       277,576       261,746        (5,346)          610
Basic and Diluted (Loss)
  Earnings Per Share(6)........                                                           $  (0.42)     $   0.04
SELECTED OPERATING DATA:
Comparable Store Net Sales
  Increase (Decrease)(7).......      9.3%          1.0%           1.0%          4.3%          9.0%          9.7%
Number of Stores...............        20            20             20            20            16            18
OTHER FINANCIAL DATA:
EBITDA(8)......................  $ 17,696      $ 15,015      $  14,972     $  17,653      $ 25,425      $ 30,906
Net Cash (Used in) Provided by
  Operating Activities.........   (10,444)       (2,009)       (18,250)      (26,685)       15,005        23,042
Net Cash Provided by (Used in)
  Financing Activities.........    11,324         2,175         26,902        36,051        (7,911)       (9,750)
Net Cash Used in Investing
  Activities...................     2,844         1,631          5,306         6,519         3,585         6,256
Capital Expenditures...........     3,047         2,167          2,112         2,992         6,224         8,499
Ratio of Earnings to Fixed
  Charges(9)...................        --            --             --            --            --         1.05x
Pro Forma Ratio of Earnings to
  Fixed Charges(10)............

                                                   SUCCESSOR COMPANY
                                 -----------------------------------------------------
                                   FISCAL        FISCAL         THREE         THREE
                                    YEAR          YEAR         MONTHS        MONTHS
                                    ENDED         ENDED         ENDED         ENDED
                                 FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                    2002          2003          2002          2003
                                 -----------   -----------   -----------   -----------
                                                             (UNAUDITED)   (UNAUDITED)
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                            AND OPERATING DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales......................   $371,169      $383,363       $92,475      $ 91,385
Gross Profit...................    162,324       179,348        42,469        40,788
Selling, General and
  Administrative Expenses
  (including occupancy
  expenses)(4).................    154,818       154,813        38,308        37,718
Depreciation and
  Amortization.................     18,802        10,760         2,554         2,809
Other Income -- Net(5).........     (6,957)       (6,327)       (1,670)       (2,048)
Interest and Financing Costs,
  Net of Interest Income.......     10,393        11,036         2,703         3,369
Reorganization Costs...........         --            --            --            --
Income Taxes...................        439           600            96           150
Extraordinary Item -- Gain on
  Debt Discharge...............         --            --            --            --
Net (Loss) Income..............    (15,171)        8,466           478        (1,210)
Basic and Diluted (Loss)
  Earnings Per Share(6)........   $  (1.09)     $   0.61       $  0.03      $  (0.09)
SELECTED OPERATING DATA:
Comparable Store Net Sales
  Increase (Decrease)(7).......       (7.7)%        2.9%          (1.4)%        (1.5)%
Number of Stores...............         19            20            20            20
OTHER FINANCIAL DATA:
EBITDA(8)......................   $ 14,463      $ 30,862       $ 5,831      $  5,118
Net Cash (Used in) Provided by
  Operating Activities.........     14,011        14,141        (9,391)      (13,572)
Net Cash Provided by (Used in)
  Financing Activities.........     (9,176)       (6,983)       11,172        12,664
Net Cash Used in Investing
  Activities...................     11,369        10,882         3,577           727
Capital Expenditures...........     11,982        11,082         3,577           727
Ratio of Earnings to Fixed
  Charges(9)...................         --         1.41x         1.11x            --
Pro Forma Ratio of Earnings to
  Fixed Charges(10)............                    1.20x                          --

                          PREDECESSOR COMPANY                              SUCCESSOR COMPANY
                                 AS OF                                           AS OF
                        -----------------------   -------------------------------------------------------------------
                        AUGUST 1,   JANUARY 28,   JANUARY 30,   JANUARY 29,   FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,
                          1998         1998         1999(2)        2000          2001          2002          2003
                        ---------   -----------   -----------   -----------   -----------   -----------   -----------
                                    (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and Cash
 Equivalents..........  $   3,478    $   3,977     $  6,824      $ 10,333      $ 17,369      $ 10,835      $  7,111
Fixed Assets at Cost,
 Less Accumulated
 Depreciation and
 Amortization.........    114,639      115,837       51,356        48,974        48,170        50,141        50,463
Total Assets..........    217,043      212,637      343,954       324,482       323,859       296,980       301,793
Total Debt(11)........     75,437       66,290      118,533       105,915        89,315        81,048        75,956
Redeemable Preferred
 Stock................         --           --          500           500           500           500           500
Total Stockholders'
   (Deficit) Equity...   (467,634)    (451,805)     154,340       153,996       161,793       146,622       155,584

                            SUCCESSOR COMPANY
                                  AS OF
                        -------------------------
                          MAY 4,        MAY 3,
                           2002          2003
                        -----------   -----------
                        (UNAUDITED)   (UNAUDITED)
                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and Cash
 Equivalents..........   $  9,039      $  5,476
Fixed Assets at Cost,
 Less Accumulated
 Depreciation and
 Amortization.........     51,163        48,381
Total Assets..........    295,799       308,348
Total Debt(11)........     92,324       105,802
Redeemable Preferred
 Stock................        500           500
Total Stockholders'
   (Deficit) Equity...    147,100       156,963


---------------

(1) Effective January 1999, we changed our fiscal year-end to coincide with the Saturday closest to the end of January.


(2) The statement of operations data presented above reflects the results of operations for the Predecessor Company. The plan of reorganization for Barneys and some of its affiliates became effective on January 28, 1999 and the results of operations for the Successor Company for the two-day period are immaterial and are not shown separately. The balance sheet data presented as of January 30, 1999 is that of the Successor Company.


(3) For comparison purposes, statement of operations data for the twelve months ended January 30, 1999 (unaudited) was prepared using management's internal financial statements for the six months ended August 1, 1998 (unaudited) and the audited financial statements for the six months ended January 30, 1999.

(4) Selling, General and Administrative Expenses for the fiscal year ended February 3, 2001 include the benefit of a $1.5 million reversal of a Predecessor Company liability favorably settled in that fiscal year.


(5) Other Income -- Net primarily includes finance charge income generated from our proprietary credit card operations. Other Income -- Net for the fiscal year ended February 2, 2002 includes a non-recurring gain of $0.9 million related to insurance recoveries associated with the loss of one of our stores due to the September 11 events and the benefit of a $0.9 million reversal of a Predecessor Company liability favorably settled in that fiscal year. Other Income -- Net for the fiscal year ended February 1, 2003 includes a non-recurring gain of $0.5 million related to additional insurance recoveries associated with the loss of one of our stores in the prior fiscal year due to the September 11 events and the benefit of a $0.4 million non-recurring gain from the sale of a trademark. Other Income -- Net for the three months ended May 4, 2002 includes $0.4 million related to the assignment of a subsidiary's interest in a trademark unrelated to our business. Other Income -- Net for the three months ended May 3, 2003 includes $0.7 million related to a cash payment received by us in connection with an amendment to an existing license agreement and the granting of our consent to matters relating to the establishment of an additional Barneys New York store in Japan.


(6) Basic and Diluted (Loss) Earnings Per Share of the Predecessor Company has not been included because the computation would not provide meaningful results, as the capital structure of the Successor Company is not comparable to that of the Predecessor Company.


(7) All stores that are open as of the beginning and end of the pertinent fiscal periods, regardless of relocation or expansion of existing square footage, are considered to be comparable stores for purposes of determining the comparable net store sales increases (decreases). All stores closed during a fiscal period are excluded from the determination of the comparable net store sales increases (decreases) on a prospective basis effective with the date of closing.



(8) EBITDA for each period represents the sum of (a) the respective amounts of Net (Loss) Income set forth above for that period; plus (b) the respective amounts of Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization and (c) with respect to the Predecessor Company only, the respective amounts of Extraordinary
    Item -- Gain on Debt Discharge and Reorganization Costs. The following table reconciles Net (Loss) Income to EBITDA:

                                       PREDECESSOR COMPANY                                     SUCCESSOR COMPANY
                       ---------------------------------------------------   -----------------------------------------------------
                        FISCAL         SIX           SIX         TWELVE                      FISCAL        FISCAL        FISCAL
                         YEAR        MONTHS        MONTHS        MONTHS      FISCAL YEAR      YEAR          YEAR          YEAR
                         ENDED        ENDED         ENDED         ENDED         ENDED         ENDED         ENDED         ENDED
                       AUGUST 1,   JANUARY 28,   JANUARY 30,   JANUARY 30,   JANUARY 29,   FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,
                         1998         1998          1999*         1999*         2000          2001          2002          2003
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                   (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
Net (Loss) Income....  $(19,953)     $(4,123)     $277,576      $261,746       $(5,346)      $   610      $(15,171)      $ 8,466
Interest and
 Financing Costs, Net
 of Interest
 Income..............    11,967        5,578         4,758        11,147        12,968        11,723        10,393        11,036
Income Taxes.........        77           39            38            76           363           546           439           600
Depreciation and
 Amortization........     9,635        4,838         4,671         9,468        17,440        18,027        18,802        10,760
Extraordinary Item --
 Gain on Debt
 Discharge...........        --           --      (285,905)     (285,905)           --            --            --            --
Reorganization
 Costs...............    15,970        8,683        13,834        21,121            --            --            --            --
                       --------      -------      --------      --------       -------       -------      --------       -------
EBITDA...............  $ 17,696      $15,015      $ 14,972      $ 17,653       $25,425       $30,906      $ 14,463       $30,862
                       ========      =======      ========      ========       =======       =======      ========       =======

                           SUCCESSOR COMPANY
                       -------------------------
                          THREE         THREE
                         MONTHS        MONTHS
                          ENDED         ENDED
                         MAY 4,        MAY 3,
                          2002          2003
                       -----------   -----------
                       (UNAUDITED)   (UNAUDITED)
                        (DOLLARS IN THOUSANDS)
Net (Loss) Income....    $  478        $(1,210)
Interest and
 Financing Costs, Net
 of Interest
 Income..............     2,703          3,369
Income Taxes.........        96            150
Depreciation and
 Amortization........     2,554          2,809
Extraordinary Item --
 Gain on Debt
 Discharge...........        --             --
Reorganization
 Costs...............        --             --
                         ------        -------
EBITDA...............    $5,831        $ 5,118
                         ======        =======

---------------

 *   See Note (2) above.

     EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of our operating performance and our ability to meet our debt service requirements and is used by investors and analysts to evaluate companies in our industry. EBITDA is also a measure utilized in a covenant contained in our restated credit facility and in a covenant in the indenture governing the 9% senior secured notes that limits our ability to incur indebtedness.

     As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net (loss) income, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. In addition, a substantial portion of our EBITDA must be dedicated to the payment of interest on our indebtedness and to service other commitments, thereby reducing the funds available to us for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


 (9) For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations before extraordinary items and income taxes and (ii) interest expense, including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. Fixed charges consist of interest expense including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. For the fiscal year ended August 1, 1998, the six months ended January 28, 1998 and January 30, 1999, the twelve months ended January 30, 1999, the fiscal years ended January 29, 2000 and February 2, 2002, and the three months ended May 3, 2003, our earnings were insufficient to cover our fixed charges by approximately $19.9 million, $4.1 million, $8.3 million, $24.1 million, $5.0 million, $14.7 million and $1.1 million, respectively. Therefore the ratio is less than 1:1 and is not shown.



(10) For purposes of calculating the pro forma ratio of earnings to fixed charges, pro forma earnings were calculated by adding (i) earnings from continuing operations before extraordinary items and income taxes and (ii) pro forma interest expense, including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. Fixed charges consist of pro forma interest expense including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. For the three months ended May 3, 2003, our pro forma earnings were insufficient to cover our pro forma fixed charges by approximately $2.3 million. Therefore, the pro forma ratio for this period is less than 1:1 and is not shown.



(11) Predecessor Company balance sheet data does not include liabilities subject to compromise set forth on the balance sheet of the Predecessor Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We are a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. We provide our customers with a wide variety of merchandise across a broad range of prices, including a diverse selection of Barneys label merchandise.


     Barneys consummated a plan of reorganization under Chapter 11 of the Bankruptcy Code on January 28, 1999. Pursuant to the plan, Holdings was formed and all the equity interests in Barney's, Inc. were transferred to Holdings, making Barney's, Inc. a wholly-owned subsidiary of Holdings. Holdings has no independent operations and its primary asset consists of shares of Barney's, Inc. In connection with its acquisition of Barney's, Inc., Holdings made an election under Section 338(g) of the Internal Revenue Code, as a result of which Barney's, Inc. and its subsidiaries are generally treated, for federal income tax purposes, as having sold their assets at the time the plan of reorganization was consummated and thereafter as a new corporation which purchased the same assets as of the beginning of the following day. Consequently, Barney's, Inc. recognized a gain at the time of the deemed sale in an amount equal to the difference between the fair market value of its assets and its collective tax basis of the assets at the time of the sale. We used existing net operating loss carryforwards to eliminate the taxable gain recognized as a result of the deemed sale. Nevertheless, we were subject to alternative minimum tax. Furthermore, as a result of the Section 338(g) election, Barney's, Inc. surrendered some remaining tax attributes, including all unutilized net operating loss carryforwards, and surrendered some tax credits. See note 6 to our audited consolidated financial statements.


RECENT DEVELOPMENTS

     On April 1, 2003, we completed an offering of 106,000 units at a price of $850 per unit, for gross proceeds of $90.1 million. Each unit consisted of $1,000 principal amount at maturity of 9% senior secured notes due April 1, 2008 of Barney's, Inc. and one warrant to purchase 3.412 shares of common stock of Holdings at an exercise price of $0.01 per share. Net proceeds to us were approximately $81.7 million after deducting commissions, financial advisory fees and estimated expenses of the offering. These commissions, fees and expenses of approximately $8.4 million were deferred, are included in other assets and are being amortized to interest expense over the term of the notes. We used the net proceeds to repay a substantial portion of our outstanding indebtedness and deferred lease obligations. Holdings and all of our domestic restricted subsidiaries have guaranteed the 9% senior secured notes on a senior secured basis.


     As part of the offering process, we requested a rating on the above referenced obligation of the Company. Standard and Poor's assigned a rating of B- and Moody's assigned a rating of B3.



     In connection with the offering, we entered into a new restated credit facility. The restated credit facility, which matures on July 15, 2006, is a $70.0 million revolving credit facility under which we may borrow up to $66 million, which may be increased to $70.0 million with the consent of the required lenders, subject to a borrowing base test.



     The restated credit facility and its related guarantees are secured by a first-priority lien on substantially all of our assets, other than real property leaseholds. The 9% senior secured notes are guaranteed by Holdings and each of the existing and future domestic restricted subsidiaries of Barney's, Inc. The 9% senior secured notes and the related guarantees are secured by a second-priority lien on the same assets as secure the restated credit facility.



GENERAL



     Comparable Store Net Sales. We determine comparable store net sales increases or decreases using the net sales of all stores that are open as of the beginning and end of both the pertinent fiscal period, regardless of store relocation or expansion of existing square footage. Net sales of all stores closed during a fiscal period are excluded from the determination of the comparable net store sales increases (decreases) on a prospective basis effective with the date of closing.



     Expense classification. Cost of sales includes the cost of merchandise sold as well as costs associated with the purchase of that merchandise, primarily including inbound freight and duty costs, buying agent costs, foreign exchange gains and losses on settlement of foreign denominated purchases, sample costs and label costs. All other expenses, except depreciation and amortization, interest and income taxes, but including internal transfer costs and warehousing and distribution expenses, are included in selling, general and administrative expenses, because the predominant costs associated with these expenses, most notably occupancy costs and personnel costs, are general and administrative in nature. Based on these classifications, our gross margins may not be comparable to those of other entities, since some entities include the costs related to their distribution network and retail store rent expenses in cost of sales, whereas others, like us, exclude these costs from gross margin, including them instead in selling, general and administrative expenses.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES


     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements is based on the application of significant accounting policies, many of which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. See note 2 to our audited consolidated financial statements. On an ongoing basis, we evaluate our estimates, including those related to goodwill, including excess reorganization value and other intangible assets, bad debt, inventory, taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.



     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. The Company's management has discussed the selection of these critical accounting policies with the Audit Committee of the Board of Directors and the Audit Committee has reviewed the disclosure relating to these critical accounting policies in this Management Discussion and Analysis.



     Excess Reorganization Value. Excess reorganization value represents the amount of goodwill attributed to a company under accounting principles generally accepted in the United States upon its emergence from Chapter 11, as adjusted from time to time pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets," which was issued in June 2001. As of May 3, 2003, the amount of excess reorganization value which we recognized in our financial statements was $147.8 million, and our total stockholders' equity, including the excess reorganization value, was $157.0 million.



     SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including excess reorganization value. Among other things, SFAS No. 142 requires that goodwill no longer be amortized, but rather be tested annually for impairment. This statement was effective for fiscal years beginning after December 15, 2001. Accordingly, on February 3, 2002, we adopted SFAS No. 142, and were required to analyze our excess reorganization value for impairment issues during the first six months of the fiscal year ended February 1, 2003, and then on a periodic basis thereafter. In accordance with SFAS No. 142, in the fiscal year ended February 1, 2003, we completed the required testing for impairment of our excess reorganization value as of both the beginning and end of the fiscal year ended February 1, 2003. Based upon our re-evaluation of the first step of the impairment test which screens for potential impairment, we concluded that the fair value of our enterprise exceeded its book value. Accordingly, we did not need to perform the second step of the test, which measures the amount of any impairment. For the fiscal year ended February 1, 2003, we did not record an impairment loss related to excess reorganization value. However, our excess reorganization value was reduced by approximately $1.7 million during the fiscal year ended February 1, 2003 due to a reversal of a tax reserve resulting from the resolution of tax contingencies existing at the time of our emergence from bankruptcy.


     During the fiscal year ended February 2, 2002 and prior fiscal years, when SFAS No. 142 was not in effect, we amortized excess reorganization value over a twenty-year period. If excess reorganization value had not been amortized during the fiscal years ended February 3, 2001 and February 2, 2002, our adjusted net income (loss) and basic and diluted income (loss) per share would have been as follows:


                                                         FISCAL YEAR ENDED        FISCAL YEAR ENDED
                                                          FEBRUARY 3, 2001         FEBRUARY 2, 2002
                                                        --------------------   ------------------------
                                                                                             BASIC AND
                                                                  BASIC AND                   DILUTED
                                                                   DILUTED                     (LOSS)
                                                          NET       INCOME     NET (LOSS)      INCOME
                                                        INCOME    PER SHARE      INCOME      PER SHARE
                                                        -------   ----------   -----------   ----------
                                                         (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
As Reported...........................................  $  610      $0.04       $(15,171)      $(1.09)
Amortization of Excess Reorganization Value...........   8,741       0.64          8,791         0.63
                                                        ------      -----       --------       ------
As Adjusted...........................................  $9,351      $0.68       $ (6,380)      $(0.46)
                                                        ======      =====       ========       ======


     Bad Debt. We maintain allowances for doubtful accounts for estimated losses resulting from the failure of our customers to make required payments on their outstanding proprietary credit card balances. Accounts are generally written off automatically after 180 days have passed without our having received a full scheduled monthly payment. Accounts are written off sooner in the event of bankruptcy or other factors that make collection seem unlikely. We estimate the appropriate allowance using a model that considers the current aging of the accounts, historical write-off and recovery rates and other portfolio data. This estimate is then reviewed by management to assess whether additional analysis is required to appropriately estimate expected losses. We believe that our allowance for doubtful accounts is adequate to cover anticipated losses in our proprietary credit card portfolio under current conditions. Significant deterioration in any of the factors noted above or in the economy could require us to provide additional allowances that would reduce our net earnings. At February 1, 2003, a 0.5% increase in our net historical write-off rate would not have a material impact on our net earnings.



     Inventory. We value our inventory at the lower of cost or market, or LCM, as determined on the first-in, first-out method using the retail inventory method, or RIM. Under RIM, the valuations of inventory at cost and the resulting gross margins are calculated by applying a cost-to-retail ratio to the retail value of our inventories. RIM is inherently an averaging method that is widely used in the retail industry. The use of RIM will result in inventories being valued at the LCM as markdowns are currently recorded as a reduction of the retail inventory value.



     Based on a review of historical business trends, on-hand inventory levels, discontinued merchandise categories and assumptions regarding future demand and market conditions, we calculate a markdown reserve for our inventory to reflect additional markdowns which are estimated to be necessary for obsolescence and to reduce our inventories to the LCM. If our estimates prove to be incorrect and our markdown reserve is therefore inadequate, we may be required to increase our markdown reserve which would reduce our net earnings. At February 1, 2003, a 0.5% increase in our markdown reserve as a percentage of our inventory would increase our cost of sales and decrease our net earnings by approximately $300,000.



     Deferred Taxes. The operating period after emergence from bankruptcy and the cumulative losses incurred by us make our future utilization of deferred tax assets uncertain. Accordingly, we record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. In the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net recorded amount, an adjustment to the deferred tax asset would increase income in the period that determination was made. At February 1, 2003, we recorded a $5.7 million valuation allowance.


     Derivative Instruments and Hedging Activities. In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative

Instruments and for Hedging Activities", or SFAS No. 133, which we adopted, as amended, on February 4, 2001. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically, SFAS No. 133 requires an entity to recognize all derivative instruments as either assets or liabilities in the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either stockholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

RESULTS OF OPERATIONS


     The following table includes Earnings before Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization, or EBITDA, as a percentage of Net Sales and also includes Net Income (Loss) as a percentage of Net Sales. EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of our operating performance and our ability to meet our debt service requirements and is used by investors and analysts to evaluate companies in our industry. EBITDA is also a measure utilized in a covenant contained in our credit facility and in a covenant in the indenture governing the 9% senior secured notes that limits our ability to incur indebtedness. As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net income
(loss), cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. In addition, a substantial portion of our EBITDA must be dedicated to the payment of interest on our indebtedness and to service other commitments, thereby reducing the funds available to us for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use.



                                                                                         THREE MONTHS
                                                         FISCAL YEAR ENDED                   ENDED
                                              ---------------------------------------   ---------------
                                              FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,   MAY 4,   MAY 3,
                                                 2001          2002          2003        2002     2003
                                              -----------   -----------   -----------   ------   ------
Net Sales...................................     100.0%        100.0%        100.0%     100.0%   100.0%
Cost of Sales...............................      53.6          56.3          53.2       54.1     55.4
                                                 -----         -----         -----      -----    -----
Gross Profit................................      46.4          43.7          46.8       45.9     44.6
Selling, General and Administrative Expenses
  (Including Occupancy Expenses)(1).........      40.0          41.7          40.4       41.4     41.3
Other Income -- Net(2)......................      (1.2)         (1.9)         (1.7)      (1.8)    (2.2)
                                                 -----         -----         -----      -----    -----
Earnings before Interest and Financing
  Costs, Net of Interest Income, Income
  Taxes and Depreciation and Amortization
  (EBITDA)(3)...............................       7.6           3.9           8.1        6.3      5.5
Interest and Financing Costs, Net of
  Interest Income, Income Taxes and
  Depreciation and Amortization.............       7.4           8.0           5.9        5.8      6.8
                                                 -----         -----         -----      -----    -----
Net Income (loss)...........................       0.2%         (4.1)%         2.2%       0.5%    (1.3)%
                                                 =====         =====         =====      =====    =====


---------------


(1) Selling, General and Administrative Expenses for the fiscal year ended February 3, 2001 include the benefit of a $1.5 million reversal of a Predecessor Company liability favorably settled in that fiscal year. Excluding that amount, the category as a percentage of Net Sales would have been 40.3%.



(2) Other Income -- Net primarily includes finance charge income generated from our proprietary credit card operations. Other Income -- Net for the fiscal year ended February 2, 2002 also includes a non-recurring gain of $900,000 related to insurance recoveries associated with the loss of one of our stores due to the September 11 events and the benefit of a $900,000 reversal of a Predecessor Company liability favorably settled in that fiscal year. Excluding those amounts, the category as a percentage of Net Sales would have been (1.4)%. Other Income -- Net for the fiscal year ended February 1, 2003 also includes a non-recurring gain of $500,000 related to additional insurance recoveries associated with the loss of one of our stores in the prior fiscal year due to the September 11 events and the benefit of a $400,000 non-recurring gain from the sale of a trademark. Excluding these amounts, the category as a percentage of Net Sales would have been (1.4)%. Other Income -- Net for the three months ended May 4, 2002 includes $400,000 related to the assignment of a subsidiary's interest in a trademark unrelated to our business. Excluding that amount, the category as a percentage of Net Sales would have been (1.4)%. Other Income -- Net for the three months ended May 3, 2003 includes $750,000 related to a cash payment received by us in connection with an amendment to an existing license agreement and the granting of our consent to matters relating to the establishment of an additional Barneys New York store in Japan. Excluding that amount, the category as a percentage of Net Sales would have been (1.4)%.



(3) EBITDA as a percentage of net sales for each period represents the sum of
    (a) the respective amounts of Net Income (Loss) set forth above for such period plus (b) the respective amounts of Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization for such period. The following table reconciles Net Income (Loss) as a percentage of net sales to EBITDA as a percentage of net sales:



                                                  FISCAL YEAR ENDED                 THREE MONTHS ENDED
                                       ---------------------------------------   -------------------------
                                       FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                          2001          2002          2003          2002          2003
                                       -----------   -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
    Net Income (Loss)................      0.2%         (4.1)%         2.2%          0.5%         (1.3)%
    Plus:
      Interest and Financing Costs,
         Net of Interest Income......      2.9%          2.8%          2.9%          2.9%          3.7%
      Income Taxes...................      0.1%          0.1%          0.2%          0.1%          0.1%
      Depreciation and
         Amortization................      4.4%          5.1%          2.8%          2.8%          3.0%
                                           ---          ----           ---           ---          ----
    EBITDA...........................      7.6%          3.9%          8.1%          6.3%          5.5%
                                           ===          ====           ===           ===          ====


  THREE MONTHS ENDED MAY 3, 2003 COMPARED TO THREE MONTHS ENDED MAY 4, 2002

     Net sales for the three months ended May 3, 2003 were $91.4 million compared to $92.5 million for the three months ended May 4, 2002, a decrease of 1.2%. Comparable store sales declined 1.5%. Sales in the period were impacted by a continued weak economic environment, compounded by geo-political events, including the war in Iraq and unseasonably cool temperatures and extreme weather conditions, particularly in the Northeast region where a significant portion of our sales are generated.


     Gross profit on sales decreased 4.0% to $40.8 million for the three months ended May 3, 2003 from $42.5 million in the three months ended May 4, 2002. We estimate that this decrease is primarily attributable to the sales decline discussed above, which impacted our gross profit by approximately $0.5 million; increased promotional selling, which impacted our gross profit by approximately $0.7 million; and foreign exchange losses (driven by the weakening US dollar) on settlement of foreign currency denominated purchases impacted our gross profit by approximately $0.5 million. As a result, gross profit as a percentage of net sales was 44.6% for the three months ended May 3, 2003 compared to 45.9% for the three months ended May 4, 2002. Gross profit for the three months ended May 3, 2003 was also favorably impacted by $400,000 in connection with the implementation of EITF 02-16. See "-- New Accounting Pronouncements" below.



     Selling, general and administrative expenses, including occupancy expenses, decreased 1.5% in the three months ended May 3, 2003 to $37.7 million from $38.3 million in the three months ended May 4, 2002. Selling, general and administrative expenses for the three months ended May 3, 2003 were unfavorably impacted by $458,000 in connection with the implementation of EITF 02-16. In the three months ended May 3, 2003, personnel and related costs decreased in the aggregate approximately $600,000. These savings resulted from various factors including reductions in hours worked, position eliminations, and reduced variable personnel costs in line with the reduced sales discussed above. Excluding the unfavorable impact of EITF 02-16, net advertising costs decreased $500,000 from the three months ended May 4, 2002 principally as a result of timelier billing of contractual vendor contributions associated therewith. These reductions, as well as other individually less significant reductions in costs as a result of reduced sales and continued cost reduction focus, were offset by higher insurance premiums of $200,000 and higher net occupancy costs of $100,000. The higher net occupancy costs were primarily driven by significant increases in real estate taxes associated with our New York area locations.


     Depreciation and amortization increased 10.0% in the three months ended May 3, 2003 to $2.8 million from $2.6 million in the three months ended May 4, 2002 as a result of the additional depreciation related to the capital improvement projects completed during the last two fiscal years principally in our Madison Avenue flagship store.


     Interest expense, net increased 24.6% in the three months ended May 3, 2003 to $3.4 million from $2.7 million in the three months ended May 4, 2002, as a result of the increased cost of capital associated with the completion of Barney's, Inc.'s issuance of senior notes on April 1, 2003 and the write-off of approximately $400,000 in unamortized fees associated with the amendment of our prior credit facility in connection with the senior notes issuance. Average borrowings under our credit facilities for the three months ended May 3, 2003 and May 4, 2002 were $19.7 million and $32.1 million, respectively.



     Other income, net, which primarily includes finance charge income in connection with our private label credit card operations, also includes $750,000 in the three months ended May 3, 2003 related to a cash payment received by us in connection with an amendment to an existing license agreement and the granting of our consent to matters relating to the establishment of an additional Barneys New York store in Japan, and $400,000 in the three months ended May 4, 2002 related to the assignment of a subsidiary's interest in a trademark unrelated to our business.



     Our net loss for the three months ended May 3, 2003 was $1.2 million compared to net income of $478,000 for the three months ended May 4, 2002. Basic and diluted net loss per common share for the three months ended May 3, 2003 was $0.09. Basic and diluted net income per common share for the three months ended May 4, 2002 was $0.03.


  FISCAL YEAR ENDED FEBRUARY 1, 2003 COMPARED TO FISCAL YEAR ENDED FEBRUARY 2, 2002

     We returned to profitability in the fiscal year ended February 1, 2003, despite a continued weak economy and retail sector. Our operating results for the fiscal year ended February 2, 2002 reflect the impact of a weak economy exacerbated by the events of September 11, 2001. The business disruption caused by the terrorist attacks and the indirect impact the attacks had on consumer spending and tourism were significant factors that adversely affected our operating results for the fiscal year ended February 2, 2002.

     Net sales for the fiscal year ended February 1, 2003 were $383.4 million compared to $371.2 million for the fiscal year ended February 2, 2002, an increase of 3.3%. Comparable stores sales increased approximately 2.9% in the fiscal year ended February 1, 2003. Net sales for the fiscal year ended February 1, 2003 benefited from increased full-price sales as compared to the fiscal year ended February 2, 2002 and particularly benefited from strong third and fourth quarter sales which had been adversely affected in the prior year by the business disruption caused by the September 11 events. In addition, in the fiscal year ended February 1, 2003 sales were positively impacted by, among other things, continued maximization of retail selling space in our stores, particularly in our flagship stores, and additional direct mail and print marketing campaigns throughout the year.


     Gross profit on sales increased 10.5% to $179.3 million in the fiscal year ended February 1, 2003 from $162.3 million in the fiscal year ended February 2, 2002. We estimate that this increase is primarily attributable to the following: the sales increase discussed above, which improved our gross profit by approximately $5 million; decreased promotional selling, which improved our gross profit by approximately $11 million; foreign exchange losses (driven by the weakening US dollar) on settlement of foreign currency denominated purchases, which impacted our gross profit by approximately $1 million and decreased inventory shortage, which improved our gross profit by approximately $1 million. As a percentage of net sales, gross profit was 46.8% in the fiscal year ended February 1, 2003, compared to 43.7% in the fiscal year ended February 2, 2002.

     Selling, general and administrative expenses, including occupancy expenses, were $154.8 million in the fiscal year ended February 1, 2003, unchanged from the fiscal year ended February 2, 2002. In the fiscal year ended February 1, 2003, personnel and related costs decreased in the aggregate by approximately $550,000. This net decrease occurred as we offset higher personnel related costs, particularly related to our bonus program, which was cancelled during the fiscal year ended February 2, 2002 in the aftermath of the September 11 events, and higher commission costs in line with higher sales, by approximately $800,000 of savings from a one-time concession related to a renegotiated collective bargaining agreement and the annualized benefit of the personnel cost reduction measures implemented in the fiscal year ended February 2, 2002. Various additional reductions in expenses including packaging, supplies, postage and travel aggregating approximately $1.9 million primarily reflect the benefit of expense reduction initiatives implemented in the prior and current fiscal year, including, among other things, re-bidding products and services, and general reductions in the consumption of products and services, as well as a $400,000 reduction in bad debt expense associated with our proprietary credit card operations. The above expense reductions were in part offset by higher variable operating costs commensurate with higher sales, increased advertising costs of approximately $500,000, increased professional fees of approximately $200,000, increased insurance premiums of approximately $600,000 and increased occupancy and related costs of approximately $700,000, principally as a result of higher real estate taxes and the costs attributed to opening one new CO-OP store in the period.



     Other income, net, which principally includes finance charge income generated by our proprietary credit card operations, decreased 9.1% in the fiscal year ended February 1, 2003 to $6.3 million from $7.0 million in the fiscal year ended February 2, 2002. Other income in the fiscal year ended February 1, 2003 and the fiscal year ended February 2, 2002 also includes approximately $500,000 and $900,000, respectively, related to insurance recoveries associated with the loss of one of our stores in the fiscal year ended February 2, 2002 due to the September 11 events. In addition, other income in the fiscal year ended February 1, 2003 includes approximately $400,000 related to the assignment of a subsidiary's interest in a trademark unrelated to our business.


     Depreciation and amortization expense decreased in the fiscal year ended February 1, 2003 to $10.8 million from $18.8 million in the fiscal year ended February 2, 2002. This decrease was due to SFAS No. 142, which first became effective for the fiscal year ended February 1, 2003, and which eliminated the mandatory amortization of excess reorganization value.


     Interest expense, net increased 6.2% in the fiscal year ended February 1, 2003 to $11.0 million from $10.4 million a year ago, primarily as a result of our write-off of approximately $600,000 in unamortized fees associated with the replacement of our prior revolving credit facility in the second quarter of the fiscal year ended February 1, 2003. Generally, interest associated with borrowings under our credit facility declined principally as a result of lower average borrowings. Average borrowings under the credit facility for the fiscal year ended February 1, 2003 and the fiscal year ended February 2, 2002 were $30.7 million and $35.2 million, respectively.



     We continue to have significant net operating losses available to us to offset future taxable earnings. In the current year, we were able to reduce our deferred tax asset valuation allowance primarily as a result of the significant increase in our deferred tax liabilities principally related to fixed asset depreciation. Our effective tax rate for the year ended February 1, 2003 and February 2, 2002 was 7.0% and (3.0)%, respectively. Income taxes in both years principally relate to state and local income and franchise taxes. Our effective tax rate has fluctuated primarily because of the fluctuation in our taxable earnings.


     Our net income for the fiscal year ended February 1, 2003 was $8.5 million compared to a net loss of $15.2 million for the fiscal year ended February 2, 2002. Basic and diluted net income per common share was $0.61 per common share for the fiscal year ended February 1, 2003 compared to a $1.09 loss per common share for the fiscal year ended February 2, 2002.

  FISCAL YEAR ENDED FEBRUARY 2, 2002 COMPARED TO FISCAL YEAR ENDED FEBRUARY 3, 2001


     Net sales for the fiscal year ended February 2, 2002, including $7.8 million related to new stores, were $371.2 million compared to $404.3 million for the fiscal year ended February 3, 2001, a decrease of 8.2%. The fiscal year ended February 3, 2001 included 53 weeks; after adjusting for the impact of the 53rd week, sales decreased 6.9%. Comparable store sales decreased approximately 7.7% in the fiscal year ended February 2, 2002 principally due to reduced consumer spending in response to a weak economy which became more magnified after the September 11 events.


     Gross profit on sales decreased 13.5% to $162.3 million in the fiscal year ended February 2, 2002 from $187.6 million in the fiscal year ended February 3, 2001. We estimate that this decrease is primarily attributable to the following: the sales decrease discussed above, which impacted our gross profit by approximately $15 million; increased promotional selling, which impacted our gross profit by approximately $9 million; and increased inventory shortage, which impacted our gross profit by approximately $1 million. As a percentage of net sales, gross profit was 43.7% in the fiscal year ended February 2, 2002 compared to 46.4% in the fiscal year ended February 3, 2001. The decline from the fiscal year ended February 3, 2001 principally relates to the effect of increased markdowns to both drive sales and cleanse the inventory pipeline in light of weak consumer demand.



     Selling, general and administrative expenses, including occupancy expenses, decreased 4.2% in the fiscal year ended February 2, 2002 to $154.8 million from $161.5 million in the fiscal year ended February 3, 2001. This decrease was driven by personnel expense reductions of approximately $6.8 million as a result of position eliminations; reductions in and eliminations of some employee benefits, including the annual bonus program; lower commission expenses commensurate with reduced sales; reduced hours for many employees; and temporary pay cuts for senior executives. In addition to reductions in other expenses commensurate with the sales decline, most notably an approximate $600,000 reduction in third-party credit card fees, we were able to further reduce other expenses in the fiscal year ended February 2, 2002 by, among other things, re-bidding products and services including insurance, packaging supplies, also impacted by the lower sales volume, and maintenance contracts; and by general reductions in consumption of products and services including office supply and telephone usage, training, and travel, also impacted by the September 11 events. Expense reductions in these other areas aggregated in excess of $2.0 million. Overall, expense reductions were offset by additional costs to operate four new outlet stores during the year, as well as higher operating costs attributable principally to increased real estate taxes, common area maintenance charges and utilities. Incremental costs in the latter areas approximated $1.0 million. As a percentage of net sales, selling, general and administrative expenses increased to 41.7% in the fiscal year ended February 2, 2002 from 40.0% in the fiscal year ended February 3, 2001, reflecting a reduction in the leveraging of expenses, principally due to the dramatic sales decline in the period.



     Other income, net increased 43.9% in the fiscal year ended February 2, 2002 to $7.0 million from $4.8 million in the fiscal year ended February 3, 2001. This increase was principally driven by a non-recurring gain of $900,000 related to insurance recoveries associated with the loss of one of our stores due to the September 11 events and the benefit of a $900,000 reversal of a Predecessor Company liability favorably settled in the fiscal year ended February 2, 2002.


     Depreciation and amortization expense increased 4.3% in the fiscal year ended February 2, 2002 to $18.8 million from $18.0 million in the fiscal year ended February 3, 2001. This increase was primarily due to higher depreciation on new assets placed in service.


     Interest expense, net decreased 11.3% in the fiscal year ended February 2, 2002 to $10.4 million from $11.7 million in the fiscal year ended February 3, 2001 principally as a result of lower average borrowings under our credit facility and reduced interest rates. Average borrowings under the credit facility for the fiscal year ended February 2, 2002 and the fiscal year ended February 3, 2001 were $35.2 million and $44.4 million, respectively.



     We continue to have significant net operating loss carry forwards available to offset future taxable earnings. In the current year, we were able to reduce our deferred tax asset valuation allowance primarily as a result of the significant increase in our deferred tax liabilities principally related to fixed asset depreciation. The effective tax rate for the year ended February 2, 2002 and February 3, 2001 was (3.0)% and 47%, respectively. Income taxes in both years principally relate to state and local income and franchise taxes. Our effective tax rate has fluctuated primarily due to the fluctuation in our taxable earnings.

     Our net loss for the fiscal year ended February 2, 2002 was $15.2 million compared to net income of $0.6 million in the fiscal year ended February 3, 2001. Basic and diluted net loss per common share for the fiscal year ended February 2, 2002 was $1.09 per common share compared to net income of $0.04 per common share for the fiscal year ended February 3, 2001.

                        LIQUIDITY AND CAPITAL RESOURCES

CASH PROVIDED BY OPERATIONS AND WORKING CAPITAL

     For the reporting periods below, Net Cash Provided by Operating Activities, on a consolidated basis, was as follows:

                                                    FISCAL YEAR ENDED              THREE MONTHS ENDED
                                         ---------------------------------------   -------------------
                                         FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,    MAY 4,     MAY 3,
                                            2001          2002          2003         2002       2003
                                         -----------   -----------   -----------   --------   --------
                                          (DOLLARS IN THOUSANDS)                       (UNAUDITED)
Net Income (Loss)......................    $   610      $(15,171)      $ 8,466     $    478   $ (1,210)
Depreciation and Amortization..........     19,107        19,994        12,020        2,960      3,422
Other Non-Cash Charges.................      2,999         2,667         2,825          605      1,068
Changes in Current Assets and
  Liabilities..........................        326         6,521        (9,170)     (13,434)   (16,852)
                                           -------      --------       -------     --------   --------
Net Cash Provided by (Used in)
  Operating Activities.................    $23,042      $ 14,011       $14,141     $ (9,391)  $(13,572)
                                           =======      ========       =======     ========   ========

     Our consolidated working capital position at each of the dates shown below was as follows:


                                                  FISCAL YEAR ENDED                 THREE MONTHS ENDED
                                       ---------------------------------------   -------------------------
                                       FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                          2001          2002          2003          2002          2003
                                       -----------   -----------   -----------   -----------   -----------
                                               (DOLLARS IN THOUSANDS)            (UNAUDITED)   (UNAUDITED)
Working Capital......................    $23,519       $16,485       $37,547       $16,951       $45,161


     For the reporting periods below, Net Cash Used in Financing Activities was as follows:

                                                  FISCAL YEAR ENDED                 THREE MONTHS ENDED
                                       ---------------------------------------   -------------------------
                                       FEBRUARY 3,   FEBRUARY 2,   FEBRUARY 1,     MAY 4,        MAY 3,
                                          2001          2002          2003          2002          2003
                                       -----------   -----------   -----------   -----------   -----------
                                               (DOLLARS IN THOUSANDS)            (UNAUDITED)   (UNAUDITED)
Net Cash (Used in) Provided by
  Financing Activities...............    $(9,750)      $(9,176)      $(6,983)      $11,172       $12,664


     Net cash used in financing activities for the fiscal year ended February 3, 2001 includes proceeds of approximately $7.2 million from the exercise of stock options and warrants principally by Bay Harbour and Whippoorwill. Exclusive of those amounts, the significant decline in the net repayment of debt for the fiscal year ended February 2, 2002 is directly attributable to the decline in operating results and the resulting reduction in cash flow during that year.


CAPITAL EXPENDITURES

     We have principally funded our capital expenditures through a combination of borrowings under our prior credit facilities and the use of cash received in connection with the exercise of options and warrants in the fiscal years ended February 3, 2001, as described above, and January 29, 2000.


     During the three months ended May 3, 2003, we incurred capital expenditures of approximately $700,000. Of the total capital expenditures, $400,000 was spent on leasehold improvements, approximately $200,000 was spent on furniture, fixtures and equipment and approximately $100,000 was spent on management information systems.

     During the fiscal year ended February 1, 2003, we incurred capital expenditures of approximately $11.1 million. Of the total capital expenditures, $5.8 million was spent on leasehold improvements, $3.2 million was spent on furniture, fixtures and equipment and $2.1 million was spent on management information systems, including new point-of-sale registers. During the fiscal year ended February 2, 2002, we incurred capital expenditures of approximately $12.3 million, without giving effect to approximately $400,000 of offsetting construction allowances which we received from our landlords. Of the total capital expenditures, $6.9 million was spent on leasehold improvements, $2.8 million was spent on furniture, fixtures and equipment and $2.6 million was spent on management information systems, including new point of sale registers. During the fiscal year ended February 3, 2001, we incurred approximately $8.5 million of capital expenditures, net of approximately $200,000 of offsetting construction allowances which we received from our landlords, of which $6.1 million was spent on leasehold improvements, $1.6 million was spent on furniture, fixtures and equipment and approximately $800,000 was spent on management information systems. A significant portion of the amounts spent in each fiscal year pertained to building out and reconfiguring existing retail space and/or new store openings. The increase in management information systems capital expenditures for the fiscal years ended February 1, 2003 and February 2, 2002, as compared to the fiscal year ended February 3, 2001, relates primarily to the upgrade and replacement of all point-of-sale registers in our stores which occurred during the two fiscal years which ended on February 1, 2003.



     The amount of capital expenditures that we make in any year depends on a number of factors, including general economic conditions. Pursuant to the covenants contained in our restated credit facility, our total capital expenditures for the fiscal year ending January 31, 2004 were established at a base level of $10 million subject to permitted adjustments. We currently estimate that capital expenditures for the fiscal year ending January 31, 2004 will be approximately $12.4 million, consisting of approximately $8.6 million for leasehold improvements, approximately $3.0 million for furniture, fixtures and equipment, and approximately $800,000 for management information systems. We will fund our capital expenditures principally through borrowings under our restated credit facility.


CREDIT FACILITY


     Contemporaneously with the consummation of the offering discussed under "Recent Developments" above, we repaid the term loan outstanding under our prior credit facility and entered into the restated credit facility, which provides for a $70.0 million revolving credit facility pursuant to which we may borrow up to $66.0 million, with a $40.0 million sub-limit for the issuance of letters of credit, subject to a borrowing base test. With the consent of the required lenders under the restated credit facility, the maximum borrowing amount may be increased to up to $70.0 million. On May 3, 2003, we had approximately $17.4 million and $22.2 million of short-term borrowings and letters of credit, respectively, outstanding, and approximately $30.6 million of availability under the restated credit facility. The approximately $30.6 million of availability under the restated credit facility as of May 3, 2003 includes $8.0 million of minimum excess availability that we are required to maintain at all times pursuant to a covenant in our restated credit facility. In connection with the origination of our prior credit facility, we incurred fees of approximately $1.5 million. In connection with the restatement of that facility, we incurred fees of approximately $400,000 and wrote off fees associated with the origination of the prior credit facility of approximately $400,000, which amount is included in interest and financing costs for the three months ended May 3, 2003. The unamoritized portion of those fees is being amortized over the life of the restated credit facility as interest and financing costs and is included in other assets. The financial covenants and other terms of the restated credit facility are described in "Description of Other Indebtedness" below.



     Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our restated credit facility will be adequate to meet our liquidity needs for at least the next 12 months, including scheduled payments of interest on the 9% senior secured notes issued in the offering and payments of interest on borrowings under the restated credit facility. Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a significant extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. See "Risk Factors -- Due to events that are beyond our control, we may not be able to generate sufficient cash flow to make interest payments under the registered notes" above.

CONTRACTUAL OBLIGATIONS AND OTHER COMMERCIAL COMMITMENTS


     After giving effect to the offering described above under "Recent Developments", our material obligations under firm contractual arrangements, including commitments for future payments under long-term debt arrangements and operating lease arrangements, as of February 1, 2003, are summarized below and are more fully disclosed in notes 4, 5, and 11 of our audited consolidated financial statements. Total Debt does not include commitments under unexpired letters of credit under our restated credit facility. As of February 1, 2003, we had approximately $28.3 million of unexpired letters of credit outstanding.


                                                            PAYMENTS DUE BY PERIOD
                                            -------------------------------------------------------
                                                       LESS THAN                            AFTER
CONTRACTUAL OBLIGATIONS                      TOTAL      1 YEAR     2-3 YEARS   4-5 YEARS   5 YEARS
-----------------------                     --------   ---------   ---------   ---------   --------
                                                            (DOLLARS IN THOUSANDS)
Total Debt................................  $112,177    $ 6,177     $    --     $    --    $106,000
Operating Leases..........................   389,890     25,460      47,803      42,731     273,896
                                            --------    -------     -------     -------    --------
Total Contractual Obligations.............  $502,067    $31,637     $47,803     $42,731    $379,896
                                            ========    =======     =======     =======    ========

     We had approximately $17.4 million and $22.2 million of short-term borrowings and letters of credit, respectively, outstanding, and approximately $30.6 million of availability under the restated credit facility as of May 3, 2003. The approximately $30.6 million of availability under the restated credit facility as of May 3, 2003 includes $8.0 million of minimum excess availability that we are required to maintain at all times pursuant to a covenant in our restated credit facility. The restated credit facility will expire on July 15, 2006, and all of our long-term debt will mature in approximately five years.

     We lease real property and equipment under agreements that expire at various dates. As of February 1, 2003, minimum rent payments at contractual rates over the next five years aggregated approximately $389.9 million. At May 3, 2003, the minimum payments under these leases over the next five years were not materially different than they were as of February 1, 2003. In accordance with SFAS No. 13 "Accounting for Leases," we account for the rental payments due under our operating leases on a straight-line basis, and record an annual rent expense for each lease by dividing the total rent payments due during the term of the lease by the number of years in the term of the respective lease.


     We used approximately $12.0 million of proceeds from the offering to pay a portion of an aggregate of $15.0 million of deferred rent payments that we were required to make on January 28, 2004 pursuant to the terms of the leases for our flagship stores. This payment resulted in a reduction of our annual cash rent obligations for the fiscal year ending January 31, 2004. Accordingly, included in our operating lease obligations set forth in the "Less than 1 year" column in the table above is the remaining $3.0 million deferred rent payment that we are required to make on January 28, 2004 pursuant to the terms of the lease for one of our flagship stores.



     Pursuant to an agreement between Holdings and Howard Socol, our Chairman, President and Chief Executive Officer, Mr. Socol receives a base salary of $1.0 million per year and annual performance bonuses. For the fiscal year ended February 2, 2002, Mr. Socol was guaranteed and paid a $1.0 million performance bonus, and for the annual period ended January 31, 2003, he is entitled to a performance bonus of up to 125% of his base salary. In addition, for the period commencing on February 1, 2003 and ending on January 31, 2005, Mr. Socol is entitled to an annual performance bonus based on the amount by which Holdings exceeds financial target amounts, which bonus is not limited to 125% of his base salary. See "Certain Relationships and Related Transactions."


OTHER COMMERCIAL COMMITMENTS

     At May 3, 2003, our primary commercial commitments included commitments of approximately $10.7 million under unexpired letters of credit under our restated credit facility related to purchases of merchandise primarily from foreign vendors. In addition, as collateral for performance on some of its leases and as credit guarantees, Barney's, Inc. is contingently liable under standby letters of credit under our restated credit facility in the amount of $11.5 million. These standby letters of credit generally mature within one year and generally contain provisions for annual renewals. At May 3, 2003, we had total letters of credit outstanding under our restated credit facility of approximately $22.2 million, consisting of the commitments described in this paragraph, which include a $3.5 million letter of credit issued to Citibank, N.A. as security for letters of credit previously issued by us under our prior credit facility.


NEW ACCOUNTING PRONOUNCEMENTS


     SFAS No. 145. In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," known as SFAS No. 145. This statement, among other things, rescinded SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of tax. In accordance with the provisions of SFAS No. 145, we have elected to adopt this statement early. Accordingly, in connection with the early extinguishment of a prior revolving credit facility, the unamortized fees of approximately $600,000 related to that facility were written off and are included in interest expense for the fiscal year ended February 1, 2003.



     SFAS No. 146. In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which changes the accounting for costs, such as lease termination costs and some employee severance costs, that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity initiated after December 31, 2002. The standard requires companies to recognize the fair value of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. We do not expect the adoption of this standard to have a material effect on our results of operations.



     EITF No. 02-16. In 2002, the FASB Emerging Issues Task Force, issued EITF No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." EITF 02-16 addresses the accounting by a reseller for consideration received from a vendor. A consensus was reached that cash consideration is presumed to be a reduction in the price of a vendor's product that should be recognized as a reduction of cost of sales. However, this presumption can be overcome when the consideration received is for the reimbursement of specific, identifiable and incremental costs of the reseller. In that event, the consideration, subject to a threshold, is recognized as a reduction in selling, general and administrative expenses. The provisions of EITF 02-16 are effective for all new arrangements, or modifications to existing arrangements, entered into after December 31, 2002.


     For the three months ended May 3, 2003, the implementation of EITF 02-16 had the effect of increasing selling, general and administrative expenses and net loss by $458,000 and $58,000, respectively, and decreasing cost of sales by $400,000. EITF 02-16 had no impact on our cash flows. Had EITF 02-16 been in effect for the three months ended May 4, 2002, selling, general and administrative expenses would have increased by approximately $296,000 and cost of sales and net income would have decreased by approximately $260,000 and $36,000, respectively, for the three months ended May 4, 2002.

INFLATION

     During recent years, inflation has not had a significant impact on our sales or profitability.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risks relating to our operations result primarily from changes in interest rates and foreign exchange rates. To address some of these risks we enter into various hedging transactions as described below. We do not use financial instruments for trading purposes and are not a party to any leveraged derivative transactions.

     Foreign Currency Risk. We purchase outside of the United States approximately 40% to 50% of the goods which we sell, and we generally pay for those goods in foreign currencies, particularly the Euro, but also the British pound. We periodically enter into foreign exchange forward contracts and option contracts in order to hedge some of our foreign exchange exposure. Absent our hedging transactions, a uniform 10% weakening as of February 3, 2002 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in an $8.1 million decrease in gross profit for the fiscal year ended February 1, 2003. After factoring in the effect of our hedging transactions, a uniform 10% weakening as of February 3, 2002 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in a $1.6 million decrease in gross profit for the fiscal year ended February 1, 2003. Absent our hedging transactions, a uniform 10% weakening as of February 4, 2001 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in an $8.3 million decrease in gross profit for the fiscal year ended February 2, 2002. After factoring in the effect of our hedging transactions, a uniform 10% weakening as of February 4, 2001 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in a $1.7 million decrease in gross profit for the fiscal year ended February 2, 2002. Absent our hedging transactions, a uniform 10% weakening as of January 30, 2000 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in an $8.7 million decrease in gross profit for the fiscal year ended February 3, 2001. After factoring in the effect of our hedging transactions, a uniform 10% weakening as of January 30, 2000 in the value of the dollar relative to the currencies in which our purchases are denominated would have resulted in a $1.7 million decrease in gross profit for the fiscal year ended February 3, 2001.


     This calculation assumes that each exchange rate would change in the same direction relative to the United States dollar. In addition to the direct effect of changes in exchange rates, which is a changed dollar value of the resulting purchases, changes in exchange rates also affect the volume of purchases or the foreign currency purchase price as competitors' prices become more or less attractive.


     Interest Rate Risk. Our earnings are affected by changes in short-term interest rates as a result of our revolving credit facility. If short-term interest rates averaged 2% more in the fiscal year ended February 1, 2003, our interest expense would have increased, and net income before taxes would have decreased by $0.6 million. If short-term interest rates averaged 2% more in the fiscal year ended February 2, 2002, our interest expense would have increased, and net loss before taxes would have increased by $0.7 million. If short-term interest rates averaged 2% more in the fiscal year ended February 3, 2001, our interest expense would have increased, and income before taxes would have decreased by $0.9 million. In the event of a change of that magnitude, we would likely take actions to mitigate our exposure to the change. However, due to uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no changes in our financial structure.

                                    BUSINESS

GENERAL

     We are a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. We provide our customers with a wide variety of merchandise across a broad range of prices, including a diverse selection of Barneys label merchandise. Our preferred arrangements with established and emerging designers, combined with our creative merchandising, store designs and displays, advertising campaigns, publicity events and emphasis on customer service, have positioned us as a pre-eminent retailer of men's and women's fashion, cosmetics, jewelry and home furnishings.


     We operate 20 inter-related stores in the United States under the "Barneys New York" trade name. These stores cater to fashion-conscious customers and include three flagship stores in prime retail locations in New York, Beverly Hills and Chicago, and three smaller regional stores in Manhasset, NY, Seattle, WA and Chestnut Hill, MA. Our two CO-OP Barneys New York stores in New York City are extensions of the CO-OP departments in our flagship stores. They cater to customers seeking contemporary, urban casual apparel and accessories. Our 12 outlet stores cater to budget-minded yet fashion-conscious customers. In addition, our noted semi-annual warehouse sale events in New York City and Santa Monica, California enable us to sell our end-of-the-season residual merchandise and extend the Barneys New York brand to a wider range of customers. We have entered into a licensing arrangement pursuant to which a third party operates two retail stores in Japan and a single in-store department in Singapore, all under the "Barneys New York" name.



     We drive sales by providing our customers with a carefully edited selection of high-fashion quality merchandise from leading and emerging designers. Our merchandising philosophy reflects a variety of fashion viewpoints and a culture of seeking out creative and innovative products. It has established Barneys as a premiere destination for fashion-conscious customers. We also strive to enhance our sales by expanding and reallocating existing space within our stores, attracting new customers, building upon our strong existing customer relationships and selectively increasing the number of our stores. Our experienced management team, led by Howard Socol, the former Chairman and Chief Executive Officer of Burdines, a division of Federated Department Stores, Inc., emphasizes disciplined financial management throughout our operations. We carefully monitor and have significantly reduced operating costs through a variety of initiatives, including a rationalization of personnel hours, a reduction in the number of our administrative employees and the renegotiation of supply, service and benefit plan contracts.


     We were founded in 1923 under the name "Barney's Clothes, Inc." Barneys consummated a plan of reorganization under Chapter 11 of the Bankruptcy Code on January 28, 1999. Pursuant to the plan, Holdings was formed and all the equity interests in Barney's, Inc. were transferred to Holdings, making Barney's, Inc. a wholly-owned subsidiary of Holdings. Holdings has no independent operations and its primary asset consists of shares of Barney's, Inc.

BUSINESS STRENGTHS


     Strong Designer Relationships. We are a preferred retailer for such leading designers as Giorgio Armani, Manolo Blahnik, Marc Jacobs, Prada, Jil Sander and Ermenegildo Zegna. We were the first to introduce a number of designers, including both Giorgio Armani and Prada, into the high-fashion market in the United States. Our stores are also a showcase for emerging designers, whom we identify and help to develop. By cultivating strong relationships with emerging designers, we are able to introduce their merchandise to the high-fashion market, often on an initially exclusive basis. We further strengthen our relationships with both established and emerging designers through design and product suggestions and by providing them with detailed feedback on their collections that we gather from our customers.



     Barneys Label Merchandise. We complement our designer merchandise with a diverse selection of Barneys label merchandise, including ready-to-wear apparel, handbags, shoes, dress shirts, ties and sportswear. Barneys label merchandise is manufactured by independent third parties according to our specifications. We are intensively involved in all aspects of the design and manufacture of this collection. This merchandise complements and is of comparable quality to our designer merchandise. Our Barneys label merchandise constituted approximately 15% of our net sales for our fiscal year ended February 1, 2003, is generally less expensive than our designer merchandise and generates higher margins.


     Strong Brand Image. We benefit greatly from the strong Barneys New York brand image as a fashion leader, which we have developed during the past three decades. We believe that our brand image is further enhanced through our consistently creative and innovative merchandising, store designs and displays, including our renowned flagship store windows, advertising campaigns and publicity events, all of which emphasize taste, luxury and humor. Our flagship stores reflect the luxury and distinct style of the merchandise we sell and establish and promote the Barneys New York brand image as a pre-eminent retailer of men's and women's fashion. In addition to our direct advertising, we receive frequent press coverage from independent publications. This coverage features our merchandise and reports our launches of new collections and new designers, further strengthening our brand image.


     Relationship-Driven Customer Service. We maintain a strong focus on providing consistently high levels of service to our customers. Our sales associates, particularly those at our flagship stores, maintain customer profile books to serve specific customers better by providing merchandise suggestions tailored to their personal tastes and by making them aware of new merchandise and sales events. These sales associates also receive extensive in-house product training and participate in vendor clinics to familiarize themselves with the styles, fabrics and workmanship of our designer collections. In addition, our customer loyalty program provides incentives to customers who use our proprietary credit card.


     Prime Store Locations. The location of our flagship stores in prime retail locations contributes to the strong Barneys New York brand image. These locations are Madison Avenue in New York City, Wilshire Boulevard off Rodeo Drive in Beverly Hills and Oak Street in Chicago. We believe that our three flagship stores are premiere destinations for fashion-conscious customers. All of our flagship stores are leased under long-term leases, with initial terms ranging from ten to twenty years and multiple ten-year renewal options.


     Proven Management Team. We have a strong and dedicated management team with significant experience in the upscale fashion market and retailing industry. Our Chief Executive Officer, Howard Socol, brings more than 30 years of industry experience to Barneys. Mr. Socol previously served as Chairman and Chief Executive Officer of Burdines Department Stores from 1984 to 1997. During that time, Burdines' business expanded from 25 stores as of January 28, 1984 to 48 stores as of February 1, 1997 and its sales grew from approximately $692 million in 1984 to approximately $1.3 billion in 1996. Additionally, Thomas Kalenderian, our Executive Vice-President -- Men's Merchandising, has been with us for 22 years, and Judith Collinson, our Executive Vice-President -- Women's Merchandising, has been with us for 15 years. During their tenure with Barneys, Mr. Kalenderian and Ms. Collinson have been instrumental in developing and implementing our merchandising strategy, including our relationships with designers and the design and procurement of Barneys label merchandise.

BUSINESS STRATEGY

     Our business strategy is focused on increasing comparable store sales, reducing operating expenses and selectively expanding our store base.

     Increase Comparable Store Sales. We are focused on maximizing the profitability of existing space, particularly in our flagship stores. We constantly consider opportunities to reallocate floor space to merchandise that can provide higher sales per square foot or higher profit margins. For example, in October 2001 we moved the restaurant in our New York City flagship store from the lower level to the then unused ninth floor. This enabled us to expand our main floor women's accessories business and to utilize the lower level space to expand our more profitable cosmetics sales area, without adversely affecting the restaurant's revenues. In June 2002 we also reallocated floor space in our New York City flagship store to expand our women's shoe department. During the fiscal year ended February 2, 2002, this department generated approximately three times more sales per square foot than the merchandise previously sold in the area that has been incorporated into our expanded women's shoe department. We plan to implement this strategy of maximizing existing space in our other flagship stores and regional and outlet locations, tailoring the enhancements to individual store sales trends and tastes. In addition, our continued focus on customer service and expanded marketing efforts, including increased advertising, are designed to increase sales to our existing customers and to attract new customers.


     Reduce Operating Expenses. We have a highly-disciplined approach to managing expenses throughout our operations. Since February 2001, we have reduced fixed costs by implementing a number of expense reduction initiatives, including reducing the number of our administrative personnel, which eliminated approximately $4.3 million in annual payroll costs, rebidding repair and maintenance contracts, reducing employee benefits and reducing our packaging and general office overhead costs, which eliminated approximately $2.0 million in annual expenses. We also upgraded the inventory controls and security measures in our stores in an effort to reduce inventory shrinkage. In addition, we constantly review our operations for opportunities to implement further expense reduction initiatives.



     Limited and Disciplined New Store Openings. In May 2000 we opened a new CO-OP store in the Chelsea neighborhood of New York City, and in March 2002 we opened a second new CO-OP store in the SoHo neighborhood of New York City. These stores, which are extensions of the CO-OP departments in our flagship stores, achieved aggregate net sales of $8.7 million in the fiscal year ended February 1, 2003, reflecting twelve months of operations for our Chelsea CO-OP store and eleven months of operations for our SoHo CO-OP store. Store level contributions equal (a) net sales less (b) the cost of sales and store specific selling, general and administrative expenses. We will continue to evaluate opportunities to expand our CO-OP store base in a selective and financially disciplined manner. We expect to open approximately ten additional CO-OP stores over the next five years, including one store in 2003 at a cost of between $1.0 million and $1.5 million each. We believe that the new CO-OP stores will increase customer awareness of the Barneys New York name and enhance the strong Barneys New York brand image.


RETAILING OPERATIONS

     We sell to consumers primarily through three inter-related distribution channels, consisting of full-price stores, outlet stores, and warehouse sale events. While these three distribution channels differ in both size and price-points, each is merchandised in its own way, with a wide range of high-quality merchandise that generally appeals to fashion-conscious customers. Our inventory supply chain is managed throughout these three distribution channels, which are discussed in more detail below.

     Full-Price Stores.  We operate eight full-price stores consisting of:

          Flagship Stores -- We operate three large flagship stores in prime retail locations in New York, Beverly Hills and Chicago. The three large flagship stores establish and promote the Barneys New York brand image as a pre-eminent retailer of men's and women's fashion. These stores offer customers a wide variety of merchandise, including apparel, accessories, cosmetics and items for the home, catering to affluent, fashion-conscious customers. We also seek to ensure that the ambience of our flagship stores reflects the luxury and distinct style of the merchandise that we sell. The flagship stores in New York and Beverly Hills also include restaurants managed by third-party contractors.

          Regional Stores -- We operate three smaller regional stores in the following locations: Manhasset, NY, Seattle, WA and Chestnut Hill, MA. The three smaller regional stores, which provide a limited selection of the merchandise offered in the flagship stores, cater to similar customers as our flagship stores in more localized markets.

          CO-OP Stores -- We operate two smaller CO-OP stores in New York City. These free-standing stores are extensions of the CO-OP departments in our flagship stores and focus on providing customers with a selection of high-end, contemporary, urban casual apparel and accessories, often at price points that are slightly lower than our non-CO-OP merchandise. Similar to our CO-OP departments, our CO-OP stores offer merchandise from established and emerging designers, as well as our Barneys label.

     Outlet Stores. We operate twelve outlet stores across the country. The outlet stores leverage the Barneys New York brand to reach a wider audience by providing a lower priced version of the sophistication, style and quality of the retail experience provided in the full-price stores. These stores, which typically operate with a low cost structure, also provide a clearance vehicle for residual merchandise from the full-price stores.

     The outlet stores, which sell designer and Barneys label apparel and accessories, serve budget-minded yet fashion-conscious customers. They are located in high-end outlet centers and serve a high number of destination shoppers and tourists.

     Warehouse Sale Events. We operate four warehouse sale events annually, one each spring and fall season in both New York and Santa Monica, California. The warehouse sale events provide another vehicle for liquidation of end of season residual merchandise, as well as a low cost extension of the Barneys New York brand to a wider audience. The events attract a wide range of shoppers, mostly bargain hunters who value quality and fashion.

LICENSING ARRANGEMENTS

     BNY Licensing Corp., a wholly-owned subsidiary of Barneys, is party to licensing arrangements pursuant to which:

     - two retail stores are operated in Japan and a single in-store department is operated in Singapore under the name "Barneys New York," each by an affiliate of Isetan Company Limited; and


     - Barneys Asia Co. LLC, which is 70% owned by BNY Licensing and 30% owned by an affiliate of Isetan, has the exclusive right to sublicense the Barneys New York trademark throughout Asia, excluding Japan.



     Licensing agreements governing these arrangements were entered into in connection with Barneys' emergence from bankruptcy. With regard to the first licensing arrangement described above, and in accordance with the plan of reorganization under which we emerged from bankruptcy, we assigned 90% of some of the annual minimum royalties we receive from this licensing arrangement to Isetan Company Limited until the expiration of the licensing arrangement in 2015. Under the present arrangement we do not receive significant annual revenues from this licensing arrangement. On February 5, 2003, this arrangement was amended, and the affiliate of Isetan agreed to pay us $750,000 in each of February 2003 and February 2004 in consideration of our consent to matters relating to the establishment of an additional Barneys New York store in Japan by an affiliate of Isetan. Barneys Asia Co. LLC has not entered into any sublicensing arrangements for the operation of any stores or departments under the Barneys New York trademark. See note 7(b) to our audited consolidated financial statements.


TRADEMARKS AND SERVICE MARKS


     We own our trademarks and service marks, including the "Barneys New York" and "Barneys" marks. Our trademarks and service marks are registered in the United States and some countries in Asia. The term of these registrations is generally ten years, and they are renewable for additional ten-year periods indefinitely, so long as the marks are still in use at the time of renewal. We are not aware of any claims of infringement or other challenges to our right to register or use our marks in the United States. We regard our trademarks and service marks as valuable assets in the marketing of our products and take appropriate action when necessary to protect them.


SEASONALITY

     The specialty retail industry is seasonal in nature, with a high proportion of sales and operating income generated in the November and December holiday season. As a result, our operating results are significantly affected by the holiday selling season. Seasonality also affects working capital requirements, cash flow and borrowings as inventories build in September and peak in October in anticipation of the holiday selling season. Our dependence on the holiday selling season is mitigated by the sales and income generated by our warehouse sale events held in February and August.

     The following table sets forth net sales and net income (loss) for the fiscal quarter ended May 3, 2003, and each of the fiscal quarters during the fiscal years ended February 1, 2003 and February 2, 2002. This quarterly financial data is unaudited but gives effect to all adjustments necessary, in the opinion of our management, to present fairly this information.

                                                                                                           FISCAL 2003 --
                             FISCAL 2001 -- QUARTER ENDED             FISCAL 2002 -- QUARTER ENDED         QUARTER ENDED
                        --------------------------------------   ---------------------------------------   --------------
   ($ IN THOUSANDS,     5/5/01    8/4/01    11/3/01    2/2/02    5/4/02    8/3/02    11/2/02     2/1/03        5/3/03
EXCEPT PER SHARE DATA)  -------   -------   -------   --------   -------   -------   --------   --------   --------------
Net Sales............   $94,069   $85,146   $89,408   $102,546   $92,475   $81,603   $103,299   $105,986      $91,385
As % of period.......        25%       23%       24%        28%       24%       21%        27%        28%         100%
Gross Profit.........    43,220    38,808    36,623     43,673    42,469    40,157     46,249     50,473       40,788
Net Income (loss)....    (3,301)   (3,860)   (8,448)       438       478      (439)     2,877      5,550       (1,210)
Basic and Diluted
  (Loss).............
Earnings Per Share...     (0.24)    (0.28)    (0.61)      0.03      0.03     (0.03)      0.21       0.40        (0.09)

COMPETITION

     The retail industry, in general, and the upscale retail apparel business, in particular, are intensely competitive. Competition is strong for customers, sales and vendor resources.

     Generally, our flagship, regional and CO-OP stores compete with both specialty stores and department stores, while our outlet stores and warehouse sale events compete with off-price and discount stores, in the geographic areas in which they operate. Several department store, specialty store, and vendor store competitors also offer catalog and internet shopping that also compete with us.

     We compete for customers principally on the basis of quality, fashion, assortment and presentation of merchandise, customer service, marketing and, at times, store ambiance. In our luxury retail business, merchandise assortment is a critical competitive factor, and retail stores compete for exclusive, preferred and limited distribution arrangements with key designers. In addition, we face increasing competition from our designer resources, which have established or expanded their market presence with their own dedicated stores. Some of the retailers with which we compete have substantially greater financial resources than we have and may have other competitive advantages over us.

MERCHANDISING


     We are a preferred retailer for a number of leading designers, including Giorgio Armani, Manolo Blahnik, Marc Jacobs, Prada, Jil Sander and Ermenegildo Zegna. We also offer a diverse selection of unique, Barneys label merchandise, primarily under the "Barneys New York" and "CO-OP" labels. In the fiscal year ended February 1, 2003, our ten top designers, including all brands owned by those designers, accounted for approximately 28% of our total sales, and our two top designers, including all brands owned by those designers, accounted for approximately 11% and 4%, respectively, of our total sales. If one or more of our top designers were to cease providing us with adequate supplies of merchandise, our business might, in the short term, be adversely affected. However, we believe that alternative supply sources exist to fulfill our requirements in the event of a disruption. In addition, if one or more of our top designers were to increase sales of merchandise through its own stores or to the stores of our competitors, our business could be materially adversely affected.


EMPLOYEES


     As of May 3, 2003, we employed approximately 1,300 people. Our staffing requirements fluctuate during the year as a result of the seasonality of the retail apparel industry. We add approximately 100 employees during the holiday selling season. Approximately 500 of our employees are represented by unions. We believe that overall our relationship with our employees and these unions is good. During our more than fifty-year relationship with unions representing our employees, we have never been subjected to a strike or work stoppage.

PROPERTIES

     Our principal facilities include corporate offices, a central alterations facility, a distribution center and three flagship stores. We lease all of our facilities. All of our flagship stores are leased under long-term leases, with initial terms ranging from ten to twenty years and multiple ten-year renewal options. The following table lists the location, type, and approximate gross and selling square footage of each of our facilities:

                                                                     APPROXIMATE   APPROXIMATE
                                                                        GROSS        SELLING
              LOCATION                            TYPE               SQUARE FEET   SQUARE FEET
              --------                            ----               -----------   -----------
New York, NY........................  Corporate Offices                 46,000            --
New York, NY........................  Central Alterations Facility      32,968            --
Lyndhurst, NJ.......................  Distribution Center              180,000            --
New York, NY........................  Flagship Store                   240,000       113,920
Beverly Hills, CA...................  Flagship Store                   120,000        60,671
Chicago, IL.........................  Flagship Store                    50,000        21,913
Manhasset, NY.......................  Regional Store                    19,052        12,646
Chestnut Hill, MA...................  Regional Store                     6,234         4,165
Seattle, WA.........................  Regional Store                    11,113         6,406
New York, NY (Wooster Street).......  CO-OP Store                        7,000         3,782
New York, NY (17th Street)..........  CO-OP Store                        7,038         5,800
Miami Beach, Florida (Opening in
  Fall 2003)........................  CO-OP Store                        9,038         6,858
Harriman, NY........................  Outlet Store                       9,576         7,468
Cabazon, CA.........................  Outlet Store                       7,026         4,930
Camarillo, CA.......................  Outlet Store                       7,500         5,471
Clinton, CT.........................  Outlet Store                       7,525         4,898
Riverhead, NY.......................  Outlet Store                       7,500         5,077
Wrentham, MA........................  Outlet Store                       7,500         5,012
Waikele, HI.........................  Outlet Store                       6,295         4,766
Carlsbad, CA........................  Outlet Store                       7,500         4,969
Napa Valley, CA.....................  Outlet Store                       5,500         3,877
Orlando, FL.........................  Outlet Store                       6,000         3,965
Allen, TX...........................  Outlet Store                       7,000         4,801
Leesburg, VA........................  Outlet Store                       6,000         4,224

     We also license, on a short-term basis, facilities for our semi-annual Santa Monica, CA warehouse sale events. We believe that all of our facilities are suitable and adequate for the current and anticipated conduct of our operations.

LEGAL PROCEEDINGS


     On or about July 31, 2002, Maggie MacBeth filed an action against us in the Superior Court for the State of California, County of San Diego on behalf of herself and all others similarly situated. The Complaint alleges that we violated California Civil Code Section 1747.8(a)(2) by requesting personal information from customers who use credit cards to make store purchases. The Complaint further alleges the alleged violations took place on July 16, 2002 and on numerous dates before that date and that by virtue of the purported violations of Section 1747.8(a)(2), we are engaged in unlawful acts and practices in violation of California's unfair competition law. The complaint seeks relief on a class basis under the statutes permitting a plaintiff to recover a fine, in the discretion of the court, and other damages that each member of the class may have suffered as a result of our alleged conduct. The complaint further seeks an accounting of all moneys and profits received by us in connection with the alleged violations as well as injunctive relief with respect to the alleged practices. Certification of the class and attorneys fees is also sought. We believe that the complaint is without merit, and that we have substantial defenses to the claims. We are defending the lawsuit. A proposed settlement of this matter received preliminary court approval on May 1, 2003. However, on June 19, 2003, the court did not approve the settlement on the terms proposed by the parties. The parties have revised the settlement to comply with the court's suggestions, and it is anticipated that the revised settlement will be presented to the court for approval on August 28, 2003. Although the revised settlement complies with the court's June 19, 2003 comments, no assurance can be given that the court will approve it. In management's judgment, based in part on consultation with legal counsel, this case is not expected to have a material adverse effect on our financial position.


     In addition, we are involved in various legal proceedings which are routine and incidental to the conduct of our business. Management believes that none of these proceedings, if determined adversely to us, would have a material effect on our financial condition or results of operations.

GOVERNMENT REGULATION

     Our proprietary credit card operations, as well as those of third-party credit card providers, are subject to numerous federal and state laws, including laws that impose disclosure and other requirements upon the origination, servicing and enforcement of credit accounts and limitations on the maximum amount of finance charges that may be charged by a credit provider. Any change in these regulations that would materially limit the availability of credit to our customers could adversely affect our business, financial condition and results of operations. Our practices, as well as our competitors' practices, are also subject to review in the ordinary course of business by the Federal Trade Commission. We believe that we are currently in material compliance with all applicable state and federal regulations.


     Additionally, we are subject to customs, truth-in-advertising and other laws, including consumer protection regulations and zoning and occupancy ordinances, that regulate retailers generally and/or govern the importation, promotion and sale of merchandise and the operation of retail stores and warehouse facilities. We undertake to monitor changes in these laws and believe that we are in material compliance with applicable laws with respect to these practices.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below are the names, positions and business backgrounds of all of the executive officers and directors of Holdings. Except as otherwise indicated, each executive officer has held his current position for the past five years and each director has been a member of our board of directors since 1999.

                                               AGE
                                             (AS OF
                                            JUNE 20,
NAME                                          2003)                        POSITION
----                                        ---------                      --------
Howard Socol..............................     57       Chairman, President and Chief Executive
                                                        Officer*+
Judith Collinson..........................     51       Executive Vice President --  Women's
                                                        Merchandising*
Thomas Kalenderian........................     46       Executive Vice President --  Men's
                                                        Merchandising*
Marc H. Perlowitz.........................     48       Executive Vice President -- General Counsel and
                                                        Human Resources, Secretary*
Karl Hermanns.............................     39       Executive Vice President-- Operations*
Michael Celestino.........................     47       Executive Vice President-- Store Operations*
Steven M. Feldman.........................     40       Executive Vice President and Chief Financial
                                                        Officer*
David New.................................     46       Executive Vice President-- Creative Services*
Vincent Phelan............................     37       Senior Vice President-- Treasurer*
Allen I. Questrom.........................     63       Director
Shelley F. Greenhaus......................     50       Director**
John Halpern..............................     56       Director
Yasuo Okamoto.............................     55       Director**
Carl Spielvogel...........................     74       Director
David A. Strumwasser......................     51       Director+
Robert J. Tarr, Jr........................     59       Director
Douglas P. Teitelbaum.....................     38       Director+
Steven A. Van Dyke........................     43       Director**

---------------


 * Indicates that the person named also holds a corresponding position at Barney's, Inc., BNY Licensing Corp., Basco All-American Sportswear Corp., Barneys (NY) Lease Corp., Barneys (CA) Lease Corp, Barneys America, Inc. and Barneys America (Chicago) Lease Corp.



** Indicates that the person named is also a member of the board of directors of Barney's, Inc.



 + Indicates that the person named is also a member of the boards of directors of Barney's, Inc., BNY Licensing Corp., Basco All-American Sportswear Corp., Barneys (NY) Lease Corp., Barneys (CA) Lease Corp, Barneys America, Inc. and Barneys America (Chicago) Lease Corp.



     Howard Socol has been the Chairman, President and Chief Executive Officer of Holdings since January 8, 2001. Mr. Socol was the Chief Executive Officer of
J. Crew Group, Inc., a retailer of women's and men's apparel, shoes and accessories, from February 1998 through January 1999. From 1969 to 1997, Mr. Socol served in various management positions at Burdines, a division of Federated Department Stores, Inc., becoming President in 1981 and Chairman and Chief Executive Officer in 1984, a position he held until his retirement in 1997. Mr. Socol is also a director of Liz Claiborne, Inc.


     Judith Collinson started with Barneys in 1989 as an Accessories Buyer. Prior to her current position, she had been responsible for Accessories and Private Label Collections. She was promoted to Executive Vice

President and General Merchandising Manager for all women's merchandising in May 1998. Ms. Collinson is also responsible for women's shoes and cosmetics.

     Thomas Kalenderian has been at Barneys for 22 years. His responsibilities have increased over time until he was promoted to Executive Vice President and General Merchandising Manager for all men's merchandising in July 1997. Mr. Kalenderian is responsible for developing and implementing menswear strategy and manages many of the key vendor relationships for the menswear, children's and gifts for the home businesses.

     Marc H. Perlowitz joined Barneys in September 1985. He was promoted to Executive Vice President, General Counsel and Human Resources of Barneys in October 1997. Mr. Perlowitz' responsibilities include direct responsibility for all legal matters of Holdings and its affiliates. He is responsible for Human Resources which includes compensation, benefits, labor relations, training, recruiting, employee policies and procedures and company communications. He is also responsible for real estate and risk management.

     Karl Hermanns has been with Barneys since July 1996 and previously was responsible for Financial and Strategic Planning. During his tenure, he has assumed other responsibilities and is currently responsible for Marketing, Merchandise Planning, Management Information Systems, Distribution, Imports and our Central Alterations department. Mr. Hermanns was promoted to Executive Vice President in February 2000. Prior to joining Barneys, Mr. Hermanns spent 10 years with Ernst & Young LLP in their audit and corporate finance practices.

     Michael Celestino has been with Barneys since November 1991 and has served in a number of store operations capacities during that period. Mr. Celestino is currently responsible for all store operations including full-price stores, outlet stores and our warehouse sale events. He was promoted to Executive Vice President in February 2000.

     Steven M. Feldman has been with Barneys since May 1996 when he joined as Controller. During his tenure he assumed additional responsibilities and was appointed as Chief Financial Officer in May of 1999. Prior to joining Barneys, Mr. Feldman was a Senior Manager at Ernst & Young LLP principally serving retail engagements. Mr. Feldman was promoted to Executive Vice President in March 2000.

     David New has been with Barneys since 1992 when he joined as Men's Display Manager of the 17th Street store in New York City. Mr. New's responsibilities have increased over time and in March of 2000 he was promoted to Executive Vice President -- Creative Services. In that capacity, Mr. New is responsible for Store Design, Display, Advertising and Publicity.

     Vincent Phelan has been with Barneys since August 1995 when he joined as Director of Finance. Prior to joining Barneys, Mr. Phelan was the Deputy Director of Finance at the United States Tennis Association, Inc. in White Plains, NY from January 1993 to July 1995. Mr. Phelan was promoted to Vice President -- Treasurer in January 1999 and Senior Vice President in March 2000. Mr. Phelan is a certified public accountant and is responsible for financial planning and analysis, cash management, banking relations, taxes and facilities.

     Allen I. Questrom is Chairman and Chief Executive Officer of J.C. Penney Company, Inc. He resigned as the President and Chief Executive Officer of Holdings on September 15, 2000. He resigned as Chairman of the Board of Holdings on January 8, 2001. Mr. Questrom spent most of his 37-year career in retail with Federated Department Stores, Inc., rising from management trainee to become the corporation's youngest Chairman and Chief Executive Officer -- first in 1980 of the Rich's division based in Atlanta, in 1984 of the Bullock's division based in Los Angeles and in 1990 of Federated Department Stores, Inc., a position which he held until May 1997. Mr. Questrom also served as President and Chief Executive Officer of the Dallas-based Neiman Marcus Department Store Group from 1988 until 1990. He also serves as a member of the Board of AEA Investors and National Retail Federation and a member of the National Committee of the Whitney Museum of American Art in New York.

     Shelley F. Greenhaus is a principal of Whippoorwill Associates, Inc., an investment management firm, and has served as President and Managing Director of Whippoorwill since 1990. From January 1983 through August 1990, Mr. Greenhaus was a Vice President and Portfolio Manager (Distressed Securities) at

Oppenheimer & Co., Inc. Prior to that, from September 1981 to January 1983, Mr. Greenhaus was a Financial Analyst at W.R. Family Associates and from July 1978 through September 1981, he was a Financial Analyst at Loeb Rhodes, Hornblower & Co. (Risk Arbitrage and Distressed Securities).


     John Halpern is a partner of Halpern, Denny & Company, a private equity investment firm. Prior to that, Mr. Halpern was a founder of Bain & Company, the international consulting firm and served as its Vice Chairman until 1990. Mr. Halpern serves on the Board of Directors of some privately held companies.


     Yasuo Okamoto is a member of the law firm of Hughes, Hubbard& Reed LLP. From time to time, Hughes, Hubbard & Reed LLP represents Isetan in its arrangements with us. Prior to joining Hughes, Hubbard & Reed LLP, Mr. Okamoto was a partner at Hill, Betts & Nash from 1980 to 1986. Mr. Okamoto is presently a member of the Board of Directors of Nikon Americas, Inc. From 1990 to 1997, Mr. Okamoto was a Lecturer at the Boston University School of Law.

     Carl Spielvogel is the Chairman and Chief Executive Officer of Carl Spielvogel Associates Inc., an investment management international counseling firm. He served from August 2000 through April 2001 as the United States Ambassador to the Slovak Republic. He was the Chairman and Chief Executive Officer of United Auto Group from 1995 to 1998, and the Chairman and Chief Executive Officer of Backer Spielvogel Bates Worldwide, Inc., an international advertising company from 1979 to 1995. Earlier, he was Vice Chairman of the Interpublic Group of Companies, Inc. Mr. Spielvogel is a member of the Boards of Directors of Hasbro, Inc. and Interactive Data, Inc.

     David A. Strumwasser is a principal of Whippoorwill, and has served as Managing Director and General Counsel of Whippoorwill since 1993. From 1984 through 1993, Mr. Strumwasser was a partner and co-head of the Bankruptcy and Reorganization Practice at Berlack, Israels & Liberman LLP. Prior to that, he practiced bankruptcy law at Anderson, Kill & Olick from 1981 to 1984, and at Weil, Gotshal & Manges LLP from 1976 to 1979. From 1979 to 1981, Mr. Strumwasser was an Assistant Vice President at Citicorp Industrial Credit, Inc.

     Robert J. Tarr, Jr. is a professional director and a Special Partner with Chartwell Investments LLP and was Chairman, Chief Executive Officer and President of HomeRuns.com, Inc. from February 2000 through September 2001. From January 1997 through February 2000, he was an independent investor and professional director. He was the President, Chief Executive Officer and Chief Operating Officer of each of Harcourt General Inc. and the Neiman Marcus Group Inc. from November 1991 to January 1997. Prior to that he held a variety of positions with General Cinema Corporation, the predecessor of Harcourt General Inc., including President and Chief Operating Officer since 1984. Mr. Tarr presently serves on the Boards of Directors of John Hancock Financial Services, Inc. and WESCO International Inc.

     Douglas P. Teitelbaum joined Bay Harbour, an investment management firm, as a principal in April 1996. Prior to that time, Mr. Teitelbaum was a managing director in the High Yield and Distressed Securities Group at Bear Stearns, Inc. and was previously a partner at Dabney/Resnick, Inc., a Los Angeles based distressed securities investment boutique. Mr. Teitelbaum serves on the Boards of Directors of American Banknote Corporation and Planet Hollywood, Inc.

     Steven A. Van Dyke joined Bay Harbour, and its predecessor, Tower Investment Group, as a principal in 1986. He is a Chartered Financial Analyst and is a member of both the Financial Analysts Society of Central Florida and the Association for Investment Management and Research. Mr. Van Dyke serves on the Boards of Directors of Buckhead America, Globix Corp. and American Banknote Corporation.

     None of the executive officers or directors listed above is related to any other director or executive officer.

BOARD COMPOSITION

     Each director serves until the next annual meeting of stockholders and until a successor is elected and qualified or until his earlier resignation or removal.

     Bay Harbour and Whippoorwill, collectively, are the beneficial owners of approximately 77.7% of the outstanding shares of the common stock of Holdings. They are parties to a stockholders agreement, dated as of

November 13, 1998, which sets forth their agreement with respect to matters relating to the shares of Holdings common stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill has agreed to take all action necessary to elect three designees of each, one designee of Isetan, the chief executive officer of Holdings, and three independent directors, to the board of directors of Holdings. Pursuant to the plan of reorganization for Barneys and some of its affiliates, Messrs. Greenhaus and Strumwasser, who are principals and officers of Whippoorwill, and Messrs. Teitelbaum and Van Dyke, who are principals of Bay Harbour, and Mr. Halpern, became members of the board of directors of Holdings. In addition, Mr. Okamoto was elected to the board of directors of Holdings as a designee of Isetan pursuant to an agreement among Isetan, Bay Harbour, Whippoorwill and us. See "Certain Relationships and Related Transactions -- Isetan." below. There is currently one vacancy on the board of directors of Holdings. Pursuant to the stockholders agreement, Whippoorwill has the right to designate this director.



     Audit Committee. The audit committee of Holdings is responsible for overseeing our financial reporting process on behalf of the board. As part of its duties, the audit committee recommends to the board the selection of our independent auditors, analyzes the reports of our auditors, periodically reviews the adequacy of our internal financial controls, periodically reviews the terms of material transactions between us and our affiliates and subsidiaries and makes recommendations to the board with respect to those matters. The members of the audit committee are Robert J. Tarr, Jr. and Carl Spielvogel, both of whom are "independent" under Nasdaq listing standards. The board has adopted a written charter for the audit committee.


     Compensation Committee. The compensation committee of Holdings consists of three directors, and its function includes management compensation matters. The compensation committee currently consists of David Strumwasser, Robert J. Tarr, Jr. and Douglas P. Teitelbaum.


     Executive Committee. The executive committee of Holdings consists of four directors, and its function is to take the actions as permitted by law in connection with the management of the business and affairs of Holdings. The executive committee currently consists of Howard Socol, David A. Strumwasser, Robert J. Tarr, Jr. and Douglas P. Teitelbaum.


COMPENSATION OF DIRECTORS

     Each of Holdings' three independent directors, Allen I. Questrom, Robert J. Tarr, Jr. and Carl Spielvogel, receives an annual fee of $50,000 for his services as a director. All non-employee directors participate in our stock option plan for non-employee directors, which is described below in "-- Employee Benefit Plans."

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual compensation for services in all capacities to us for the fiscal years ended February 1, 2003 (52 weeks), February 2, 2002 (52 weeks) and February 3, 2001 (53 weeks) of the Chief Executive Officer and each of the four other of our most highly compensated executive officers.

                                                                                    LONG-TERM COMPENSATION
                                                                                            AWARDS
                                                 ANNUAL COMPENSATION              ---------------------------
                            FISCAL    -----------------------------------------                   SECURITIES
NAME AND                     YEAR                                OTHER ANNUAL      RESTRICTED     UNDERLYING       ALL OTHER
PRINCIPAL POSITION         ENDED IN     SALARY      BONUS(1)    COMPENSATION(2)   STOCK AWARDS   OPTIONS/SARS   COMPENSATION(3)
------------------         --------   ----------   ----------   ---------------   ------------   ------------   ---------------
Howard Socol.............    2003     $1,050,000   $1,250,000       $79,140        $820,000(4)          --          $2,250
  Chairman, President and    2002        970,191    1,000,000        89,484                --           --           1,500
  Chief Executive Officer    2001         76,923           --            --                --      792,034              --

Thomas Kalenderian.......    2003        416,000      145,600            --                --           --          12,370
  Executive Vice             2002        405,539           --            --                --       20,000          10,700
  President -- Men's         2001        385,064       92,813            --                --       40,000          14,960
  Merchandising

Judith Collinson.........    2003        401,700      122,519            --                --           --          11,457
  Executive Vice             2002        391,596           --            --                --       20,000          11,363
  President -- Women's       2001        370,318       92,813            --                --       40,000          15,460
  Merchandising

Michael Celestino........    2003        416,922      127,162            --                --           --          12,370
  Executive Vice             2002        406,425           --            --                --       20,000          11,070
  President -- Store         2001        378,247       94,500            --                --       40,000          15,320
  Operations

Marc H. Perlowitz........    2003        360,594      126,208            --                --           --          12,370
  Executive Vice             2002        351,526           --            --                --       20,000          11,070
  President -- General       2001        333,130      100,500            --                --       40,000          15,320
  Counsel and Human
  Resources, and
  Secretary

---------------

(1) Reflects amounts earned during the fiscal year covered but actually paid in the subsequent fiscal year.


(2) Other Annual Compensation includes auto, auto insurance, parking, professional fees paid on behalf of the executive and clothing and air travel allowances, but excludes some perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary reported for the named executive officer. For Mr. Socol, Other Annual Compensation includes $48,113 in clothing allowance reimbursements for the fiscal year ended February 2, 2002 and $25,850 for reimbursements of tax consulting professional fees and $39,740 in clothing allowance reimbursements for the fiscal year ended February 1, 2003.


(3) All Other Compensation includes imputed life insurance, 401(k) match payments made by us, and other retirement plan contributions made by us.


(4) On January 10, 2003, pursuant to an amendment to Mr. Socol's employment agreement, we agreed to make a restricted stock award of 200,000 shares of Holdings common stock to Mr. Socol on February 2, 2003. Holdings common stock is quoted on the OTC Bulletin Board service. Holdings common stock is only traded on a limited or sporadic basis and there is no established public trading market for its common stock. There is no assurance that there will be liquidity in the Holdings common stock. The dollar amount reported in the table has been calculated by multiplying the quoted last trade price of the Holdings common stock on January 10, 2003 by 200,000. At February 1, 2003, the dollar amount calculated as of that date was $850,000. 100,000 of the shares vest on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before those dates. In addition, upon a change in control of Holdings before Mr. Socol's service terminates, if Holdings terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, all 200,000 shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability. All regular cash dividends paid on the shares will be held in escrow and will be paid to Mr. Socol upon the vesting of the shares.

OPTIONS

     Options Granted in the Fiscal year Ended February 1, 2003. There were no grants of stock options made during the fiscal year ended February 1, 2003 to our Chief Executive Officer and each of our four other most highly compensated executive officers.

     Fiscal Year Ended February 1, 2003 Option Values.

                                                                                              VALUE OF
                                                                 NUMBER OF SECURITIES       UNEXERCISED
                                                                UNDERLYING UNEXERCISED      IN-THE-MONEY
                                                                      OPTIONS AT             OPTIONS AT
                                      SHARES                       FISCAL YEAR-END       FISCAL YEAR-END($)
                                     ACQUIRED        VALUE         EXERCISABLE(E)/        EXERCISABLE(E)/
NAME                               ON EXERCISE#   REALIZED($)      UNEXERCISABLE(U)       UNEXERCISABLE(U)
----                               ------------   -----------   ----------------------   ------------------
Howard Socol.....................       0              0              396,117(E)                0(E)
                                                                      396,117(U)                0(U)
Thomas Kalenderian...............       0              0               32,000(E)                0(E)
                                                                       28,000(U)                0(U)
Judith Collinson.................       0              0               32,000(E)                0(E)
                                                                       28,000(U)                0(U)
Michael Celestino................       0              0               32,000(E)                0(E)
                                                                       28,000(U)                0(U)
Marc H. Perlowitz................       0              0               32,000(E)                0(E)
                                                                       28,000(U)                0(U)

EMPLOYEE BENEFIT PLANS


     Employees Stock Plan. Pursuant to the plan of reorganization for Barneys and some of its affiliates, Holdings established the Barneys Employees Stock Plan effective January 28, 1999 for all eligible employees of Barneys, and 15,000 shares of new Holdings preferred stock were contributed to the Barneys Employees Stock Plan Trust. This preferred stock will be issued to our existing employees as incentive compensation in connection with future services to be rendered to us. Because the 15,000 shares issued to the trust have not yet been issued to existing employees, they are not considered as issued or outstanding for accounting purposes. This plan is a profit sharing plan covering all eligible employees other than those covered by a collective bargaining agreement. Contributions under this plan are at our discretion.


     Stock Option Plans. We have a stock option plan that provides for the granting of stock options to key employees of Barneys for the purchase of shares of Holdings common stock. The plan is administered by the compensation committee of Holdings' board of directors, which has the discretion to determine, among other things, the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability and the designation of options as incentive stock options or non-qualified stock options. Option terms may not be greater than ten years, or five years in the case of an incentive stock option granted to a holder of 10% or more of the voting power of Holdings' capital stock. The price per share at which common stock may be purchased upon exercise of an option is determined by the compensation committee; however, in the case of grants of incentive stock options, the price per share may not be less than the fair market value of a share of Holdings common stock on the date of grant. The compensation committee also has the right to accelerate the right to exercise any option granted under the plan. As of May 3, 2003, there were 392,766 shares available for future grant under the plan.

     In addition to the stock option plan for our key employees, in the fiscal year ended January 29, 2000, we adopted a stock option plan that provides for the granting of non-qualified stock options to non-employee members of Holdings' board of directors. Each "eligible director," as defined in the plan, is granted an option to purchase 5,000 shares of Holdings common stock upon his initial appointment to the board of directors of Holdings, which is exercisable at the fair market value of Holdings common stock on the date of grant. At the discretion of the board of directors of Holdings, additional options may be granted to eligible directors on the date of the annual meeting of Holdings' stockholders that takes place after the initial grant, provided the grantee is an eligible director in office immediately following that annual meeting. The options granted under this plan are exercisable at the fair market value, as determined by Holdings' board of directors, and expire ten years after the date of grant. These options are exercisable:


     - as to one-half of the total number of shares subject to the grant on the date of grant; and

     - as to the remaining shares subject to the grant on the first anniversary of the date of grant.

Pursuant to the plan, each eligible director was granted an option on March 11, 1999 to purchase 5,000 shares of Holdings common stock upon his initial appointment to Holdings' board of directors, at an exercise price of $8.68 per share, one-half of which vested on issuance, and one-half of which vested on March 11, 2000. On June 20, 2001, each eligible director was granted an additional option to purchase 25,000 shares of Holdings common stock at an exercise price of $9.625 per share, one half of which vested on issuance and one half of which vested on June 20, 2002. As of May 3, 2003, 30,000 shares remain available for issuance under the Director Option Plan.

     Union Plan. Pursuant to agreements with unions, we are required to make periodic pension contributions to union-sponsored multiemployer plans which provide for defined benefits for all union members employed by us. We, at present, have no intentions of withdrawing from these plans.

     401(k) and Money Purchase Plan. See "Certain Relationships and Related Transactions" below.

     Employee Severance Plan. See "Certain Relationships and Related Transactions" below.

EMPLOYMENT AGREEMENTS

     See "Certain Relationships and Related Transactions" below.

                             PRINCIPAL STOCKHOLDERS


     All of the outstanding shares of Barney's, Inc. are owned by Holdings. All of the outstanding shares of BNY Licensing Corp., Basco All-American Sportswear Corp., Barneys (NY) Lease Corp., Barneys (CA) Lease Corp and Barneys America Inc. are owned by Barney's, Inc. All of the outstanding shares of Barneys America (Chicago) Lease Corp. are owned by Barneys America, Inc. The following table sets forth information as of June 20, 2003 regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of Holdings common stock by:


     - each person known to us to be a beneficial owner of more than 5% of the outstanding common stock;

     - each of Holdings' directors;

     - Holdings' chief executive officer and each of the four most highly compensated executive officers of Holdings' other than Holdings' chief executive officer; and

     - all executive officers and directors of Holdings as a group.


     Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017. The information below regarding each beneficial owner of more than 5% of the outstanding Holdings common stock, other than Isetan Company Limited, is based on filings pursuant to Section 13(d) under the Securities Exchange Act of 1934. The information below as to securities owned by directors and executive officers was furnished to us by those directors and executive officers, including as to some directors pursuant to Section 13(d) under the Securities Exchange Act of 1934. Except as otherwise indicated all shares are owned directly. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which that person or persons has the right to acquire within 60 days after that date is deemed to be outstanding for the purpose of computing the percentage ownership of that person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


                                                              AMOUNT AND NATURE OF   PERCENT OF
NAME OR GROUP                                                 BENEFICIAL OWNERSHIP    CLASS(1)
-------------                                                 --------------------   ----------
Whippoorwill Associates, Inc., on behalf of its
  Discretionary Accounts....................................     5,460,285.5(2)         38.2%
  11 Martine Avenue
  White Plains, New York 10606
Bay Harbour Management L.C. on behalf of its Managed
  Accounts..................................................     5,648,086.5(3)         39.5%
  885 Third Avenue, 34th Floor
  New York, New York 10022
Isetan Company Limited......................................           913,061           6.5%
  14-1 Shinjuku 3-Chome
  Shinjuku-ku, Tokyo
  Japan 160-0022
Shelley F. Greenhaus........................................     5,490,285.5(4)         38.3%
  c/o Whippoorwill Associates, Inc.
David A. Strumwasser........................................     5,490,285.5(4)         38.3%
  c/o Whippoorwill Associates, Inc.
Douglas P. Teitelbaum.......................................     5,678,086.5(5)         39.6%
  c/o Bay Harbour Management L.C
  885 Third Avenue, 34th Floor
  New York, New York 10022.
Steven A. Van Dyke..........................................     5,690,086.5(6)         39.7%
  c/o Bay Harbour Management L.C
  885 Third Avenue, 34th Floor
  New York, New York 10022.
John Halpern................................................          30,000(7),(8)        *
Yasuo Okamoto...............................................          30,000(7)            *
Allen I. Questrom...........................................          30,000(7)            *
Howard Socol................................................         596,117(9)          4.1%
Carl Spielvogel.............................................          30,000(7)            *
Robert J. Tarr, Jr..........................................          30,000(7)            *
Judith Collinson............................................         44,000(10)            *
Thomas Kalenderian..........................................         44,000(10)            *
Michael Celestino...........................................         44,000(10)            *
Marc H. Perlowitz...........................................         44,000(10)            *
All directors and executive officers as a group consisting
  of 18 persons.............................................        11,677,372          77.6%

---------------

   * Less than 1%.

 (1) Based on 14,103,227 shares outstanding as of June 20, 2003.


 (2) All of these shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill has discretionary authority and acts as general partner or investment manager. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, Holdings. The number of shares indicated as being beneficially owned by Whippoorwill (x) does not include the shares of common stock held by Bay Harbour which are the subject of the stockholders agreement and with respect to which Whippoorwill disclaims beneficial ownership and (y) includes 298,058.5 shares of common stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote those shares at the direction of Whippoorwill.



 (3) All of these shares are owned directly by (i) BHB LLC, of which Bay Harbour is the manager, or (ii) some of Bay Harbour's managed accounts. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, Holdings. The number of shares indicated as being beneficially owned by Bay Harbour (x) does not include the shares of common stock held by Whippoorwill which are the subject of the stockholders agreement and with respect to which Bay Harbour disclaims beneficial ownership and (y) includes 298,058.5 shares of common stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote those shares at the direction of Bay Harbour.


 (4) Includes all shares of common stock beneficially owned by Whippoorwill. Mr. Greenhaus is a principal, President and Managing Director and Mr. Strumwasser is a principal, Managing Director and General Counsel of Whippoorwill. Also includes 30,000 shares of common stock issuable pursuant to currently exercisable options granted to each of Messrs. Greenhaus and Strumwasser under our stock option plan for non-employee directors.

 (5) Includes all shares of common stock beneficially owned by Bay Harbour. Mr. Teitelbaum is a principal of Bay Harbour. Also includes 30,000 shares of common stock issuable pursuant to currently exercisable options granted to Mr. Teitelbaum under our stock option plan for non-employee directors.

 (6) Includes all shares of common stock beneficially owned by Bay Harbour. Mr. Van Dyke is a principal of Bay Harbour. Also includes 12,000 shares of common stock beneficially owned by Mr. Van Dyke and 30,000 shares of common stock issuable pursuant to currently exercisable options granted to Mr. Van Dyke under our stock option plan for non-employee directors.

 (7) Represents shares of common stock issuable upon the exercise of currently exercisable options granted to non-employee directors under our stock option plan for non-employee directors.

 (8) Halpern, Denny & Company, of which John Halpern is a partner, is a member of BHB LLC. Mr. Halpern disclaims beneficial ownership of any shares of common stock owned by BHB LLC.

 (9) Represents 200,000 shares of restricted stock over which Mr. Socol has voting but not dispositive power and 396,117 shares of common stock issuable upon the exercise of currently exercisable options granted pursuant to our employee stock option plan.

(10) Represents shares of common stock issuable upon the exercise of currently exercisable options granted to executive officers pursuant to our employee stock option plan.

     In addition, there are 20,000 shares of Holdings Series A preferred stock outstanding. The shares of preferred stock have one vote per share and vote on all matters, other than the election of directors, with the common stock, together as a single class. The Barneys Employees Stock Plan Trust, c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017, owns 15,000 shares, or 75%, of the preferred stock, and Harry G. Wagner, an individual, 1609 New York Avenue, Huntington Station, NY 11746, owns 5,000 shares, or 25%, of the preferred stock.

     As noted above, on April 1, 2003, we completed an offering to sell 106,000 units. Each unit consisted of $1,000 principal amount at maturity of 9% senior secured notes due April 1, 2008 of Barney's, Inc. and one warrant to purchase
3.412 shares of common stock of Holdings at an exercise price of $0.01 per share, subject to adjustment. The warrants, which expire on April 1, 2008, will be exercisable at any time on or after:

     - 180 days after April 1, 2003;

     - the date on which the registration statement of which this prospectus is a part is declared effective under the Securities Act;

     - the date on which a shelf registration statement with respect to the shares issuable upon exercise of the warrants is declared effective under the Securities Act; and


     - the date the initial purchaser of the units in its sole discretion shall determine.



     Upon exercise, the holders of warrants would be entitled, in the aggregate, to purchase common stock of Holdings representing approximately 2.5% of the outstanding common stock of Holdings on a fully diluted basis on April 1, 2003, assuming exercise of all warrants.



     As noted above, Bay Harbour and Whippoorwill, who collectively beneficially own approximately 77.7% of the outstanding shares of Holdings common stock, are parties to a stockholders agreement with respect to matters relating to the shares of Holdings common stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill have agreed to:


     - grant each other rights of first offer as well as tag-along rights in the event of a transfer of shares;

     - grant each other the right to participate in an acquisition of additional shares of Holdings common stock by one of them; and

     - grant the other a right of first refusal to purchase shares of Holdings common stock which one of them has requested Holdings to register pursuant to the registration rights agreement among Holdings, Bay Harbour, Whippoorwill and Isetan.

     The stockholders agreement also generally prohibits each of Bay Harbour and Whippoorwill from voting the shares of Holdings common stock held by it in favor of amending Holdings' certificate of incorporation or bylaws or a sale or merger of Holdings without the consent of the other. The stockholders agreement further gives approval rights to Bay Harbour and Whippoorwill in connection with the appointment of the chief executive officer of Holdings. The stockholders agreement may be terminated by either party at any time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH HOWARD SOCOL


     Pursuant to an agreement between Holdings and Howard Socol dated as of January 8, 2001, and as amended on January 10, 2003, Mr. Socol serves as Chairman of the Board of Directors, President and Chief Executive Officer of Holdings through January 31, 2005. Under some circumstances Holdings may extend Mr. Socol's term up to an additional six months. Mr. Socol's base salary is $1.0 million per year. In addition, for the periods commencing February 1, 2001 and ending on January 31, 2003, Mr. Socol was entitled to an annual performance bonus of up to 125% of his base salary. For the period commencing on February 1, 2003 and ending on January 31, 2005, Mr. Socol is entitled to an annual performance bonus based on the amount by which Holdings exceeds financial target amounts, which bonus is not limited to 125% of his base salary. The amount of the performance bonus for the fiscal year ended February 2, 2002 was guaranteed to be $1.0 million. Mr. Socol was granted options to purchase 792,234 shares of Holdings common stock, representing 5% of the outstanding shares of Holdings common stock on a fully-diluted basis, which will vest over the term of his employment until January 31, 2004. These options are exercisable at a price of $9.625 per share. The stock options are exercisable until the earlier of (a) January 7, 2008 and (b) the second anniversary of Mr. Socol's termination of employment, if the termination occurs before January 31, 2005 by Holdings with cause, by Mr. Socol without good reason or because of Mr. Socol's death or disability. Upon a termination of employment by Holdings without cause or by Mr. Socol for good reason, or upon a change of control of Holdings, all stock options will fully vest. In addition, a portion of the stock options will vest upon Mr. Socol's death or disability. Holdings also guaranteed that, as of the date of the first change of control of Holdings, the aggregate amount of compensation derived from all stock options, previously or thereafter, granted to Mr. Socol, and the value of any shares of stock acquired upon exercise of those stock options, will be at least $5.0 million. If Holdings achieves financial targets, the guarantee will increase to as much as $10.0 million. Following the change of control, Holdings will pay Mr. Socol in cash any shortfall between the aggregate value of all stock options granted to him and the guaranteed amount. However, Holdings will not be required to pay under this guarantee in the event Mr. Socol voluntarily resigns from Holdings before the earlier of the expiration of the term of the agreement and the date of the change of control of Holdings. Upon a termination of employment by Holdings without cause or by Mr. Socol for good reason, Mr. Socol will also be entitled to a cash payment equal to:

     - all accrued and unpaid salary and bonus through the termination date;
       plus

     - the amount by which $750,000 exceeds all accrued and unpaid salary for the portion of the fiscal year preceding the termination date.

In addition to the cash payment set forth in the preceding sentence, Mr. Socol would be entitled to participate in Holdings' benefit plans for six months following a termination of employment by Holdings without cause or by Mr. Socol for good reason.


     On January 8, 2001, Mr. Socol entered into a registration rights agreement with Holdings, pursuant to which Holdings granted Mr. Socol demand and piggyback registration rights with respect to his shares of common stock. Bay Harbour, Whippoorwill and Mr. Socol have agreed to provide each other co-sale rights in connection with any sales of their common stock. Mr. Socol also agreed to vote half of his shares as directed by Bay Harbour and half as directed by Whippoorwill. Holdings also has rights of first refusal with respect to any shares of Holdings common stock that Mr. Socol acquires upon exercise of his stock options.


     Pursuant to the amendment to the employment agreement, Holdings made a restricted stock award of 200,000 shares of Holdings common stock to Mr. Socol on February 2, 2003. Pursuant to the restricted stock award agreement between Holdings and Mr. Socol, until the shares vest, the shares will be held in escrow and Mr. Socol may not transfer the shares. In addition, until the shares vest, the shares are subject to a right of repurchase by Holdings upon Mr. Socol's resignation without good reason or termination by Holdings for cause. 100,000 of the shares vest on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before those dates. In addition, upon a change of control of Holdings before Mr. Socol's service terminates, if Holdings terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, all 200,000 shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability.

EMPLOYEE SEVERANCE PLAN

     Holdings has implemented an employee severance plan. The employee severance plan covers all salaried employees of Barneys but does not include Mr. Socol. The severance benefits under the employee severance plan are triggered by either:

     - an involuntary termination of employment for any reason other than for cause; or


     - a voluntary termination as a result of either a material diminution of the employee's responsibilities, or a substantial reduction in salary, in either case within twelve months of specified kinds of events constituting a change of control of Holdings.


The amount of severance payable depends on a participant's position and the number of years of service, ranging from one week to one month for each year of service. The severance payments range from a minimum of two weeks' salary to a maximum of twelve months' salary.

401(K) AND MONEY PURCHASE PLAN


     Through December 2001, we maintained both a 401(k) savings plan and a money purchase plan. All our employees, except for some employees covered by specific collective bargaining agreements, were eligible to participate in both plans. Pursuant to the terms of the 401(k) plan, eligible participating employees may elect to contribute between 1% and 13% of their annual compensation up to the annual dollar limits set by the Internal Revenue Service. We will match 50% of the first 6% of the participant's elective contributions resulting in a maximum of 3% of total compensation. Effective January 2002, we amended the 401(k) plan and the money purchase plan. Prior to the effective date of the amendments, contributions to the money purchase plan were made 100% by us in an amount equal to 3% of a participant's eligible compensation for the year in question subject to a specified cap. In addition, the 401(k) plan included a profit sharing feature whereby we could make a discretionary contribution of up to 3% of a participant's eligible compensation. The determination of whether or not a contribution is made and, if so, the amount of same, is determined by Holdings' compensation committee. Pursuant to the amendments, the following occurred:


     - further contributions to, and additional participants in, the money purchase plan were eliminated commencing with contributions for the 2002 plan year;


     - the plans were consolidated with the new plan now called the Barney's, Inc. Retirement Savings Plan;

     - the adding of a non-discretionary contribution of 1.5% of a participant's eligible compensation for the year in question subject to a specified cap; and

     - an increase in the maximum discretionary contribution from 3% to 4% of a participant's eligible compensation.

REGISTRATION RIGHTS AGREEMENT

     On January 28, 1999, Holdings entered into a registration rights agreement with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registration rights and unlimited short-form demand and piggyback registration rights. In addition, Isetan was granted piggyback registration rights.

ISETAN


     In connection with our bankruptcy reorganization, we entered into various agreements and arrangements with Isetan and some of its affiliates. See "Business -- Licensing Arrangements" and note 7(b) to our audited consolidated financial statements. In connection with the consummation of the plan of reorganization:


     - each of Whippoorwill and Bay Harbour have agreed, for a period of five years from January 29, 1999, to vote, or cause to be voted, all shares of Holdings common stock held by it in favor of the election of one director designated by Isetan to the board of directors of Holdings; and


     - Holdings has agreed to cause that designee to be elected to the board of directors of Barneys.


     Yasuo Okamoto is the director designated by Isetan. In addition, Isetan may designate one individual to attend all meetings of the board of directors of Holdings in a non-voting observer capacity.

EQUIPMENT NOTES


     Whippoorwill, on behalf of some of its discretionary accounts, owned a beneficial interest of approximately 25% in a holder of a note issued to one of our prior equipment lessors in connection with our bankruptcy reorganization. The note had an aggregate principal amount of $34.2 million and was repaid in April 2003.


GUARANTEES

     Holdings guaranteed the obligations of Barney's, Inc. and its subsidiaries under a senior subordinated note and the notes issued to our prior equipment lessors in connection with our bankruptcy reorganization, all of which were repaid in full with a portion of the proceeds of the unit offering. Holdings also guaranteed the obligations of Barney's, Inc. and its subsidiaries under the leases for our flagship stores and the licensing arrangements described in "Business -- Licensing Arrangements." In addition, Holdings is a guarantor under our restated credit facility.

TAX SHARING AND INDEMNIFICATION AGREEMENT

     Holdings is the parent of a U.S. federal consolidated group that includes Barney's, Inc. and its wholly-owned subsidiaries, collectively referred to as the Consolidated Subsidiaries. Holdings and the Consolidated Subsidiaries file a consolidated U.S. federal income tax return. Under the U.S. federal consolidated return rules, the Consolidated Subsidiaries generally do not directly pay U.S. federal income taxes. Instead, Holdings remits any tax due with respect to the consolidated group. To equitably allocate the consolidated income tax liabilities of the consolidated group between Barney's, Inc., on behalf of itself and its subsidiaries, and the remainder of the group, on January 28, 1999, Holdings entered into a tax sharing and indemnification agreement with the Consolidated Subsidiaries. Under this agreement, Barney's, Inc. is obligated, among other things, to pay to Holdings any taxes attributable to the Consolidated Subsidiaries, and Holdings may be required to compensate Barney's, Inc. for Holdings' use of tax benefits attributable to the Consolidated Subsidiaries.

AGREEMENT WITH ALLEN QUESTROM

     Pursuant to an agreement between Holdings and Allen I. Questrom, effective as of May 5, 1999 and dated February 1, 2000, Mr. Questrom served as Chairman of the Board of Directors, President and Chief Executive Officer of Holdings until his effective date of resignation on September 15, 2000. Mr. Questrom's base salary for the period May 5, 1999 through January 31, 2000 was $150,000 per month, and for the period February 1, 2000 through January 31, 2003 was $100,000 per month. In addition, for the periods commencing February 1, 2000, Mr. Questrom was entitled to an annual performance bonus of up to 100% of his base salary. Mr. Questrom was also granted options to purchase up to 15% of the outstanding shares of Holdings common stock, which were to vest over the term of his employment. The agreement further provided that if Mr. Questrom resigned prior to May 22, 2000, he would earn additional compensation of $50,000 per month during the period beginning February 1, 2000 until his date of termination, but he would not be entitled to any other deferred compensation or to earn any bonus during that period, and he would forfeit his stock options. Upon his resignation effective September 15, 2000, Mr. Questrom was paid the sum of $2,593,759 pursuant to the terms of his employment agreement and his options were terminated.


                       DESCRIPTION OF OTHER INDEBTEDNESS



     Contemporaneously with the consummation of the unit offering discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" above, we repaid the term loan outstanding under our prior credit facility and entered into the restated credit facility, which provides for a $70.0 million revolving credit facility pursuant to which we may borrow up to $66.0 million, with a $40.0 million sub-limit for the issuance of letters of credit, subject to a borrowing base test. With the consent of the required lenders under the restated credit facility, the maximum borrowing amount may be increased to up to $70.0 million. On May 3, 2003, we had approximately $17.4 million and $22.2 million of short-term borrowings and letters of credit, respectively, outstanding and approximately $30.6 million of availability under the restated credit facility. In connection with the restatement of our prior credit facility, we incurred fees of approximately $400,000 and wrote off fees associated with the origination of the prior credit facility of approximately $400,000. The approximately $30.6 million of availability under the restated credit facility as of May 3, 2003 includes $8.0 million of minimum excess availability that we are required to maintain at all times pursuant to a covenant in our restated credit facility. A summary of the financial covenants and other terms of the restated credit facility are as follows:



     Our restated credit facility is secured by a first-priority lien on substantially all of our assets, other than real property leaseholds. The assets that secure our restated credit facility include, but are not limited to, our accounts receivable, inventories, general intangibles, equipment and fixtures, equity interests of subsidiaries owned by us, software and other intellectual property and cash. In addition, each borrower under the restated credit facility is required to cross guarantee each of the other borrowers' obligations under the restated credit facility, and the assets of each borrower secure that borrower's cross guarantee.



     Availability under the restated credit facility is calculated as a percentage of eligible inventory and receivables, including finished inventory covered by undrawn documentary letters of credit and Barneys private label credit card receivables, less some reserves.


     Interest rates on borrowings under the restated credit facility are either the "base rate," as defined in the restated credit facility, plus 1.00% or, at our option, LIBOR plus 2.50%, subject to quarterly adjustment after

August 2, 2004. The restated credit facility also provides for a fee of 2.0% per annum on the maximum amount available to be drawn under each outstanding letter of credit and a tiered unused commitment fee with a weighted average of approximately 0.45% on the unused portion of the credit facility.


     The restated credit facility contains financial covenants relating to net worth; earnings before interest, taxes, depreciation and amortization, or EBITDA; capital expenditures; and minimum excess borrowing base availability. These covenants are outlined below. With the exception of the capital expenditures covenant, with which compliance is measured on an annual basis, and the minimum excess borrowing base availability covenant, with which we must be in compliance at all times, the covenants discussed below are required to be satisfied on a quarterly basis.


     - Minimum consolidated net worth -- As of the last day of every fiscal quarter, starting with the first fiscal quarter of 2002, consolidated net worth must not be less than specified minimum amounts. The minimum amount is $132.0 million at the end of the fiscal year ended February 1, 2003; $136.0 million at the end of the fiscal year ending January 31, 2004; $147.0 million at the end of the fiscal year ending January 29, 2005; and $147.0 million at the end of the fiscal year ending January 28, 2006.


     - Minimum consolidated EBITDA -- As of the last day of every fiscal quarter, for defined trailing periods, starting with the first quarter of the fiscal year ended February 1, 2003, EBITDA must not be less than specified minimum amounts, measured on a quarterly basis. The minimum amount at the end of the fiscal year ended February 1, 2003 is $16.0 million; $25.0 million at the end of the fiscal year ending January 31, 2004; $29.0 million at the end of the fiscal year ending January 29, 2005; and $30.0 million at the end of the fiscal year ending January 28, 2006.



     - Capital expenditures -- Our total capital expenditures for the fiscal year ended February 1, 2003 were limited to $5.0 million. For the fiscal year ending January 31, 2004 and thereafter, the limitation on capital expenditures is $10.0 million per fiscal year, subject to increase if specified conditions are met.


     - Minimum excess borrowing base availability -- We are required to maintain minimum excess borrowing base availability of $8.0 million at all times.

     The restated credit facility matures on July 15, 2006.


     As of May 3, 2003, the last day of the first quarter of our current fiscal year, we were in compliance with all of the material financial covenants contained in the restated credit facility. Management believes that it will continue to be in compliance with the financial covenants contained in the restated credit facility for the remainder of the fiscal year ending January 31, 2004. However, any material deviations from our forecasts could require us to seek waivers or amendments of covenants, alternative sources of financing or to reduce expenditures. There can be no assurance that waivers, amendments or alternative financing could be obtained, or if obtained, would be on terms acceptable to us.


                      DESCRIPTION OF THE REGISTERED NOTES


     The following description is only a summary of the provisions of the indenture, the registration rights agreement, the security documents and the registered notes that we consider material. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the security documents because they, and not this description, define your rights as Holders of the notes. You can receive a copy of the indenture and the security documents upon request to us at the address set forth above under "Where You Can Find More Information."


     You can find the definitions of certain terms used in this description below under "-- Certain Definitions." In this description, "Barneys" refers only to Barney's, Inc. and not to any of its subsidiaries.

     Barneys will issue the registered notes under the indenture among itself, the Guarantors and Wilmington Trust Company, as trustee, under which it issued the old notes. We refer to the old notes and the registered notes collectively as the "notes." The old notes and the registered notes constitute the same series of notes under the indenture governing the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The security documents referred to below under the caption "-- Security" contain the terms of the security interests that secure the notes.


     The registered Holder of a note will be treated as the owner of it for all purposes under the terms of the indenture. Only registered Holders will have rights under the indenture.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

     The Notes.  The notes:

     - are general obligations of Barneys;

     - are secured by second-priority security interests in the assets of Barneys and the Guarantors that secure Priority Lien Obligations and are subordinate to Priority Liens and certain purchase money security interests;

     - are pari passu in right of payment with all existing and future senior Indebtedness of Barneys;

     - are senior in right of payment to any future subordinated Indebtedness of Barneys; and


     - are unconditionally guaranteed by Barneys New York, Inc., or Holdings, the direct parent of Barneys, and each of the other Guarantors.



     Pursuant to the indenture, the security documents and the Intercreditor Agreement, the security interests securing the notes and the Guarantees are junior and subordinate in priority to any and all security interests at any time granted to secure Priority Lien Debt, which includes the Credit Agreement and related Hedging Obligations, as well as other Credit Facility debt that is properly designated Priority Lien Debt when incurred. As of May 3, 2003, we had approximately $17.4 million and $22.2 of short-term borrowing and letters of credit, respectively, outstanding, and approximately $30.6 of availability under the Credit Agreement. The approximately $30.6 million of availability under the restated credit facility as of May 3, 2003 includes $8.0 million of minimum excess availability that we are required to maintain at all times pursuant to a covenant in our restated credit facility. These amounts outstanding under the Credit Agreement are secured by priority liens on the Collateral securing the notes and the Guarantees. All of these security interests are senior to the security interests securing the notes and the Guarantees. In addition, under the indenture, we may incur additional indebtedness secured by Priority Liens as described under the caption "-- Security" below. See "Risk Factors -- The collateral securing the notes is subject to first-priority liens held by others. If there is a default, the collateral may not be sufficient to repay both the first-priority creditors and the holders of the notes."



     The Guarantees. The registered notes will be fully and unconditionally guaranteed on a joint and several, senior secured basis by Barneys New York, Inc., Barneys America, Inc., Barneys America (Chicago) Lease Corp., BNY Licensing Corp., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., and Basco All-American Sportswear Corp. The registered notes will also be guaranteed by some of our future domestic subsidiaries. Each guarantee of the notes:


     - is a general obligation of the Guarantor;


     - is secured by second-priority security interests in the assets of the Guarantor that secure Priority Lien Obligations and is subordinate to Priority Liens and specified purchase money security interests;


     - is pari passu in right of payment with all existing and future senior Indebtedness of the Guarantor; and

     - is senior in right of payment to any future subordinated Indebtedness of the Guarantor.

     Under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes and will not pledge any of their assets to secure the notes.

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PRINCIPAL, MATURITY AND INTEREST


     The indenture does not limit the maximum principal amount of notes that Barneys may issue under the indenture. On April 1, 2003, Barneys issued old notes in an aggregate principal amount at maturity of $106.0 million. Barneys may issue Additional Notes from time to time after this exchange offer. Any offering of Additional Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, security interests, waivers, amendments, redemptions and offers to purchase. Barneys will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on April 1, 2008.


     Interest on the notes will accrue at the rate of 9% per annum on the aggregate principal amount at maturity of the notes and will be payable semi-annually in arrears each April 1 and October 1, commencing on October 1, 2003. Barneys will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to Barneys, Barneys will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Barneys elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee currently acts as paying agent and registrar. Barneys may change the paying agent or registrar without prior notice to the Holders of the notes, and Barneys or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Barneys is not required to transfer or exchange any note selected for redemption. Also, Barneys is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

TERMS OF GUARANTEES


     The notes will be guaranteed by the Guarantors. The Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent conveyance laws may permit courts to void the guarantees of the notes in specific circumstances."


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


     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that Guarantor is the surviving Person), another Person, other than Barneys or another Guarantor, unless:


          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:


             (a) the Person acquiring the property in the sale or disposition or the Person formed by or surviving the consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Guarantee, the registration rights agreement and the appropriate security documents pursuant to agreements reasonably satisfactory to the trustee; or



             (b) the Net Proceeds of the sale or other disposition are applied in accordance with the applicable provisions of the indenture.


     The Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Barneys, if the sale or other disposition complies with the "Asset Sales" provisions of the indenture;


          (2) in connection with any sale of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Barneys, if, immediately following the sale, the Person is not a Restricted Subsidiary and the sale complies with the "Asset Sales" provisions of the indenture; or


          (3) if Barneys designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.


See "-- Repurchase at the Option of Holders -- Asset Sales" and
"-- Covenants -- Designation of Restricted and Unrestricted Subsidiaries."


OPTIONAL REDEMPTION


     At any time prior to April 1, 2005, Barneys may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of notes issued under the indenture at a redemption price equal to 113.192% of Accreted Value on the date of redemption, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an offering of Equity Interests (other than Disqualified Stock) of Barneys or a contribution to Barneys' common equity capital made with the net cash proceeds of a concurrent offering of Equity Interests by Holdings; provided that:



          (1) at least 65% of the aggregate principal amount at maturity of notes issued under the indenture remains outstanding immediately after the occurrence of the redemption (excluding notes held by Barneys and its Subsidiaries); and



          (2) the redemption occurs within 60 days of the date of the closing of the offering.


     Except pursuant to the preceding paragraph, the notes will not be redeemable at Barneys' option prior to April 1, 2006.

     On or after April 1, 2006, Barneys may, at its option, redeem some or all of the notes upon not less than 30 nor more than 60 days' notice at the redemption price of 109.894% of the Accreted Value of the notes on the redemption date, and on or after April 1, 2007, Barneys may, at its option, redeem some or all of the notes upon not less than 30 nor more than 60 days' notice at the redemption price of 100% of the principal amount at maturity of the notes, in each case plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date.

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REPURCHASE AT THE OPTION OF HOLDERS


     Change of Control. If a Change of Control occurs, each Holder of notes will have the right to require Barneys to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, Barneys will offer a Change of Control payment in cash equal to 101% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. Within 20 days following any Change of Control, Barneys will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in the notice. Barneys will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Barneys will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of the conflict.



     On the Change of Control payment date, Barneys will, to the extent lawful:



          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control offer;



          (2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and


          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount at maturity of notes or portions of notes being purchased by Barneys.


     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount at maturity to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount at maturity of $1,000 or an integral multiple of $1,000.



     Barneys will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.



     The provisions described above that require Barneys to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Barneys repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.



     Barneys will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by Barneys and purchases all notes properly tendered and not withdrawn under the Change of Control offer.



     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Barneys and its Restricted Subsidiaries taken as a whole. Whether or not an asset disposition constitutes the disposition of "substantially all" of the properties or assets of a corporation under the law applicable to the indenture depends upon the specific facts and circumstances of the transaction. Accordingly, prior to engaging in any transaction that might be deemed to involve a disposition of "substantially all" of the properties or assets of

Barneys and its Restricted Subsidiaries, Barneys will consult with counsel in order to determine whether or not a Change of Control will be deemed to occur if the particular transaction under consideration is consummated.


     Asset Sales. Barneys will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Barneys (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith by Barneys' Board of Directors; and

          (2) at least 75% of the consideration received in the Asset Sale by Barneys or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will also be deemed to be cash:


             (a) any liabilities, as shown on Barneys' most recent consolidated balance sheet, of Barneys or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any of the assets pursuant to a customary novation agreement that releases Barneys or the Restricted Subsidiary from further liability; and



             (b) any securities, notes or other obligations received by Barneys or the Restricted Subsidiary from the transferee that are converted by Barneys or the Restricted Subsidiary into cash or Cash Equivalents within 90 days of the Asset Sale, to the extent of the cash received in that conversion.


     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, Barneys (or the Restricted Subsidiary, as the case may be) may apply those Net
Proceeds:


          (1) to repay Priority Lien Debt, including repayment of revolving credit Indebtedness without reduction of the commitment thereunder; provided, that at the time the aggregate amount applied pursuant to this clause (1) equals $10.0 million since the date of the indenture, any excess Net Proceeds applied pursuant to this clause (1) shall be used to reduce commitments with respect to revolving credit Indebtedness;



          (2) to acquire Replacement Assets; provided that the aggregate price paid for all Replacement Assets shall not exceed $10.0 million in the aggregate since the date of the indenture; or


          (3) to do any combination of the foregoing;


provided that if Barneys (or the Restricted Subsidiary, as the case may be) sells any Flagship Store, all Net Proceeds from that Asset Sale must be used to repay or repurchase Priority Lien Debt and effect a permanent reduction thereof.


     Pending the final application of any Net Proceeds, Barneys (or the Restricted Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.


     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph (other than the $10.0 million referred to in clause (1) above) will constitute "Excess Proceeds." Within 30 days after the date that the aggregate amount of Excess Proceeds exceeds $2.5 million, Barneys will make an Asset Sale offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum Accreted Value of notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale offer will be payable in cash and equal to 100% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase, in accordance with the procedures set forth in the indenture. If any Excess Proceeds remain after consummation of an Asset Sale offer, Barneys (or the Restricted Subsidiary, as the case may be) may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate Accreted Value of notes and other pari passu Indebtedness tendered into the Asset Sale offer exceeds the amount of Excess Proceeds, the trustee will select the notes and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.



     Barneys will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Barneys will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of the conflict.



     The agreements governing Barneys' other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require Barneys to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of the repurchases on Barneys. Finally, Barneys' ability to pay cash to the Holders of notes upon a repurchase may be limited by Barneys' then existing financial resources. See "Risk Factors -- We may be unable to repurchase the notes upon a change of control or with the proceeds from certain asset sales as required by the indenture governing the notes."


EXCESS CASH FLOW OFFER


     Within 120 days after the end of each fiscal year (beginning with the fiscal year ending January 31, 2004), Barneys will make an offer to all holders to purchase the maximum Accreted Value of notes that may be purchased with 50% of Excess Cash Flow for the fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 103% of the Accreted Value of the notes to be purchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; provided, however, the Excess Cash Flow Offer Amount shall be reduced by the aggregate principal amount at maturity of notes purchased by Barneys in the open market completed prior to the date of the Excess Cash Flow offer. The indenture provides for each Excess Cash Flow offer to remain open for a period of 20 business days, unless a longer period is required by law. Promptly after the termination of the Excess Cash Flow offer period, Barneys will purchase and mail or deliver payment for the Excess Cash Flow Offer Amount for the notes or portions thereof tendered, pro rata or by any other method that may be required by law, or, if notes with an aggregate Accreted Value less than the Excess Cash Flow Offer Amount have been tendered, all notes tendered pursuant to the Excess Cash Flow offer. If the aggregate amount of notes tendered pursuant to any Excess Cash Flow offer is less than the Excess Cash Flow Offer Amount, Barneys may, subject to the other provisions of the indenture, use the Excess Cash Flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow offer, holders may elect to tender their notes, in whole or in part, in integral multiples of $1,000 principal amount at maturity in exchange for cash.


     Notwithstanding anything in this section, the repurchase of notes by Barneys under this section shall not be required if it would breach any covenant under any Credit Facility and shall be limited to amounts as provided under any Credit Facility.


     No later than 30 days prior to the required purchase date, Barneys must send, by first-class mail, postage prepaid, an offer to each holder, with a copy to the trustee, which offer will govern the terms of the Excess Cash Flow offer. The offer will state, among other things:


     - the purchase price;


     - the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law;


     - that Barneys is making an Excess Cash Flow offer;

     - that any note not tendered will continue to accrete or accrue interest;

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

     - that unless Barneys defaults on the payment of the purchase price, any notes accepted for payment pursuant to the Excess Cash Flow offer will cease to accrete or accrue interest after the purchase date; and


     - certain procedures that a holder of notes must follow to accept the Excess Cash Flow offer or to withdraw an acceptance.


     Holders electing to have a note purchased pursuant to an Excess Cash Flow offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.

     On the purchase date, Barneys will, to the extent lawful:

     - accept for payment all notes or portions thereof properly tendered pursuant to the Excess Cash Flow offer;

     - deposit with the paying agent an amount equal to the purchase price in respect of all notes or portions thereof so tendered; and

     - deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount at maturity of notes or portions thereof being purchased by Barneys.


     The paying agent will promptly mail to each holder of notes so tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount at maturity to any unpurchased portion of the notes surrendered; provided that each new note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.



     Barneys will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Cash Flow offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow offer provisions of the indenture, Barneys will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Cash Flow offer provisions of the indenture by virtue of so complying.


SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or


          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by another method that the trustee deems fair and appropriate.



     No notes of principal amount at maturity of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.


     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount at maturity of that note that is to be redeemed. A new note in principal amount at maturity equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

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

     If a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by Barneys.


COVENANTS


     Restricted Payments. Barneys will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


          (1) declare or pay any dividend or make any other payment or distribution on account of Barneys' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Barneys or any of its Restricted Subsidiaries) or to the direct or indirect holders of Barneys' or any of its Restricted Subsidiaries' Equity Interests in that capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Barneys or to Barneys or a Restricted Subsidiary of Barneys);


          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Barneys) any Equity Interests of Barneys or any direct or indirect parent of Barneys;


          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity of the Indebtedness; or



          (4) make any Restricted Investment (all payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),


unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing;


          (2) Barneys would, at the time of the Restricted Payment and after giving pro forma effect to it as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and



          (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Barneys and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum, without duplication, of:



             (a) 50% of the Consolidated Net Income of Barneys for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Barneys' most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for such period is a deficit, less 100% of the deficit), plus



             (b) 100% of the aggregate net cash proceeds received by Barneys since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Barneys (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Barneys that have been converted into or exchanged for Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Barneys) to the extent the net cash proceeds have not been used pursuant to clause (i)(y) of the "Limitation on Capital Expenditures" covenant, plus


             (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of the Restricted Investment, plus



             (d) in the event that any Unrestricted Subsidiary (i) is designated as a Restricted Subsidiary in accordance with the provisions of the indenture, the lesser of (x) the aggregate fair market value of all Investments owned by Barneys and its Restricted Subsidiaries in the Subsidiary at the time of the designation and (y) the aggregate amount of Restricted Investments made in the Unrestricted Subsidiary since the date of the indenture or (ii) pays any cash dividends or cash distributions to Barneys or any of its Restricted Subsidiaries, 50% of any cash dividends or cash distributions made after the date of the indenture.


     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration, the dividend payment would have complied with the provisions of the indenture;

          (2) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Barneys or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (3) the payment of any dividend or the making of any distribution by a Restricted Subsidiary of Barneys to the holders of its Equity Interests on a pro rata basis;


          (4) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends to Holdings to be used by it to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings, Barneys or any Restricted Subsidiary of Barneys from any current or future employee of Holdings, Barneys or any Restricted Subsidiary of Barneys; provided that the aggregate price paid for all Equity Interests so repurchased, redeemed, acquired or retired may not exceed $1.0 million since the date of the indenture;


          (5) payments of principal and interest on intercompany loans and advances, the incurrence of which was permitted pursuant to the terms of the indenture;

          (6) the payments of dividends or other distributions by Barneys to Holdings in amounts required for Holdings to pay franchise taxes and other fees required to maintain its existence and to provide for all other operating costs of Holdings, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses (including all costs and expenses with respect to filings with the Commission);


          (7) so long as Barneys and each of its Subsidiaries is a member of the same consolidated group filing U.S. federal consolidated returns (or state or local consolidated, combined or unitary returns) of which Holdings is the parent, the payment of dividends or other distributions by Barneys to Holdings in amounts required to pay the tax obligations of Holdings attributable to Barneys and its Subsidiaries, determined as if Barneys and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided, in no event may the amount of dividends paid pursuant to this clause (7) to enable Holdings to pay U.S. federal, state and local taxes exceed the amount of U.S. federal, state, and local taxes actually owing by Holdings at that time and any refunds received by Holdings attributable to Barneys or any of its Subsidiaries shall promptly be returned by Holdings; and


          (8) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $1.0 million.


     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Barneys or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this "Restricted Payments" covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of

Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $7.5 million. Not later than the date of making any Restricted Payment, Barneys will deliver to the trustee an officers' certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.



     Incurrence of Indebtedness and Issuance of Preferred Stock. Barneys will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Barneys will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (other than Permitted Debt); provided, however, that Barneys and/or the Guarantors may incur additional Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Barneys' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period.



     Barneys will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Barneys unless the Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Barneys will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Barneys solely by virtue of being unsecured or being secured on a junior basis.


     Liens. Barneys will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind:

          (1) on any asset now owned or hereafter acquired, except Permitted Liens;


          (2) securing any Priority Lien Obligation, unless Barneys or the Restricted Subsidiary concurrently (a) grants a Lien of the same kind, pursuant to a security document upon substantially the same terms but subject to the provisions set forth under the caption
     "-- Security -- Ranking of Note Liens," to the Collateral Agent for the benefit of the holders of Note Obligations and (b) causes the Lien to be duly perfected, except with respect to any deposit or security accounts as to which Barneys and its Restricted Subsidiaries are only required to use commercially reasonable best efforts to perfect the Liens; or


          (3) securing any Priority Lien Debt if:


             (a) the Lien is junior or subordinated in any respect to any other Lien securing Priority Lien Debt; or



             (b) the Priority Lien Debt is contractually subordinated in any respect to any other Priority Lien Debt.


     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Barneys will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to Barneys or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Barneys or any of its Restricted Subsidiaries;

          (2) make loans or advances to Barneys or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Barneys or any of its Restricted Subsidiaries.

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

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:


          (1) the Credit Agreement as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Credit Agreement, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the Credit Agreement on the date of the indenture;


          (2) the indenture, the notes, the Subsidiary Guarantees and the security documents;

          (3) applicable law;

          (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (5) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;


          (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;



          (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to the Liens;


          (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and


          (11) amendments, modifications, renewals, refinancings, replacements or substitutions of an instrument or agreement referred to in clause (2) above; provided, however, that the provisions relating to the encumbrances or restrictions are not materially more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in such instrument or agreement on the date of the indenture.


     Merger, Consolidation or Sale of Assets. Barneys may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Barneys is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Barneys and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:


          (1) either: (a) Barneys is the surviving corporation; or (b) the Person formed by or surviving the consolidation or merger (if other than Barneys) or to which the sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;



          (2) the Person formed by or surviving the consolidation or merger (if other than Barneys) or the Person to which the sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Barneys under the notes, the indenture, the registration rights agreement and the security documents pursuant to agreements reasonably satisfactory to the trustee;


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


          (3) immediately after the transaction, no Default or Event of Default exists; and



          (4) Barneys or the Person formed by or surviving the consolidation or merger (if other than Barneys), or to which the sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."



     The preceding clause (4) shall not prohibit a merger between Barneys and an Affiliate with no substantial assets or liabilities for the sole purpose of reincorporating Barneys in another state of the United States or the District of Columbia.


     In addition, Barneys may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Barneys and any of its Wholly Owned Restricted Subsidiaries.

     Transactions with Affiliates. Barneys will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Barneys or any of its Restricted Subsidiaries (each, an "Affiliate Transaction"), unless:


          (1) the Affiliate Transaction is on terms that, taken as a whole, are no less favorable to Barneys or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Barneys or the Restricted Subsidiary with an unrelated Person; and


          (2) Barneys delivers to the trustee:


             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that the Affiliate Transaction complies with this "Transactions with Affiliates" covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and


             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Barneys of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:


          (1) any employment agreement entered into by Barneys or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Barneys or the Restricted Subsidiary;


          (2) transactions between or among Barneys and/or its Restricted Subsidiaries;


          (3) transactions with a Person that is an Affiliate of Barneys solely because Barneys owns an Equity Interest in, or controls, that Person;


          (4) sales of Equity Interests of Barneys (other than Disqualified Stock) to Affiliates;


          (5) transactions pursuant to the terms of the Existing Agreements as the same are in effect on the date of the indenture and any amendments, modifications, restatements, renewals, supplements or replacements of the Existing Agreements, provided that the terms of the amendments, modifications, restatements, renewals, supplements or replacements are not materially more restrictive, taken as a whole, than those contained in the Existing Agreements on the date of the indenture;

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

          (6) payments, customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Barneys or any Guarantor for their service to Barneys or a Guarantor, in each case in the ordinary course of business;

          (7) distributions to Holdings in respect of taxes in the amounts contemplated by clause (8) under the caption "-- Restricted Payments;" and

          (8) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments."

     Additional Subsidiary Guarantees and Note Liens. Barneys will be required to add additional Subsidiary Guarantees and/or Note Liens in the following circumstances:


          (1) If Barneys or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture, Barneys will cause that newly acquired or created Domestic Restricted Subsidiary to execute a Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee and deliver an opinion of counsel to the trustee within ten business days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Restricted Subsidiary and constitutes a valid and binding agreement of that Domestic Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).


          (2) If Barneys or any of its Restricted Subsidiaries at any time grants, assumes or becomes subject to any Lien upon any of its property then owned or thereafter acquired as security for any Priority Lien Obligation, Barneys will, or will cause such Restricted Subsidiary to, concurrently:


             (a) execute and deliver to the Collateral Agent a security document upon substantially the same terms, but subject to the provisions of the indenture described below under the caption "-- Security -- Ranking of Note Liens," granting a Lien upon the property to the Collateral Agent for the benefit of the holders of Note Obligations;



             (b) cause (or, in the case of deposit accounts as defined in Article 9 of the New York Uniform Commercial Code, use commercially reasonable best efforts to cause) the Lien granted in the security document to be duly perfected in any manner permitted by law; and



             (c) deliver to the trustee and the Collateral Agent an opinion of counsel reasonably satisfactory to the trustee and the Collateral Agent, confirming as to the security document the matters set forth as to the security documents and Liens thereunder in the opinions of counsel delivered on behalf of Barneys to the initial purchaser in connection with the issuance of the old notes and, if the property subject to the security document is an interest in real estate, the same local counsel opinions, title and flood insurance policies, surveys and other supporting documents as may have been delivered to the initial purchaser or in connection with the grant of a Priority Lien on the real estate or as the Collateral Agent may reasonably request.



     Further Assurances; Expense Reimbursement. At any time prior to the release of the Note Liens pursuant to the caption "-- Security -- Collateral and Security -- Release of Note Liens," upon request of the Collateral Agent at any time and from time to time, Barneys will, and will cause each of the Guarantors to, promptly execute, acknowledge and deliver any security documents, instruments, certificates, notices and other documents and take any other actions as that Collateral Agent may reasonably request to create, perfect, protect, assure or, subject to the provisions described under the caption
"-- Security -- Ranking of Note Liens," enforce the Liens and benefits intended to be conferred as contemplated by the indenture for the benefit of the holders of Note Obligations. If Barneys or the Guarantor fails to do so, the Collateral Agent will be irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver the security documents, instruments, certificates, notices and other documents and, subject to the provisions described under the caption "-- Security -- Ranking of Note Liens," take the other actions in the name, place and stead of Barneys or the Guarantor, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith.


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

     At any time prior to the release of the Note Liens pursuant to the caption "-- Security -- Collateral and Security -- Release of Note Liens," upon request of the Collateral Agent at any time and from time to time, Barneys will, and will cause the Guarantors to:


          (1) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to Barneys and during normal business hours unless an Event of Default is continuing, to visit and inspect any of the property of Barneys and the Guarantors, to review, make extracts from and copy the books and records of Barneys and the Guarantors relating to any of the property, and to discuss any matter pertaining to any of the property with the officers and employees of Barneys and the Guarantors; and



          (2) deliver to the Collateral Agent any reports, including valuations, relating to any of the property or any Lien on the property that the Collateral Agent may reasonably request.


     Barneys will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of Barneys and the Guarantors set forth in this "Further Assurances; Expense Reimbursement" covenant.


     Barneys will pay or reimburse the trustee and the Collateral Agent for, and, to the fullest extent lawful, defend and indemnify each of them against, all liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors, consultants or other representatives acting for any of them) ("losses") incurred by any of them in connection with the performance of the obligations of Barneys and the Guarantors set forth in this "Further Assurances; Expense Reimbursement" covenant or as a result of or in connection with the creation, perfection, protection or enforcement of the Note Liens or the exercise or enforcement of any right or remedy under the security documents or to prove, preserve, protect or enforce any Note Lien or any claim based upon the Note Liens in any legal proceeding, including any insolvency or liquidation proceeding, except to the extent the losses may be attributable to the gross negligence, willful misconduct or bad faith of the party seeking payment or reimbursement.



     Without limiting the foregoing, Barneys will pay all Uniform Commercial Code search and filing fees incurred in connection with the Collateral.


     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of Barneys may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Barneys and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or the definition of "Permitted Investments," as determined by Barneys. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Barneys may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries. Barneys will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Barneys (other than, if necessary, Equity Interests constituting directors' qualifying shares) to any Person (other than Barneys or a Wholly Owned Restricted Subsidiary of Barneys), unless:


          (1) the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in the Wholly Owned Restricted Subsidiary; and



          (2) the cash Net Proceeds from the transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."


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

     In addition, Barneys will not permit any of its Wholly Owned Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Barneys or a Wholly Owned Restricted Subsidiary of Barneys.


     Business Activities. Barneys will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to an extent that would not be material to Barneys and its Subsidiaries taken as a whole.



     Restrictions on Activities of Holdings. Holdings will not engage in any business activities other than holding the Capital Stock of Barneys and activities directly related to or necessary in connection with the holding of Capital Stock. Holdings will not hold any Equity Interests or other Investments in any other Person (other than Cash Equivalents).



     Holdings will not make any Restricted Payment or engage in any Affiliate Transaction except to the extent that Barneys would have been permitted to make such Restricted Payment or engage in the Affiliate Transaction. In addition, Holdings will not, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (other than Permitted Debt).



     Payments for Consent. Barneys will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.



     Limitation on Capital Expenditures. The aggregate amount of Barneys' and its Restricted Subsidiaries' Capital Expenditures in any fiscal year will not exceed the lesser of (i) $10.0 million plus (x) any unused Capital Expenditures, if any, carried over from preceding fiscal years and (y) any net cash proceeds from an offering of Equity Interests (other than Disqualified Stock) of Barneys or a cash contribution to Barneys' common equity capital from Holdings completed during the fiscal year to the extent the net cash proceeds have not been used pursuant to clause 3(b) of the first paragraph of the "Restricted Payments" covenant described above and (ii) $14.0 million plus any unused Capital Expenditures, if any, carried over from preceding fiscal years.


     Reports. Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, Barneys will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:


          (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Barneys were required to file the reports; and



          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Barneys were required to file the reports.



All reports will be prepared in all material respects in accordance with all applicable rules and regulations. Each annual report on Form 10-K will include a report on Barneys' consolidated financial statements by Barneys' certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, Barneys will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the applicable rules and regulations (unless the Commission will not accept the filing) and make the information available to securities analysts and prospective investors upon request.



     If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Barneys is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Barneys will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept the filing. Barneys agrees that it will not take any action for the purpose of causing the Commission not to accept any filings. If, notwithstanding the foregoing, the Commission will not accept Barneys' filings for any reason, Barneys will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Barneys were required to file those reports with the Commission.

     In addition, Barneys and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


     At any time that Holdings is a Guarantor, Barneys' obligation to file and furnish the reports referred to in clauses (1) and (2) above will be deemed satisfied if Holdings prepares, files and furnishes all reports with respect to Holdings in accordance with the foregoing provisions.


SECURITY

  COLLATERAL AND SECURITY

     Security Documents. The payment of the principal of and interest and premium and Liquidated Damages, if any, on the notes, and the payment and performance of all other Note Obligations is secured by a second-priority security interest in the Collateral, as provided in the security documents. The definition of "Note Obligations" includes all Obligations with respect to Additional Notes issued pursuant to the indenture as provided above. Barneys and the Guarantors have entered into and delivered the security documents simultaneously with the execution and delivery of the indenture.


     The Collateral securing the Note Obligations consists of the same collateral that secures, on a first-priority basis, the Priority Lien Obligations; however, the second-priority liens on deposit accounts, as defined in Article 9 of the New York Uniform Commercial Code, may not be perfected. If the second-priority liens on deposit accounts are not perfected, Holders of the notes may have difficulty realizing proceeds from that collateral. The Collateral consists of substantially all of the assets of Barneys and the Guarantors, other than real property leaseholds.



     The security documents include one or more security agreements, pledge agreements, collateral assignments or other grants or transfers for security executed and delivered by Barneys or any Guarantor creating a Lien upon property owned or to be acquired by Barneys or the Guarantor in favor of the Collateral Agent for the benefit of all present and future Holders of the notes as security for the Note Obligations.


     In addition, the Collateral Agent may from time to time enter into one or more Intercreditor Agreements (a) with the Priority Lien Agent to confirm, elaborate, perform or implement any obligations of the Holders of the notes, the trustee and the Collateral Agent described below under the caption
"-- Security -- Ranking of Note Liens" or (b) with the holder of any other Lien upon any Collateral on terms not materially inconsistent with the terms of any comparable Intercreditor Agreement entered into with the Priority Lien Agent in respect of Priority Liens upon the Collateral.


     Barneys will, and will cause each of the Guarantors to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Note Obligations, duly created, enforceable and perfected Liens upon the Collateral as contemplated by the indenture and the security documents; provided that, with respect to Liens on deposit accounts, as defined in Article 9 of the New York Uniform Commercial Code, Barneys and the Guarantors will be required to use their commercially reasonable best efforts to perfect the Liens on the deposit accounts.



     Collateral Agent. The Collateral Agent, which initially is the trustee, holds the Liens granted to it pursuant to the security documents. The Collateral Agent is subject to any directions given it by the trustee from time to time as required or permitted by the indenture. Except as directed by the trustee and as required or permitted by the indenture, the Collateral Agent is not be obligated to:

          (1) act upon directions purported to be delivered to it by any other Person;

          (2) foreclose upon or otherwise enforce any Lien; or

          (3) take any other action whatsoever with regard to any or all of the Liens, security documents or the Collateral.

     Neither the trustee nor the Collateral Agent, nor any of their respective officers, directors, employees, attorneys or agents, is responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the security documents, for the creation, perfection, priority, sufficiency or protection of any lien or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or security documents or for any delay in doing so.


     Authorization of Actions to Be Taken. The Collateral Agent and the trustee are authorized and empowered to receive for the benefit of the Holders of notes any funds collected or distributed under the security documents and to make further distributions of the funds to the Holders of notes according to the provisions of the indenture.


     Subject to the provisions of the indenture governing the trustee's duties and rights generally, and subject to the provisions described below under the caption "-- Security -- Ranking of Note Liens," the trustee may, in its sole discretion and without the consent of the Holders of notes, direct, on behalf of the Holders of notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (1) foreclose upon or otherwise enforce any or all of the Note Liens;

          (2) enforce any of the terms of the security documents; or

          (3) collect and receive payment of any and all Note Obligations.

     Release of Note Liens.  The Note Liens will be released in whole:


          (1) upon payment in full of the principal of, and accrued and unpaid interest, premium and Liquidated Damages, if any, on the notes and payment in full of all other Note Obligations that are due and payable at or prior to the time the principal, accrued and unpaid interest, premium and Liquidated Damages, if any, are paid;


          (2) upon satisfaction and discharge of the indenture in accordance with the indenture; or

          (3) upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described below under the caption "-- Legal Defeasance and Covenant Defeasance."

     The Note Liens will be released in part with respect to any asset constituting Collateral:


          (1) upon delivery by Barneys to the trustee and the Collateral Agent of an officers' certificate certifying that the asset has been sold or otherwise disposed of by Barneys or a Guarantor to a Person other than Barneys or a Guarantor in a transaction permitted by the indenture, at the time of sale or disposition;


          (2) upon delivery by Barneys to the trustee and the Collateral Agent of an officers' certificate certifying that the asset is owned or has been acquired by a Guarantor that has been released from its Guarantee (including by virtue of a Subsidiary Guarantor becoming an Unrestricted Subsidiary); or

          (3) at any time prior to the Discharge of Credit Agreement Obligations, upon delivery of the required certification to the trustee and the Collateral Agent by the Credit Agreement Agent in accordance with the provisions described below under the caption "-- Ranking of Note
     Liens -- Release of Collateral or Subsidiary Guarantee upon Sale or Other Disposition."

     Filing, Recording and Opinions. Immediately prior to the issuance of the Exchange Securities and on April 1 of each year beginning with April 1, 2004, Barneys will furnish to the trustee and the Collateral Agent
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


an opinion of counsel, in the form specified in the indenture for that opinion, with respect to the effectiveness and perfection of the Liens intended to be created by the security documents. Barneys will otherwise comply with the provisions of TIA Section 314(b).


     To the extent applicable, Barneys will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from Note Liens or relating to the substitution for the Note Liens of any property or securities to be subjected to the Lien of the security documents, to be complied with and will furnish to the trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the security documents, all documents required by TIA Section 314(d) and an opinion of counsel to the effect that the accompanying documents constitute all documents required by TIA Section 314(d). Notwithstanding anything to the contrary in this paragraph, Barneys will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission or its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

  RANKING OF NOTE LIENS

     Set forth below is a summary of the lien-ranking provisions of the indenture. These provisions are enforceable by the holders of Priority Liens and are generally not enforceable by Barneys. See "-- Ranking of Note
Liens -- Enforcement" below.

     Ranking. The Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, but only to the extent the Priority Liens secure Priority Lien Obligations, and the Priority Liens, whenever granted, upon any present or future Collateral to the extent the Priority Liens secure the Priority Lien Obligations will be prior and superior to the Note Liens.

     The ranking of the Note Liens:

          (1) is enforceable by the holders of Priority Liens; and

          (2) will remain enforceable by the holders of Priority Liens until the Discharge of Priority Lien Obligations.


     Designation of Priority Lien Debt. All Indebtedness outstanding under the Credit Agreement that was permitted to be incurred by clause (1) or clause (10) of the definition of "Permitted Debt" will constitute Priority Lien Debt, including without limitation any of that Indebtedness incurred in any insolvency or liquidation proceeding to the extent permitted by clause (1) or clause (10) of the definition of "Permitted Debt" as well as the Hedging Obligations permitted to be incurred by clause (7) of the definition of "Permitted Debt" to the extent that the Hedging Obligations are equally and ratably secured by any and all Liens securing Indebtedness outstanding under the Credit Agreement. In addition, Barneys may designate as Priority Lien Debt any Indebtedness under any Credit Facility other than the Credit Agreement that was permitted to be incurred by the Credit Agreement and by clause (1) or clause (10) of the definition of "Permitted Debt."


     Collateral Sharing with Additional Notes. Any Additional Notes issued under the indenture and permitted to be incurred under the Credit Agreement and by the covenant described above under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" will be treated as Note Obligations for all purposes under the indenture and the security documents.

     Restriction on Enforcement of Note Liens. Until the Discharge of Credit Agreement Obligations, the holders of Priority Liens will have the exclusive right to manage, perform and enforce the terms of the Priority Lien Documents with respect to all Collateral and to exercise and enforce all privileges and rights thereunder as permitted by the Priority Lien Documents and applicable law, including, without limitation, the exclusive right to take any actions to enforce, collect or realize upon any Collateral. Subject to the exceptions set forth in clauses (1) through (4) below and, those described below under the caption "-- Relative Rights," the trustee and Holders of notes will not authorize or instruct the Collateral Agent, and the Collateral Agent will not, and

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


will not authorize or direct any Person acting for it, the trustee or any holder of Note Obligations to, exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, except that, in any event, all of these rights and remedies may be exercised and any of these actions may be taken, authorized or instructed:


          (1) without any condition or restriction whatsoever, at any time after the Discharge of Credit Agreement Obligations;

          (2) as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Credit Agreement Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Credit Agreement Obligations in the event of foreclosure or other enforcement of any prior Lien;

          (3) as necessary to perfect a Lien upon any Collateral by any method of perfection except through possession or control; or

          (4) as necessary to prove, preserve or protect (but not enforce) the Note Liens.

     Subject to the provisions described below under the caption "-- Ranking of Note Liens -- Relative Rights" (other than clauses (4) and (5) of the first paragraph under the caption "-- Ranking of Note Liens -- Relative Rights"), until the Discharge of Credit Agreement Obligations, none of the Holders of notes, the trustee or the Collateral Agent will:

          (1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Liens in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or Priority Lien Security Document or subordinate the Priority Liens to the Note Liens or grant the Priority Liens equal ranking to the Note Liens;

          (2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Liens in any insolvency or liquidation proceeding;

          (3) oppose or otherwise contest any lawful exercise by any holder of Priority Liens of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens; or

          (4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Liens relating to the lawful enforcement of any Priority Lien.

     Except for payments received free from the Priority Liens as provided in this section all proceeds of Collateral received by the trustee or the Collateral Agent at any time prior to the Discharge of Credit Agreement Obligations will be held by the trustee or the Collateral Agent for the account of the holders of Priority Liens and remitted to the Credit Agreement Agent upon demand by the Credit Agreement Agent.

     Except for payments that are made from or constitute proceeds of property subject to Priority Liens and that are received by the trustee or the Collateral Agent or any holder of Note Obligations at any time prior to the Discharge of Credit Agreement Obligations and after (a) the commencement of any insolvency or liquidation proceeding in respect of Barneys or the grantor of any Priority Lien or (b) the trustee and the Collateral Agent have received written notice from the Credit Agreement Agent stating that (i) the Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or
(ii) the holders of Priority Liens have become entitled to and desire to enforce any or all of the Priority Liens by reason of a default under Priority Lien
Documents:

          (1) no payment of money (or the equivalent of money) made by Barneys or a Guarantor to the trustee, the Collateral Agent, any Holder of notes or any other holder of Note Obligations (including, without limitation, payments and prepayments made for application to Note Obligations and all other payments and deposits made pursuant to any provision of the indenture, the notes, the Guarantees, the security documents or any Intercreditor Agreement and excluding any redemption or repurchases of notes prior to the Maturity Date to the extent prohibited by the Priority Lien Documents as in effect on
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

     the date of the indenture) will in any event be subject to the foregoing provisions of this section or otherwise affected by any of the provisions described under the caption "-- Ranking of Note Liens;" and

          (2) all payments permitted to be received under this section will be received by the trustee, the Collateral Agent, the Holders of notes and the other holders of Note Obligations free from the Priority Liens and all other Liens thereon except the Note Liens.


     Insolvency or Liquidation Proceedings. The provisions under the caption "-- Ranking of Note Liens" will be applied both before and after the filing of any petition by or against any Obligor under any insolvency or bankruptcy law and all converted or succeeding cases in respect thereof, and all references in this "Description of the Registered Notes" to any Obligor will be deemed to apply to the trustee for the Obligor and the Obligor as a debtor-in-possession. The relative rights of secured creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of the petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by any Obligor as debtor-in-possession. If, in any insolvency or liquidation proceeding and prior to the Discharge of Credit Agreement Obligations, all of the Lenders (or the number of Lenders as may have the power to bind all of them):


          (1) consent to any order for use of cash collateral or agree to the extension of any Priority Lien Debt to any Obligor to the extent permitted by clause (1) or clause (10) of the definition of "Permitted Debt," as well as all Hedging Obligations permitted to be incurred by clause (7) of the definition of "Permitted Debt;"

          (2) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the interests of the holders of Priority Liens in the property subject to the Priority Liens; or

          (3) consent to any order relating to a sale of assets of Barneys or any Guarantor that:

             (a) provides, to the extent the sale is to be free and clear of Liens, that all Priority Liens and Note Liens will attach to the proceeds of the sale; and

             (b) grants Credit Bid Rights to the Holders of notes;


then, so long as none of the Lenders, the Credit Agreement Agent or any representative acting for one or more of the Lenders in any respect opposes or otherwise contests any request made by the holders of Note Obligations for the grant to the Collateral Agent, for the benefit of the holders of Note Obligations and as adequate protection (or its equivalent) for the Collateral Agent's interest in the Collateral under the Note Liens, of a junior lien upon any property upon which a Lien is (or is to be) granted under the order to secure the Priority Lien Obligations co-extensive in all respects with, but subordinated (as set forth in the provisions described under the caption
"-- Ranking of Note Liens") in all respects to, such Lien and all Priority Liens upon the property, the Holders of notes, the trustee and the Collateral Agent will not oppose or otherwise contest the entry of the order, except that any order approving a sale of assets or the bidding procedures for any sale of assets may be opposed or otherwise contested by them based on any ground that may be asserted by a holder of unsecured claims.


     The Holders of notes, the trustee and the Collateral Agent will not file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interests in the Collateral under the Note Liens, except that:

          (1) they may freely seek and obtain relief:

             (a) granting a junior lien co-extensive in all respects with, but subordinated (as set forth in the provisions described under the caption "-- Ranking of Note Liens") in all respects to, all Liens granted in the insolvency or liquidation proceeding to the holders of Priority Lien Debt; or

             (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

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

          (2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Credit Agreement Obligations.

     If, in any insolvency or liquidation proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed both on account of Priority Lien Debt and on account of the notes, then, to the extent the debt obligations distributed on account of the Priority Lien Debt and on account of the notes are secured by Liens upon the same property, the provisions described under the caption "-- Ranking of Note Liens" will survive the distribution of those debt obligations pursuant to the plan and will apply with like effect to the Liens securing those debt obligations.

     The Holders of notes, the trustee and the Collateral Agent will not assert or enforce, at any time prior to the Discharge of Credit Agreement Obligations, any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Priority Liens for costs or expenses of preserving or disposing of any Collateral.

     Release of Collateral or Subsidiary Guarantee upon Sale or Other Disposition. If at any time prior to the Discharge of Credit Agreement Obligations the Credit Agreement Agent certifies to the trustee and the Collateral Agent that:

          (1) any specified Collateral, or all Capital Stock owned by Barneys and its Subsidiaries in a Subsidiary that, directly or indirectly through another Subsidiary, owns such Collateral, is sold, transferred or otherwise disposed of:


             (a) by the owner of the Collateral to a Person other than Barneys or a Restricted Subsidiary of Barneys in a transaction permitted under the Credit Agreement and the indenture; or



             (b) by the holder of any Priority Lien securing Obligations under the Credit Agreement in a foreclosure or other enforcement proceeding or by an Obligor in lieu of a sale by the holders of the Priority Lien Obligations in a foreclosure or enforcement proceeding; provided, however, that the Credit Agreement Agent shall remit to the Collateral Agent the proceeds, if any, of the distribution remaining after payment in full of the Priority Lien Obligations or as ordered by a court of competent jurisdiction; and



          (2) all Liens upon the Collateral (not including the proceeds payable to the Credit Agreement Agent) securing Obligations under the Credit Agreement will be forever released and discharged upon the sale, transfer or other disposition, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Note Liens upon the Collateral (not including the proceeds payable to the Collateral Agent pursuant to clause (1)(b) above) will automatically be released and discharged as and when and to the extent the Liens securing Obligations under the Credit Agreement are released and discharged.


     If at any time prior to the Discharge of Credit Agreement Obligations the Credit Agreement Agent certifies to the trustee and the Collateral Agent that:

          (1) all or substantially all Capital Stock owned by Barneys and its Restricted Subsidiaries in any Subsidiary of Barneys (a "Sold Subsidiary") is sold, transferred or otherwise disposed of (whether directly by transfer of Capital Stock issued by the Sold Subsidiary or indirectly by transfer of Capital Stock of other Subsidiaries which, directly or indirectly, own Capital Stock issued by the Sold Subsidiary):


             (a) by the owner of the Capital Stock to a Person other than Barneys or a Restricted Subsidiary of Barneys in a transaction permitted under the Credit Agreement and the indenture; or



             (b) by the holder of any Priority Lien securing Obligations under the Credit Agreement in a foreclosure or other enforcement proceeding or by an Obligor in lieu of a sale by the holders of the Priority Lien Obligations in a foreclosure or enforcement proceeding; provided, however, that the Credit Agreement Agent shall remit to the Collateral Agent the proceeds, if any, of the distribution remaining after payment in full of the Priority Lien Obligations or as ordered by a court of competent jurisdiction; and


          (2) all Guarantees of Obligations under the Credit Agreement made by the Sold Subsidiary and all Liens upon property of the Sold Subsidiary securing Obligations under the Credit Agreement (not including the proceeds payable to the Credit Agreement Agent) will be forever released and discharged upon the sale, transfer or other disposition, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Subsidiary Guarantee made by the Subsidiary and all Note Liens upon the property of the Subsidiary will automatically be released and discharged as and when and to the extent the guarantees of Obligations under the Credit Agreement (not including the proceeds payable to the Collateral Agent pursuant to clause (1)(b) above) and Liens securing Obligations under the Credit Agreement are released and discharged.



     Upon delivery to the trustee and Collateral Agent of a certificate of the Credit Agreement Agent stating that any release of Note Liens has become effective pursuant to this section, the Collateral Agent will promptly execute and deliver an instrument confirming the release on customary terms and without any recourse, representation, warranty or liability whatsoever. If the Collateral Agent unreasonably fails to do so, the Credit Agreement Agent will be irrevocably authorized and empowered under the indenture, with full power of substitution, to execute and deliver the instrument in the name of the Collateral Agent.


     Amendment of Security Documents. Prior to the Discharge of Credit Agreement Obligations:


          (1) the Collateral Agent will not enter into, and the trustee and the Holders of notes will not authorize or direct, any amendment of or supplement to any security document relating to any Collateral that would make the security document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon the Collateral, and no amendment or supplement of that nature will be enforceable; and


          (2) without the consent of any Holder of notes, the trustee or the Collateral Agent, any amendment, waiver or consent agreed to, upon any terms and conditions, by Barneys or any Guarantor and the Credit Agreement Agent in respect of any provision of any Priority Lien Security Document, except to the extent effectuating or relating to any release of Liens, will automatically apply on the same terms and subject to the same conditions to the comparable provision of the applicable security document, effective upon delivery of a written notice by the Credit Agreement Agent in the form designated in the indenture.

     For the purposes of clause (1) of the foregoing paragraph, (a) no inconsistency reflected in the security documents delivered in connection with the issuance of the notes, as compared with the comparable provisions of the applicable Priority Lien Security Document then in effect, will be subject to the provisions of clause (1) of the foregoing paragraph, and (b) any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Debt outstanding under the Credit Agreement will constitute a material inconsistency.

     Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation
Rights. To the fullest extent permitted by law, the Holders of notes, the trustee and the Collateral Agent will agree not to assert or enforce at any time prior to the Discharge of Credit Agreement Obligations:


          (1) any right of subrogation to the rights or interests of holders of Priority Liens or Priority Lien Obligations outstanding under the Credit Agreement (or any claim or defense based upon impairment of any right of subrogation of that nature);


          (2) any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens securing Obligations under the Credit Agreement (as priority lienholders), under equitable principles; or


          (3) any statutory right of appraisal or valuation accorded under any applicable state law to a junior lienholder in a proceeding to foreclose a Priority Lien securing Obligations under the Credit Agreement.


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

     The Lenders, the Credit Agreement Agent and the holders of Priority Liens or Priority Lien Obligations will not have any duty whatsoever, express or implied, fiduciary or otherwise, to any holder of Note Obligations or Note Liens.

     To the maximum extent permitted by law, each of the Holders of notes, the trustee and the Collateral Agent will waive any claim it may have against the Lenders, the Credit Agreement Agent or any other holder of Priority Liens or Priority Lien Obligations with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the Lenders, the Credit Agreement Agent or any other holder of Priority Liens or Priority Lien Obligations or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Priority Liens or the Priority Lien Obligations or under the Priority Lien Documents or any transaction relating to the Collateral.

     Reinstatement. If the payment of any amount applied to any Priority Lien Obligations secured by any Priority Liens is later avoided or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:


          (1) to the fullest extent lawful, all claims for the payment of that amount as Priority Lien Obligations and, to the extent securing the claims, all Priority Liens of that nature will be reinstated and entitled to the benefits of the provisions described under the caption "-- Ranking of Note Liens;" and



          (2) if a Discharge of Credit Agreement Obligations became effective prior to reinstatement, the contractual priority of the Priority Liens so reinstated, as set forth under the caption "-- Ranking of Note
     Liens -- Ranking" will be concurrently reinstated on the date and to the extent the Priority Liens are reinstated, beginning on that date but only prospectively (and not retroactively), as though no Priority Lien Obligations or Priority Liens had been outstanding at any time prior to that date, and will remain effective until the claims secured by the reinstated Priority Liens are paid in full in cash.



     If a Discharge of Credit Agreement Obligations results from the retirement of the Priority Lien Obligations under the Credit Agreement by voluntary payment or prepayment in full at any time when no Default or Event of Default exists, without the Priority Lien Debt being replaced at that time by new Priority Lien Debt, and Barneys thereafter, at any time when no Default or Event of Default exists, obtains a new Credit Facility constituting Priority Lien Debt and providing or committing to provide at that time loans or letters of credit or other extensions of credit to Barneys in an aggregate amount not less than 10% of the aggregate amount of Indebtedness then permitted to be incurred by the first paragraph of the covenant set forth above under the caption
"-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," then Barneys may reinstate the obligations of the Holders of notes, the trustee and the Collateral under the provisions described under the caption "-- Ranking of Note Liens" that were terminated as a result of the Discharge of Credit Agreement Obligations, but only as to Collateral that is or becomes subject to Liens securing the new Credit Facility and only for the benefit of the holders of Priority Lien Obligations under the new Credit Facility, by delivering to the trustee and the Collateral Agent, before any credit is extended under the new Credit Facility, an officers' certificate in the form specified in the indenture.



     Upon delivery of the officers' certificate, the new Credit Facility will become a Credit Agreement for the purposes of the provisions described under the caption "-- Ranking of Note Liens," and the obligations of the Holders of notes, the trustee and the Collateral Agent under those provisions that were terminated as a result of such Discharge of Credit Agreement Obligations will be reinstated for the benefit solely of the Lenders and Credit Agreement Agent under the new Credit Facility beginning on the date of the first extension of credit under the new Credit Facility, but only prospectively (and not retroactively), as though no other Priority Lien Debt or Priority Liens had been outstanding at any time prior to the date of reinstatement.


     No:

          (1) action to enforce Note Liens at any time prior to the date of any reinstatement pursuant to the preceding paragraphs of this section;


          (2) receipt or collection of Collateral or any other property by the Holders of notes, the trustee or the Collateral Agent at any time prior to the date of the reinstatement;

          (3) application of any Collateral or other property to the payment of Note Obligations at any time prior to the date of the reinstatement; or



          (4) other action taken or omitted by the Holders of notes, the trustee or the Collateral Agent or other event occurring at any time prior to the date of the reinstatement,



will, if it was permitted at that time under the provisions described under the caption "-- Ranking of Note Liens," without giving effect to any subsequent reinstatement under this section, constitute a breach of any obligation of the Holders of notes, the trustee or the Collateral Agent under the provisions described under the caption "-- Ranking of Note Liens" or give rise to any right, claim or interest whatsoever enforceable by any holder of Priority Liens or Priority Lien Obligations or by any other Person.


     Enforcement. The provisions under the caption "-- Ranking of Note Liens" are intended for the sole benefit of, and may be enforced solely by the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time; provided, however, the provisions described under the caption
"-- Ranking of Note Liens -- Collateral Sharing with Additional Notes" are intended for the sole benefit of Barneys and may be enforced by Barneys solely upon the terms and conditions set forth under the caption "-- Ranking of Note Liens -- Collateral Sharing with Additional Notes;" provided further, however, the provisions under the caption "-- Ranking of Note Liens -- Designation of Priority Lien Debt" are intended for the benefit of both the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time and Barneys.

     The obligations of the Holders of notes, the trustee and the Collateral Agent described under the captions "-- Ranking of Note Liens -- Restriction on Enforcement of Note Liens," "-- Insolvency or Liquidation Proceedings,"
"-- Release of Collateral or Subsidiary Guarantee upon Sale or Other Disposition," '-- Amendment of Security Documents," "-- Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights" and "-- Reinstatement"
(1) are intended for the sole benefit of the Lenders and may be enforced only by the Lenders or by the Credit Agreement Agent and (2) will terminate, unconditionally and (subject only to the second and third paragraphs set forth under the caption "-- Ranking of Note Liens -- Reinstatement") forever, upon either of (a) the Discharge of Credit Agreement Obligations or (b) the release of the Note Liens in whole as provided under "-- Collateral and Security -- Release of Note Liens."

     Except for the Persons identified in this section, to the extent and as to the obligations set forth in this section, no other Person will be entitled to rely on, have the benefit of or enforce the lien ranking agreements or any other obligation under the provisions described under the caption "-- Ranking of Note Liens."


     Notes, Guarantees and Other Note Obligations Not Subordinated. The provisions described under the caption "-- Ranking of Note Liens" are intended solely to set forth the relative ranking, as Liens, of the Note Liens as against the Priority Liens. None the notes, the Guarantees and other Note Obligations or the exercise or enforcement of any right or remedy for the payment or collection thereof is intended to be, or will ever be by reason of the provisions of "-- Ranking of Note Liens," in any respect subordinated, deferred, postponed, restricted or prejudiced.


     Relative Rights. The provisions described under the caption "-- Ranking of Note Liens" define the relative rights, as lienholders, of holders of Note Liens and holders of Priority Liens. Nothing in the indenture will:

          (1) impair, as between Barneys and Holders of notes, the obligation of Barneys, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on the notes in accordance with their terms or any other obligation of Barneys or any other obligor under the indenture, the notes, the Guarantees, the security documents and any Intercreditor Agreement;

          (2) affect the relative rights of Holders of notes and creditors of Barneys or any of its Restricted Subsidiaries (other than holders of Priority Liens);


          (3) restrict the right of any Holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect of any suit against any Collateral other than any other action not specifically prohibited by (i) "-- Ranking of Note Liens -- Insolvency or Liquidation Proceedings" or (ii) "-- Ranking of Note Liens -- Restriction on Enforcement of Note Liens");

          (4) prevent the trustee, the Collateral Agent or any Holder of notes from exercising against Barneys or any Guarantor any of its other available remedies upon a Default or Event of Default not specifically prohibited by
     (i) "-- Ranking of Note Liens -- Insolvency or Liquidation Proceedings" or
     (ii) "-- Ranking of Note Liens -- Restriction on Enforcement of Note Liens;" or

          (5) restrict the right of the trustee, the Collateral Agent or any Holder of notes to take any lawful action in an insolvency or liquidation proceeding not specifically prohibited by (i) "-- Ranking of Note
     Liens -- Insolvency or Liquidation Proceedings" or (ii) "-- Ranking of Note Liens -- Restriction on Enforcement of Note Liens").

     If Barneys or any Restricted Subsidiary fails because of the provisions described under the caption "-- Ranking of Note Liens" to perform any obligation binding upon it under the indenture, the notes, the Subsidiary Guarantees, the security documents or any Intercreditor Agreement, the failure still shall be a Default or Event of Default.

EVENTS OF DEFAULT AND REMEDIES


     Each of the following is an "Event of Default":


          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;


          (3) failure by Barneys or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Covenants -- Merger, Consolidation or Sale of Assets;"


          (4) failure by Barneys or any of its Restricted Subsidiaries for 60 days after notice from the trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding notes, to comply with any of the other agreements in the indenture or the security documents;


          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Barneys or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Barneys or any of its Restricted Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:



             (a) is caused by a failure to pay principal of, or interest or premium, if any, on the Indebtedness prior to the expiration of the grace period provided in the Indebtedness on the date of such default (a "Payment Default"); or



             (b) results in the acceleration of the Indebtedness prior to its express maturity,



             and, in each case, the principal amount of the Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more at any one time;



          (6) failure by Barneys or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (that are not covered by a reputable and solvent third-party insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;


          (7) except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (8) except as permitted by the indenture, any security document or any Lien purported to be granted thereby ceases for any reason to be fully enforceable and perfected, and that event continues for 30 days after written notice to Barneys by the trustee or the Holders of at least 25% in aggregate principal amount at maturity of the notes then outstanding, voting as a single class;


          (9) Barneys or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of Barneys or any of its Restricted Subsidiaries set forth in or arising under any security document; and


          (10) Barneys, any Restricted Subsidiary of Barneys that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:



             (A) commences a voluntary case,



             (B) consents to the entry of an order for relief against it in an involuntary case,



             (C) consents to the appointment of a custodian of it or for all or substantially all of its property,



             (D) makes a general assignment for the benefit of its creditors, or



             (E) generally is not paying its debts as they become due; and



          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



             (A) is for relief against Barneys, any Restricted Subsidiary of Barneys that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;



             (B) appoints a custodian of Barneys, any Restricted Subsidiary of Barneys that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Barneys, any Restricted Subsidiary of Barneys that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or



             (C) orders the liquidation of Barneys, any Restricted Subsidiary of Barneys that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;



             and the order or decree remains unstayed and in effect for 60 consecutive days.



     In the case of an Event of Default arising from any of the events of bankruptcy or insolvency described in clauses (10) and (11) above, with respect to Barneys, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding notes may declare all the notes to be due and payable immediately. If an Event of Default occurs and the notes become or are declared due and payable, Barneys will be required to repay 100% of the Accreted Value of the notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of the Event of Default.



     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to specified limitations, Holders of a majority in principal amount at maturity of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.


     The Holders of a majority in aggregate principal amount at maturity of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of

Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.


     Barneys is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Barneys is required to deliver to the trustee a statement specifying the Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of Barneys or any Guarantor, in any of those capacities, will have any liability for any indebtedness or related obligations of Barneys or the Guarantors under the notes, the indenture, the Guarantees, security documents or for any claim based on, in respect of, or by reason of, the indebtedness or related obligations.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Barneys may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:


          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest, premium and Liquidated Damages, if any, on the notes when such payments are due from the trust referred to below;


          (2) Barneys' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment of money and for security payments held in trust;


          (3) the rights, powers, trusts, duties and immunities of the trustee, and the related obligations of Barneys and the Guarantors; and


          (4) the Legal Defeasance provisions of the indenture.


     In addition, Barneys may, at its option and at any time, elect to have the obligations of Barneys and the Guarantors released with respect to the covenants that are specified in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes or the Guarantees. In the event Covenant Defeasance occurs, some events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.


     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Barneys must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and interest, premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Barneys must specify whether the notes are being defeased to maturity or to a particular redemption date;


          (2) in the case of Legal Defeasance, Barneys must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Barneys has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;



          (3) in the case of Covenant Defeasance, Barneys must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;



          (4) no Default or Event of Default may have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit);



          (5) the Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Barneys or any of its Subsidiaries is a party or by which Barneys or any of its Subsidiaries is bound;


          (6) Barneys must deliver to the trustee an officers' certificate stating that the deposit was not made by Barneys with the intent of preferring the Holders of notes over the other creditors of Barneys with the intent of defeating, hindering, delaying or defrauding creditors of Barneys or others; and

          (7) Barneys must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     The Note Liens will be released in whole as provided above under the caption "-- Security -- Collateral and Security -- Release of Note Liens" upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

AMENDMENT, SUPPLEMENT AND WAIVER


     Except as provided in the next two succeeding paragraphs, the indenture, the notes or the security documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the security documents may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).


     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount at maturity of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount at maturity of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture;

          (9) release any Collateral from the Liens created by the security documents except as specifically provided for in the indenture and the security documents; or

          (10) make any change in the preceding amendment and waiver provisions.

     In addition, no amendment or supplement to the provisions of the indenture described above under the caption "-- Security -- Ranking of Note Liens" will:


          (1) become effective at any time prior to the Discharge of Credit Agreement Obligations, unless the amendment or supplement is consented to in a writing signed by the Credit Agreement Agent pursuant to the terms of the Credit Agreement; or


          (2) impose any obligation upon the Collateral Agent or adversely affect the rights of the Collateral Agent in its individual capacity without the consent of the Collateral Agent.

     Notwithstanding the preceding, without the consent of any Holder of notes, Barneys, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of Barneys' or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Barneys' or a Guarantor's assets;

          (4) to provide for additional guarantees by any Subsidiary of Barneys;

          (5) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect in any material respect the rights of any Holders under the indenture;

          (6) to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release of Collateral that becomes effective as set forth in the indenture or any of the security documents;


          (7) to conform the text of the indenture, the Guarantees, the security documents or the notes to any provision of this "Description of the Registered Notes" to the extent that the provision in this "Description of the Registered Notes" was intended to be a verbatim recitation of a provision of the indenture, the Guarantees, the security documents or the notes;


          (8) as provided in clause (2) under the caption
     "-- Security -- Ranking of Note Liens -- Amendment of Security Documents;"
     or

          (9) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act,


provided, that Barneys has delivered to the trustee an opinion of counsel and an officers' certificate stating that the amendment or supplement complies with the provisions of this "-- Amendment, Supplement and Waiver" section.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Barneys, have been delivered to the trustee for cancellation; or


             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Barneys or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;


          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Barneys or any Guarantor is a party or by which Barneys or any Guarantor is bound;

          (3) Barneys or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4) Barneys has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, Barneys must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE


     If the trustee becomes a creditor of Barneys or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.



     The Holders of a majority in principal amount at maturity of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


CERTAIN DEFINITIONS


     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all of these terms, as well as any other capitalized terms used in this "Description of the Registered Notes" for which no definition is provided.

     "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of senior secured notes:

          (1) if the Specified Date is one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

SEMI-ANNUAL ACCRUAL DATE                                       ACCRETED VALUE
------------------------                                       --------------
Issue Date..................................................     $  850.00
October 1, 2003.............................................     $  863.93
April 1, 2004...............................................     $  878.08
October 1, 2004.............................................     $  892.47
April 1, 2005...............................................     $  907.09
October 1, 2005.............................................     $  921.95
April 1, 2006...............................................     $  937.06
October 1, 2006.............................................     $  952.41
April 1, 2007...............................................     $  968.02
October 1, 2007.............................................     $  983.88
April 1, 2008...............................................     $1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days actually lapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is the number of days between the two Semi-Annual Accrual Dates.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means an unlimited amount of notes (other than the notes offered hereby) issued under and in accordance with the indenture, as part of the same class as the notes offered hereby.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control; provided, further, that as of the date of the indenture Isetan and its Affiliates will not be deemed to be Affiliates of Holdings, Barneys or any of their Subsidiaries. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Barneys and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any of Barneys' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) the sale, lease, conveyance or other disposition of assets between or among Barneys and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to Barneys or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory or accounts receivable (included defaulted receivables) in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments;"

          (7) the sale or other disposition of equipment that is obsolete or no longer used or useful in the business of Barneys or any of its Restricted Subsidiaries;

          (8) the granting of any Lien in compliance with the terms of the indenture; and

          (9) grants of licenses to use intellectual property in the ordinary course of business.


     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.


     "Bay Harbour" means Bay Harbour Management L.C.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Expenditures" means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;


          (2) marketable general obligations of any state of the United States of America or any political subdivision of any such state maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest available credit rating from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services;


          (3) certificates of deposit, eurodollar time deposits and bankers' acceptances, in each case, with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any lender party to the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute cash and Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Barneys and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of Barneys or Holdings;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or

          (5) the first day on which Holdings ceases to own 100% of the outstanding Equity Interests of Barneys, Beneficially and of record.

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     "Collateral" means all of the property in which Barneys or any Guarantor now or hereafter has rights or the power to pledge or transfer a security interest to secure the Note Obligations pursuant to the security documents, including all of the assets that are subject to the Priority Liens.

     "Collateral Agent" means the trustee in its capacity as the holder of Liens granted to it pursuant to the security documents and any successor in such capacity.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) any non-recurring expenses and charges of such Person or any of its Restricted Subsidiaries; plus

          (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

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          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) the cumulative effect of a change in accounting principles will be excluded; and

          (5) the Net Income of any Unrestricted Subsidiary will be included only to the extent distributed to the specified Person or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings who:

          (1) was a member of such Board of Directors on the date of the indenture;


          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or


          (3) was nominated to serve on the Board of Directors by one or more of the Principals pursuant to the Stockholders Agreement or any other similar agreement.

     "Credit Agreement" means the Restated Credit Agreement, dated as of April 1, 2003, entered into by Barneys and the Subsidiary Guarantors party thereto and led by General Electric Capital Corporation, providing for up to $70.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Agreement or any other representative of the Lenders then most recently designated by the Majority Lenders, in a written notice delivered to the trustee and the Collateral Agent, as the Credit Agreement Agent for the purposes of the indenture.

     "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any insolvency or liquidation proceeding, that:

          (1) such order grants the Holders of notes (individually and in any combination) the right to bid at the sale of such assets and the right to offset such holders' claims secured by Note Liens upon such assets against the purchase price of such assets if:


             (a) the bid of such holders is the highest bid or otherwise determined by the court to be the best offer at the sale; and


             (b) the bid of such holders includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid Priority Lien Obligations (except Unasserted Contingent Obligations) and to satisfy all liens entitled to priority over the Priority Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied; and

          (2) such order allows the claims of the Holders of notes in such insolvency or liquidation proceeding to the extent required for the grant of such rights.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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     "Discharge of Credit Agreement Obligations" means termination of all commitments to extend credit that would constitute Priority Lien Debt outstanding under the Credit Agreement, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt outstanding under the Credit Agreement (except undrawn letters of credit), discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all letters of credit outstanding under the Credit Agreement, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are outstanding under the Credit Agreement and unpaid at the time the Priority Lien Debt outstanding under the Credit Agreement is paid in full in cash.

     "Discharge of Priority Lien Obligations" means termination of all commitments to extend credit that would constitute Priority Lien Debt, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (except undrawn letters of credit), discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all letters of credit outstanding under any Priority Lien Debt, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Barneys to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Barneys may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."


     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Barneys that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any other Indebtedness of Barneys or any other Guarantor.


     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Excess Cash Flow" means, for any fiscal year, Barneys' Consolidated Cash Flow for such year, adjusted as follows: (i) minus the cash portion of Barneys' consolidated interest expense (net of interest income) and any related financing fees for such year; (ii) minus all federal, state and foreign income taxes and franchise taxes paid (without duplication) by Barneys and its Subsidiaries during such year; (iii) minus all Capital Expenditures made during such year by Barneys and its Subsidiaries; (iv) minus any net increase in Working Capital for such year; and (v) plus any net decrease in Working Capital for such year.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


     "Exchange Securities" has the meaning assigned to it in the registration rights agreement.

     "Existing Agreements" means (1) the Existing Registration Rights Agreements, (2) the employment agreement dated as of January 8, 2001, as amended on January 10, 2003, between Barneys New York, Inc. and Howard Socol, (3) the restricted stock award agreement dated as of February 2, 2003 between Barneys New York, Inc. and Howard Socol, (4) the license agreement dated as of January 28, 1999 between Barney's, Inc., BNY Licensing Corp. and Barneys Japan Co., Ltd., (5) the license agreement dated as of January 28, 1999 between Barney's, Inc., BNY Licensing Corp. and Barneys Asia Co. LLC and (6) the letter agreement dated January 28, 1999 among Bay Harbour, Whippoorwill/Barneys Obligations
Trust -- 1996, Barneys New York, Inc. and Isetan of America Inc.

     "Existing Indebtedness" means Indebtedness of Barneys and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

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     "Existing Registration Rights Agreements" means (1) the registration rights agreement dated as of January 28, 1999, as amended as of February 1, 2000, among Barneys New York, Inc., Bay Harbour, Whippoorwill/Barneys Obligations
Trust -- 1996 and Isetan of America Inc. and (2) the registration rights agreement dated as of January 8, 2001 between Barneys New York, Inc. and Howard Socol.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period (other than debt issuance costs); plus

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus


          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Barneys (other than Disqualified Stock) or to Barneys or a Restricted Subsidiary of Barneys, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only
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

     to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Flagship Store" means each store of Barneys existing on the date of the indenture located:

          (1) on Madison Avenue in New York, New York;

          (2) in Beverly Hills, California; and

          (3) in Chicago, Illinois.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.


     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.


     "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.


     "Guarantee" means the guarantee of the notes by a Guarantor.


     "Guarantors" means each of:

          (1) Holdings;

          (2) the Subsidiary Guarantors; and

          (3) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts and currency swap agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency values.


     "Holder" means a Person in whose name a note is registered.


     "Holdings" means Barneys New York, Inc. and its successors and assigns.

     "Holdings' Guarantee" means the Guarantee of the notes by Holdings.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

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

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Intercreditor Agreement" means any agreement at any time entered into by the Collateral Agent:

          (1) with any Credit Agreement Agent, to confirm, elaborate, perform, implement or give further assurance for any of the obligations of the Holders of notes, the trustee and the Collateral Agent under the caption "-- Security -- Ranking of Note Liens" in any respect that is not materially inconsistent with the provisions, intents and purposes set forth under the caption "-- Security -- Ranking of Note Liens;" or

          (2) with the holder of any other Lien upon any Collateral, on terms not materially inconsistent with the terms of any comparable agreement entered into with such holder by the Credit Agreement Agent in respect of Priority Liens upon such Collateral or on any other terms approved by the trustee:

             (a) to confirm the priority of such Lien, as against the Note Liens, as to such Collateral (and in delivering such confirmation the Collateral Agent may rely conclusively, without further inquiry, upon an opinion of counsel to the effect that such Lien is otherwise entitled, as to such Collateral, to priority over the Note Liens);

             (b) to subordinate such Lien to the Note Liens or to any other
        Lien;

             (c) to confirm the release of any Collateral from such Lien;

             (d) to confirm consent by the holder of such Lien to the attachment of the Note Liens to such Collateral; or

             (e) to grant, confirm or alter any other rights or obligations of the holder of such Lien or the Collateral Agent, as holders of Liens, in respect of such Collateral,

all as the trustee may determine not to be materially inconsistent with the provisions, intents and purposes set forth under the caption
"-- Security -- Ranking of Note Liens" or to be favorable to the holders of Note Liens or Note Obligations (which determination may be made solely and conclusively by the trustee in the good faith exercise of its discretion and shall be conclusively proven by the execution and delivery of such agreement by the Collateral Agent upon the direction of the trustee).

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations but excluding receivables arising in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers, directors, independent contractors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Barneys or any Restricted Subsidiary of Barneys sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Barneys such that, after

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

giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Barneys, Barneys will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Barneys' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by Barneys or any Restricted Subsidiary of Barneys of a Person that holds an Investment in a third Person will be deemed to be an Investment by Barneys or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Isetan" means Isetan Company Limited.

     "Lenders" means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) Priority Lien Debt outstanding under the Credit Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.


     "Liquidated Damages" means all liquidated damages then owing pursuant to the registration rights agreement.


     "Maturity Date" means April 1, 2008.

     "Majority Lenders" means, at any time, Lenders then holding or committed to provide at least a majority in principal amount of the aggregate loans, letters of credit and other extensions of credit outstanding or committed under the Credit Agreement.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or
     (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by Barneys or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for indemnities, reimbursements or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither Barneys nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and
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

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Barneys or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

     "Note Lien" means, to the extent securing Note Obligations, a Lien granted pursuant to a security document as security for Note Obligations.

     "Note Obligations" means the notes (including without limitation, any Additional Notes), the Guarantees and all other Obligations of any Obligor under the indenture, the notes (including without limitation, any Additional Notes), the Guarantees, the security documents and each Intercreditor Agreement.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Obligor" means a Person obligated as an issuer or guarantor of the notes.

     "Permitted Business" means (a) each business conducted, or service rendered, (i) by Barneys or any of its Restricted Subsidiaries on the issue date, (ii) by Barneys or any of its Restricted Subsidiaries at any time, which involves the use or licensing of any brand, trademark, trade name or service mark owned or licensed by Barneys or any Restricted Subsidiary, or (iii) by any other retailer of goods or any other provider of services of the type sold or provided by Barneys or any of its Restricted Subsidiaries at any time, or (b) any business or service reasonably related, ancillary or complementary to any business or service referred to in subclauses (i), (ii) or (iii) of clause (a) of this definition.

     "Permitted Debt" means:

          (1) the incurrence by Barneys and/or any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Barneys and its Restricted Subsidiaries thereunder) not to exceed $70.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Barneys or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales;"

          (2) the incurrence by Barneys and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by Barneys and the Guarantors of Indebtedness represented by the notes and the related Guarantees to be issued on the date of the indenture and the Exchange Securities and the related Guarantees to be issued pursuant to the registration rights agreement;

          (4) the incurrence by Barneys or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations and purchase money obligations in the ordinary course of business, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (5) the incurrence by Barneys or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or clauses (2), (3), (4), (5), (8) or
     (10) of this paragraph;

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          (6) the incurrence by Barneys or any of its Restricted Subsidiaries of
     intercompany Indebtedness between or among Barneys and any of its Restricted Subsidiaries; provided, however, that:

             (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Barneys or a Restricted Subsidiary of Barneys; and

             (b) any sale or other transfer of any such Indebtedness to a Person that is not either Barneys or a Restricted Subsidiary of Barneys, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Barneys or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by Barneys or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
     (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding or (ii) currency values with respect to transactions entered into by Barneys or any of its Restricted Subsidiaries in the ordinary course of business;

          (8) additional guarantees of the notes and the guarantee by Barneys or any of the Guarantors of Indebtedness of Barneys or a Restricted Subsidiary of Barneys that was permitted to be incurred by another provision of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (9) obligations in respect of performance bonds, surety bonds and completion guarantees provided by Barneys or any of its Restricted Subsidiaries in the ordinary course of business; and

          (10) the incurrence by Barneys or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $2.5 million.

     For purposes of determining compliance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of such covenant, Barneys will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause
(1) of the definition of Permitted Debt. Additionally, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Barneys as accrued.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to Barneys' initial public offering of common stock, by virtue of either or both of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of Barneys that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

     "Permitted Investments" means:

          (1) any Investment in Barneys or in a Restricted Subsidiary of Barneys that is a Guarantor;

          (2) any Investment in Cash Equivalents;

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          (3) any Investment by Barneys or any Restricted Subsidiary of Barneys
     in a Person, if as a result of such Investment:

             (a) such Person concurrently becomes a Restricted Subsidiary of Barneys and a Guarantor; or

             (b) such Person is concurrently merged, consolidated or amalgamated with or into, or concurrently transfers or conveys substantially all of its assets to, or is concurrently liquidated into, Barneys or a Subsidiary of Barneys that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Barneys;

          (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) Hedging Obligations;

          (8) Investments in stock, obligations or securities in the ordinary course of business received in compromise of obligations owing to Barneys or any Restricted Subsidiary or in satisfaction of judgments;

          (9) Investments in any person to the extent that such Investments consist of lease, utility and workers' compensation, performance or other similar deposits made in the ordinary course of business;

          (10) endorsements of instruments for collection or deposit in the ordinary course of business;

          (11) to the extent permitted by law, loans to employees, directors and officers in connection with the purchase by such Persons of Equity Interests of Holdings, not to exceed $500,000 at any one time outstanding;

          (12) Investments outstanding on the issue date;

          (13) Investments in cash collateral pledged to the Credit Agreement Agent or deposited in the concentration account pursuant to the terms of the Credit Agreement; and

          (14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) not to exceed $1.5 million at any one time outstanding.

     "Permitted Liens" means:

          (1) Note Liens;

          (2) Priority Liens;

          (3) Liens in favor of Barneys or the Guarantors;

          (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety, appeal and customs bonds, government contracts, performance bonds and other obligations of a similar nature incurred in the ordinary course of business;

          (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of "Permitted Debt" covering only the assets acquired with the proceeds of such Indebtedness;

          (6) Liens existing on the date of the indenture;

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

          (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (8) Liens arising with respect to easements, rights-of-way, zoning restrictions, licenses, reservations, covenants, building restrictions and other similar charges, encumbrances or title defects with respect to real property in the ordinary course of business and consistent with industry practices;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Barneys or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) judgment liens not giving rise to an Event of Default;

          (12) deposits with the owner or lessor of premises leased and operated in the ordinary course of business;

          (13) nonconsensual liens incurred in the ordinary course of business that do not individually or in the aggregate detract materially from the value or transferability of the assets of Barneys or any of its Restricted Subsidiaries taken as a whole, or impair materially the use of any such assets in the operation of the businesses of Barneys and its Restricted Subsidiaries taken as a whole;

          (14) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums that are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with GAAP;

          (15) Liens in favor of custom and revenue authorities arising as a matter of law incurred in the ordinary course of business to secure payment of nondelinquent customs duties in connection with the importation of goods; and

          (16) Liens incurred in the ordinary course of business of Barneys or any Subsidiary of Barneys with respect to obligations that do not exceed $2.5 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Barneys or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Barneys or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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          (4) such Indebtedness is incurred either by Barneys or by the
     Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Howard Socol, Bay Harbour and Whippoorwill.

     "Priority Lien" means, to the extent securing Priority Lien Obligations, a Lien granted to any holder, or representative of holders, of Priority Lien Obligations as security for Priority Lien Obligations.

     "Priority Lien Agent" means the Credit Agreement Agent or, after the Credit Agreement and all commitments to extend credit thereunder have been terminated, all letters of credit (if any) issued under the Credit Agreement have been discharged or cash collateralized in accordance with the terms thereof, and all Priority Lien Obligations (except Unasserted Contingent Obligations) outstanding under the Credit Agreement have been paid in full in cash, a single representative of all holders of Priority Liens most recently designated by Barneys in an officers' certificate delivered to the trustee and Collateral Agent or the successor of such representative in its capacity as such.

     "Priority Lien Debt" means:

          (1) the principal of and interest on Indebtedness under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) or clause (10) of the definition of "Permitted Debt" or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the trustee and the Credit Agreement Agent of an officers' certificate to the effect that such Indebtedness was permitted to be incurred by clause (1) or clause (10) of the definition of "Permitted Debt," including without limitation any such Indebtedness incurred in any insolvency or liquidation proceeding to the extent permitted by clause (1) or clause (10) of the definition of "Permitted Debt;"

          (2) Hedging Obligations permitted to be incurred by clause (7) of the definition of "Permitted Debt" that, pursuant to the Credit Agreement, are equally and ratably secured by any and all Liens securing Indebtedness outstanding under the Credit Agreement; and

          (3) the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to be incurred by clause (1) or clause (10) of the definition of "Permitted Debt" and by the Credit Agreement but only if on or before the day on which such Indebtedness was incurred by Barneys or any of its Restricted Subsidiaries such Indebtedness is designated by Barneys, in an officers' certificate delivered to the trustee, the Collateral Agent and the Credit Agreement Agent on or before such date, as Priority Lien Debt for the purposes of the indenture.

     "Priority Lien Documents" means the Credit Agreement, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations.

     "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations of Barneys or any Guarantor under the Priority Lien Documents.

     "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignment, mortgages, deed of trust or other grants or transfers for security executed and delivered by Barneys or any Guarantor creating a Lien upon property owned or to be acquired by Barneys or such Guarantor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations.

     "Related Party" means:

          (1) any controlling stockholder, a majority owned Subsidiary, or immediate family member (in the case of an individual) of any one or more Principals; or

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

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Replacement Assets" means, with respect to any Asset Sale, properties and assets (including Capital Stock of a Person) that replace the properties and assets that were the subject of such Asset Sale or properties and assets (including Capital Stock of a Person) that will be used in the business of Barneys and its Restricted Subsidiaries or in businesses reasonably related or ancillary thereto.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.


     "Securities Act" means the Securities Act of 1933, as amended.


     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stockholders Agreements" means (1) the restated stockholders agreement effective as of November 13, 1998 between Bay Harbour and Whippoorwill and (2) the stockholders agreement dated as of January 8, 2001 among Bay Harbour, Whippoorwill and Howard Socol.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.


     "Subsidiary Guarantee" means the guarantee of the notes by a Subsidiary Guarantor.


     "Subsidiary Guarantors" means:

          (1) Barneys America, Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco All-American Sportswear Corp., BNY Licensing Corp. and Barneys America (Chicago) Lease Corp.; and

          (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.


     "TIA" means the Trust Indenture Act of 1939, as amended.


     "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder) in respect of which no claim or demand for payment has been made at such time.

     "Unrestricted Subsidiary" means Barneys Asia Co. LLC and any other Subsidiary of Barneys (including any Subsidiary of such Subsidiary or any successor to any of them) that is designated by the Board of

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Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Barneys or any Restricted Subsidiary of Barneys unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Barneys or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Barneys;

          (3) is a Person with respect to which neither Barneys nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Barneys or any of its Restricted Subsidiaries (other than through the pledge of Equity Interests of such Subsidiary).

     Any designation of a Subsidiary of Barneys as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Barneys as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," Barneys will be in default of such covenant. The Board of Directors of Barneys may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Barneys of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Whippoorwill" means Whippoorwill Associates, Inc.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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     "Working Capital" means as of any date the difference between (x) current assets, other than cash and Cash Equivalents of Barneys and its Restricted Subsidiaries for such date and (y) current liabilities of Barneys and its Restricted Subsidiaries for such date.

FORMS OF REGISTERED NOTES


     The certificates representing the registered notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered notes will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global security. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.


     Book-entry interests may be exchange for certificated notes of like tenor and equal aggregate principal amount at maturity if:

          (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

          (2) we provide for the exchange pursuant to the terms of the indenture; or

          (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect.


              UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE

                                 EXCHANGE OFFER


     The following is a summary of the material United States federal income tax consequences relating to the exchange of an old note for a registered note in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. In addition, this summary is limited to a beneficial owner of an old note who holds the old note, and will hold the registered note, as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, in general, an asset held for investment.



     The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated under the Code, and rulings, judicial decisions and administrative interpretations under the Code, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.


     For United States federal income tax purposes, the exchange of an old note for a registered note in the exchange offer will not constitute a taxable event. Accordingly, the exchange offer should have no United States federal income tax consequences to you. There will be no change in your tax basis and your holding period will carry over to the registered notes, and the United States federal income tax consequences of owning and disposing of the registered notes will be the same as those applicable to the old notes. For example, original issue discount on the old notes that are exchanged in the exchange offer for registered notes will carry over to the registered notes.


     The preceding discussion of United States federal income tax consequences of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to the particular tax consequences to it of exchanging an old note for a registered note, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.


                              PLAN OF DISTRIBUTION


     Broker-dealers that acquired the old notes tendered by them in exchange for registered notes directly from us may not resell the registered notes unless they have been registered for resale under the Securities Act or are resold in compliance with an applicable exemption from the registration requirements of the Securities Act. Broker-dealers that acquired old notes as a result of market-making or other trading activities and

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received registered notes for their own account in exchange for those old notes must acknowledge that they will deliver a prospectus in connection with any resale of those registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for old notes, where those old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with resales by that broker-dealer. In
addition, until           , 2003, all dealers effecting transactions in the
registered notes may be required to deliver a prospectus.



     We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale by a broker-dealer may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from that broker-dealer or the purchasers of any registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of those registered notes and any commission or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



     For a period of 180 days after the time of expiration we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS


     Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity and enforceability of the registered notes and the related guarantees on behalf of the issuers.


                                    EXPERTS


     The consolidated financial statements and schedules of Barneys New York, Inc. and subsidiaries at February 1, 2003 and February 2, 2002, and for each of the three years in the period ended February 1, 2003, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULES


                                                               PAGE
                                                               ----
Unaudited Condensed Consolidated Financial Statements:
  Condensed Consolidated Statements of Operations -- Three
     Months Ended May 3, 2003 and May 4, 2002...............     F-2
  Condensed Consolidated Balance Sheets -- May 3, 2003 and
     February 1, 2003.......................................     F-3
  Condensed Consolidated Statements of Changes in
     Stockholders' Equity -- Three Months Ended May 3, 2003
     and May 4, 2002........................................
  Notes to Condensed Consolidated Financial Statements --May
     3, 2003................................................     F-5
Audited Consolidated Financial Statements Report of
  Independent Auditors......................................    F-14
  Consolidated Balance Sheets as of February 1, 2003 and
     February 2, 2002.......................................    F-15
  Consolidated Statements of Operations for each of the
     three fiscal years in the period ended February 1,
     2003...................................................    F-16
  Consolidated Statements of Changes in Stockholders' Equity
     for each of the three fiscal years in the period ended
     February 1, 2003.......................................    F-17
  Consolidated Statements of Cash Flows for each of the
     three fiscal years in the period ended February 1,
     2003...................................................    F-18
  Notes to Consolidated Financial Statements................    F-19
Schedule I Condensed Financial Information of Registrant....    F-47
Schedule II Valuation and Qualifying Accounts...............    F-50

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               THREE MONTHS ENDED
                                                              ---------------------
                                                               MAY 3,      MAY 4,
                                                                2003        2002
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                               PER SHARE AMOUNTS)
                                                                   (UNAUDITED)
Net sales...................................................   $91,385     $92,475
Cost of sales...............................................    50,597      50,006
                                                               -------     -------
     Gross profit...........................................    40,788      42,469
Expenses:
  Selling, general and administrative expenses (including
     occupancy costs).......................................    37,718      38,308
  Depreciation and amortization.............................     2,809       2,554
  Other income -- net.......................................    (2,048)     (1,670)
                                                               -------     -------
     Operating income.......................................     2,309       3,277
Interest and financing costs, net of interest income........     3,369       2,703
                                                               -------     -------
     (Loss) income before income taxes......................    (1,060)        574
Income taxes................................................       150          96
                                                               -------     -------
     Net (loss) income......................................   $(1,210)    $   478
                                                               =======     =======
Basic and diluted net (loss) income per share of common
  stock.....................................................   $ (0.09)    $  0.03
                                                               =======     =======
Weighted average number of shares of common stock
  outstanding...............................................    14,103      13,903
                                                               =======     =======


   The accompanying notes are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                               MAY 3,    FEBRUARY 1,
                                                                2003        2003
                                                              --------   -----------
                                                              (IN THOUSANDS, EXCEPT
                                                                   SHARE DATA)
                                                                   (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,476    $  7,111
  Receivables, less allowances of $4,200 and $4,225.........    27,993      24,957
  Inventories...............................................    61,561      62,252
  Other current assets......................................     8,084       7,908
                                                              --------    --------
     Total current assets...................................   103,114     102,228
Fixed assets at cost, less accumulated depreciation and
  amortization of $40,099 and $37,290.......................    48,381      50,463
Excess reorganization value.................................   147,764     147,764
Other assets................................................     9,089       1,338
                                                              --------    --------
     Total assets...........................................  $308,348    $301,793
                                                              ========    ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $     --    $    425
  Revolving credit facility.................................    17,445      10,480
  Accounts payable..........................................    15,366      20,747
  Accrued expenses..........................................    25,142      33,029
                                                              --------    --------
     Total current liabilities..............................    57,953      64,681
Long-term debt..............................................    88,357      65,051
Other long-term liabilities.................................     4,575      15,977
Series A Redeemable Preferred Stock --
  Aggregate liquidation preference $2,000...................       500         500
Stockholders' equity:
  Common stock -- $.01 par value; authorized 25,000,000
     shares -- shares issued 14,103,227 and 13,903,227......       141         139
  Additional paid-in capital................................   169,187     166,390
  Accumulated other comprehensive income....................       286         496
  Retained deficit..........................................   (12,651)    (11,441)
                                                              --------    --------
     Total stockholders' equity.............................   156,963     155,584
                                                              --------    --------
Total liabilities and stockholders' equity..................  $308,348    $301,793
                                                              ========    ========


   The accompanying notes are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               THREE MONTHS ENDED
                                                              --------------------
                                                               MAY 3,      MAY 4,
                                                                2003        2002
                                                              ---------   --------
                                                                 (IN THOUSANDS)
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $  (1,210)  $    478
Adjustments to reconcile net (loss) income to net cash used
  in operating activities:
  Depreciation and amortization.............................      3,422      2,960
  Write-off of unamortized bank fees........................        364         --
  Deferred rent.............................................        598        605
  Deferred compensation.....................................        106         --
(Increase) decrease in:
  Receivables...............................................     (3,036)      (768)
  Inventories...............................................        691      1,536
  Other current assets......................................        358       (662)
  Long-term assets..........................................     (1,597)        --
(Decrease) increase in:
  Accounts payable and accrued expenses.....................    (13,268)   (13,540)
                                                              ---------   --------
  Net cash used in operating activities.....................    (13,572)    (9,391)
                                                              ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed asset additions.......................................       (727)    (3,577)
                                                              ---------   --------
     Net cash used in investing activities..................       (727)    (3,577)
                                                              ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit agreement..............................    128,444    110,400
Repayments of credit agreement..............................   (129,054)   (99,228)
Proceeds from senior note offering..........................     90,100         --
Repayment of long term debt.................................    (58,064)        --
Payment of deferred rent obligation.........................    (12,000)        --
Debt origination costs......................................     (6,762)        --
                                                              ---------   --------
     Net cash provided by financing activities..............     12,664     11,172
                                                              ---------   --------
CASH FLOWS FROM REORGANIZATION ACTIVITIES:
Net decrease in cash and cash equivalents...................     (1,635)    (1,796)
Cash and cash equivalents -- beginning of period............      7,111     10,835
                                                              ---------   --------
Cash and cash equivalents -- end of period..................  $   5,476   $  9,039
                                                              =========   ========

   The accompanying notes are an integral part of these financial statements.

                             BARNEYS NEW YORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     Barneys New York, Inc. ("Holdings") and subsidiaries (collectively the "Company") is a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended May 3, 2003 are not necessarily indicative of the results for the entire year.

     The balance sheet at February 1, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

2.  DEBT

     Long-Term Debt consisted of the following at:

(000'S)                                                     MAY 3, 2003   FEBRUARY 1, 2003
-------                                                     -----------   ----------------
9% Senior secured notes...................................    $88,357         $    --
Term loan borrowings......................................         --           7,150
$22,500 Subordinated Note.................................         --          22,112
Equipment Notes...........................................         --          35,789
                                                              -------         -------
Total.....................................................    $88,357         $65,051
                                                              =======         =======


     On April 1, 2003, the Company completed an offering of 106,000 units at a price of $850 per unit, for gross proceeds of $90.1 million. Each unit consisted of $1,000 principal amount at maturity of 9% senior secured notes due April 1, 2008 of Barney's, Inc. and one warrant to purchase 3.412 shares of common stock of Holdings at an exercise price of $0.01 per share. $106.0 million aggregate principal amount at maturity of notes were issued, together with an aggregate of 106,000 warrants to acquire an aggregate of 361,672 shares of the common stock of Holdings. The warrants expire on April 1, 2008. We allocated approximately $1.9 million of the proceeds from the offering to the warrants and the remainder of the proceeds to the notes. Thus, the total debt discount was $17.8 million, which is being amortized over the life of the notes.


     On or after April 1, 2006 and April 1, 2007, Barney's, Inc., at its option, may redeem some or all of the notes at a redemption price of 109.894% of accreted value, and 100% of principal amount at maturity, respectively, in all cases plus accrued and unpaid interest. Prior to April 1, 2005, Barney's, Inc. can utilize the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount at maturity of the notes, at a redemption price equal to 113.192% of accreted value plus accrued and unpaid interest. If Barney's, Inc. experiences a change of control, each holder of the notes will have the right to sell to Barney's, Inc. all or a portion of their notes at 101% of their accreted value, plus accrued and unpaid interest, to the date of repurchase.

     The Company has entered into a registration rights agreement relating to the notes, pursuant to which the Company is required to file one or more registration statements within specified time periods to provide for the exchange of the notes for freely tradable notes with substantially identical terms. If the Company does not

                             BARNEYS NEW YORK, INC.

comply with the terms of the registration rights agreement, including the requirement to file an exchange offer registration statement with the SEC within 90 days after the offering, it will be required to pay liquidated damages to holders of the notes in the form of additional cash payments until all defaults under the registration rights agreement have been cured.

     In connection with the offering, Holdings agreed that upon receipt of a written request from the holders of at least 5% of the shares issuable upon exercise of the warrants, Holdings will, as promptly as practicable, file a shelf registration statement covering the resale of the shares issuable upon exercise of the warrants. Holdings may, at its option, file a registration statement covering the resale of the shares issuable upon exercise of the warrants.

     Net proceeds to the Company from the offering were approximately $81.7 million after deducting commissions, financial advisory fees and estimated expenses (collectively referred to as the "Offering Fees") of the offering. The Offering Fees of approximately $8.4 million were deferred and are included in other assets. Such amount will be amortized to interest expense over the term of the notes. The net proceeds from the offering were used to repay the $22,500,000 Subordinated Note; the Equipment Notes; the Term Loan and a portion of the Revolver loans outstanding under the GE Facility; and a substantial portion of the Company's deferred lease obligations pursuant to its flagship leases.

     The 9% senior secured notes are guaranteed on a senior secured basis by Holdings and each of the existing and future domestic restricted subsidiaries of Barney's, Inc. The 9% senior secured notes and the related guarantees are secured by a second-priority lien on the same assets as secure the Company's credit facility.

3.  INCOME TAXES

     The Company provides United States federal income taxes based on its estimated annual effective tax rate for the fiscal year. For the three months ended May 3, 2003 and May 4, 2002, a provision for federal income taxes has not been recorded due to the significant net operating loss carry-forwards available to the Company. In the respective periods, however, the Company has provided income taxes principally for state, local and franchise taxes.

4.  EARNINGS (LOSS) PER SHARE ("EPS")

     Basic EPS is computed as net (loss) income available to common stockholders divided by the weighted average number of common shares outstanding. Diluted EPS reflects the incremental increase in common shares outstanding assuming the exercise of stock options and warrants that would have had a dilutive effect on EPS. Net (loss) income attributed to common stockholders is not materially affected by the 1% dividend on the 5,000 issued and outstanding shares of preferred stock.

     Options and warrants to acquire an aggregate of 1,627,234 and 1,734,464 shares of common stock were not included in the computation of diluted earnings per common share for the three months ended May 3, 2003 and May 4, 2002, respectively, as including them would have been anti-dilutive.

5.  STOCK-BASED COMPENSATION

     Pro-forma disclosures, as required by Statement of Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure", are computed as if the Company recorded compensation expense based on the fair value for stock-based awards or grants. The following pro-forma information includes the effects of the options discussed above.

                             BARNEYS NEW YORK, INC.

                                                              THREE MONTHS ENDED
                                                              -------------------
                                                               MAY 3,     MAY 4,
                                                                2003       2002
                                                              --------    -------
Net (loss) income -- as reported............................  $(1,210)     $ 478
Deduct: Stock-based employee compensation expense determined
  under fair value method, net of related tax effects.......     (125)      (149)
                                                              -------      -----
Pro-forma net (loss) income.................................  $(1,335)     $ 329
                                                              =======      =====
Net (loss) income per share:
Basic and diluted -- as reported............................  $ (0.09)     $0.03
Basic and diluted -- pro-forma..............................    (0.09)      0.02

     As of May 3, 2003, the Company's common stock was quoted on the Nasdaq Over-The-Counter Bulletin Board, but was only traded on a limited or sporadic basis and there was no established public trading market for such common stock.

6.  NEW ACCOUNTING PRONOUNCEMENTS

     In 2002, the FASB Emerging Issues Task Force ("EITF") issued EITF No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" ("EITF 02-16"). EITF 02-16 addresses the accounting by a reseller for consideration received from a vendor. A consensus was reached that cash consideration is presumed to be a reduction in the price of a vendor's product that should be recognized as a reduction of cost of sales. However, this presumption can be overcome when the consideration received is for the reimbursement of specific, identifiable and incremental costs of the reseller. In that event, the consideration, subject to a threshold, is recognized as a reduction in selling, general and administrative expenses. The provisions of EITF 02-16 are effective for all new arrangements, or modifications to existing arrangements, entered into after December 31, 2002.

     In the three months ended May 3, 2003, the implementation of the provisions of EITF 02-16 had the effect of increasing selling, general and administrative expenses and net loss by $458,000 and $58,000, respectively, and decreasing cost of sales by $400,000. EITF 02-16 had no impact on the Company's cash flows. Had EITF 02-16 been in effect for the three months ended May 4, 2002, selling, general and administrative expenses would have increased by approximately $296,000 and cost of sales and net income would have decreased by approximately $260,000 and $36,000, respectively, for the three months ended May 4, 2002.

7.  OTHER


     On or about July 31, 2002, an individual filed a class action complaint against the Company in the Superior Court for the State of California, County of San Diego. The complaint alleges two causes of action for purported violations of California's Civil Code and Business and Professions Code relating to the alleged requesting by the Company of certain information. The complaint seeks relief on a class basis under the statutes permitting a plaintiff to recover a fine, in the discretion of the court, and such other damages which each member of the class may have suffered as a result of our alleged conduct. The complaint further seeks an accounting of all moneys and profits received by us in connection with the alleged violations as well as injunctive relief with respect to the alleged practices. Certification of the class and attorneys fees is sought as well. The Company believes that the complaint is without merit, that it has substantial defenses to the claims and plans to vigorously defend the lawsuit. A proposed settlement of this matter received preliminary court approval on May 1, 2003. However, on June 19, 2003, the court did not approve the settlement on the terms proposed by the parties. The parties have revised the settlement to comply with the court's suggestions, and it is anticipated that the revised settlement will be presented to the court for approval on August 28, 2003.

                             BARNEYS NEW YORK, INC.

Although the revised settlement complies with the court's June 19, 2003 comments, no assurances can be given that the court will approve the settlement. In management's judgment, based in part on consultation with legal counsel, this case is not expected to have a material adverse effect on the Company's financial position.


     In addition, the Company is involved in various legal proceedings which are routine and incidental to the conduct of its business. Management believes that none of these proceedings, if determined adversely to the Company, would have a material effect on its financial condition or results of operations.

8.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION


     On April 1, 2003, Barney's, Inc., a subsidiary of Holdings, issued $106.0 million principal amount of its 9% senior secured notes due April 1, 2008, as more fully discussed in Note 2 above. Barney's, Inc. and the guarantor subsidiaries are 100% owned by Holdings. These notes have been fully and unconditionally, jointly and severally guaranteed by Holdings and each of the existing and future domestic restricted subsidiaries of Barney's, Inc. Subject to certain exceptions, Barney's, Inc. is restricted in its ability to make funds available to Holdings. The following condensed consolidating financial information of the Company is being provided pursuant to Article 3-10(d) of Regulation S-X.


                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                                                               THREE MONTHS ENDED MAY 3, 2003
                                      ---------------------------------------------------------------------------------
                                                 BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                      HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                      --------   ---------   ------------   -------------   ------------   ------------
                                                                       (IN THOUSANDS)
Net sales...........................  $    --     $80,967      $10,418          $  --          $  --         $91,385
Cost of sales.......................       --      45,608        4,989             --             --          50,597
                                      -------     -------      -------          -----          -----         -------
  Gross profit......................       --      35,359        5,429             --             --          40,788
Expenses:
  Selling, general and
    administrative expenses
    (including occupancy expense)...      106      34,156        3,456             --             --          37,718
  Depreciation and amortization.....       --       2,629          180             --             --           2,809
  Other income -- net...............       --      (2,048)          --             --             --          (2,048)
                                      -------     -------      -------          -----          -----         -------
    Operating (loss) income.........     (106)        622        1,793             --             --           2,309
Equity in net loss of subsidiary....      954          --           --             --           (954)             --
Interest and financing costs, net of
  interest income...................       --       3,369           --             --             --           3,369
                                      -------     -------      -------          -----          -----         -------
    (Loss) income before income
       taxes........................   (1,060)     (2,747)       1,793             --            954          (1,060)
Income taxes........................      150          --           --             --             --             150
                                      -------     -------      -------          -----          -----         -------
    Net (loss) income...............  $(1,210)    $(2,747)     $ 1,793          $  --          $ 954         $(1,210)
                                      =======     =======      =======          =====          =====         =======

                             BARNEYS NEW YORK, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                                                           THREE MONTHS ENDED MAY 4, 2002
                                  ---------------------------------------------------------------------------------
                                             BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                  HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                  --------   ---------   ------------   -------------   ------------   ------------
                                                                   (IN THOUSANDS)
Net sales.......................   $  --      $82,131      $10,344          $  --          $  --         $92,475
Cost of sales...................      --       45,169        4,837             --             --          50,006
                                   -----      -------      -------          -----          -----         -------
  Gross profit..................      --       36,962        5,507             --             --          42,469
Expenses:
  Selling, general and
     administrative expenses
     (including occupancy
     expense)...................      --       34,692        3,616             --             --          38,308
  Depreciation and
     amortization...............      --        2,131          423             --             --           2,554
  Other income -- net...........      --       (1,670)          --             --             --          (1,670)
                                   -----      -------      -------          -----          -----         -------
  Operating income..............      --        1,809        1,468             --             --           3,277
Equity in net income of
  subsidiary....................    (550)          --           --             --            550              --
Interest and financing costs,
  net of interest income........     (24)       2,727           --             --             --           2,703
                                   -----      -------      -------          -----          -----         -------
Income (loss) before income
  taxes.........................     574         (918)       1,468             --           (550)            574
Income taxes....................      96           --           --             --             --              96
                                   -----      -------      -------          -----          -----         -------
  Net income (loss).............   $ 478      $  (918)     $ 1,468          $  --          $(550)        $   478
                                   =====      =======      =======          =====          =====         =======

                             BARNEYS NEW YORK, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET


                                                                        MAY 3, 2003
                                     ---------------------------------------------------------------------------------
                                                BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                     HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                     --------   ---------   ------------   -------------   ------------   ------------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
                                                        ASSETS
Current assets:
  Cash and cash equivalents........  $     --   $  5,185      $    291         $  --        $      --       $  5,476
  Receivables, less allowances of
    $4,200.........................        --     27,702           291            --               --         27,993
  Inventories......................        --     50,201        11,360            --               --         61,561
  Other current assets.............     2,251      5,545           288            --               --          8,084
                                     --------   --------      --------         -----        ---------       --------
    Total current assets...........     2,251     88,633        12,230            --               --        103,114
Fixed assets at cost, less
  accumulated depreciation and
  amortization of $40,099..........        --     45,574         2,807            --               --         48,381
Excess reorganization value........        --    147,764            --            --               --        147,764
Investment in and advances to
  subsidiary.......................   156,876     29,510            --            --         (186,386)            --
Other assets.......................        --      9,078            11            --               --          9,089
                                     --------   --------      --------         -----        ---------       --------
    Total assets...................  $159,127   $320,559      $ 15,048         $  --        $(186,386)      $308,348
                                     ========   ========      ========         =====        =========       ========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit facility........  $     --   $ 17,445      $     --         $  --        $      --       $ 17,445
  Net affiliate payable............        --    117,248        42,075            --         (159,323)            --
  Accounts payable.................        --     15,197           169            --               --         15,366
  Accrued expenses.................       516     19,321         5,305            --               --         25,142
                                     --------   --------      --------         -----        ---------       --------
    Total current liabilities......       516    169,211        47,549            --         (159,323)        57,953
Long-term debt.....................        --     88,357            --            --               --         88,357
Other long-term liabilities........     1,434      4,811        (1,670)           --               --          4,575
Series A Redeemable Preferred
  Stock -- Aggregate liquidation
  preference $2,000................       500         --            --            --               --            500
Commitments and contingencies
  Stockholders' equity:
  Preferred stock..................        --         --           214            --             (214)            --
  Common stock -- $.01 par value;
    authorized 25,000,000 shares --
    issued 14,103,227 shares.......       141         --           341            --             (341)           141
  Additional paid-in capital.......   169,187         --        45,176            --          (45,176)       169,187
  Accumulated other comprehensive
    income.........................        --        286            --            --               --            286
  Retained deficit.................   (12,651)    57,894       (76,562)           --           18,668        (12,651)
                                     --------   --------      --------         -----        ---------       --------
    Total stockholders' equity.....   156,677     58,180       (30,831)           --          (27,063)       156,963
                                     --------   --------      --------         -----        ---------       --------
Total liabilities and stockholders'
  equity...........................  $159,127   $320,559      $ 15,048         $  --        $(186,386)      $308,348
                                     ========   ========      ========         =====        =========       ========

                             BARNEYS NEW YORK, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET


                                                                    FEBRUARY 1, 2003
                                    ---------------------------------------------------------------------------------
                                               BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                    HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                    --------   ---------   ------------   -------------   ------------   ------------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
                                                       ASSETS
Current assets:
  Cash and cash equivalents.......  $     --   $  6,666      $   445          $  --        $      --       $  7,111
  Receivables, less allowances of
    $4,225........................        --     24,575          382             --               --         24,957
  Inventories.....................        --     52,879        9,373             --               --         62,252
  Other current assets............     1,507      6,097          304             --               --          7,908
                                    --------   --------      -------          -----        ---------       --------
    Total current assets..........     1,507     90,217       10,504             --               --        102,228
Fixed assets at cost, less
  accumulated depreciation and
  amortization of $37,290.........        --     47,550        2,913             --               --         50,463
Excess reorganization value, less
  accumulated amortization of
  $26,372.........................        --    147,764           --             --               --        147,764
Investment in and advances to
  subsidiary......................   156,113     29,659           --             --         (185,772)            --
Other assets......................        --      1,327           11             --               --          1,338
                                    --------   --------      -------          -----        ---------       --------
    Total assets..................  $157,620   $316,517      $13,428          $  --        $(185,772)      $301,793
                                    ========   ========      =======          =====        =========       ========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    debt..........................  $     --   $    425      $    --          $  --        $      --       $    425
  Revolving credit facility.......        --     10,480           --             --               --         10,480
  Net affiliate payable...........        --    115,208       42,547             --         (157,755)            --
  Accounts payable................        --     20,521          226             --               --         20,747
  Accrued expenses................       598     28,382        4,049             --               --         33,029
                                    --------   --------      -------          -----        ---------       --------
    Total current liabilities.....       598    175,016       46,822             --         (157,755)        64,681
Long-term debt....................        --     65,051           --             --               --         65,051
Other long-term liabilities.......     1,434     15,313         (770)            --               --         15,977
Series A Redeemable Preferred
  Stock -- Aggregate liquidation
  preference $2,000...............       500         --           --             --               --            500
Commitments and contingencies
  Stockholders' equity:
  Preferred stock.................        --         --          214             --             (214)            --
  Common stock -- $.01 par value;
    authorized 25,000,000
    shares -- issued 13,903,227
    shares........................       139         --          341             --             (341)           139
  Additional paid-in capital......   166,390         --       45,176             --          (45,176)       166,390
  Accumulated other comprehensive
    income........................        --        496           --             --               --            496
  Retained deficit................   (11,441)    60,641      (78,355)            --           17,714        (11,441)
                                    --------   --------      -------          -----        ---------       --------
    Total stockholders' equity....   155,088     61,137      (32,624)            --          (28,017)       155,584
                                    --------   --------      -------          -----        ---------       --------
Total liabilities and
  stockholders' equity............  $157,620   $316,517      $13,428          $  --        $(185,772)      $301,793
                                    ========   ========      =======          =====        =========       ========

                             BARNEYS NEW YORK, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                             THREE MONTHS ENDED MAY 3, 2003
                                    ---------------------------------------------------------------------------------
                                               BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                    HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                    --------   ---------   ------------   -------------   ------------   ------------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net (loss) income.................  $(1,210)   $  (2,747)    $ 1,793          $  --          $ 954        $  (1,210)
Adjustments to reconcile net
  (loss) income to net cash (used
  in) provided by operating
  activities:
Depreciation and amortization.....       --        3,242         180             --             --            3,422
Write-off of unamortized bank
  fees............................       --          364          --             --             --              364
Deferred rent.....................       --          598          --                            --              598
Deferred compensation.............      106           --          --             --             --              106
Equity in net loss of
  subsidiary......................      954           --          --             --           (954)              --
Decrease (increase) in:
  Receivables.....................       --       (3,127)         91             --             --           (3,036)
  Inventories.....................       --        2,678      (1,987)            --             --              691
  Other current assets............       --          342          16             --             --              358
  Long-term assets................       --       (1,597)         --             --             --           (1,597)
Increase (decrease) in:
  Accounts payable and accrued
    expenses......................      (82)     (14,385)      1,199             --             --          (13,268)
                                    -------    ---------     -------          -----          -----        ---------
  Net cash (used in) provided by
    operating activities..........     (232)     (14,632)      1,292             --             --          (13,572)
                                    -------    ---------     -------          -----          -----        ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Fixed asset additions.............       --         (652)        (75)            --             --             (727)
Investment in and advances to
  subsidiary......................      232        1,139      (1,371)                           --               --
                                    -------    ---------     -------          -----          -----        ---------
    Net cash provided by (used in)
      investing activities........      232          487      (1,446)                           --             (727)
                                    -------    ---------     -------          -----          -----        ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from credit agreement....       --      128,444          --             --             --          128,444
Repayments of credit agreement....       --     (129,054)         --             --             --         (129,054)
Proceeds from senior note
  offering........................       --       90,100          --             --             --           90,100
Repayment of long term debt.......       --      (58,064)         --             --             --          (58,064)
Payment of deferred rent
  obligation......................       --      (12,000)         --             --             --          (12,000)
Debt origination costs............       --       (6,762)         --             --             --           (6,762)
                                    -------    ---------     -------          -----          -----        ---------
    Net cash provided by financing
      activities..................       --       12,664          --             --             --           12,664
                                    -------    ---------     -------          -----          -----        ---------
Net decrease in cash and cash
  equivalents.....................       --       (1,481)       (154)            --             --           (1,635)
Cash and cash
  equivalents -- beginning of
  period..........................       --        6,666         445             --             --            7,111
                                    -------    ---------     -------          -----          -----        ---------
Cash and cash equivalents -- end
  of period.......................  $    --    $   5,185     $   291          $  --          $  --        $   5,476
                                    =======    =========     =======          =====          =====        =========

                             BARNEYS NEW YORK, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                               THREE MONTHS ENDED MAY 4, 2002
                                      ---------------------------------------------------------------------------------
                                                 BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                      HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                      --------   ---------   ------------   -------------   ------------   ------------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)...................  $   478    $   (918)     $ 1,468          $  --          $(550)        $    478
Adjustments to reconcile net income
  loss) to net cash provided by
  (used in) operating activities:
Depreciation and amortization.......       --       2,537          423             --             --            2,960
Deferred rent.......................                  605           --             --             --              605
Equity in net income of
  subsidiary........................     (550)         --           --             --            550               --
Decrease (increase) in:
  Receivables.......................       --        (760)          (8)            --             --             (768)
  Inventories.......................       --       3,001       (1,465)            --             --            1,536
  Other current assets..............                 (629)         (33)            --             --             (662)
Increase (decrease) in:
  Accounts payable and accrued
    expenses........................    1,122     (13,460)      (1,202)            --             --          (13,540)
                                      -------    --------      -------          -----          -----         --------
    Net cash provided by (used in)
      operating activities..........    1,050      (9,624)        (817)            --             --           (9,391)
                                      -------    --------      -------          -----          -----         --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Fixed asset additions...............       --      (3,541)         (36)            --             --           (3,577)
Investment in and advances to
  subsidiary........................   (3,576)      2,450        1,126             --             --               --
                                      -------    --------      -------          -----          -----         --------
    Net cash (used in) provided by
      investing activities..........   (3,576)     (1,091)       1,090             --             --           (3,577)
                                      -------    --------      -------          -----          -----         --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from credit agreement......       --     110,400           --             --             --          110,400
Repayments of credit agreement......       --     (99,228)          --             --             --          (99,228)
                                      -------    --------      -------          -----          -----         --------
    Net cash provided by financing
      activities....................       --      11,172           --             --             --           11,172
                                      -------    --------      -------          -----          -----         --------
Net (decrease) increase in cash and
  cash equivalents..................   (2,526)        457          273             --             --           (1,796)
Cash and cash
  equivalents -- beginning of
  period............................    6,797       3,347          678             13             --           10,835
                                      -------    --------      -------          -----          -----         --------
Cash and cash equivalents --
  end of period.....................  $ 4,271    $  3,804      $   951          $  13          $  --         $  9,039
                                      =======    ========      =======          =====          =====         ========

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Barneys New York, Inc.

     We have audited the accompanying consolidated balance sheets of Barneys New York, Inc. and subsidiaries as of February 1, 2003 and February 2, 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended February 1, 2003. Our audits also included the financial statement schedules listed in the index at page F-1. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Barneys New York, Inc. and subsidiaries as of February 1, 2003 and February 2, 2002, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 2 to the consolidated financial statements, effective February 3, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                                          /s/ ERNST & YOUNG LLP

New York, New York

March 21, 2003, except for the first paragraph of Note 4 and Note 12, as to which the date is April 1, 2003

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                                (IN THOUSANDS, EXCEPT
                                                                     SHARE DATA)
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................   $  7,111      $ 10,835
  Restricted cash...........................................         --           200
  Receivables, less allowances of $4,225 and $4,488.........     24,957        26,689
  Inventories...............................................     62,252        52,449
  Other current assets......................................      7,908         5,773
                                                               --------      --------
          Total current assets..............................    102,228        95,946
Fixed assets at cost, less accumulated depreciation and
  amortization of $37,290 and $26,530.......................     50,463        50,141
Excess reorganization value, less accumulated amortization
  of $26,372................................................    147,764       149,439
Other assets................................................      1,338         1,454
                                                               --------      --------
                                                               $301,793      $296,980
                                                               ========      ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................   $    425      $     --
  Revolving credit facility.................................     10,480        23,581
  Accounts payable..........................................     20,747        23,634
  Accrued expenses..........................................     33,029        32,246
                                                               --------      --------
          Total current liabilities.........................     64,681        79,461
Long-term debt..............................................     65,051        57,467
Other long-term liabilities.................................     15,977        12,930
Series A Redeemable Preferred Stock-- Aggregate liquidation
  preference $2,000.........................................        500           500
Commitments and contingencies
Stockholders' equity:
  Common stock -- $.01 par value; authorized 25,000,000
     shares -- shares issued 13,903,227 and 13,903,227......        139           139
Additional paid-in capital..................................    166,390       166,390
Accumulated other comprehensive income......................        496            --
Retained deficit............................................    (11,441)      (19,907)
                                                               --------      --------
          Total stockholders' equity........................    155,584       146,622
                                                               --------      --------
                                                               $301,793      $296,980
                                                               ========      ========


          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                        FISCAL YEARS ENDED
                                                              ---------------------------------------
                                                              FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                                 2003          2002          2001
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................................   $383,363      $371,169      $404,321
Cost of sales...............................................    204,015       208,845       216,725
                                                               --------      --------      --------
  Gross profit..............................................    179,348       162,324       187,596
Expenses:
  Selling, general and administrative (including occupancy
     expense of $32,421, $31,367, and $29,120)..............    154,813       154,818       161,523
  Depreciation and amortization.............................     10,760        18,802        18,027
  Other income -- net.......................................     (6,327)       (6,957)       (4,833)
                                                               --------      --------      --------
Operating income (loss).....................................     20,102        (4,339)       12,879
Interest and financing costs, net of interest income........     11,036        10,393        11,723
                                                               --------      --------      --------
Income (loss) before income taxes...........................      9,066       (14,732)        1,156
Income taxes................................................        600           439           546
                                                               --------      --------      --------
Net income (loss)...........................................   $  8,466      $(15,171)     $    610
                                                               ========      ========      ========
Basic and diluted earnings (loss) per share.................   $   0.61      $  (1.09)     $   0.04
                                                               ========      ========      ========
Weighted average number of common shares....................     13,903        13,903        13,627
                                                               ========      ========      ========


          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                  COMMON STOCK                              ACCUMULATED
                                     ISSUED        ADDITIONAL                  OTHER
                                 ---------------    PAID-IN     RETAINED   COMPREHENSIVE
                                 SHARES   AMOUNT    CAPITAL     DEFICIT       INCOME        TOTAL
                                 ------   ------   ----------   --------   -------------   --------
                                                           (IN THOUSANDS)
Balances at January 29, 2000...  13,076    $131     $159,211    $ (5,346)      $ --        $153,996
Net income for Fiscal 2000.....      --      --           --         610         --             610
Exercise of Stock Options and
  Warrants.....................     827       8        7,179          --         --           7,187
                                 ------    ----     --------    --------       ----        --------
Balances at February 3, 2001...  13,903     139      166,390      (4,736)        --         161,793
Net loss for Fiscal 2001.......      --      --           --     (15,171)        --         (15,171)
                                 ------    ----     --------    --------       ----        --------
Balances at February 2, 2002...  13,903     139      166,390     (19,907)        --         146,622
Net income for Fiscal 2002.....      --      --           --       8,466         --           8,466
Forward Contracts..............      --      --           --          --        496             496
                                 ------    ----     --------    --------       ----        --------
Comprehensive income...........      --      --           --          --         --           8,962
Balances at February 1, 2003...  13,903    $139     $166,390    $(11,441)      $496        $155,584
                                 ======    ====     ========    ========       ====        ========


          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FISCAL YEAR ENDED
                                                            ---------------------------------------
                                                            FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                               2003          2002          2001
                                                            -----------   -----------   -----------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................   $   8,466     $ (15,171)    $     610
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization...........................      12,020        19,994        19,107
  Write-off of unamortized bank fees......................         641            --            --
  Deferred rent...........................................       2,184         2,667         2,999
Decrease (increase) in:
  Receivables.............................................       1,732         1,042           403
  Inventories.............................................      (9,803)        8,783        (2,543)
  Other current assets....................................        (778)          795           (31)
  Long-term assets........................................          --            (4)           19
(Decrease) increase in:
  Accounts payable and accrued expenses...................        (321)       (4,095)        2,478
                                                             ---------     ---------     ---------
     Net cash provided by operating activities............      14,141        14,011        23,042
                                                             ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed asset additions.....................................     (11,082)      (11,982)       (8,499)
Contributions from landlords..............................          --           613            --
Restricted cash...........................................         200            --         2,243
                                                             ---------     ---------     ---------
     Net cash used in investing activities................     (10,882)      (11,369)       (6,256)
                                                             ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt........................................     439,691       397,613       423,745
Repayments of debt........................................    (445,216)     (406,264)     (440,682)
Payment of bank fees......................................      (1,458)         (525)           --
Proceeds from exercise of stock options and warrants......          --            --         7,187
                                                             ---------     ---------     ---------
     Net cash used in financing activities................      (6,983)       (9,176)       (9,750)
                                                             ---------     ---------     ---------
Net (decrease) increase in cash and cash equivalents......      (3,724)       (6,534)        7,036
Cash and cash equivalents -- beginning of year............      10,835        17,369        10,333
                                                             ---------     ---------     ---------
Cash and cash equivalents -- end of year..................   $   7,111     $  10,835     $  17,369
                                                             =========     =========     =========

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Barneys New York, Inc. ("Holdings") and Subsidiaries (collectively the "Company") is a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. The Company operates 20 stores throughout the United States, including its three flagship stores in New York, Beverly Hills and Chicago. The Company has entered into a licensing arrangement pursuant to which a third party operates two retail stores in Japan and a single in-store department in Singapore, all under the "Barneys New York" name.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Holdings and its wholly-owned and majority-owned subsidiaries in which Holdings has a controlling financial interest and exercises control over their operations. Intercompany investments and transactions have been eliminated in consolidation.

  (B) FISCAL YEARS

     References in these financial statements to "2002", "2001" and "2000" are for the 52 weeks ended February 1, 2003, the 52 weeks ended February 2, 2002 and the 53 weeks ended February 3, 2001, respectively.

  (C) CASH AND CASH EQUIVALENTS

     All highly liquid investments with a remaining maturity of three months or less at the date of acquisition are classified as cash equivalents. The carrying value approximates their fair value.

  (D) ACCOUNTS RECEIVABLE AND FINANCE CHARGES


     The Company provides credit to its customers and performs on-going credit reviews of its customers. Accounts are generally written off automatically after 180 days have passed without the Company having received a full scheduled monthly payment. Accounts are written off sooner in the event of bankruptcy or other factors that make collection seem unlikely. The Company estimates the appropriate allowance using a model that considers the current aging of the accounts, historical write-off and recovery rates and other portfolio data. This estimate is then reviewed by Company management to assess whether additional analysis is required to appropriately estimate expected losses. Concentration of credit risk is limited because of the large number of customers. Finance charge income recorded in Fiscal 2002, 2001 and 2000 approximated $4,608,000, $4,661,000 and $4,462,000, respectively, and is included in other income-net in the statement of operations. The costs of administering the Company's private label credit card program are included in selling, general and administrative expenses. Prior to any allocation of "in-store" costs related to the Company's private label credit card program or any allocation of corporate overhead expenses, these costs approximated $3,247,000, $4,005,000, and $3,742,000 for the years ended February 1, 2003, February 2, 2002 and February 3, 2001, respectively.


  (E) INVENTORIES


     Merchandise inventories, consisting primarily of finished goods, are stated at the lower of FIFO (first-in, first-out) cost or market, as determined by the retail inventory method. Merchandise is purchased from many different vendors based throughout the world. Most of the Company's relationships with its vendors are not subject to contractual arrangements. In the fiscal year ended February 1, 2003, our ten top designers (including all brands owned by such designers) accounted for approximately 28% of our total sales, and out two top designers (including all brands owned by such designers) accounted for approximately 11% and 4%,

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES
respectively, of our total sales. If one or more of the Company's top designers were to cease providing the Company with adequate supplies of merchandise, the Company's business might, in the short term, be adversely affected. However, management believes that alternative supply sources exist to fulfill the Company's requirements in the event of a disruption.

  (F) FIXED ASSETS

     Pursuant to American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), property and equipment were restated at approximate fair market value at January 30, 1999. Fixed assets acquired after January 30, 1999 are recorded at cost. Depreciation is computed using the straight-line method. Fully depreciated assets are written off against accumulated depreciation. Furniture, fixtures and equipment are depreciated over their useful lives. Leasehold improvements are amortized over the shorter of the useful life or the lease term.

  (G) EXCESS REORGANIZATION VALUE

     Excess reorganization value represents the adjustment of the Company's balance sheet for reorganization value in excess of amounts allocable to identifiable assets. In June 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was issued. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including excess reorganization value. Among other things, SFAS No. 142 requires that goodwill no longer be amortized, but rather be tested annually for impairment. This statement was effective for fiscal years beginning after December 15, 2001. Accordingly, on February 3, 2002, the Company adopted SFAS No. 142, and was required to analyze its excess reorganization value for impairment issues during the first six months of Fiscal 2002, and then on a periodic basis thereafter. In accordance with SFAS No. 142, in Fiscal 2002 the Company completed the required testing for impairment of its excess reorganization value as of both the beginning and end of Fiscal 2002. Based upon the Company's re-evaluation of the first step of the impairment test which screens for potential impairment, the Company concluded that the fair value of the enterprise exceeded its book value. Accordingly, the Company did not need to perform the second step of the test, which measures the amount of the impairment. For the fiscal year ended February 1, 2003, the Company did not record an impairment loss related to excess reorganization value. However, the excess reorganization value of the Company was reduced by approximately $1.7 million during the fiscal year ended February 1, 2003 due to a reversal of a tax reserve resulting from the resolution of tax contingencies existing at the time of the Company's emergence from bankruptcy.

     During the fiscal year ended February 2, 2002 (and prior fiscal years), when SFAS No. 142 was not in effect, the Company amortized excess reorganization value over a twenty-year period. If excess reorganization value had not been amortized during the fiscal years ended February 2, 2002 and February 3, 2001 the Company's adjusted net (loss) income and basic and diluted (loss) income per share would have been as follows:

                                                        FISCAL YEAR ENDED         FISCAL YEAR ENDED
                                                        FEBRUARY 2, 2002          FEBRUARY 3, 2001
                                                   ---------------------------   -------------------
                                                                  BASIC AND               BASIC AND
                                                                DILUTED (LOSS)             DILUTED
                                                   NET (LOSS)     INCOME PER      NET       INCOME
                                                     INCOME         SHARE        INCOME   PER SHARE
                                                   ----------   --------------   ------   ----------
As Reported......................................   $(15,171)       $(1.09)      $  610     $0.04
Amortization of Excess Reorganization Value......      8,791          0.63        8,741      0.64
                                                    --------        ------       ------     -----
As Adjusted......................................   $ (6,380)       $(0.46)      $9,351     $0.68
                                                    ========        ======       ======     =====

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

  (H) EARNINGS PER COMMON SHARE ("EPS")

     Basic EPS is computed as net income (loss) available to common stockholders divided by the weighted average number of common shares outstanding. Diluted EPS reflects the incremental increase in common shares outstanding assuming the exercise of stock options and warrants that would have had a dilutive effect on earnings per common share. Options and warrants to acquire an aggregate of 1,704,834, 1,734,634 and 787,724 shares of common stock (issued pursuant to the Company's stock option plans and other previously outstanding options and warrants, all of which are discussed in Notes 8(b), 8(c) and 9(b)) were not included in the computation of diluted EPS for Fiscal 2002, 2001 and 2000, respectively, as including them would have been anti-dilutive. Net income (loss) attributed to common stockholders is not materially affected by the 1% dividend on the 5,000 issued and outstanding shares of preferred stock.

     Pro-forma disclosures, as required by Statement of Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure", are computed as if the Company recorded compensation expense based on the fair value for stock-based awards or grants. The following pro-forma information includes the effects of the options discussed in Note 9(b).

                                                              FISCAL 2002   FISCAL 2001   FISCAL 2000
                                                              -----------   -----------   -----------
Net income (loss) -- as reported............................    $8,466       $(15,171)       $ 610
Deduct: Stock-based employee compensation expense (income)
  determined under fair value method, net of related tax
  effects...................................................       596            699         (369)
                                                                ------       --------        -----
Pro-forma net income (loss).................................    $7,870       $(15,870)       $ 979
                                                                ======       ========        =====
Net income (loss) per share:
Basic and diluted -- as reported............................    $ 0.61       $  (1.09)       $0.04
Basic and diluted -- pro-forma..............................      0.57          (1.14)        0.07

  (I) IMPAIRMENT OF ASSETS

     The Company records impairment losses on long-lived assets (including excess reorganization value) when events and circumstances indicate that the assets might be impaired. For purposes of evaluating the recoverability of long-lived assets (including excess reorganization value through February 2, 2002), the recoverability test is performed using undiscounted net cash flows of the individual stores and consolidated undiscounted net cash flows for long-lived assets, not identifiable to individual stores. An impairment loss recognized will be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. If quoted market prices are not available, the estimate of fair value will be based on the best information available under the circumstances, such as prices for similar assets or the present value of estimated expected future cash flows. Subsequent to February 2, 2002, the Company will determine any impairment in excess reorganization value in accordance with SFAS No. 142 as discussed in Note 2(g).

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Accordingly, the Company adopted SFAS No. 144 effective Fiscal 2002 and did not record any impairment as a result of the adoption of SFAS No. 144.

  (J) FOREIGN EXCHANGE CONTRACTS

     Derivative Instruments and Hedging Activities. In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and for Hedging Activities", or SFAS No. 133, which we adopted, as amended, on February 4, 2001. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

Specifically, SFAS No. 133 requires an entity to recognize all derivative instruments as either assets or liabilities in the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either stockholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

     The Company in the normal course of business routinely enters into forward foreign currency contracts to reduce the risk associated with currency movements related to committed inventory purchases denominated in foreign currency. The Company does not enter into these contracts for the purpose of trading or speculation.

     For the fiscal year ended February 2, 2002, the Company did not designate the forward foreign currency contracts that it entered into as hedges of the anticipated purchases, and therefore, unrealized gains and losses were recognized currently in earnings. Accordingly, in connection with these forward foreign currency contracts outstanding at February 2, 2002, the Company recognized a loss of approximately $300,000 which was included in cost of sales in the Statement of Operations and as a reduction to inventory as of February 2, 2002.


     For the fiscal year ended February 1, 2003, the Company designated its forward foreign currency contracts as cash flow hedges. The Company recorded a gain of approximately $496,000 in other comprehensive income in the Statement of Changes in Stockholders' Equity and an increase to other current assets, to recognize at fair value these forward foreign currency contracts that were designated as cash flow hedging instruments in accordance with SFAS No. 133. No components of the contracts were excluded in the measurement of the related hedge effectiveness. Additionally, no gains or losses related to the ineffectiveness of cash flow hedges were recognized in earnings during fiscal 2002. The Company expects to reclassify all of the unrealized gain from other comprehensive income into earnings within the next eight month period due to the actual usage of foreign exchange contracts to purchase merchandise and the Company's ultimate sale of that merchandise.



     In order to qualify as cash flow hedges, the Company's forward foreign currency contracts must satisfy various criteria as outlined in SFAS No. 133. That criteria includes documenting at inception, the hedging relationship and the risk management objective and strategy for undertaking the hedge. This documentation includes identifying the hedged instrument, the hedged transaction, the nature of the risk being hedged, and how the hedging instrument's effectiveness in hedging the exposure to the hedged transaction's variability in cash flows attributable to the hedged risk will be assessed.



     The Company enters into these foreign currency contracts with an unrelated third party bank. The critical terms of the Company's foreign currency contracts are the same as the underlying forecasted transactions, therefore, changes in the fair value of the contracts should be highly effective in offsetting changes in the expected cash flows from the forecasted transactions. In addition, the forecasted transactions that are being hedged are specifically identifiable and the occurrence of the forecasted transactions is probable.



     The gain in comprehensive income results in a deferred tax liability which is offset by the Company's net operating loss carryforward. The deferred tax on the gain and tax benefit from the use of the net operating loss carryforward were recorded in comprehensive income as required by paragraph 37 of Statement of Financial Accounting Standard No. 109.


     At February 1, 2003 and February 2, 2002, the notional amount and estimated fair value, utilizing quotes from external sources, of the Company's outstanding forward foreign currency contracts is detailed below:

                                        FEBRUARY 1, 2003                         FEBRUARY 2, 2002
                             --------------------------------------   --------------------------------------
FOREIGN CURRENCY             NOTIONAL AMOUNT   ESTIMATED FAIR VALUE   NOTIONAL AMOUNT   ESTIMATED FAIR VALUE
----------------             ---------------   --------------------   ---------------   --------------------
Euro.......................     8,506,000           9,100,000           18,146,000           17,772,000
British Pound..............       160,000             153,000            1,625,000            1,549,000

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     At February 1, 2003, the Company's forward exchange contracts have maturity dates through September 2003.


     Cost of sales includes a $53,000 loss in the year ended February 1, 2003 and income of approximately $970,000 and $1,400,000 for the years ended February 2, 2002 and February 3, 2001, respectively, related to the settlement of foreign denominated inventory purchases.


  (K) REVENUE RECOGNITION

     Sales, recognized at the point of sale, consist of sales of merchandise, net of returns. Net sales in the Statement of Operations include an estimate for merchandise returns, where a right of return exists, in accordance with SFAS No. 48, "Revenue Recognition When Right of Return Exists."


     In accordance with the licensing arrangements discussed in Note 7(b), the Company's minimum royalty revenue is recognized monthly as the license fee accrues. Any royalties above the minimum are recognized as earned.


  (L) ADVERTISING EXPENSES

     The Company expenses advertising costs upon first showing. Advertising expenses were approximately $7,120,000, $6,647,000, and $6,558,000 in Fiscal 2002, 2001, and 2000, respectively.

  (M) INCOME TAXES

     The Company records income tax expense using the liability method. Under this method, deferred tax assets and liabilities are estimated for the future tax effects attributable to temporary differences between the financial statement and tax basis of assets and liabilities.

  (N) ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


  (O) SHIPPING AND HANDLING COSTS



     Shipping and handling costs of the Company are not material to the operations of the Company and are included in selling, general and administrative expenses. These costs amounted to $1,332,000, 1,243,000 and $1,336,000 for the fiscal year ended February 1, 2003, February 2, 2002 and February 3, 2001, respectively.



  (P) INCOME STATEMENT EXPENSE CLASSIFICATION



     Cost of sales includes the cost of merchandise sold as well as costs associated with the purchase of the merchandise primarily including inbound freight and duty costs, buying agent costs, foreign exchange gains and losses on settlement of foreign denominated purchases, sample costs and label costs. All other expenses, except depreciation and amortization, interest and income taxes, but including internal transfer costs and warehousing and distribution expenses are included in selling, general and administrative expenses, because the predominant costs associated with these expenses, most notably occupancy costs and personnel costs, are general and administrative in nature.



  (Q) VENDOR ALLOWANCES



     The Company receives allowances from its vendors through a variety of programs and arrangements, primarily including co-operative advertising, markdown reimbursement programs, salary expense reimburse-

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES
ment programs and promotional event reimbursement programs. Markdown reimbursements are credited against cost of sales in the period in which the related markdowns are taken.



     Through February 1, 2003, all other reimbursement programs discussed above were credited against the related selling, general and administrative expense when the purpose for which the vendor funds were intended to be used had been fulfilled. Effective with the adoption of EITF 02-16, which covered reimbursement arrangements entered into after December 31, 2002, the Company now credits the aggregate portion of the vendor reimbursements received in excess of third party incremental costs incurred against cost of sales, with the remainder credited against the related selling, general and administrative expense for which the vendor funds were intended to be used.



  (R) RECLASSIFICATION


     Certain amounts in the prior year have been reclassified to conform with the current year financial statement presentation.

3.  FIXED ASSETS

     Fixed assets consist of the following:

                                                              FEBRUARY 1,   FEBRUARY 2,   USEFUL LIFE
                                                                 2003          2002       (IN YEARS)
                                                              -----------   -----------   -----------
                                                                         ($ IN THOUSANDS)
Furniture, fixtures and equipment...........................   $ 39,470      $ 31,404        3 to 7
Leasehold improvements......................................     48,283        45,267       2 to 14
                                                               --------      --------
Total.......................................................     87,753        76,671
Accumulated depreciation and amortization...................    (37,290)      (26,530)
                                                               --------      --------
Net fixed assets............................................   $ 50,463      $ 50,141
                                                               ========      ========

4.  DEBT


     On January 28, 2004, as discussed below, the Company's $22,500,000 subordinated note, the equipment notes and a contractual rent payment (discussed in Note 5(a)) become due. On April 1, 2003, the Company completed an offering of units and utilized a substantial portion of the net proceeds to refinance these obligations. Therefore, in accordance with Statement of Financial Accounting Standards No. 6, "Classification of Short-Term Obligations Expected to be Refinanced", these obligations have been recorded as long-term liabilities in the consolidated balance sheet at February 1, 2003. Contemporaneously with the consummation of the offering, the Company also repaid the term loan and a portion of the revolver loans outstanding under its credit facility and entered into a new revolving credit facility (the "Restated Credit Facility") on the terms of the existing credit facility as amended on April 1, 2003. See Note 12 for a further discussion.


  (A) REVOLVING CREDIT FACILITY

     The Company entered into a $120,000,000 revolving credit facility in January, 1999 with a $40,000,000 sublimit for the issuance of letters of credit (the "Credit Agreement") with Citicorp USA, Inc., General Electric Capital Corporation, BNY Financial Corporation, and National City Commercial Finance, Inc. maturing on January 28, 2003. In December 2001, the Company entered into an amendment to its Credit Agreement (the "December Amendment"), which among other things, amended and/or eliminated certain of the financial covenants contained therein through fiscal 2002 and decreased the commitment pursuant to that agreement to $105,000,000. In addition, the maturity of the Credit Agreement was extended to

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

February 15, 2003. On July 15, 2002, the Company entered into a new $105,000,000 million credit facility led by General Electric Capital Corporation, as Administrative Agent (the "GE Facility"), which replaced the Company's prior credit facility. The GE Facility provides a $97,000,000 revolving loan commitment (the "Revolver") with a $40,000,000 sub-limit for the issuance of letters of credit and an $8,000,000 term loan commitment (the "Term Loan"). Proceeds from the GE Facility were used to repay in full all amounts outstanding under the previous revolving credit facility with Citibank, N.A. and are being used for working capital, capital expenditures and general corporate purposes. Obligations under the GE Facility are secured by a first priority and perfected lien on substantially all of the assets of the Company.

     Availability under the Revolver is calculated as a percentage of eligible inventory (including undrawn documentary letters of credit) and Barneys private label credit card receivables, less certain reserves. The Term Loan, which was fully funded on the closing date of the GE Facility, will be reduced by $425,000 each fiscal quarter commencing on November 3, 2002 but only if availability under the Revolver would exceed $15,000,000 after giving effect to such payment. The Term Loan may be optionally prepaid in whole or in part but only if availability under the Revolver exceeds $15,000,000 after giving effect to such prepayment.

     Interest rates on borrowings under the Revolver are either the Base Rate (as defined in the GE Facility) plus 1.00% or LIBOR plus 2.75%, subject to quarterly adjustment after the first year. Interest rates on the Term Loan are either the Base Rate plus 1.75% or LIBOR plus 3.50% and are subject to weekly adjustments if availability declines below $15,000,000. The GE Facility also provides for a fee of 2.25% per annum on the daily average letter of credit amounts outstanding and a commitment fee of 0.50% on the unused portion of the facility. Average borrowings under the respective credit facilities for the fiscal year ended February 1, 2003 and the fiscal year ended February 2, 2002 were $30.7 million and $35.2 million, respectively, and the effective interest rate on this portion of the Company's outstanding debt was 10.52% and 9.94%, respectively, in the comparable periods.

     In connection with the origination of the GE Facility, the Company incurred fees of approximately $1,500,000. Such fees are being amortized over the life of the GE Facility as interest and financing costs. The unamortized portion of these fees is included in Other Assets. The unamortized fees of approximately $641,000, associated with the prior revolving credit facility, were written off in Fiscal 2002 and are included in Interest expense.

     The GE Facility contains financial covenants relating to net worth, earnings (specifically, earnings before interest, taxes, depreciation and amortization ("EBITDA")) and capital expenditures as outlined below. With the exception of the capital expenditures covenant, which is measured on an annual basis, the covenants discussed herein are required to be measured on a quarterly basis.

     Minimum consolidated net worth. As of the last day of every fiscal quarter, starting with the first fiscal quarter of 2002, consolidated net worth shall not be less than certain minimum amounts. The minimum amount at the end of Fiscal 2002 is $132,000,000; $136,000,000 at the close of Fiscal 2003; and
$147,000,000 at the close of Fiscal 2004.

     Minimum consolidated EBITDA. As of the last day of every fiscal quarter (for the defined trailing periods), starting with the first fiscal quarter of 2002, EBITDA shall not be less than certain minimum amounts, subject to escalation during the fiscal year. The minimum amount at the end of Fiscal 2002 is $16,000,000; $25,000,000 at the close of Fiscal 2003; and $28,000,000 at the close of Fiscal 2004.

     Capital expenditures. The Company's total capital expenditures for Fiscal 2002 were established at $5,000,000, and are subject to upward adjustment if certain conditions are met. For Fiscal 2003 and beyond, the cap on capital expenditures is $10,000,000 subject to upward adjustment. In addition, pursuant to the GE Facility, the Company was permitted to apply proceeds received in a prior year in connection with the exercise of options and warrants, towards increasing the permitted amount of capital expenditures pursuant to this covenant.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     In addition to the above, the Company is subject to a 30 day clean-down provision within the 90 day period commencing December 1 of each year wherein the Company's outstanding revolving loans and letter of credit obligations may not exceed $65,000,000.

     The GE Facility matures on the earlier to occur of (i) July 15, 2005 or
(ii) the date that is 45 days prior to the date of the first scheduled payment related to the $22,500,000 Subordinated Note and the Equipment Lessors Notes if such Notes have not been satisfactorily refinanced or restructured. The first scheduled payment related to such Notes is currently due on January 28, 2004.

     As of February 1, 2003, inclusive of current amounts due, the Company had approximately $18.1 million of loans outstanding under its credit facility, consisting of approximately $10.5 million of borrowings under the revolving portion of the facility and $7.6 million in term loan borrowings. As of February 2, 2002, the Company had approximately $23.6 million of revolving loans outstanding under its credit facility. In addition, at February 1, 2003 and February 2, 2002, $17,982,000 and $12,677,000, respectively, was committed under unexpired letters of credit. Additionally, as collateral for performance on certain leases and as credit guarantees, Barney's, Inc. is contingently liable under standby letters of credit under the GE Facility in the amount of approximately $10,333,000.

     Management believes that it will be in compliance with the financial covenants contained in the GE Facility for the fiscal year ending January 31, 2004. However, any material deviations from the Company's forecasts could require the Company to seek waivers or amendments of covenants, alternative sources of financing or to reduce expenditures. There can be no assurance that such waivers, amendments or alternative financing could be obtained, or if obtained, would be on terms acceptable to the Company.

  (B) $22,500,000 SUBORDINATED NOTE

     This note bears interest at the stated rate of 10% per annum payable semi-annually, and matures on January 28, 2004.

     The fair value of this note was estimated to be approximately $20,648,000 at January 30, 1999. This amount was not necessarily representative of the amount that could be realized or settled. The difference between the face amount and the fair market value was recorded as a debt discount and is being amortized using the effective interest method. The fair market value was based upon a valuation from an investment banking firm utilizing discounted cash flows and comparable company methodology. After amortization of the debt discount, this note was recorded at $22,112,000 and $21,678,000 at February 1, 2003 and February 2, 2002, respectively.

  (C) EQUIPMENT NOTES

     These promissory notes, totaling $35,789,000, bear interest at the stated rate of 11 1/2% per annum payable semi-annually, mature on January 28, 2004, and are secured by a first priority lien on the equipment that was the subject of each of the respective equipment leases. The estimated fair value of the Equipment Notes approximates face value as estimated by an investment banking firm utilizing discounted cash flows and comparable company methodology.

     Whippoorwill Associates, Inc. ("Whippoorwill"), one of the Company's principal shareholders, owns an approximate 25% beneficial interest in the holder of one of the Equipment Notes that has an aggregate principal amount of $34.2 million.

  (D) OTHER

     During Fiscal 2002, 2001 and 2000, the Company paid interest of approximately $9,447,000, $9,835,000 and $12,100,000, respectively.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

5.  COMMITMENTS AND CONTINGENCIES

  (A) LEASES

     The Company leases real property and equipment under agreements that expire at various dates. Certain leases contain renewal provisions and generally require the Company to pay utilities, insurance, taxes and other operating expenses. In addition, certain real estate leases provide for escalation rentals based upon increases in the lessor's costs or provide for additional rent contingent upon the Company increasing its sales. In accordance with SFAS No. 13 "Accounting for Leases," the Company accounts for the rental payments due under its operating leases on a straight-line basis, and records an annual rent expense for each lease by dividing the total rent payments due during the term of the lease by the number of years in the term of the respective lease. Accordingly, the difference between the cash rent expense and the straight line rent expense is included in other long-term liabilities on the balance sheet.

     At February 1, 2003, total minimum rent payments at contractual rates are as follows for the respective fiscal years:

                                                               ($ IN 000'S)
                                                               ------------
2003........................................................     $ 37,460
2004........................................................       24,194
2005........................................................       23,609
2006........................................................       21,615
2007........................................................       21,116
Thereafter..................................................      273,896
                                                                 --------
Total minimum rent payments.................................     $401,890
                                                                 ========

     Included in the 2003 minimum rent payments set forth in the table above is an aggregate $15.0 million additional rent payment that the Company is required to make on January 28, 2004 pursuant to the terms of the leases for its flagship stores. Such payment was included in the determination of the Company's straight line rent expense.

     Total rent expense in Fiscal 2002, 2001, and 2000, was $32,621,000, $31,701,000, and $29,464,000, respectively, which included percentage rent of $60,000, $37,000, and $135,000, in each of the respective periods.

  (B) LITIGATION


     On or about July 31, 2002, an individual filed a class action complaint against the Company in the Superior Court for the State of California, County of San Diego. The complaint alleges two causes of action for purported violations of California's Civil Code and Business and Professions Code relating to the alleged requesting by the Company of certain information. The Company believes that the complaint is without merit, that it has substantial defenses to the claims and plans to vigorously defend the lawsuit. A proposed settlement of this matter received preliminary court approval on May 1, 2003. However, on June 19, 2003, the court did not approve the settlement on the terms proposed by the parties. The parties have revised the settlement to comply with the court's suggestions, and it is anticipated that the revised settlement will be presented to the court for approval on August 28, 2003. Although the revised settlement complies with the court's June 19, 2003 comments, no assurances can be given that the court will approve the settlement. In management's judgment, based in part on consultation with legal counsel, this case is not expected to have a material adverse effect on the Company's financial position.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     In addition, the Company is involved in various legal proceedings which are routine and incidental to the conduct of its business. Management believes that none of these proceedings, if determined adversely to the Company, would have a material effect on its financial condition or results of operations.

6.  INCOME TAXES

     The Company consummated a plan of reorganization under Chapter 11 of the Bankruptcy Code on January 28, 1999. Pursuant to the plan, Holdings was formed and all the equity interests in Barney's, Inc. were transferred to Holdings, making Barney's, Inc. a wholly-owned subsidiary of Holdings. Holdings has no independent operations and its primary asset consists of shares of Barney's, Inc. In connection with its acquisition of Barney's, Inc., Holdings made an election under Section 338(g) of the Internal Revenue Code, as a result of which Barney's, Inc. and its subsidiaries are generally treated, for federal income tax purposes, as having sold their assets at the time the plan of reorganization was consummated and thereafter as a new corporation which purchased the same assets as of the beginning of the following day. Consequently, Barney's, Inc. recognized a gain at the time of the deemed sale in an amount equal to the difference between the fair market value of its assets and its collective tax basis of the assets at the time of the sale. The Company used existing net operating loss carryforwards to eliminate the taxable gain recognized as a result of the deemed sale. Nevertheless, the Company was subject to alternative minimum tax. Furthermore, as a result of the Section 338(g) election, Barney's, Inc. surrendered certain remaining tax attributes, including all unutilized net operating loss carryforwards, and surrendered certain tax credits.

     Holdings is the parent of a U.S. federal consolidated group that includes Barney's, Inc. and its wholly-owned subsidiaries, collectively referred to as the Consolidated Subsidiaries. Holdings and the Consolidated Subsidiaries file a consolidated U.S. federal income tax return. Under the U.S. federal consolidated return rules, the Consolidated Subsidiaries generally do not directly pay U.S. federal income taxes. Instead, Holdings remits any tax due with respect to the consolidated group. To equitably allocate the consolidated income tax liabilities of the consolidated group between Barney's, Inc., on behalf of itself and its subsidiaries, and the remainder of the group, on January 28, 1999, Holdings entered into a tax sharing and indemnification agreement with the Consolidated Subsidiaries. Under this agreement, Barney's, Inc. is obligated, among other things, to pay to Holdings any taxes attributable to the Consolidated Subsidiaries, and Holdings may be required to compensate Barney's, Inc. for Holdings' use of tax benefits attributable to the Consolidated Subsidiaries.


     For Fiscal 2002, 2001, and 2000, the Company recorded a current provision for income taxes of approximately $600,000, $439,000, and $546,000, respectively, which principally relates to state and local income and franchise taxes. The AMT credit carryforward of $69,000 can be carried forward indefinitely, while the net operating loss carryforwards of $28,063,000 begin to expire in 2020. In the comparable periods, the Company paid capital, franchise and income taxes, net of refunds, of approximately $538,000, $359,000, and $542,000, respectively.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     A reconciliation of the U.S. statutory tax rate to the Company's effective tax rate for financial reporting purposes follows:


                                                      FISCAL 2002   FISCAL 2001   FISCAL 2000
                                                      -----------   -----------   -----------
U.S. Statutory Rate.................................      35.0%         35.0%         35.0%
State Taxes.........................................      11.0           2.0          44.0
Tax Benefit Related to Basis Difference due to Fresh
  Start Accounting..................................        --            --         (41.0)
Other...............................................      (1.0)          3.0          (6.0)
Valuation Allowance.................................     (38.0)        (43.0)         15.0
                                                         -----         -----         -----
Effective Tax Rate..................................       7.0%         (3.0)%        47.0%
                                                         =====         =====         =====


     Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities are as follows ($ in thousands):


                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
Deferred tax assets:
  Inventory.................................................    $   323       $   892
  Provision for doubtful accounts...........................        299           401
  Tax credit and loss carryforward..........................     11,293        10,330
  Other.....................................................      1,925         1,027
                                                                -------       -------
  Gross deferred tax assets.................................     13,840        12,650
  Less: Valuation allowance.................................     (5,684)       (9,168)
                                                                -------       -------
Deferred tax assets.........................................      8,156         3,482
Deferred tax liabilities:
  Depreciation & amortization...............................      8,087         3,413
                                                                -------       -------
  Net deferred tax asset....................................    $    69       $    69
                                                                =======       =======



     Other current assets include a net deferred tax asset of approximately $1,501,000 and $639,000 for the fiscal year ended February 1, 2003 and February 2, 2002, respectively. Other long-term liabilities include a net deferred tax liability of $1,432,000 and $570,000 for the fiscal year ended February 1, 2003 and February 2, 2002.


7.  RELATED PARTY TRANSACTIONS

  (A) FLAGSHIP STORE LEASES

     Until June 26, 2001, subsidiaries of Holdings leased the Madison Avenue, Beverly Hills and Chicago stores from Isetan Co. Ltd. ("Isetan"), a minority stockholder of Holdings. Effective on such date, Isetan conveyed its right, title and interest as lessor pursuant to each of the flagship store leases to a third party. The lease for the New York store is for a term of twenty years, with four options to renew of ten years each. The lease for the Chicago store is for a term of ten years, with three options to renew of ten years each. The lease for the Beverly Hills store is for a term of twenty years, with three options to renew of ten years each. The leases for the flagship stores are all triple-net leases. In the case of the Beverly Hills flagship store, Barneys is also responsible for the rent payable pursuant to the existing ground lease.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     Pursuant to the terms of these leases, the Company is required to pay base rent, as defined, and all operating expenses. Total rent expense (excluding operating expenses) related to these leases was approximately $6,536,000 through June 2001, and $15,635,000 in Fiscal 2000.

  (B) LICENSING ARRANGEMENTS

     BNY Licensing, a wholly-owned subsidiary of Barneys, is party to licensing arrangements pursuant to which (i) two retail stores are operated in Japan and a single in-store department is operated in Singapore under the name "BARNEYS NEW YORK", each by an affiliate of Isetan, and (ii) Barneys Asia Co. LLC, which is 70% owned by BNY Licensing and 30% owned by an affiliate of Isetan, has the exclusive right to sublicense the BARNEYS NEW YORK trademark throughout Asia (excluding Japan).


     Pursuant to the trademark license agreement between BNY Licensing and Barneys Japan Company ("Barneys Japan") (an affiliate of Isetan), a royalty-bearing, exclusive right and license to operate retail store locations in Japan and a royalty-bearing, non-exclusive right and license to operate a department within a retail store in Singapore, under the trademark and trade names "BARNEYS NEW YORK" (the "Trademark License Agreement") has been granted to Barneys Japan. In addition, Barneys Japan has been granted a license to make, sell and distribute certain products bearing the trademark "BARNEYS NEW YORK" and to use "BARNEYS NEW YORK" as part of its corporate name. The Trademark License Agreement expires on December 31, 2015; however, Barneys Japan may renew the agreement for up to three additional ten year terms provided certain conditions are met. Under the terms of the agreement, Barneys Japan pays BNY Licensing or its assignee a minimum royalty of 2.50% of a minimum net sales figure set forth in the agreement (the "Minimum Royalty") and an additional royalty of 2.50% of net sales in excess of the minimum net sales and sales generated from the expansion of Barneys Japan store base (beyond three stores) and business methods. In accordance with a prior arrangement, Isetan received an absolute assignment of 90% of the annual minimum royalties. As a result, the Company receives 10% of the annual minimum royalties.


     Pursuant to the license agreement between BNY Licensing and Barneys Asia Co., BNY Licensing has granted to Barneys Asia, a royalty-free, exclusive right and license to sublicense the right to operate retail store locations and departments with retail stores in Taiwan, Korea, Thailand, Malaysia, Hong Kong, Indonesia, India, China and the Philippines, and a non-exclusive right and license to sublicense the same activities in Singapore, under the trademark and trade name "BARNEYS NEW YORK". In addition, Barneys Asia has been granted a license to sublicense the right to make, sell and distribute certain products bearing the trademark "BARNEYS NEW YORK". Further, Barneys Asia has been granted a license to use "BARNEYS NEW YORK" as part of its corporate name. All sublicenses granted by Barneys Asia under this agreement must be royalty-bearing. The Barneys Asia License Agreement expires on December 31, 2015; however, Barneys Asia may renew the agreement for up to three additional ten year terms.


     Pursuant to the terms of the trademark license agreement between BNY Licensing and an affiliate of Isetan, the Company is entitled to receive a minimum royalty over the term of this agreement ranging from 45,868,000 to 61,195,106 Japanese Yen ($383,000 to $510,800 at the February 1, 2003 conversion rate of 119.8 Japanese yen to one United States dollar) a year. The minimum royalty revenue is recognized monthly as the license fee accrues. Any royalties above the minimum will be recognized as earned. Included in Other income -- net is approximately $318,000, $326,000 and $330,000 in royalty income for Fiscal 2002, 2001, and 2000, respectively.


     By a first amendment to the above license agreement dated as of February 5, 2003, the affiliate of Isetan agreed to pay the Company the sum of $750,000 in each of February 2003 and February 2004 in consideration of the Company's consent to certain matters relating to the establishment by the affiliate of Isetan of an additional Barneys New York store in Japan. The Company received the first such payment in February 2003.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

8.  STOCKHOLDERS' EQUITY

     Holdings' Certificate of Incorporation (the "Charter") provides that the total number of all classes of stock which Holdings will have authority to issue is 35,000,000 shares, of which 25,000,000 will be Holdings common stock, and 10,000,000 shares will be preferred stock (of which 20,000 shares have been issued (see (d) below)), both having a par value of $0.01 per share. The rights and preferences of the preferred stock are established by the Company's Board of Directors upon issuance. Holdings is prohibited by its Charter from issuing any class or series of non-voting securities.

  (A) HOLDINGS COMMON STOCK

     Each share of Holdings common stock entitles its holder to one vote. The holders of record of Holdings common stock will be entitled to participate equally in any dividend declared by the Board of Directors of Holdings. Each share of Holdings common stock is entitled to share ratably in the net worth of Holdings upon dissolution. So long as any shares of preferred stock are outstanding, no dividends on Holdings common stock may be paid until all accrued and unpaid dividends on the preferred stock have been paid.

  (B) UNSECURED CREDITORS WARRANTS

     Pursuant to the Company's plan of reorganization, holders of certain allowed general unsecured claims were issued warrants (the "Unsecured Creditors Warrants") to purchase an aggregate of up to 1,013,514 shares of Holdings Common Stock at an exercise price of $8.68 per share. The Unsecured Creditors Warrants expired on May 30, 2000. Holders of 826,961 warrants exercised their rights to acquire an equivalent amount of Holdings common stock. Aggregate proceeds to the Company were approximately $7,200,000.

  (C) ISETAN WARRANTS

     Pursuant to the Company's plan of reorganization, Isetan was issued a warrant (the "Isetan Warrants") to purchase 287,724 shares of Holdings Common Stock at an exercise price of $14.68 per share. This warrant expired on January 29, 2002.

  (D) PREFERRED STOCK

     The 20,000 shares of Series A preferred stock have an aggregate liquidation preference of $2,000,000 (the "Liquidation Preference"), plus any accrued and unpaid dividends thereon (whether or not declared). Dividends on the preferred stock are cumulative (compounding annually) from January 28, 1999 (the "Effective Date") and are payable when and as declared by the Board of Directors of Holdings, at the rate of 1% per annum on the Liquidation Preference. No dividends shall be payable on any shares of Holdings common stock until all accrued and unpaid dividends on the preferred stock have been paid.

     In accordance with SAB No. 64, Redeemable Preferred Stock, the Company recorded the two separate issuances of redeemable preferred stock at their respective fair values. The 5,000 shares originally issued to Bay Harbour Management L.C. ("Bay Harbour"), one of the Company's principal shareholders, were valued at $500,000. The remaining 15,000 shares were issued to the Barneys Employees Stock Plan Trust (the "Trust"). See Note 9(a) Employees Stock Plan below.

     The shares of preferred stock will not be redeemable prior to the sixth anniversary of the Effective Date. On or after the sixth anniversary of the Effective Date, the preferred stock will be redeemable at the option of Holdings for cash, in whole or in part, at an aggregate redemption price equal to the Liquidation Preference, plus any accrued and unpaid dividends thereon. In addition, Holdings will be required to redeem the preferred stock in whole on the tenth anniversary of the Effective Date at an aggregate redemption price equal to the Liquidation Preference, plus any accrued and unpaid dividends thereon.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     The shares of preferred stock will be convertible, in whole or in part, at the option of the holders thereof, any time on or after the earlier of the fifth anniversary of the Effective Date and the consummation of a rights offering by Holdings (which offering meets certain conditions), into 162,500 shares of Holdings common stock. Any accrued and unpaid dividends on the preferred stock will be cancelled upon conversion. Conversion rights will be adjusted to provide antidilution protection for stock splits, stock combinations, mergers or other capital reorganization of Holdings. In addition, upon a sale of Holdings, Holdings' right to redeem the preferred stock and the holders' right to convert the preferred stock will be accelerated. The preferred stock has one vote per share and votes together with the Holdings common stock on all matters other than the election of directors.

  (E) RESTRICTED STOCK


     Pursuant to an amendment to his employment agreement dated January 10, 2003, Holdings agreed to make a restricted stock award on February 2, 2003 of 200,000 shares of Holdings common stock to Howard Socol, the Company's Chairman, President and Chief Executive Officer. The fair value of the restricted shares was $850,000 based on the $4.25 trading price of Holdings common stock on the award date. Pursuant to the restricted stock award agreement between Holdings and Mr. Socol, until the shares vest, the shares will be held in escrow and Mr. Socol may not transfer the shares. In addition, until the shares vest, the shares are subject to a right of repurchase by Holdings upon Mr. Socol's resignation without good reason or termination by Holdings for cause. 100,000 of the shares vest on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before those dates. The agreement also contains an accelerated vesting provision upon the occurrence of certain events.


9.  EMPLOYEE BENEFIT PLANS

  (A) EMPLOYEES STOCK PLAN

     Pursuant to the plan of reorganization, Holdings established the Barneys Employees Stock Plan effective January 28, 1999 for all eligible employees and 15,000 shares of new Holdings Preferred Stock were contributed to the Barneys Employees Stock Plan Trust. This Preferred Stock will be issued to existing employees of Barneys as incentive compensation in connection with future services to be rendered to the Company. Since the 15,000 shares issued to the Trust have not yet been issued to existing employees, they are not considered as issued or outstanding. When such shares are issued to the employees, the Company will record compensation expense based on the fair value of the shares at such time. Any difference between the fair value at that time and the ultimate redemption value will be accreted as a dividend over the period up through the date on which they must be redeemed. This plan is a profit sharing plan covering all eligible employees other than those covered by a collective bargaining agreement. Contributions under this plan are at the discretion of the Company.

 (B) STOCK OPTIONS

     The Company has a stock option plan that provides for the granting of stock options to officers and key employees for purchase of Holdings' common shares. This plan is administered by the compensation committee of the Board of Directors, whose members are not eligible for grants under this plan. These options expire ten years from the date of grant and vest 20% on the date of grant, with the remainder vesting ratably over the next four years. The option price is determined by the compensation committee, but cannot be less than 100% of the fair market value of the stock (as defined) at the date the option is granted. As of February 1, 2003, there were 392,766 shares available for future grant under this option plan.

     In Fiscal 2000, pursuant to his employment agreement with the Company, Howard Socol, Chairman, President and Chief Executive Officer, was granted 792,234 options from this plan to purchase an equivalent number of shares of Holdings common stock which are to vest over the term of his employment. Pursuant to

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES
an amendment to his employment agreement in Fiscal 2002, Holdings has guaranteed that, as of the date of the first change of control of Holdings, the aggregate amount of compensation derived from all stock options (previously or thereafter) granted to Mr. Socol (and the value of any shares of Holdings common stock acquired upon exercise of such stock options) will be at least $5.0 million. If Holdings achieves certain financial targets, the guarantee will increase to as much as $10.0 million. Following the change of control, Holdings will pay Mr. Socol in cash any shortfall between the aggregate value of all stock options granted to him and the guaranteed amount.

     In addition to the above stock option plan, in Fiscal 1999, the Company adopted a stock option plan that provides for the granting of non-qualified stock options to non-employee members of the Company's Board of Directors. Each Eligible Director (as defined in the option plan) is granted an option to purchase 5,000 shares of Holdings common stock upon their initial appointment to the Board of Directors, exercisable at the fair market value of Holdings common stock at the date of grant. These options expire ten years from the date of grant and vest 50% on the date of grant, with the remainder on the first anniversary therefrom. At the discretion of the Board of Directors, additional options may be granted to Eligible Directors on the date of the annual stockholders' meeting that takes place after the initial grant. As of February 1, 2003, 30,000 shares were available for future grants pursuant to this option plan.

     Following is a summary of the stock option plan activity for each of the respective years:


                                                                        WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                            ---------   ----------------
Granted during and Outstanding at January 29, 2000........    876,270        $ 8.68
Granted...................................................  1,247,234          9.85
Cancelled.................................................   (831,270)         8.68
Outstanding at February 3, 2001...........................  1,292,234          9.81
Granted...................................................    489,000          9.62
Canceled..................................................    (46,600)        10.04
                                                            ---------        ------
Outstanding at February 2, 2002...........................  1,734,634          9.75
Granted...................................................         --            --
Canceled..................................................   (107,400)         9.89
                                                            ---------        ------
Outstanding at February 1, 2003...........................  1,627,234          9.74
                                                            =========        ======


     At February 1, 2003, the outstanding options have a weighted average remaining contractual life of 7.9 years, with exercise prices ranging from $8.68 -- $10.25.

     Options exercisable at:

                                                                        WEIGHTED AVERAGE
                                                              SHARES     EXERCISE PRICE
                                                              -------   ----------------
February 3, 2001............................................  136,000        $9.73
February 2, 2002............................................  599,359         9.74
February 1, 2003............................................  972,318         9.77

     There were no options granted during Fiscal 2002. The weighted average fair value of options granted during Fiscal 2000 and 2001 estimated on the date of grant using the Black Scholes option-pricing model was $1.42 and $1.69, respectively. The fair values were estimated on the date of grant using the following weighted average assumptions: risk-free interest rate range of 4.38% to 6.66% depending on grant date; dividend yield of 0%; and a weighted average expected life ranging from two to 10 years. As the Company's stock is not actively traded, expected volatility was considered not applicable for purposes of this calculation.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations in accounting for its employee stock options. Under APB No. 25, no compensation expense is recognized because the exercise price of the stock options equals the assumed market price of the underlying stock on the date of grant.

  (C) UNION PLAN

     Pursuant to agreements with unions, the Company is required to make periodic pension contributions to union-sponsored multiemployer plans which provide for defined benefits for all union members employed by the Company. Union pension expense aggregated $753,000, $771,000 and $768,000 in Fiscal 2002, 2001 and 2000, respectively. The Company, at present, has no intentions of withdrawing from this plan.

  (D) 401(K) AND MONEY PURCHASE PLAN

     Through December 2001, the Company maintained both a 401(k) Savings Plan and a Money Purchase Plan. All employees of the Company, except for certain employees covered by specific collective bargaining agreements, were eligible to participate in both plans. Pursuant to the terms of the 401(k) Plan, eligible participating employees can elect to contribute between 1% and 13% of their annual compensation up to the annual dollar limits set by the Internal Revenue Service. The Company will match 50% of the first 6% of the participant's elective contributions resulting in a maximum of 3% of total compensation. Effective January 2002, the Company amended the 401(k) Plan and the Money Purchase Plan. Prior to the effective date of the amendments, contributions to the Money Purchase Plan were made 100% by the Company in an amount equal to 3% of a participant's eligible compensation for the year in question, subject to a specified cap. In addition, the 401(k) included a profit sharing feature whereby the Company could make a discretionary contribution of up to 3% of a participant's eligible compensation. The determination of whether or not a contribution is made and, if so, the amount of same, is determined by the Compensation Committee. Pursuant to the amendments, the following occurred: 1) further contributions to the Money Purchase Plan were eliminated commencing with contributions for the 2002 plan year, 2) the plans were consolidated with the new plan now called the Barney's, Inc. Retirement Savings Plan, 3) the adding of a non-discretionary contribution of 1.5% of a participant's eligible compensation for the year in question subject to a specified cap and 4) an increase in the maximum discretionary contribution from 3% to 4% of a participant's eligible compensation.

     The aggregate expense of these plans was $1,560,000, $1,695,000, and $1,982,000 in Fiscal 2002, 2001 and 2000, respectively.


10.  ACCRUED EXPENSES



     Accrued expenses consist of the following:



                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                                  ($ IN THOUSANDS)
Payroll and other employee benefit liabilities..............    $ 9,608       $ 6,741
Customer liabilities........................................     11,203        10,590
Interest....................................................      3,220         3,102
Other.......................................................      8,998        11,813
                                                                -------       -------
Accrued expenses............................................    $33,029       $32,246
                                                                =======       =======

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

11.  OTHER



     Other income -- net in the statement of operations primarily includes the finance charge income generated from our proprietary credit card operations as well as the royalty income generated pursuant to our existing licensing arrangements. Such amounts are included in notes 2(d) and 7(b), respectively. The fiscal year ended February 2, 2002 also includes income of $900,000 related to insurance recoveries associated with the loss of one of our stores due to the September 11 events and the benefit of a $900,000 reversal of a liability of the predecessor company favorably settled in that year. The fiscal year ended February 1, 2003 also includes income of $500,000 related to insurance recoveries associated with the loss of one of our stores in the prior fiscal year due to the September 11 events and income of $400,000 related to the sale of a trademark no longer used in our business.


     Mr. Questrom, a member of the Board of Directors and former Chairman, President and Chief Executive Officer of the Company is also a member of the board of Polo Ralph Lauren Corporation. During Fiscal 2002, 2001, and 2000, the Company purchased at retail approximately $1,245,000, $1,558,000, and $2,758,000, respectively, of products from Polo Ralph Lauren Corporation.

     Bay Harbour and Whippoorwill, who collectively beneficially own approximately 77% of the outstanding shares of Holdings common stock, are parties to a Stockholders Agreement, dated as of November 13, 1998 (the "Stockholders Agreement"), which sets forth their agreement with respect to certain matters relating to the shares of Holdings common stock held by them. Pursuant to the Stockholders Agreement, each of Bay Harbour and Whippoorwill have agreed to (i) grant rights of first offer as well as tag along rights in the event of a transfer of shares, (ii) grant the right to participate in an acquisition of additional shares of Holdings common stock by one of them, and
(iii) give the other a right of first refusal to purchase shares of Holdings common stock which one of them has requested Holdings to register pursuant to the Registration Rights Agreement entered into on the Effective Date. In addition, Bay Harbour and Whippoorwill have agreed to take all actions necessary to elect three designees of each, one designee of Isetan, the chief executive officer of Holdings, and three independent directors, to the Board of Directors of Holdings. The Stockholders Agreement also generally prohibits each of Bay Harbour and Whippoorwill from voting the shares of Holdings common stock held by it in favor of amending Holdings' Certificate of Incorporation or Bylaws or a sale of the Company without the consent of the other.

     On the Effective Date, pursuant to the plan of reorganization, Messrs. Greenhaus and Strumwasser, who are principals and officers of Whippoorwill (which is a stockholder of Holdings), and Messrs. Teitelbaum and Van Dyke, who are principals of Bay Harbour (which is a stockholder of Holdings), and Mr. Halpern, became members of the board of directors of Holdings.

     Holdings guaranteed the obligations of Barney's, Inc. and its subsidiaries under the Company's $22,500,000 subordinated note and the Equipment Notes (described in Notes 4(b) and (c)), all of which were issued in connection with the Company's bankruptcy reorganization. In addition, Holdings also guaranteed the obligations of Barney's, Inc. and its subsidiaries under the leases for the Company's flagship stores and the licensing arrangements (described in Note 7(b)).

     Approximately 39% of the Company's employees are covered under collective bargaining agreements.

     In April 2002, the FASB, issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," known as SFAS No. 145. This statement, among other things, rescinded SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of tax. In accordance with the provisions of SFAS No. 145, we have elected to adopt this statement early. Accordingly, in connection with the early extinguishment of a prior revolving credit facility, the unamortized fees of approximately $0.6 million related to such facility were written off and are included in interest expense.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which changes the accounting for costs, such as lease termination costs and certain employee severance costs, that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity initiated after December 31, 2002. The standard requires companies to recognize the fair value of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. We do not expect the adoption of this standard to have a material effect on our results of operations.

     In 2002, the FASB Emerging Issues Task Force ("EITF") issued EITF No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." EITF 02-16 addresses the accounting by a reseller for consideration received from a vendor. A consensus was reached that cash consideration is presumed to be a reduction in the price of a vendor's product that should be recognized as a reduction of cost of sales. However, this presumption can be overcome when the consideration received is for the reimbursement of specific, identifiable and incremental costs of the reseller. In that event, the consideration, subject to a threshold, is recognized as a reduction in selling, general and administrative expenses. The provisions of EITF 02-16 are effective for all new arrangements, or modifications to existing arrangements, entered into after December 31, 2002. We are currently evaluating the potential impact of adopting the provisions of EITF 02-16 on our consolidated financial position and results of operations.


12.  SUBSEQUENT EVENT



     On April 1, 2003, the Company completed an offering of 106,000 units at a price of $850 per unit, for gross proceeds of $90.1 million. Each unit consisted of $1,000 principal amount at maturity of 9% senior secured notes due April 1, 2008 of Barney's, Inc. and one warrant to purchase 3.412 shares of common stock of Holdings at an exercise price of $0.01 per share. $106.0 million aggregate principal amount at maturity of notes were issued, together with an aggregate of 106,000 warrants to acquire an aggregate of 361,672 shares of the common stock of Holdings. The warrants expire on April 1, 2008. We allocated approximately $1.9 million of the proceeds from the offering to the warrants and the remainder of the proceeds to the notes. Thus, the total debt discount was $17.8 million, which is being amortized over the life of the notes.


     On or after April 1, 2006 and April 1, 2007, Barney's, Inc., at its option, may redeem some or all of the notes at a redemption price of 109.894% of accreted value, and 100% of principal amount at maturity, respectively, in all cases plus accrued and unpaid interest. Prior to April 1, 2005, Barney's, Inc. can utilize the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount at maturity of the notes, at a redemption price equal to 113.192% of accreted value plus accrued and unpaid interest. If Barney's, Inc. experiences a change of control, each holder of the notes will have the right to sell to Barney's, Inc. all or a portion of their notes at 101% of their accreted value, plus accrued and unpaid interest, to the date of repurchase.

     The Company has entered into a registration rights agreement relating to the notes, pursuant to which the Company is required to file one or more registration statements within specified time periods to provide for the exchange of the notes for freely tradable notes with substantially identical terms. If the Company does not comply with the terms of the registration rights agreement, including the requirement to file an exchange offer registration statement with the SEC within 90 days after the offering, it will be required to pay liquidated damages to holders of the notes in the form of additional cash payments until all defaults under the registration rights agreement have been cured.

     In connection with the offering, Holdings agreed that upon receipt of a written request from the holders of at least 5% of the shares issuable upon exercise of the warrants, Holdings will, as promptly as practicable, file a shelf registration statement covering the resale of the shares issuable upon exercise of the warrants. Holdings may, at its option, file a registration statement covering the resale of the shares issuable upon exercise of the warrants.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

     Net proceeds to the Company were approximately $81.7 million after deducting commissions, financial advisory fees and estimated expenses (collectively referred to as the "Offering Fees") of the offering. The Offering Fees of approximately $8.4 million will be deferred and will be included in other assets. Such amount will be amortized to interest expense over the term of the notes. The net proceeds were used to repay the $22,500,000 Subordinated Note; the Equipment Notes; the Term Loan and a portion of the Revolver loans outstanding under the GE Facility; and a substantial portion of the Company's deferred rent obligations pursuant to its flagship leases. The prepayment of the $22,500,000 subordinated note and the Equipment Notes aggregated approximately $58,100,000 and resulted in a gain on early extinguishments of debt of approximately $200,000.


     Upon consummation of the offering, the Company also entered into the Restated Credit Facility. The Restated Credit Facility, which matures on July 15, 2006, is a $70.0 million revolving credit facility under which the Company may borrow up to $66 million, which may be increased to $70.0 million with the consent of the required lenders, subject to a borrowing base test.

     Interest rates on borrowings under the Restated Credit Facility are either the "base rate," as defined in the Restated Credit Facility, plus 1.00% or LIBOR plus 2.50%, subject to quarterly adjustment after August 2, 2004. The Restated Credit Facility also provides for a fee of 2.0% per annum on the maximum amount available to be drawn under each outstanding letter of credit and a tiered unused commitment fee with a weighted average of approximately 0.45% on the unused portion of the credit facility.

     The Restated Credit Facility eliminated, among other things, the 30 day clean-down provision and amended the financial covenants in the GE Facility (as discussed in Note 4(a)), and also added a minimum excess borrowing base availability covenant, all as outlined below.

     - Minimum consolidated net worth -- The minimum amount was set at $147.0 million at the end of the fiscal year ending January 28, 2006.

     - Minimum consolidated EBITDA -- The minimum amount at the end of Fiscal 2004 was increased to $29.0 million from $28.0 million; and the minimum amount at the end of Fiscal 2005 was set at $30.0 million.

     - Capital expenditures -- The limitation on capital expenditures is $10.0 million per fiscal year, subject to increase if certain conditions are met.

     - Minimum excess borrowing base availability -- The Company is required to maintain minimum excess borrowing base availability of $8.0 million at all times.

     The Restated Credit Facility and the related guarantees thereof are secured by a first-priority lien on substantially all of the Company's assets, other than real property leaseholds. The 9% senior secured notes are guaranteed on a senior secured basis by Holdings and each of the existing and future domestic restricted subsidiaries of Barney's, Inc. The 9% senior secured notes and the related guarantees are secured by a second-priority lien on the same assets as secure the Restated Credit Facility.

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


13.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



     On April 1, 2003, Barney's, Inc., a subsidiary of the Company, issued $106.0 million principal amount of its 9% senior secured notes due April 1, 2008, as more fully discussed in Note 12 above. Barney's Inc. and the guarantor subsidiaries are 100% owned by Holdings. These notes have been fully and unconditionally, jointly and severally guaranteed by Holdings and each of the existing and future domestic restricted subsidiaries of Barney's, Inc. Subject to certain exceptions, Barney's, Inc. is restricted in its ability to make funds available to Holdings. The following condensed consolidating financial information of the Company is being provided pursuant to Article 3-10(d) of Regulation S-X.



                                                       FISCAL YEAR ENDED FEBRUARY 1, 2003
                                --------------------------------------------------------------------------------
                                           BARNEY'S    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                HOLDINGS     INC.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                --------   --------   ------------   -------------   ------------   ------------
                                                                 (IN THOUSANDS)
Net sales.....................  $    --    $336,298     $47,065          $  --         $    --        $383,363
Cost of sales.................       --     177,218      26,797             --              --         204,015
                                -------    --------     -------          -----         -------        --------
     Gross profit.............       --     159,080      20,268             --              --         179,348
Expenses:
  Selling, general and
     administrative expenses
     (including occupancy
     expense of $32,421)......       --     139,850      14,963             --              --         154,813
  Depreciation and
     amortization.............       --       9,233       1,527             --              --          10,760
  Other income -- net.........       --      (6,278)        (49)            --              --          (6,327)
                                -------    --------     -------          -----         -------        --------
     Operating income.........       --      16,275       3,827             --              --          20,102
Equity in net income of
  subsidiary..................   (9,027)         --          --             --           9,027              --
Interest and financing costs,
  net of interest income......      (39)     11,075          --             --              --          11,036
                                -------    --------     -------          -----         -------        --------
     Income before income
       taxes..................    9,066       5,200       3,827             --          (9,027)          9,066
Income taxes..................      600          --          --             --              --             600
                                -------    --------     -------          -----         -------        --------
     Net income...............  $ 8,466    $  5,200     $ 3,827          $  --         $(9,027)       $  8,466
                                =======    ========     =======          =====         =======        ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                                                      FISCAL YEAR ENDED FEBRUARY 2, 2002
                               ---------------------------------------------------------------------------------
                                          BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                               HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                               --------   ---------   ------------   -------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales....................  $     --   $323,722      $47,447          $  --         $     --       $371,169
Cost of sales................        --    181,908       26,937             --               --        208,845
                               --------   --------      -------          -----         --------       --------
     Gross profit............        --    141,814       20,510             --               --        162,324
Expenses:
  Selling, general and
     administrative expenses
     (including occupancy
     expense of $31,367).....        --    138,488       16,330             --               --        154,818
  Depreciation and
     amortization............        --     17,070        1,732             --               --         18,802
  Other income -- net........        --     (6,345)        (612)            --               --         (6,957)
                               --------   --------      -------          -----         --------       --------
  Operating (loss) income....        --     (7,399)       3,060             --               --         (4,339)
Equity in net loss of
  subsidiary.................    15,098         --           --             --          (15,098)            --
Interest and financing costs,
  net of interest income.....      (366)     7,107        3,652             --               --         10,393
                               --------   --------      -------          -----         --------       --------
     Loss before income
       taxes.................   (14,732)   (14,506)        (592)            --           15,098        (14,732)
Income taxes.................       439         --           --             --               --            439
                               --------   --------      -------          -----         --------       --------
     Net loss................  $(15,171)  $(14,506)     $  (592)         $  --         $ 15,098       $(15,171)
                               ========   ========      =======          =====         ========       ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                                                        FISCAL YEAR ENDED FEBRUARY 3, 2001
                                 ---------------------------------------------------------------------------------
                                            BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                 HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                 --------   ---------   ------------   -------------   ------------   ------------
                                                                  (IN THOUSANDS)
Net sales......................   $   --    $352,646      $51,675          $  --          $  --         $404,321
Cost of sales..................       --     188,699       28,026             --             --          216,725
                                  ------    --------      -------          -----          -----         --------
     Gross profit..............       --     163,947       23,649             --             --          187,596
Expenses:
  Selling, general and
     administrative expenses
     (including occupancy
     expense of $29,120).......       --     143,793       17,730             --             --          161,523
  Depreciation and
     amortization..............       --      16,587        1,440             --             --           18,027
  Other income -- net..........       --      (4,261)        (572)            --             --           (4,833)
                                  ------    --------      -------          -----          -----         --------
     Operating income..........       --       7,828        5,051             --             --           12,879
Equity in net income of
  subsidiary...................     (554)         --           --             --            554               --
Interest and financing costs,
  net of interest income.......     (602)      8,455        3,870             --             --           11,723
                                  ------    --------      -------          -----          -----         --------
     Income (loss) before
       income taxes............    1,156        (627)       1,181             --           (554)           1,156
Income taxes...................      546          --           --             --             --              546
                                  ------    --------      -------          -----          -----         --------
     Net income (loss).........   $  610    $   (627)     $ 1,181          $  --          $(554)        $    610
                                  ======    ========      =======          =====          =====         ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET


                                                               FEBRUARY 1, 2003
                               ---------------------------------------------------------------------------------
                                          BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                               HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                               --------   ---------   ------------   -------------   ------------   ------------
                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                                     ASSETS
Current assets:
  Cash and cash
    equivalents..............  $     --   $  6,666      $    445         $  --        $      --       $  7,111
  Receivables, less
    allowances of $4,225.....        --     24,575           382            --               --         24,957
  Inventories................        --     52,879         9,373            --               --         62,252
  Other current assets.......     1,507      6,097           304            --               --          7,908
                               --------   --------      --------         -----        ---------       --------
    Total current assets.....     1,507     90,217        10,504            --               --        102,228
Fixed assets at cost, less
  accumulated depreciation
  and amortization of
  $37,290....................        --     47,550         2,913            --               --         50,463
Excess reorganization value,
  less accumulated
  amortization of $26,372....        --    147,764            --            --               --        147,764
Investment in and advances to
  subsidiary.................   156,113     29,659            --            --         (185,772)            --
Other assets.................        --      1,327            11            --               --          1,338
                               --------   --------      --------         -----        ---------       --------
    Total assets.............  $157,620   $316,517      $ 13,428         $  --        $(185,772)      $301,793
                               ========   ========      ========         =====        =========       ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-
    term debt................  $     --   $    425      $     --         $  --        $      --       $    425
  Revolving credit
    facility.................        --     10,480            --            --               --         10,480
  Net affiliate payable......        --    115,208        42,547            --         (157,755)            --
  Accounts payable...........        --     20,521           226            --               --         20,747
  Accrued expenses...........       598     28,382         4,049            --               --         33,029
                               --------   --------      --------         -----        ---------       --------
    Total current
      liabilities............       598    175,016        46,822            --         (157,755)        64,681
Long-term debt...............        --     65,051            --            --               --         65,051
Other long-term
  liabilities................     1,434     15,313          (770)           --               --         15,977
Series A Redeemable Preferred
  Stock -- Aggregate
  liquidation preference
  $2,000.....................       500         --            --            --               --            500
Commitments and contingencies
  Stockholders' equity:
  Preferred stock............        --         --           214            --             (214)            --
  Common stock -- $.01 par
    value; authorized
    25,000,000
    shares -- issued
    13,903,227 shares........       139         --           341            --             (341)           139
Additional paid-in capital...   166,390         --        45,176            --          (45,176)       166,390
Other comprehensive income...        --        496            --            --               --            496
  Retained deficit...........   (11,441)    60,641       (78,355)           --           17,714        (11,441)
                               --------   --------      --------         -----        ---------       --------
    Total stockholders'
      equity.................   155,088     61,137       (32,624)           --          (28,017)       155,584
                               --------   --------      --------         -----        ---------       --------
Total liabilities and
  stockholders' equity.......  $157,620   $316,517      $ 13,428         $  --        $(185,772)      $301,793
                               ========   ========      ========         =====        =========       ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET


                                                               FEBRUARY 2, 2002
                               ---------------------------------------------------------------------------------
                                          BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                               HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                               --------   ---------   ------------   -------------   ------------   ------------
                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                                     ASSETS
Current assets:
  Cash and cash
     equivalents.............  $  6,797   $  3,347      $    678          $13         $      --       $ 10,835
  Restricted cash............        --        200            --           --                --            200
  Receivables, less
     allowances of $4,488....        --     26,411           278           --                --         26,689
  Inventories................        --     43,002         9,447           --                --         52,449
  Other current assets.......       646      4,874           253           --                --          5,773
                               --------   --------      --------          ---         ---------       --------
     Total current assets....     7,443     77,834        10,656           13                --         95,946
Fixed assets at cost, less
  accumulated depreciation
  and amortization of
  $26,530....................        --     46,031         4,110           --                --         50,141
Excess reorganization value,
  less accumulated
  amortization of $26,372....        --    149,439            --           --                --        149,439
Investment in and advances to
  subsidiary.................   141,294     29,659            --           --          (170,953)            --
Other assets.................        --      1,443            11           --                --          1,454
                               --------   --------      --------          ---         ---------       --------
     Total assets............  $148,737   $304,406      $ 14,777          $13         $(170,953)      $296,980
                               ========   ========      ========          ===         =========       ========
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit
     facility................  $     --   $ 23,581      $     --          $--         $      --       $ 23,581
  Net affiliate payable......        --    108,850        48,948           --          (157,798)            --
  Accounts payable...........        --     23,321           313           --                --         23,634
  Accrued expenses...........     1,044     24,473         6,729           --                --         32,246
                               --------   --------      --------          ---         ---------       --------
     Total current
       liabilities...........     1,044    180,225        55,990           --          (157,798)        79,461
Long-term debt...............        --     57,467            --           --                --         57,467
Other long-term
  liabilities................       571     13,541        (1,182)          --                --         12,930
Series A Redeemable Preferred
  Stock -- Aggregate
  liquidation preference
  $2,000.....................       500         --            --           --                --            500
Commitments and contingencies
  Stockholders' equity:
  Preferred stock............        --         --           214           --              (214)            --
  Common stock --  $.01 par
     value; authorized
     25,000,000
     shares -- issued
     13,903,227 shares.......       139         --           341           --              (341)           139
  Additional paid-in
     capital.................   166,390         --        45,176           --           (45,176)       166,390
  Retained deficit...........   (19,907)    53,173       (85,762)          13            32,576        (19,907)
                               --------   --------      --------          ---         ---------       --------
     Total stockholders'
       equity................   146,622     53,173       (40,031)          13           (13,155)       146,622
                               --------   --------      --------          ---         ---------       --------
Total liabilities and
  stockholders' equity.......  $148,737   $304,406      $ 14,777          $13         $(170,953)      $296,980
                               ========   ========      ========          ===         =========       ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                            FISCAL YEAR ENDED FEBRUARY 1, 2003
                                     ---------------------------------------------------------------------------------
                                                BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                     HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                     --------   ---------   ------------   -------------   ------------   ------------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $ 8,466    $   5,200     $ 3,827          $ --          $(9,027)      $   8,466
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
Depreciation and amortization......       --       10,493       1,527            --               --          12,020
Write-off of unamortized bank
  fees.............................       --          641          --            --               --             641
Deferred rent......................       --        1,772         412            --               --           2,184
Equity in net income of
  subsidiary.......................   (9,027)          --          --            --            9,027              --
Decrease (increase) in:
  Receivables......................       --        1,836        (104)           --               --           1,732
  Inventories......................       --       (9,877)         74            --               --          (9,803)
  Other current assets.............       --         (727)        (51)           --               --            (778)
Increase (decrease) in:
  Accounts payable and accrued
    expenses.......................     (444)       2,890      (2,767)           --               --            (321)
                                     -------    ---------     -------          ----          -------       ---------
  Net cash (used in) provided by
    operating activities...........   (1,005)      12,228       2,918            --               --          14,141
                                     -------    ---------     -------          ----          -------       ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Fixed asset additions..............       --      (10,752)       (330)           --               --         (11,082)
Restricted cash....................       --          200          --            --               --             200
Investment in and advances to
  subsidiary.......................   (5,792)       8,626      (2,821)          (13)              --              --
                                     -------    ---------     -------          ----          -------       ---------
    Net cash used in investing
      activities...................   (5,792)      (1,926)     (3,151)          (13)              --         (10,882)
                                     -------    ---------     -------          ----          -------       ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from debt.................       --      439,691          --            --               --         439,691
Repayments of debt.................       --     (445,216)         --            --               --        (445,216)
Payment of bank fees...............       --       (1,458)         --            --               --          (1,458)
                                     -------    ---------     -------          ----          -------       ---------
    Net cash used in financing
      activities...................       --       (6,983)         --            --               --          (6,983)
                                     -------    ---------     -------          ----          -------       ---------
Net (decrease) increase in cash and
  cash equivalents.................   (6,797)       3,319        (233)          (13)              --          (3,724)
Cash and cash
  equivalents -- beginning of
  period...........................    6,797        3,347         678            13               --          10,835
                                     -------    ---------     -------          ----          -------       ---------
Cash and cash equivalents -- end of
  period...........................  $    --    $   6,666     $   445          $ --          $    --       $   7,111
                                     =======    =========     =======          ====          =======       =========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                           FISCAL YEAR ENDED FEBRUARY 2, 2002
                                    ---------------------------------------------------------------------------------
                                               BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                    HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                    --------   ---------   ------------   -------------   ------------   ------------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss..........................  $(15,171)  $ (14,506)    $  (592)          $--          $ 15,098       $(15,171)
Adjustments to reconcile net loss
  to net cash provided by
  operating activities:
Depreciation and amortization.....        --      18,262       1,732            --                --         19,994
Deferred rent.....................       217       2,024         426            --                --          2,667
Equity in net loss of
  subsidiary......................    15,098          --          --            --           (15,098)            --
Decrease (increase) in:
  Receivables.....................        --         888         154            --                --          1,042
  Inventories.....................        --       7,105       1,678            --                --          8,783
  Other current assets............      (217)        928          84            --                --            795
  Long-term assets................        --          (4)         --            --                --             (4)
Increase (decrease) in:
  Accounts payable and accrued
    expenses......................        80      (2,990)     (1,185)           --                --         (4,095)
                                    --------   ---------     -------           ---          --------       --------
    Net cash provided by operating
      activities..................         7      11,707       2,297            --                --         14,011
                                    --------   ---------     -------           ---          --------       --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Fixed asset additions.............        --     (11,182)       (800)           --                --        (11,982)
Contributions from landlords......        --         613          --            --                --            613
Investment in and advances to
  subsidiary......................    (5,216)      7,267      (2,051)           --                --             --
                                    --------   ---------     -------           ---          --------       --------
    Net cash used in investing
      activities..................    (5,216)     (3,302)     (2,851)           --                --        (11,369)
                                    --------   ---------     -------           ---          --------       --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from debt................        --     397,613          --            --                --        397,613
Repayments of debt................        --    (406,264)         --            --                --       (406,264)
Payment of bank fees..............        --        (525)         --            --                --           (525)
                                    --------   ---------     -------           ---          --------       --------
    Net cash used in financing
      activities..................        --      (9,176)         --            --                --         (9,176)
                                    --------   ---------     -------           ---          --------       --------
Net decrease in cash and cash
  equivalents.....................    (5,209)       (771)       (554)           --                --         (6,534)
Cash and cash
  equivalents -- beginning of
  period..........................    12,006       4,118       1,232            13                --         17,369
                                    --------   ---------     -------           ---          --------       --------
Cash and cash equivalents -- end
  of period.......................  $  6,797   $   3,347     $   678           $13          $     --       $ 10,835
                                    ========   =========     =======           ===          ========       ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                            FISCAL YEAR ENDED FEBRUARY 3, 2001
                                     ---------------------------------------------------------------------------------
                                                BARNEY'S,    GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                     HOLDINGS     INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                                     --------   ---------   ------------   -------------   ------------   ------------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)..................  $   610    $    (627)     $1,181          $  --          $(554)       $     610
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
Depreciation and amortization......       --       17,667       1,440             --             --           19,107
Deferred rent......................       --        2,553         446             --             --            2,999
Equity in net income of
  subsidiary.......................     (554)          --          --             --            554               --
Decrease (increase) in:
  Receivables......................       --          489         (86)            --             --              403
  Inventories......................       --       (2,025)       (518)            --             --           (2,543)
  Other current assets.............      490         (431)        (90)            --             --              (31)
  Long-term assets.................       --           14           5             --             --               19
Increase (decrease) in:
  Accounts payable and accrued
    expenses.......................      (33)       2,441          70             --             --            2,478
                                     -------    ---------      ------          -----          -----        ---------
    Net cash provided by operating
      activities...................      513       20,081       2,448             --             --           23,042
                                     -------    ---------      ------          -----          -----        ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Fixed asset additions..............       --       (6,965)     (1,534)            --             --           (8,499)
Reduction in restricted cash.......       --        2,243          --             --             --            2,243
Investment in and advances to
  subsidiary.......................     (719)         626          93             --             --               --
                                     -------    ---------      ------          -----          -----        ---------
    Net cash used in investing
      activities...................     (719)      (4,096)     (1,441)            --             --           (6,256)
                                     -------    ---------      ------          -----          -----        ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from debt.................       --      423,745          --             --             --          423,745
Repayments of debt.................       --     (440,682)         --             --             --         (440,682)
Proceeds from exercise of stock
  options and warrants.............    7,187           --          --             --             --            7,187
                                     -------    ---------      ------          -----          -----        ---------
    Net cash provided by (used in)
      financing activities.........    7,187      (16,937)         --             --             --           (9,750)
                                     -------    ---------      ------          -----          -----        ---------
Net increase (decrease) in cash and
  cash equivalents.................    6,981         (952)      1,007             --             --            7,036
Cash and cash equivalents --
  beginning of period..............    5,025        5,070         225             13             --           10,333
                                     -------    ---------      ------          -----          -----        ---------
Cash and cash equivalents -- end of
  period...........................  $12,006    $   4,118      $1,232          $  13          $  --        $  17,369
                                     =======    =========      ======          =====          =====        =========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

14.  QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                          2002 -- QUARTER ENDED
                                               -------------------------------------------
                                                5/4/02     8/3/02     11/2/02     2/1/03
                                               --------   --------   ---------   ---------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales....................................  $92,475    $81,603    $103,299    $105,986
Gross profit.................................   42,469     40,157      46,249      50,473
Net income (loss)............................      478       (439)      2,877       5,550
Basic and diluted EPS........................     0.03      (0.03)       0.21        0.40

                                                          2001 -- QUARTER ENDED
                                                ------------------------------------------
                                                 5/5/01     8/4/01    11/3/01     2/2/02
                                                --------   --------   --------   ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.....................................  $94,069    $85,146    $89,408    $102,546
Gross profit..................................   43,220     38,808     36,623      43,673
Net (loss) income.............................   (3,301)    (3,860)    (8,448)        438
Basic and diluted EPS.........................    (0.24)     (0.28)     (0.61)       0.03

                                   SCHEDULE I

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF OPERATIONS

                                                      FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                                         ENDED         ENDED         ENDED
                                                      FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                         2003          2002          2001
                                                      -----------   -----------   -----------
                                                                  (IN THOUSANDS)
Expenses:
Selling, general and administrative expenses........    $    --      $     --       $   --
Loss before interest and financing costs, equity in
  net (income) loss of subsidiary and income
  taxes.............................................         --            --           --
Equity in net (income) loss of subsidiary...........     (9,027)       15,098         (554)
Interest and financing costs, net of interest
  income............................................        (39)         (366)        (602)
                                                        -------      --------       ------
     Income (loss) before income taxes..............      9,066       (14,732)       1,156
Income taxes........................................        600           439          546
                                                        -------      --------       ------
     Net income (loss)..............................    $ 8,466      $(15,171)      $  610
                                                        =======      ========       ======

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS


                                                              FISCAL YEAR   FISCAL YEAR
                                                                 ENDED         ENDED
                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                                (IN THOUSANDS, EXCEPT
                                                                     SHARE DATA)
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................   $     --      $  6,797
  Other current assets......................................      1,507           646
                                                               --------      --------
     Total current assets...................................      8,162         7,443
Investment in and advances to subsidiary....................    156,113       141,294
                                                               --------      --------
     Total assets...........................................   $157,620      $148,737
                                                               ========      ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses..........................................   $    598      $  1,044
                                                               --------      --------
     Total current liabilities..............................        598         1,044
Other long-term liabilities.................................      1,434           571
Series A Redeemable Preferred Stock -- Aggregate liquidation
  preference $2,000.........................................        500           500
Commitments and contingencies Stockholders' equity:
  Common stock -- $.01 par value; authorized 25,000,000
     shares -- issued 13,903,227 shares.....................        139           139
  Additional paid-in capital................................    166,390       166,390
  Retained deficit..........................................    (11,441)      (19,907)
                                                               --------      --------
     Total stockholders' equity.............................    155,088       146,622
                                                               --------      --------
Total liabilities and stockholders' equity..................   $157,620      $148,737
                                                               ========      ========

                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                            FISCAL YEAR    FISCAL YEAR     FISCAL YEAR
                                                               ENDED          ENDED           ENDED
                                                            FEBRUARY 1,    FEBRUARY 2,     FEBRUARY 3,
                                                               2003            2002           2001
                                                            -----------   --------------   -----------
                                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................    $ 8,466        $(15,171)       $   610
Adjustments to reconcile net income (loss) to net cash
  (used in) provided by operating activities:
Equity in net (income) loss of subsidiary.................     (9,027)         15,098           (554)
Deferred rent.............................................         --             217             --
Decrease (increase) in:
  Other current assets....................................         --            (217)           490
Increase (decrease) in:
  Accounts payable and accrued expenses...................       (444)             80            (33)
                                                              -------        --------        -------
     Net cash (used in) provided by operating
       activities.........................................     (1,005)              7            513
                                                              -------        --------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in and advances to subsidiary..................     (5,792)         (5,216)          (719)
                                                              -------        --------        -------
     Net cash used in investing activities................     (5,792)         (5,216)          (719)
                                                              -------        --------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants............         --              --          7,187
                                                              -------        --------        -------
     Net cash provided by financing activities............         --              --          7,187
                                                              -------        --------        -------
Net (decrease) increase in cash and cash equivalents......     (6,797)         (5,209)         6,981
Cash and cash equivalents -- beginning of period..........      6,797          12,006          5,025
                                                              -------        --------        -------
Cash and cash equivalents -- end of period................    $    --        $  6,797        $12,006
                                                              =======        ========        =======

NOTE TO CONDENSED FINANCIAL STATEMENTS

  A.  BASIS OF PRESENTATION

     The condensed financial statements of the Company are provided in compliance with the requirements of Rule 5-04 and 12-04 of Regulation S-X.

     In the Company's condensed financial statements, the Company's investment in subsidiaries is stated at cost plus equity in the undistributed earnings of the subsidiaries. The Company's share of net income (loss) of its subsidiaries is included in net income (loss) using the equity method of accounting. The condensed financial statements should be read in conjunction with the Company's consolidated financial statements.

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                    BARNEYS NEW YORK, INC. AND SUBSIDIARIES
                                FEBRUARY 1, 2003

COLUMN A                               COLUMN B             COLUMN C             COLUMN D       COLUMN E
--------                             ------------   ------------------------   -------------   ----------
                                                           ADDITIONS
                                                    ------------------------
                                      BALANCE AT    CHARGED TO    CHARGED TO                   BALANCE AT
                                     BEGINNING OF    COSTS AND      OTHER                        END OF
DESCRIPTION                             PERIOD      EXPENSES(A)    ACCOUNTS    DEDUCTIONS(B)     PERIOD
-----------                          ------------   -----------   ----------   -------------   ----------
                                                                (IN THOUSANDS)
YEAR ENDED FEBRUARY 3, 2001
Deducted from asset accounts:
  Allowance for returns and
     doubtful accounts.............     $3,599        $2,982        $  --         $2,253         $4,328
                                        ======        ======        =====         ======         ======
YEAR ENDED FEBRUARY 2, 2002
Deducted from asset accounts:
  Allowance for returns and
     doubtful accounts.............     $4,328        $1,840        $  --         $1,680         $4,488
                                        ======        ======        =====         ======         ======
YEAR ENDED FEBRUARY 1, 2003
Deducted from asset accounts:
  Allowance for returns and
     doubtful accounts.............     $4,488        $1,323        $  --         $1,586         $4,225
                                        ======        ======        =====         ======         ======

---------------

(a)  Primarily provisions for doubtful accounts.

(b) Primarily uncollectible accounts charged against the allowance provided therefor.

             ------------------------------------------------------
             ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BARNEYS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS


Prospectus Summary.....................    1
Risk Factors...........................   12
Forward Looking Statements.............   21
The Exchange Offer.....................   23
Use of Proceeds........................   30
Capitalization.........................   31
Selected Consolidated Financial Data...   32
Management's Discussion and Analysis of
  Financial............................   36
Business...............................   49
Management.............................   56
Principal Stockholders.................   62
Certain Relationships and Related
  Transactions.........................   65
Description of Other Indebtedness......   68
Description of the Registered Notes....   69
United States Federal Income Tax
  Consequences of the Exchange Offer...  117
Plan of Distribution...................  117
Legal Matters..........................  118
Experts................................  118
Index to Consolidated Financial
  Statements and Financial Statement
  Schedules............................  F-1


     UNTIL           , 2003 ALL DEALERS EFFECTING TRANSACTIONS IN THE OLD NOTES
OR THE REGISTERED NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------


                                 BARNEY'S, INC.

                             OFFER TO EXCHANGE ALL
                               OF THE OUTSTANDING
                           $106,000,000 9.000% SENIOR
                             SECURED NOTES DUE 2008

                                      FOR

                           $106,000,000 9.000% SENIOR
                             SECURED NOTES DUE 2008
                              REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                 August  , 2003


             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Barney's, Inc. ("Barneys") and Basco All-American Sportswear Corp. are each incorporated under the laws of the State of New York.

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

     The certificate of incorporation of Barneys provides that Barneys shall indemnify and hold harmless any officer and/or director made a party to an action or proceeding (other than one by or in the right of Barneys to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of Barneys, by reason of the fact that he, his testator or intestate, was a director or officer of Barneys, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employees benefit plan or other enterprise, joint venture, trust, employees benefit plan or other enterprise, not opposed to, the best interests of Barneys and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In an action by or in the right of Barneys to procure a judgment in its favor, against any person, such officer and/or director shall be indemnified and held harmless as set forth above, except that there shall be no indemnification in respect of (i) a threatened action, or pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to Barneys, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Barneys New York, Inc., BNY Licensing Corp., Barneys (NY) Lease Corp., Barneys (CA) Lease Corp., Barneys America, Inc. and Barneys America (Chicago) Lease Corp. (each a "Delaware Guarantor") are each incorporated under the laws of the State of Delaware.

     Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

     The certificate of incorporation of each Delaware Guarantor provides for the indemnification, to the fullest extent permitted by the DGCL, of all persons who may be indemnified by such Delaware Guarantor under the DGCL, which would include the directors, officers, employees and agents of such Delaware Guarantor. The indemnification provided by the certificate of incorporation does not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the by-laws, by agreement, vote of the stockholders or disinterested directors of such Delaware Guarantor or otherwise. As permitted by the DGCL, the certificate of incorporation of each Delaware Guarantor includes a provision to eliminate the personal liability of such Delaware Guarantor's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, but does not absolve directors of liability for (1) any breach of the directors' duty of loyalty to such Delaware Guarantor or its stockholders, (2) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstance and expressly sets forth a negligence standard with respect to such liability, or (4) any transaction from which the director derived an improper personal benefit.

     Each of the Registrants maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT                          NAME OF EXHIBIT
-------                          ---------------
 2.1       Second Amended Joint Plan of Reorganization for Barney's,
           Inc. and certain of its affiliates proposed by Whippoorwill
           Associates, Inc. ("Whippoorwill"), Bay Harbour Management
           L.C. ("Bay Harbour") and the Official Committee of Unsecured
           Creditors dated November 13, 1998 (the "Plan of
           Reorganization")(1)
 2.2       Supplement to the Plan of Reorganization dated December 8,
           1998(1)
 2.3       Second Supplement to the Plan of Reorganization dated
           December 16, 1998(1)
 3.1       Certificate of Incorporation of Barneys New York, Inc.
           ("Holdings"), filed with the Secretary of State of the State of Delaware on November 16, 1998(1)

EXHIBIT                          NAME OF EXHIBIT
-------                          ---------------
 3.2       Certificate of Designation for Series A Preferred Stock of
           Holdings filed with the Secretary of State of the State of
           Delaware on December 24, 1998(1)
 3.3       By-laws of Holdings(1)
 3.4*      Amended and Restated Certificate of Incorporation of
           Barney's, Inc.
 3.5*      By-laws, as amended, of Barney's, Inc.
 3.6*      Restated Certificate of Incorporation of Barneys America,
           Inc.
 3.7*      By-laws of Barneys America, Inc.
 3.8*      Certificate of Incorporation of Barneys (CA) Lease Corp.
 3.9*      By-laws of Barneys (CA) Lease Corp.
 3.10*     Certificate of Incorporation of Barneys (NY) Lease Corp.
 3.11*     By-laws of Barneys (NY) Lease Corp.
 3.12*     Amended and Restated Certificate of Incorporation of Basco
           All-American Sportswear Corp.
 3.13*     By-laws of Basco All-American Sportswear Corp.
 3.14*     Amended and Restated Certificate of Incorporation of BNY
           Licensing Corp.
 3.15*     By-laws of BNY Licensing Corp.
 3.16*     Certificate of Incorporation of Barneys America (Chicago)
           Lease Corp.
 3.17*     By-laws of Barneys America (Chicago) Lease Corp.
 4.1       Specimen of Holdings' Common Stock Certificate(1)
 4.2       Indenture, dated as of April 1, 2003, among Barney's, Inc.,
           Holdings, Barneys America, Inc., Barneys (CA) Lease Corp.,
           Barneys (NY) Lease Corp., Basco All-American Sportswear
           Corp., BNY Licensing Corp., Barneys America (Chicago) Lease
           Corp. and Wilmington Trust Company(2)
 4.3(a)    Form of Note (included in Exhibit 4.2 hereto)
 4.3(b)    Form of Note Guarantee (included in Exhibit 4.2 hereto)
 4.4       Registration Rights Agreement, dated April 1, 2003, by and among Holdings, Barney's, Inc., Barneys America, Inc.,
           Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
           All-American Sportswear Corp., BNY Licensing Corp., Barneys
           America (Chicago) Lease Corp. and Jefferies & Company,
           Inc.(2)
 4.5       Warrant Agreement, dated April 1, 2003, between Holdings and
           Wilmington Trust Company(2)
 4.6       Form of Warrant Certificate (included in Exhibit 4.5 hereto)
 4.7       Equity Registration Rights Agreement, dated April 1, 2003, by and between Holdings and Jefferies & Company, Inc.(2)
 4.8       Security Agreement, dated April 1, 2003, by and among
           Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
           Corp., Barneys (NY) Lease Corp., Basco All-American
           Sportswear Corp., BNY Licensing Corp., Barneys America
           (Chicago) Lease Corp. and Wilmington Trust Company(2)
 4.9       Security Agreement, dated April 1, 2003, by and between
           Holdings and Wilmington Trust Company(2)
 4.10      Pledge Agreement, dated as of April 1, 2003, by and among
           Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
           Corp., Barneys (NY) Lease Corp., Basco All-American
           Sportswear Corp., BNY Licensing Corp., Barneys America
           (Chicago) Lease Corp. and Wilmington Trust Company(2)
 4.11      Pledge Agreement, dated as of April 1, 2003, by and among
           Holdings and Wilmington Trust Company(2)

EXHIBIT                          NAME OF EXHIBIT
-------                          ---------------
 4.12      Intellectual Property Security Agreement, dated as of April
           1, 2003, by Barney's, Inc., Barneys America, Inc., Barneys
           (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
           All-American Sportswear Corp., BNY Licensing Corp., Barneys
           America (Chicago) Lease Corp. and Wilmington Trust
           Company(2)
 5.1*      Opinion of Weil, Gotshal & Manges LLP
10.1       Credit Agreement, among Barney's, Inc., Barneys (CA) Lease
           Corp., Barneys (NY) Lease Corp., Basco All-American
           Sportswear Corp., BNY Licensing Corp. and Barneys America
           (Chicago) Lease Corp., as Borrowers, the lenders party
           thereto, Citicorp USA, Inc. ("CUSA"), as Administrative
           Agent for such lenders, and General Electric Capital
           Corporation, as Documentation Agent (the "1999 Credit
           Agreement"), dated as of January 28, 1999(1)
10.2       First Amendment to the 1999 Credit Agreement dated as of
           March 23, 1999(1)
10.3       Second Amendment to the 1999 Credit Agreement dated as of
           June 2, 1999(3)
10.4       Third Amendment to the 1999 Credit Agreement dated as of
           November 30, 1999(4)
10.5       Fourth Amendment to the 1999 Credit Agreement dated as of
           March 17, 2000(6)
10.6       Fifth Amendment to the 1999 Credit Agreement dated as of
           March 30, 2001(9)
10.7       Sixth Amendment to the 1999 Credit Agreement dated as of
           December 12, 2001(8)
10.8       Guarantee by Holdings in favor of CUSA as the Administrative
           Agent dated as of January 28, 1999(1)
10.9       Security Agreement by Holdings in favor of CUSA as the
           Administrative Agent dated as of January 28, 1999(1)
10.10      Pledge Agreement by Holdings in favor of CUSA as the
           Administrative Agent dated as of January 28, 1999(1)
10.11      Pledge Agreement by Barney's, Inc. in favor of CUSA as the
           Administrative Agent dated as of January 28, 1999(1)
10.12      Security Agreement by Barney's, Inc. in favor of CUSA as the
           Administrative Agent dated as of January 28, 1999(1)
10.13      Trademark Security Agreement by Barney's, Inc. and BNY
           Licensing Corp. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.14      Cash Collateral Pledge Agreement by Barney's, Inc. in favor of CUSA as the Administrative Agent dated as of January 28,
           1999(1)
10.15      Pledge Agreement by Barneys America, Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.16      Security Agreement by Barneys America, Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.17      Security Agreement by PFP Fashions Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.18      Security Agreement by Barneys (CA) Lease Corp. in favor of
           CUSA as the Administrative Agent dated as of January 28,
           1999(1)
10.19      Security Agreement by Barneys (NY) Lease Corp. in favor of
           CUSA as the Administrative Agent dated as of January 28,
           1999(1)
10.20      Security Agreement by Basco All-American Sportswear Corp. in
           favor of CUSA as the Administrative Agent dated as of
           January 28, 1999(1)
10.21      Security Agreement by Barneys America (Chicago) Lease Corp.
           in favor of CUSA as the Administrative Agent dated as of
           January 28, 1999(1)
10.22      Security Agreement by BNY Licensing Corp. in favor of CUSA as Administrative Agent dated as of January 28, 1999(1)
10.23      Subordinated Note issued by Barney's, Inc. and payable to
           Isetan of America, Inc. ("Isetan") dated January 28, 1999
           (the "Isetan Note")(1)

EXHIBIT                          NAME OF EXHIBIT
-------                          ---------------
10.24      Guarantee by Holdings of the Isetan Note dated January 28,
           1999(1)
10.25      Subordinated Note issued by Barney's, Inc. and payable to
           Bi-Equipment Lessors LLC, dated January 28, 1999 (the
           "Bi-Equipment Lessors Note")(1)
10.26      Guarantee by Holdings of the Bi-Equipment Lessors Note dated as of January 28, 1999(1)
10.27      Security Agreement by Barney's, Inc. in favor of
           Bi-Equipment Lessors LLC dated as of January 28, 1999(1)
10.28      License Agreement among Barney's, Inc., BNY Licensing Corp.
           and Barneys Japan Co. Ltd. dated as of January 28, 1999(1)
10.29      Stock Option Plan for Non-Employee Directors effective as of
           March 11, 1999(1)
10.30      Employee Stock Option Plan(7)
10.31      Registration Rights Agreement by and among Holdings and the
           Holders party thereto dated as of January 28, 1999 (the
           "Registration Rights Agreement")(1)
10.32      Amendment No. 1 dated as of February 1, 2000, to the
           Registration Rights Agreement(4)
10.33      Letter Agreement, dated January 28, 1999, among Bay Harbour,
           Whippoorwill, Isetan and Holdings(5)
10.34      Employment Agreement between Holdings and Howard Socol
           effective as of January 8, 2001(9)
10.35      First Amendment to Employment Agreement, effective as of
           January 10, 2003, between Holdings and Howard Socol(2)
10.36      Registration Rights Agreement between Holdings and Howard
           Socol dated as of January 8, 2001(9)
10.37      Restricted Stock Award Agreement, dated February 2, 2003,
           between Holdings and Howard Socol(2)
10.38      Option Award Agreement, dated January 8, 2001, between
           Holdings and Howard Socol(2)
10.39      Credit Agreement, among Barney's Inc., Barneys America,
           Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp.,
           Basco All-American Sportswear Corp., BNY Licensing Corp. and
           Barneys America (Chicago) Lease Corp., as Borrowers, the
           Lenders party thereto, and General Electric Capital
           Corporation, as the Administrative Agent for such lenders
           ("GE Capital"), dated as of July 15, 2002 (the "2002 Credit
           Agreement")(10)
10.40      Guaranty by Holdings in favor of GE Capital, dated as of
           July 15, 2002(10)
10.41      Security Agreement by the Borrowers under the 2002 Credit
           Agreement, in favor of GE Capital, dated as of July 15,
           2002(10)
10.42      Pledge Agreement by the Borrowers under the 2002 Credit
           Agreement, in favor of GE Capital, dated as of July 15,
           2002(10)
10.43      Security Agreement by Holdings in favor of GE Capital, dated as of July 15, 2002(10)
10.44      Pledge Agreement by Holdings in favor of GE Capital, dated as of July 15, 2002(10)
10.45      Intellectual Property Security Agreement by the Borrowers
           under the 2002 Credit Agreement, in favor of GE Capital,
           dated as of July 15, 2002(10)
10.46      First Amendment, dated as of April 1, 2003, to Security
           Agreement by the Borrowers under the 2002 Credit Agreement, in favor of GE Capital(2)
10.47      Purchase Agreement, dated March 26, 2003, by and among
           Holdings, Barney's, Inc., Barneys America, Inc., Barneys
           (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
           All-American Sportswear Corp., BNY Licensing Corp., Barneys
           America (Chicago) Lease Corp. and Jefferies & Company,
           Inc.(2)
10.48      Restated Credit Agreement, dated as of April 1, 2003, among
           Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
           Corp., Barneys (NY) Lease Corp., Basco All-American
           Sportswear Corp., BNY Licensing Corp., and Barneys America
           (Chicago) Lease Corp., as borrowers, the institutions party thereto from time to time as lenders, and General Electric
           Capital Corporation, for itself, as Lender, and as the
           Administrative Agent for such lenders(2)

EXHIBIT                          NAME OF EXHIBIT
-------                          ---------------
10.49      Omnibus Amendment and Confirmation of Collateral Documents,
           dated as of April 1, 2003, by and among Holdings, Barney's,
           Inc., Barneys America, Inc., Barneys (CA) Lease Corp.,
           Barneys (NY) Lease Corp., Basco All-American Sportswear
           Corp., BNY Licensing Corp., and Barneys America (Chicago)
           Lease Corp., and General Electric Capital Corporation, as
           administrative agent for the lenders(2)
10.50      First Amendment to License Agreement, dated as of February
           5, 2003, by and between Barney's, Inc., BNY Licensing Corp.
           and Barneys Japan Co., Ltd.(2)
12.1+      Statement re Computation of Ratios
21         Subsidiaries of the Registrant(2)
23.1*      Consent of Independent Auditors
23.2*      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
           5.1)
24+        Power of Attorney
25.1+      Statement of Eligibility of Trustee
99.1*      Form of Letter of Transmittal
99.2*      Form of Notice of Guaranteed Delivery
99.3*      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees
99.4*      Form of Letter to Clients


---------------


  *  Filed with this Amendment No. 1.



  +  Previously filed.


 (1) Incorporated by reference to Holdings' Registration Statement on Form 10 (the "Form 10") filed with the Securities and Exchange Commission (the "Commission") on June 1, 1999.

 (2) Incorporated by reference to Holdings' Annual Report on Form 10-K for the year ended February 1, 2003.

 (3) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended May 1, 1999.

 (4) Incorporated by reference to Amendment No. 2 to the Form 10 filed with the Commission on February 15, 2000.

 (5) Incorporated by reference to Amendment No. 1 to the Form 10 filed with the Commission on October 13, 1999.

 (6) Incorporated by reference to Amendment No. 3 to the Form 10 filed with the Commission on April 21, 2000.

 (7) Incorporated by reference to Exhibit A to the Proxy Statement of Holdings for its annual meeting of Stockholders held on June 27, 2000.

 (8) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended November 3, 2001.

 (9) Incorporated by reference to Holdings' Annual Report on Form 10-K for the year ended February 3, 2001.

(10) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended August 3, 2002.

     (b) Financial Statement Schedules

Schedule I   Condensed Financial Information of Barneys New York, Inc.
Schedule II  Valuation and Qualifying Accounts

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) Each undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-106639 statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEY'S, INC.


                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman
                                            Title:   Executive Vice President
                                                     and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                                        Director                August 25, 2003
 ------------------------------------------------
               Shelley F. Greenhaus


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                  Yasuo Okamoto


                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                Steven A. Van Dyke


              /s/ STEVEN M. FELDMAN                    Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)


 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-106639 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEYS NEW YORK, INC.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------

                                              Name: Steven M. Feldman
                                            Title:   Executive Vice President
                                                     and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                                        Director                August 25, 2003
 ------------------------------------------------
               Shelley F. Greenhaus


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                   John Halpern


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                  Yasuo Okamoto


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                Allen I. Questrom


                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                 Carl Spielvogel


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               Robert J. Tarr, Jr.


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                        *                                        Director                August 25, 2003
 ------------------------------------------------
                Steven A. Van Dyke

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----


              /s/ STEVEN M. FELDMAN                    Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)


 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-106639 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEYS AMERICA, INC.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman

                                            Title:  Executive Vice President and

                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                                                       Executive Vice President and      August 25, 2003
              /s/ STEVEN M. FELDMAN                       Chief Financial Officer
 ------------------------------------------------        (Principal Financial and
                Steven M. Feldman                           Accounting Officer)


 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEYS AMERICA (CHICAGO) LEASE CORP.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman

                                            Title:  Executive Vice President and

                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


              /s/ STEVEN M. FELDMAN                    Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)

 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BNY LICENSING CORP.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman
                                            Title:  Executive Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                        *                              Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)

 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEYS (CA) LEASE CORP.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman
                                            Title:  Executive Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                        *                              Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)

 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BARNEYS (NY) LEASE CORP.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman
                                            Title:  Executive Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

                        *                               Chairman, President, Chief       August 25, 2003
 ------------------------------------------------     Executive Officer and Director
                   Howard Socol


                        *                                        Director                August 25, 2003
 ------------------------------------------------
               David A. Strumwasser


                        *                                        Director                August 25, 2003
 ------------------------------------------------
              Douglas P. Teitelbaum


                        *                              Executive Vice President and      August 25, 2003
 ------------------------------------------------         Chief Financial Officer
                Steven M. Feldman                        (Principal Financial and
                                                            Accounting Officer)

 *By              /s/ STEVEN M. FELDMAN
        ------------------------------------------
                    Steven M. Feldman
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2003.


                                          BASCO ALL-AMERICAN SPORTSWEAR CORP.

                                          By:     /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                            Name: Steven M. Feldman
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                              Chairman, President, Chief      August 25, 2003
---------------------------------------------------   Executive Officer and Director
                   Howard Socol


                         *                                       Director               August 25, 2003
---------------------------------------------------
               David A. Strumwasser


                         *                                       Director               August 25, 2003
---------------------------------------------------
               Douglas P. Teitelbaum


                         *                             Executive Vice President and     August 25, 2003
---------------------------------------------------       Chief Financial Officer
                 Steven M. Feldman                       (Principal Financial and
                                                            Accounting Officer)

 *By               /s/ STEVEN M. FELDMAN
         ------------------------------------------
                     Steven M. Feldman
                      Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                         NAME OF EXHIBIT
-------                         ---------------
 2.1      Second Amended Joint Plan of Reorganization for Barney's,
          Inc. and certain of its affiliates proposed by Whippoorwill
          Associates, Inc. ("Whippoorwill"), Bay Harbour Management
          L.C. ("Bay Harbour") and the Official Committee of Unsecured
          Creditors dated November 13, 1998 (the "Plan of
          Reorganization")(1)
 2.2      Supplement to the Plan of Reorganization dated December 8,
          1998(1)
 2.3      Second Supplement to the Plan of Reorganization dated
          December 16, 1998(1)
 3.1      Certificate of Incorporation of Barneys New York, Inc.
          ("Holdings"), filed with the Secretary of State of the State of Delaware on November 16, 1998(1)
 3.2      Certificate of Designation for Series A Preferred Stock of
          Holdings filed with the Secretary of State of the State of
          Delaware on December 24, 1998(1)
 3.3      By-laws of Holdings(1)
 3.4*     Amended and Restated Certificate of Incorporation of
          Barney's, Inc.
 3.5*     By-laws, as amended, of Barney's, Inc.
 3.6*     Restated Certificate of Incorporation of Barneys America,
          Inc.,
 3.7*     By-laws of Barneys America, Inc.
 3.8*     Certificate of Incorporation of Barneys (CA) Lease Corp.
 3.9*     By-laws of Barneys (CA) Lease Corp.
 3.10*    Certificate of Incorporation of Barneys (NY) Lease Corp.
 3.11*    By-laws of Barneys (NY) Lease Corp.
 3.12*    Amended and Restated Certificate of Incorporation of Basco
          All-American Sportswear Corp.
 3.13*    By-laws of Basco All-American Sportswear Corp.
 3.14*    Amended and Restated Certificate of Incorporation of BNY
          Licensing Corp.
 3.15*    By-laws of BNY Licensing Corp.
 3.16*    Certificate of Incorporation of Barneys America (Chicago)
          Lease Corp.
 3.17*    By-laws of Barneys America (Chicago) Lease Corp.
 4.1      Specimen of Holdings' Common Stock Certificate(1)
 4.2      Indenture, dated as of April 1, 2003, among Barney's, Inc.,
          Holdings, Barneys America, Inc., Barneys (CA) Lease Corp.,
          Barneys (NY) Lease Corp., Basco All-American Sportswear
          Corp., BNY Licensing Corp., Barneys America (Chicago) Lease
          Corp. and Wilmington Trust Company(2)
 4.3(a)   Form of Note (included in Exhibit 4.2 hereto)
 4.3(b)   Form of Note Guarantee (included in Exhibit 4.2 hereto)
 4.4      Registration Rights Agreement, dated April 1, 2003, by and among Holdings, Barney's, Inc., Barneys America, Inc.,
          Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
          All-American Sportswear Corp., BNY Licensing Corp., Barneys
          America (Chicago) Lease Corp. and Jefferies & Company,
          Inc.(2)
 4.5      Warrant Agreement, dated April 1, 2003, between Holdings and
          Wilmington Trust Company(2)
 4.6      Form of Warrant Certificate (included in Exhibit 4.5 hereto)
 4.7      Equity Registration Rights Agreement, dated April 1, 2003, by and between Holdings and Jefferies & Company, Inc.(2)
 4.8      Security Agreement, dated April 1, 2003, by and among
          Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
          Corp., Barneys (NY) Lease Corp., Basco All-American
          Sportswear Corp., BNY Licensing Corp., Barneys America
          (Chicago) Lease Corp. and Wilmington Trust Company(2)
 4.9      Security Agreement, dated April 1, 2003, by and between
          Holdings and Wilmington Trust Company(2)

EXHIBIT                         NAME OF EXHIBIT
-------                         ---------------
 4.10     Pledge Agreement, dated as of April 1, 2003, by and among
          Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
          Corp., Barneys (NY) Lease Corp., Basco All-American
          Sportswear Corp., BNY Licensing Corp., Barneys America
          (Chicago) Lease Corp. and Wilmington Trust Company(2)
 4.11     Pledge Agreement, dated as of April 1, 2003, by and among
          Holdings and Wilmington Trust Company(2)
 4.12     Intellectual Property Security Agreement, dated as of April
          1, 2003, by Barney's, Inc., Barneys America, Inc., Barneys
          (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
          All-American Sportswear Corp., BNY Licensing Corp., Barneys
          America (Chicago) Lease Corp. and Wilmington Trust
          Company(2)
 5.1*     Opinion of Weil, Gotshal & Manges LLP
10.1      Credit Agreement, among Barney's, Inc., Barneys (CA) Lease
          Corp., Barneys (NY) Lease Corp., Basco All-American
          Sportswear Corp., BNY Licensing Corp. and Barneys America
          (Chicago) Lease Corp., as Borrowers, the lenders party
          thereto, Citicorp USA, Inc. ("CUSA"), as Administrative
          Agent for such lenders, and General Electric Capital
          Corporation, as Documentation Agent (the "1999 Credit
          Agreement"), dated as of January 28, 1999(1)
10.2      First Amendment to the 1999 Credit Agreement dated as of
          March 23, 1999(1)
10.3      Second Amendment to the 1999 Credit Agreement dated as of
          June 2, 1999(3)
10.4      Third Amendment to the 1999 Credit Agreement dated as of
          November 30, 1999(4)
10.5      Fourth Amendment to the 1999 Credit Agreement dated as of
          March 17, 2000(6)
10.6      Fifth Amendment to the 1999 Credit Agreement dated as of
          March 30, 2001(9)
10.7      Sixth Amendment to the 1999 Credit Agreement dated as of
          December 12, 2001(8)
10.8      Guarantee by Holdings in favor of CUSA as the Administrative
          Agent dated as of January 28, 1999(1)
10.9      Security Agreement by Holdings in favor of CUSA as the
          Administrative Agent dated as of January 28, 1999(1)
10.10     Pledge Agreement by Holdings in favor of CUSA as the
          Administrative Agent dated as of January 28, 1999(1)
10.11     Pledge Agreement by Barney's, Inc. in favor of CUSA as the
          Administrative Agent dated as of January 28, 1999(1)
10.12     Security Agreement by Barney's, Inc. in favor of CUSA as the
          Administrative Agent dated as of January 28, 1999(1)
10.13     Trademark Security Agreement by Barney's, Inc. and BNY
          Licensing Corp. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.14     Cash Collateral Pledge Agreement by Barney's, Inc. in favor of CUSA as the Administrative Agent dated as of January 28,
          1999(1)
10.15     Pledge Agreement by Barneys America, Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.16     Security Agreement by Barneys America, Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.17     Security Agreement by PFP Fashions Inc. in favor of CUSA as the Administrative Agent dated as of January 28, 1999(1)
10.18     Security Agreement by Barneys (CA) Lease Corp. in favor of
          CUSA as the Administrative Agent dated as of January 28,
          1999(1)
10.19     Security Agreement by Barneys (NY) Lease Corp. in favor of
          CUSA as the Administrative Agent dated as of January 28,
          1999(1)
10.20     Security Agreement by Basco All-American Sportswear Corp. in
          favor of CUSA as the Administrative Agent dated as of
          January 28, 1999(1)
10.21     Security Agreement by Barneys America (Chicago) Lease Corp.
          in favor of CUSA as the Administrative Agent dated as of
          January 28, 1999(1)

EXHIBIT                         NAME OF EXHIBIT
-------                         ---------------
10.22     Security Agreement by BNY Licensing Corp. in favor of CUSA as Administrative Agent dated as of January 28, 1999(1)
10.23     Subordinated Note issued by Barney's, Inc. and payable to
          Isetan of America, Inc. ("Isetan") dated January 28, 1999
          (the "Isetan Note")(1)
10.24     Guarantee by Holdings of the Isetan Note dated January 28,
          1999(1)
10.25     Subordinated Note issued by Barney's, Inc. and payable to
          Bi-Equipment Lessors LLC, dated January 28, 1999 (the
          "Bi-Equipment Lessors Note")(1)
10.26     Guarantee by Holdings of the Bi-Equipment Lessors Note dated as of January 28, 1999(1)
10.27     Security Agreement by Barney's, Inc. in favor of
          Bi-Equipment Lessors LLC dated as of January 28, 1999(1)
10.28     License Agreement among Barney's, Inc., BNY Licensing Corp.
          and Barneys Japan Co. Ltd. dated as of January 28, 1999(1)
10.29     Stock Option Plan for Non-Employee Directors effective as of
          March 11, 1999(1)
10.30     Employee Stock Option Plan(7)
10.31     Registration Rights Agreement by and among Holdings and the
          Holders party thereto dated as of January 28, 1999 (the
          "Registration Rights Agreement")(1)
10.32     Amendment No. 1 dated as of February 1, 2000, to the
          Registration Rights Agreement(4)
10.33     Letter Agreement, dated January 28, 1999, among Bay Harbour,
          Whippoorwill, Isetan and Holdings(5)
10.34     Employment Agreement between Holdings and Howard Socol
          effective as of January 8, 2001(9)
10.35     First Amendment to Employment Agreement, effective as of
          January 10, 2003, between Holdings and Howard Socol(2)
10.36     Registration Rights Agreement between Holdings and Howard
          Socol dated as of January 8, 2001(9)
10.37     Restricted Stock Award Agreement, dated February 2, 2003,
          between Holdings and Howard Socol(2)
10.38     Option Award Agreement, dated January 8, 2001, between
          Holdings and Howard Socol(2)
10.39     Credit Agreement, among Barney's Inc., Barneys America,
          Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp.,
          Basco All-American Sportswear Corp., BNY Licensing Corp. and
          Barneys America (Chicago) Lease Corp., as Borrowers, the
          Lenders party thereto, and General Electric Capital
          Corporation, as the Administrative Agent for such lenders
          ("GE Capital"), dated as of July 15, 2002 (the "2002 Credit
          Agreement")(10)
10.40     Guaranty by Holdings in favor of GE Capital, dated as of
          July 15, 2002(10)
10.41     Security Agreement by the Borrowers under the 2002 Credit
          Agreement, in favor of GE Capital, dated as of July 15,
          2002(10)
10.42     Pledge Agreement by the Borrowers under the 2002 Credit
          Agreement, in favor of GE Capital, dated as of July 15,
          2002(10)
10.43     Security Agreement by Holdings in favor of GE Capital, dated as of July 15, 2002(10)
10.44     Pledge Agreement by Holdings in favor of GE Capital, dated as of July 15, 2002(10)
10.45     Intellectual Property Security Agreement by the Borrowers
          under the 2002 Credit Agreement, in favor of GE Capital,
          dated as of July 15, 2002(10)
10.46     First Amendment, dated as of April 1, 2003, to Security
          Agreement by the Borrowers under the 2002 Credit Agreement, in favor of GE Capital(2)
10.47     Purchase Agreement, dated March 26, 2003, by and among
          Holdings, Barney's, Inc., Barneys America, Inc., Barneys
          (CA) Lease Corp., Barneys (NY) Lease Corp., Basco
          All-American Sportswear Corp., BNY Licensing Corp., Barneys
          America (Chicago) Lease Corp. and Jefferies & Company,
          Inc.(2)

EXHIBIT                         NAME OF EXHIBIT
-------                         ---------------
10.48     Restated Credit Agreement, dated as of April 1, 2003, among
          Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease
          Corp., Barneys (NY) Lease Corp., Basco All-American
          Sportswear Corp., BNY Licensing Corp., and Barneys America
          (Chicago) Lease Corp., as borrowers, the institutions party thereto from time to time as lenders, and General Electric
          Capital Corporation, for itself, as Lender, and as the
          Administrative Agent for such lenders(2)
10.49     Omnibus Amendment and Confirmation of Collateral Documents,
          dated as of April 1, 2003, by and among Holdings, Barney's,
          Inc., Barneys America, Inc., Barneys (CA) Lease Corp.,
          Barneys (NY) Lease Corp., Basco All-American Sportswear
          Corp., BNY Licensing Corp., and Barneys America (Chicago)
          Lease Corp., and General Electric Capital Corporation, as
          administrative agent for the lenders(2)
10.50     First Amendment to License Agreement, dated as of February
          5, 2003, by and between Barney's, Inc., BNY Licensing Corp.
          and Barneys Japan Co., Ltd.(2)
12.1+     Statement re Computation of Ratios
21        Subsidiaries of the Registrant(2)
23.1*     Consent of Independent Auditors
23.2*     Consent of Weil, Gotshal & Manges LLP (included in Exhibit
          5.1)
24+       Power of Attorney
25.1+     Statement of Eligibility of Trustee
99.1*     Form of Letter of Transmittal
99.2*     Form of Notice of Guaranteed Delivery
99.3*     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees
99.4*     Form of Letter to Clients


---------------


  *  Filed with this Amendment No. 1.



  +  Previously filed.


 (1) Incorporated by reference to Holdings' Registration Statement on Form 10 (the "Form 10") filed with the Securities and Exchange Commission (the "Commission") on June 1, 1999.

 (2) Incorporated by reference to Holdings' Annual Report on Form 10-K for the year ended February 1, 2003.

 (3) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended May 1, 1999.

 (4) Incorporated by reference to Amendment No. 2 to the Form 10 filed with the Commission on February 15, 2000.

 (5) Incorporated by reference to Amendment No. 1 to the Form 10 filed with the Commission on October 13, 1999.

 (6) Incorporated by reference to Amendment No. 3 to the Form 10 filed with the Commission on April 21, 2000.

 (7) Incorporated by reference to Exhibit A to the Proxy Statement of Holdings for its annual meeting of Stockholders held on June 27, 2000.

 (8) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended November 3, 2001.

 (9) Incorporated by reference to Holdings' Annual Report on Form 10-K for the year ended February 3, 2001.

(10) Incorporated by reference to Holdings' Quarterly Report on Form 10-Q for the quarter ended August 3, 2002.